As filed with the U.S. Securities and Exchange Commission on July 30, 2025.

Registration No. 333-282874

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

AMENDMENT NO. 1
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

Transten Global Group Limited
(Exact name of registrant as specified in its charter)

____________________

Cayman Islands	4731	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 1805, Qianhai Xiangbin Building,
No.18 Zimao West Street
Nanshan District, Shenzhen
The People’s Republic of China

+86-75526663233
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

With a copy to:

Ying Li, Esq. Guillaume de Sampigny, Esq., Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 +1 (212) 530-2206	Steve Lin, Esq. Han Kun Law Offices LLP Rooms 4301-10, 43/F., Gloucester Tower The Landmark 15 Queen’s Road Central Hong Kong +852 2820 5600

____________________

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

____________

†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED JULY 30, 2025

[•] Class A Ordinary Shares

Transten Global Group Limited

This is an initial public offering of our Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”). Prior to this offering, there has been no public market for our Class A Ordinary Shares. We expect the initial public offering price of our Class A Ordinary Shares to be in the range of $[    ] to $[    ] per share. The offering is being made on a “firm commitment” basis by the underwriters. See “Underwriting.”

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to 10 votes per one Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis, and shall be automatically converted into Class A Ordinary Shares upon the holder of the Class B Ordinary Shares transferring to any person which is not an affiliate of such holder.

We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”) and have reserved the symbol “TTG” for purposes of listing our Class A Ordinary Shares on Nasdaq. At this time, Nasdaq has not yet approved our application to list our Class A Ordinary Shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on Nasdaq.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 17 to read about factors you should consider before buying our Class A Ordinary Shares.

Unless otherwise stated, as used in this prospectus, the terms “we”, “us”, “our”, “Transten Global”, “our Company,” and the “Company” refer to Transten Global Group Limited, a Cayman Islands exempted company; “Transten International” refers to Transten International Limited, a company formed under the laws of Hong Kong, which is wholly owned by SHING TIN INTERNATIONAL LTD, a wholly owned subsidiary of Transten Global.; “WFOE” refers to Chengtian Linghang Crossborder Supply Chain (Shenzhen) Co,. Ltd., a PRC corporation and wholly owned subsidiary of Transten International; “Jiyun Investment” refers to Guangdong Jiyun Investment Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (the “PRC” or “China”), which is wholly owned by WFOE; “JY Cloud Warehouse” refers to JY Cloud Warehouse Technology (Shenzhen) Co., Ltd, a PRC corporation and wholly owned subsidiary of Jiyun Investment; “Chengtian Technology” refers to Chengtian Technology Intelligent Logistics (Shenzhen) Co., Ltd, a PRC corporation and wholly owned subsidiary of Jiyun Investment; “Chengtian International” refers to Chengtian International Supply Chain (Shenzhen) Co., Ltd, a PRC corporation and wholly owned subsidiary of Jiyun Investment; “Chengtian Zhongshan” refers to Chengtian

Supply Chain Management (Zhongshan) Co., Ltd, a PRC corporation formed on June 25, 2024 and wholly owned subsidiary of Chengtian International; “UDEL Shenzhen” refers to Udel Supply Chain (Shenzhen) Co., LTD, a PRC corporation and subsidiary of Jiyun Investment; “Shuncang” refers to Shuncang Technology (Shenzhen) Co., Ltd., a PRC corporation and wholly owned subsidiary of Jiyun Investment; “Shuncang Consolidation” refers to Shuncang (ShenZhen) Consolidation Supply Chain Co., Ltd, a PRC corporation and subsidiary of Shuncang; and “PRC operating entities” refers to all our operating entities in the PRC, namely Jiyun Investment, Chengtian Technology, Chengtian International, Chengtian Zhongshan, JY Cloud Warehouse, UDEL Shenzhen, Shuncang, and Shuncang Consolidation; “UDEL HK” refers to UDEL GLOBAL EXPRESS LIMITED, a company formed under the laws of Hong Kong, which is wholly owned by CBD COPARTNER A LTD., a wholly owned subsidiary of Transten International; “724 HK” refers to HONG KONG 724 Clear Limited, a company formed under the laws of Hong Kong, which is wholly owned by UDEL HK; “UDEL US” refers to UDEL Express US Limited, a company formed under the laws of Hong Kong, which is wholly owned by UDEL HK; “UDEL EU” refers to UDEL Express EU Limited, a company formed under the laws of Hong Kong, which is wholly owned by UDEL HK; “UDEL AU” refers to UDEL Express AU Limited, a company formed under the laws of Hong Kong, which is 60% owned by UDEL HK; “UDEL UK” refers to Udel Express Ltd., a company formed under the laws of England and Wales, which is wholly owned by UDEL HK; “UDEL Australia” refers to Udel Express Pty. Ltd., a company formed under the laws of Australia, which is wholly owned by UDEL AU; “TRANSTEN SG” refers to TRANSTEN SG PTE. LTD., a company formed under the laws of Singapore as a wholly owned subsidiary of Transten International; and “operating entities” refer to, collectively, UDEL UK, UDEL Australia, TRANSTEN SG, and the PRC operating entities. UDEL Australia and TRANSTEN SG currently have minimal operating activities.

Investors are cautioned that you are purchasing equity interests in a Cayman Islands holding company with operations conducted in mainland China, the UK, and Australia by its subsidiaries.

We are a holding company incorporated in the Cayman Islands with no operations of our own and not a Chinese operating company. We conduct the majority of our operations through the PRC operating entities established in the PRC and the rest of our operations through UDEL UK in the UK, TRANSTEN SG in Singapore, and UDEL Australia in Australia. The Class A Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company and not shares of the PRC operating entities. Holders of our Class A Ordinary Shares do not directly own any equity interests in the PRC operating entities but will instead own shares of a Cayman Islands holding company. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material adverse change in our operations and/or a material adverse change in the value of our Class A Ordinary Shares, including that it could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Relating to Doing Business in the PRC — Chinese regulatory authorities could disallow our holding company structure, which may result in a material adverse change in our operations and/or a material adverse change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.”

Since our business is subject to various government regulations and regulatory requirements in the PRC, if we cannot comply with existing and newly adopted laws and regulations from time to time, we will be subject to certain legal and operational risks associated with having a substantial majority of our operations in China. The PRC government has authority to exert influence on the current business operations of our PRC operating entities subject to certain Mainland PRC laws and regulations. Therefore, investors of the Company may face potential changes resulting from PRC regulatory authorities. Changes in China’s economic, legal, or social conditions or government policies may result in material adverse changes in the operations of our PRC operating entities, depreciation of the value of the Class A Ordinary Shares, or a hindrance to our ability to offer, or continue to offer, our securities to investors. Our performance is affected by China’s economy, which, in turn, is influenced by the global economy. The uncertainties relating to the global economy as well as the political environment in various regions of the world can also possibly impact China’s economy. We are unable to predict all the risks that we face as a result of current economic and regulatory developments and many of these risks are beyond our control. All such factors may materially and adversely affect our business and operations as well as our financial performance. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. As of the date of this prospectus, neither we nor any of our PRC operating entities has been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. The Cybersecurity Review Measures became effective on

February 15, 2022. We are not subject to cybersecurity review with the Cyberspace Administration of China, or CAC, since we currently do not have over one million users’ personal information and we do not anticipate that we will carry out data processing activities that affect or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. However, since these statements and regulatory actions are new, we are not sure how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. exchange or other foreign exchange. See “Risk Factors — Risks Related to Doing Business in the PRC — We are not sure what the impact of the CAC’s increasing oversight over data security will be, particularly for companies with substantial China operations seeking to list on a foreign stock exchange.”

Recent statements by the PRC government have indicated an intent to impose more oversight and supervision over offerings conducted overseas and/or foreign investment in China-based issuers. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”), promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which came into force on March 31, 2023. On the same date, the CSRC circulated Supporting Guidance Rules No. 1 through No. 5, Notes on the Trial Administrative Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises (the “Notice”) and relevant CSRC Answers to Reporter Questions, or collectively, the Guidance Rules and Notice, on CSRC’s official website. The Trial Administrative Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. The Trial Administrative Measures, together with the Guidance Rules and Notice, impose requirements for the overseas securities offering and listing by domestic enterprises, and clarified and emphasized several aspects, which include, but are not limited to: (i) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and, particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for or by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in mainland China; (ii) exemptions from immediate filing requirements for issuers that have already been listed overseas, prior to the date of implementation of the Trial Administrative Measures, or meet the following circumstances at the same time: a) whose application for indirect overseas offering and listing has been approved by the overseas regulators or overseas stock exchanges (for example, the effectiveness of a registration statement for offering and listing in the U.S. has been obtained), and b) are not required to re-perform the regulatory procedures with the relevant overseas regulator or overseas stock exchanges, and c) whose overseas offering or listing shall be completed before September 30, 2023, but such issuers shall still be subject to filing procedures if they conduct refinancing or any other filing matters; (iii) a negative list of types of issuers banned from listing or offering overseas, such as issuers under investigation for crimes or major violations of the law, or whose overseas offering and listing may endanger national security, or whose controlling shareholders have been recently convicted of bribery and corruption; (iv) issuers’ compliance with foreign investment, network security, data security, and other national security laws, regulations and relevant provisions; (v) issuers’ filing and reporting obligations, such as obligation to file with the CSRC after it submits an application for initial public offering to competent overseas regulators, and obligation to file with the CSRC after it completes subsequent offerings in the same overseas market and to report to the CSRC on material events including change of control or voluntary or mandatory delisting of the issuer; and (vi) the CSRC’s authority to fine both issuers and their relevant shareholders for failure to comply with the Trial Administrative Measures, including failure to comply with the filing procedures or filing with materials on false, misleading statements or material omissions. Specifically, pursuant to the Trial Administrative Measures, we are required to file with the CSRC within three business days after submitting the application documents for offering and listing in the U.S. As the Trial Administrative Measures are newly issued, there remains possible changes regarding their interpretation and implementation on its enforcement. Therefore, we cannot assure you that we will be able to complete the filings for this offering and any future offerings and fully comply with the relevant new rules on a timely basis, if at all. As of the date of this prospectus, we have not completed the filing procedures with the CSRC. See “Risk Factors — Risks Related to Doing Business in the PRC — The approval, filing, or other procedures of the CSRC or other PRC regulatory authorities may be required in connection with this offering under Mainland PRC laws, regulations, and rules.”

As of the date of this prospectus, neither we nor our PRC operating entities have received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC regulatory authority. Since these statements and regulatory actions are newly published, we are not sure what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on an U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate new laws, regulations, or implement new rules that require us, or our subsidiaries to obtain regulatory approval from or complete filing or record procedures with Chinese authorities before listing in the U.S., apart from the filing with the CSRC per the requirements of the Trial Administrative Measures. If we do not receive or maintain the approval, filing or records or erroneously conclude that such approval, filing or records is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval, filing or records in the future, apart from the filing with the CSRC per the requirements of the Trial Administrative Measures, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”), if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years, as amended by the Consolidated Appropriations Act. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. Our auditor, Marcum Asia CPAs LLP, is headquartered in New York, and has been inspected by the PCAOB on a regular basis. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited.

Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. See “Risk Factors — Risks Relating to Doing Business in the PRC — Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, Transten International. Transten International will rely on payments made from WFOE, which will in turn rely on payments made from Jiyun Investment as dividends. However, as the PRC government imposes administration on currency conversion, it has the authority to conduct exchange transfer reviews, subject to relevant Mainland PRC laws and regulations, which may impose certain limitations on the ability to transfer cash between our Company, our subsidiaries, and our investors, primarily as follows: (i) we may be restricted from injecting capital or providing loans to the PRC operating entities, which may adversely affect the operations of our PRC operating entities; (ii) our PRC operating entities may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC operating entities, it may adversely impact any dividends distribution to investors. See “Risk Factors — Risks Relating to Doing Business in the PRC — PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject the PRC operating entities to liability or penalties, limit our ability to inject capital into our PRC operating entities, limit our PRC operating entities’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us,” “Risk Factors — Risks Relating to Doing Business in the PRC — PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC operating entities and thereby prevent us from funding our business” and “Risk Factors — Risks Relating to Doing Business in the PRC — Governmental administrative management of currency conversion may affect the value of your investment and our payment of Dividends.” Further, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to the restrictions and/or limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash or assets. There is no assurance the Mainland PRC laws and regulations will not influence the ability of our Company or our subsidiaries to transfer cash or assets.

Cash flows have not occurred between our Cayman Islands holding company and its subsidiaries, but from time to time, cash may be transferred among the Company’s subsidiaries as intercompany cash transfers.

For the fiscal year ended December 31, 2023, (i) Chengtian International transferred cash in the amount of GBP230,800 (US$296,456.83) to UDEL UK, (ii) UDEL Shenzhen transferred cash in the amount of GBP$20,000 (US$25,689.5) to UDEL UK, and (iii) Chengtian International transferred cash in the amount of AUD120,000 (US$79,499) to UDEL Australia.

For the fiscal year ended December 31, 2024, (i) Chengtian International transferred cash in the amount of HKD201,200 (US$25,364.12) to Transten International, (ii) Chengtian International transferred cash in the amount of HKD10,000 (US$1,287.35) to TRANSTEN SG, (iii) Chengtian International transferred cash in the amount of AUD40,609 (US$26,977.18) to UDEL Australia, and (iv) TRANSTEN SG transferred cash in the amount of RMB3,193,000 (US$444,187.86) to Chengtian International.

From January 1, 2025 to the date of this prospectus, (i) Chengtian International transferred cash in the amount of USD410 and HKD 2,310 (US$294.10) to Transten International, and (ii) TRANSTEN SG transferred cash in the amount of RMB2,057,004.6 (US$444,187.86) to Chengtian International.

We currently do not have formal cash management policies dictating how funds are transferred between Transten Global Group Limited, our subsidiaries, and investors, including potential U.S. investors. Transfers of funds are carried out in accordance with applicable laws and regulations. See “Prospectus Summary — Asset Transfers Between Our Company and Our Subsidiaries,” “Prospectus Summary — Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences,” and our audited consolidated financial statements for the fiscal years ended December 31, 2023 and 2024.

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors with respect to our Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Under the Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, Transten International. However, as the PRC government imposes administration on currency conversion, it has the authority to conduct exchange transfer reviews subject to relevant Mainland PRC laws and regulations, which may impose certain limitations on our ability to transfer cash between our Company, our subsidiaries, and our investors, primarily as follows: (i) we are restricted from injecting capital or providing loans to our PRC operating entities, which may adversely affect the operations of our PRC operating entities; (ii) our PRC operating entities may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC operating entities, it may adversely impact any dividends distribution to investors. See “Summary of Risk Factors,” “Risk Factors — Risks Relating to Doing Business in the PRC — PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject the PRC operating entities to liability or penalties, limit our ability to inject capital into our PRC operating entities, limit our PRC operating entities’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us,” “Risk Factors — Risks Relating to Doing Business in the PRC — PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC operating entities and thereby prevent us from funding our business” and “Risk Factors — Risks Relating to Doing Business in the PRC — Governmental administrative management of currency conversion may affect the value of your investment and our payment of Dividends.” Further, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash or assets. There is no assurance the Mainland PRC laws and regulations will not influence the ability of our Company or our subsidiaries to transfer cash or assets. See “Risk Factors — Risks Relating to Doing Business in the PRC — We may rely on dividends and other distributions on equity paid by our PRC operating entities to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC operating entities to make payments to us could have a material and adverse effect on our ability to conduct our business”.

Current PRC regulations permit WFOE to pay dividends to Transten International only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The PRC government also promulgated a series of laws and regulations on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. For instance, the Circular on Promoting the Reform of Foreign Exchange Management and Improving Authenticity and Compliance Review, or “SAFE Circular 3,” issued on January 26, 2017, provides that banks shall, when dealing with dividend remittance transactions from a domestic enterprise to its offshore shareholders of more than $50,000, review the relevant board resolutions, original tax filing form, and audited financial statements of such domestic enterprise based on the principle of genuine transaction. Furthermore, if the PRC operating entities incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our PRC operating entities are unable to receive all of the revenue from its operations, we may be unable to pay dividends on our Class A Ordinary Shares.

Subject to anti-money laundering regulations (including Sanctions and Anti-Money Laundering Act 2018 and The Money Laundering and Terrorist Financing (Amendment) Regulations 2023), there is no restriction on UDEL UK to distribute the distributable reserves to its shareholders.

Subject to the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth) and the Anti-Money Laundering and Counter-Terrorism Financing Rules, as amended from time to time, along with any other relevant anti-money laundering regulations, there is no restriction on UDEL Australia regarding its ability to distribute the distributable reserves to its shareholders. In accordance with the above laws UDEL Australia is also required to comply with the Privacy Act 1988 (Cth) when handling personal information collected for the purposes of compliance with its obligations under the relevant anti-money laundering regulations.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. Transten International may be considered a non-resident enterprise for tax purposes, so that any dividends WFOE pays to Transten International may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Material Income Tax Consideration — People’s Republic of China Enterprise Taxation in Mainland China.”

In order for us to pay dividends to our shareholders, we will rely on receipt of funds from our Hong Kong subsidiary, Transten International, as dividends from our Hong Kong subsidiary. Transten International will rely on payments made from WFOE, which will in turn rely on payments made from Jiyun Investment.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income (the “Double Tax Avoidance Arrangement”), the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by WFOE to its immediate holding company, Transten International. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Transten International intends to apply for the tax resident certificate if and when WFOE plans to declare and pay dividends to Transten International. See “Risk Factors — Risks Relating to Doing Business in the PRC — We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability.”

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Prospectus Summary — Implications of Our Being an Emerging Growth Company” and “Prospectus Summary — Implications of Our Being a Foreign Private Issuer” beginning on page 14 of this prospectus for more information.

Following the completion of this offering, our largest shareholder, Mr. Lingju Feng, who is also the chairman of the board of directors of the Company, will beneficially own approximately [*]% of the aggregate voting power of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares as a group, assuming no exercise of the underwriters’ over-allotment option, or approximately [*]%, assuming full exercise of the underwriter’s over-allotment option. Mr. Feng will have the ability to control matters requiring shareholder approval, including the election of directors, amendment of memorandum and articles of association and approval of certain major corporate transactions in accordance with the Cayman Companies Act. As a result, this concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future. As such, we will be deemed a “controlled company” under Nasdaq Marketplace Rules 5615(c). However, even if we are deemed as a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Marketplace Rules. See “Risk Factors” and “Management — Controlled Company.”

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Initial public offering price	$	$	$
Underwriting discounts(1)	$	$	$
Proceeds to our company before expenses	$	$	$

____________

(1)      We have agreed to pay US Tiger Securities, Inc. (the “Representative”), an underwriting discount equal to seven percent (7%) per Class A ordinary share. We have agreed to grant to the Representative a 45-day option to purchase up to fifteen percent (15%) of the aggregate number of Class A Ordinary Shares sold in the offering. See “Underwriting” for more information regarding our arrangements with the underwriters.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares if any such Class A Ordinary Shares are taken. The underwriters expect to deliver the Class A Ordinary Shares against payment in U.S. dollars in New York, New York on or about [•], 2025. If we complete this offering, net proceeds will be delivered to us on the closing date.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Class A Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

US TIGER SECURITIES, Inc.

Prospectus dated [•], 2025

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ABOUT THIS PROSPECTUS

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Class A Ordinary Shares is made to the public in the Cayman Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Neither we nor the underwriters have taken any action to permit a public offering of the Class A Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus or any filed free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares and the distribution of this prospectus or any filed free-writing prospectus outside the United States.

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•        “Australian dollars” or “AUD” are to the legal currency of Australia;

•        “China” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau, and Taiwan. However, the only time such jurisdictions are not included in the definition of PRC and China is when we make reference to the specific laws that have been adopted by Mainland PRC. The same legal and operational risks associated with operations in China also apply to operations in Hong Kong to the extent applicable. The term “Chinese” has a correlative meaning for the purpose of this prospectus;

•        “Chengtian International” are to Chengtian International Supply Chain (Shenzhen) Co., Ltd, a PRC corporation and wholly owned subsidiary of Jiyun Investment;

•        “Chengtian Technology” are to Chengtian Technology Intelligent Logistics (Shenzhen) Co., Ltd, a PRC corporation and wholly owned subsidiary of Jiyun Investment;

•        “Chengtian Zhongshan” are to Chengtian Supply Chain Management (Zhongshan) Co., Ltd, a PRC corporation and wholly owned subsidiary of Chengtian International;

•        “Class A Ordinary Shares” are to the Class A ordinary shares of Transten Global, par value $0.0001 per share;

•        “Class B Ordinary Shares” are to the Class B ordinary shares of Transten Global, par value $0.0001 per share;

•        “GBP”, “British pounds”, or “£” are to the legal currency of the United Kingdom;

•        “JY Cloud Warehouse” are to JY Cloud Warehouse Technology (Shenzhen) Co., Ltd, a PRC corporation and wholly owned subsidiary of Jiyun Investment;

•        “Jiyun Investment” are to Guangdong Jiyun Investment Co., Ltd., a limited liability company organized under the laws of the PRC;

•        “Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

•        “Macau” are to the Macao Special Administrative Region of the People’s Republic of China;

•        “Mainland China” or “Mainland PRC” are to People’s Republic of China, excluding the special administrative regions of Hong Kong and Macau, and Taiwan;

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•        “Mainland PRC law” are to the laws of Mainland China;

•        “Renminbi” or “RMB” are to the legal currency of China;

•        “Shuncang” are to Shuncang Technology (Shenzhen) Co., Ltd., a PRC corporation and wholly owned subsidiary of Jiyun Investment;

•        “Transten International” are to Transten International Limited, a company formed under the laws of Hong Kong;

•        “TRANSTEN SG” are to TRANSTEN SG PTE. LTD, a company formed under the laws of Singapore;

•        “UDEL Australia” are to Udel Express Pty. Ltd., a company formed under the laws of Australia;

•        “UDEL AU” are to UDEL Express AU Limited, a company formed under the laws of Hong Kong;

•        “UDEL EU” are to UDEL Express EU Limited, a company formed under the laws of Hong Kong;

•        “UDEL HK” are to UDEL GLOBAL EXPRESS LIMITED, a company formed under the laws of Hong Kong;

•        “UDEL Shenzhen” are to Udel Supply Chain (Shenzhen) Co., LTD, a PRC corporation and subsidiary of Jiyun Investment;

•        “UDEL UK” are to Udel Express Ltd., a company formed under the laws of England and Wales, which is wholly owned by UDEL HK;

•        “UDEL US” are to UDEL Express US Limited, a company formed under the laws of Hong Kong;

•        “UK” are to the United Kingdom;

•        “US” are to the United States;

•        “U.S. dollars,” “$,” or “dollars” are to the legal currency of the United States;

•        “we,” “us,” “our,” “our Company,” or the “Company” are to Transten Global Group Limited, a Cayman Islands exempted company; and

•        “WFOE” are to Chengtian Linghang Crossborder Supply Chain (Shenzhen) Co,. Ltd.;

•        “724 HK” are to HONG KONG 724 Clear Limited, a company formed under the laws of Hong Kong;

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

Our business is conducted by the PRC operating entities in China using RMB, and by UDEL UK in the UK using British pounds, UDEL Australia in Australia using Australian dollars and TRANSTEN SG in Singapore using Singapore dollars. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of RMB to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

Our reporting currency is the RMB. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations from RMB to U.S. dollars were made at RMB7.1884 to US$1.00, the central parity exchange rate set forth in the statistical release of the People’s Bank of China on December 31, 2024. We make no representation that the RMB or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or RMB, as the case may be, at any particular rate or at all. On January 2, 2025, the central parity rate for Renminbi was RMB7.1879 to US$1.00.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Class A Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Our Corporate Structure

We are a holding company incorporated in the Cayman Islands with no operations of our own and not a Chinese operating company. As a result, we conduct all of our operations through UDEL UK, UDEL Australia, TRANSTEN SG, and our PRC operating entities. The Class A Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company and not shares of UDEL UK in the UK, UDEL Australia in Australia, TRANSTEN SG in Singapore, or shares of the PRC operating entities in the PRC. Holders of our Class A Ordinary Shares do not directly own any equity interests in the operating entities but will instead own shares of a Cayman Islands holding company. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material adverse change in our operations and/or a material adverse change in the value of our Class A Ordinary Shares, including that it could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Relating to Doing Business in the PRC — Chinese regulatory authorities could disallow our holding company structure, which may result in a material adverse change in our operations and/or a material adverse change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.”

The following diagram illustrates our corporate structure as of the date of this prospectus and upon the completion of this offering, based on a proposed number of [•] Class A Ordinary Shares being offered, assuming no exercise of the underwriters’ over-allotment option. We control our direct and indirect subsidiaries through ownership of direct equity interests, and we do not use a VIE structure. For more details on our corporate history, please refer to “Corporate History and Structure.”

____________

Notes: Solid lines with arrows reflect ownership by direct equity interest.

All percentages reflect the voting ownership interests instead of the equity interests held by each of our shareholders, given that each holder of Class B Ordinary Shares will be entitled to 10 votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share.

(1)      Represents 2,565,000 Class B Ordinary Shares and 8,050,000 Class A Ordinary Shares indirectly held by Lingju Feng, the 100% owner of Transprior Limited, as of the date of this prospectus.

(2)      Represents 285,000 Class B Ordinary Shares and 950,000 Class A Ordinary Shares indirectly held by Lingli Feng, the 100% owner of Truetend Limited, as of the date of this prospectus.

(3)      Represents 150,000 Class B Ordinary Shares and 500,000 Class A Ordinary Shares held by Bin Chen, the 100% owner of Benefit Truetime Limited, as of the date of this prospectus.

(4)      Represents 2,560,240 Class A Ordinary Shares held by Lingju Feng, the 100% owner of Sincestart Limited, as of the date of this prospectus. The Class A Ordinary Shares held by Lingju Feng through Chestien Limited and Sincestart Limited are reserved for the grant of Class A Ordinary Shares upon the exercise of awards granted under the Company’s 2024 Equity Incentive Plan. See “Management — Equity Incentive Plan”.

We are subject to certain legal and operational risks associated with the business operations of the PRC operating entities based in China, which could cause the value of our securities to significantly decline or become worthless. As of the date of this prospectus, neither we nor any of our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures.

On December 28, 2021, 13 governmental departments of the PRC, including the CAC, issued the Cybersecurity Review Measures, which became effective on February 15, 2022. We are not subject to cybersecurity review by the CAC under the Cybersecurity Review Measures because neither WFOE nor any of the PRC operating entities is a CIIO or online platform operator with personal information of more than one million users. See “Risk Factors — Risks Relating to Doing Business in the PRC — Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could materially and adversely impact the PRC operating entities’ business and our offering.”

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Administrative Measures, we are required to make a filing with the CSRC within three working days following the submission of an initial public offering or listing application. As of the date of this prospectus, we have not completed the filing procedures with the CSRC. We submitted the filing application documents with the CSRC on June 26, 2024. Recently, the CSRC provided its further comments on April 11, 2025. The Company responded to such comments on June 9, 2025.

Since these statements and regulatory actions are newly published, related implementation and interpretation are still evolving. We are not sure what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange. The SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us and our subsidiaries to obtain regulatory approval, filing or record from Chinese authorities for listing in the U.S. If we do not receive or maintain the approval, filing or record or erroneously conclude that such approval, filing or record is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval, filing or record in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange under the HFCA Act if the PCAOB is unable to inspect our auditors for three consecutive years. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. Our auditor is headquartered in New York and has been inspected by the PCAOB on a regular basis. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021.

If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary.

However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. See “Risk Factors — Risks Relating to Doing Business in the PRC — Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could bring possible changes to our continued listing or future offerings of our securities in the U.S.”

Business Overview

Through our operating entities, we are a fast-growing cross-border supply chain services provider in China, providing services involving the transportation and delivery of goods from China to overseas destinations. According to the Global Cross-Border Supply Chain Services Industry Independent Market Research provided by Frost & Sullivan and commissioned by us (the “Frost & Sullivan Report”), we ranked first among providers of cross-border supply chain services from China to Australia and to the UK in terms of the growth rate of total revenue from fiscal year 2022 to fiscal year 2023.

The operating entities offer one-stop integrated services from parcel pick-up to warehouse storage, international shipping, customs clearance, and destination delivery. Since Chengtian International’s establishment in 2018, the operating entities have gradually extended their footprints from China across the world by continuing to extend the reach of their cross-border supply chain services, with a global network primarily covering 71 countries in the fiscal year ended December 31, 2024. The operating entities stand out in the cross-border supply chain industry for the fast delivery speed and high-quality service they provide, as well as their pioneer status in the high-efficiency last-mile delivery of parcels originating from China to destinations in the UK and Australia. On average, parcels leaving China take 48 to 96 hours to reach final destinated countries. The shortest shipping time that the operating entities are able to provide is 48 hours to destinations in the UK, 72 hours to destinations in the United States, and 72 hours to destinations in Australia. In addition, according to the Frost & Sullivan Report, we, through the operating entities, are one of the first China-based cross-border supply chain service providers that has established local courier operations in the UK.

The operating entities provide China-based cross-border supply chain services under two separate lines of business: business-to-consumer (“B2C”) business, which started at the same time as Chengtian International’s establishment and engages individual customers, and business-to-business (“B2B”) business, which engages business customers.

The B2B business was first launched in the fourth quarter of 2022, wherein the operating entities provide consolidation service to other Chinese consolidators. In particular, the business primarily involves collecting large amounts of medium-to-large size cargo from other Chinese consolidators, who are many times smaller-sized companies, and organizing the consolidated transportation of such cargoes to overseas destinations. In August 2023, the operating entities further diversified the B2B business by providing logistics services to the logistics suppliers of Chinese E-commerce platforms, thereby initiating indirect services to such platforms. The operating entities collect parcels to be shipped from the warehouses of such E-commerce platforms and handle the rest of the logistics process to the parcels’ final destinations. For the fiscal years ended December 31, 2023 and 2024, the B2B business engaging suppliers of E-commerce platforms and the B2C business have been mainly operated by Chengtian International, while the B2B business engaging other consolidators has been operated by Shuncang. As of the date of this prospectus, the operating entities have served 1,998 business customers.

For the fiscal years ended December 31, 2023 and 2024, the B2C business generated a revenue of RMB33,224,494 (approximately $4,621,960) and RMB34,164,468 (approximately $4,752,722), respectively, which accounted for 12.40% and 5.27% of our total revenue, respectively. For the fiscal year ended December 31, 2023, the B2B business generated a revenue of RMB231,484,918 ($32,202,565), which accounted for 86.41% of our total revenue, among which approximately 15.49% was attributed to service sales to E-commerce platform suppliers, and 70.92% to service sales to other consolidators. For the fiscal year ended December 31, 2024, the B2B business generated a revenue of RMB276,814,145 (approximately $38,420,809), which accounted for 42.60% of our revenue in fiscal 2024, among which approximately 7.01% was attributed to service sales to E-commerce platform suppliers, and 35.59% was attributed to service sales to other consolidators.

The operating entities engage international freight forwarding agents, custom brokerage firms, air freight carriers, and parcel pick-up and delivery couriers for their services in the logistics chain.

Since November 2023, the operating entities have started operating a Cloud Warehouse through JY Cloud Warehouse, which provides a software platform to individual or smaller-sized consolidators to access the operating entities’ supply chain system, through which they can share in the use of the operating entities’ logistics management facilities. Customers are provided a WeChat Mini-Program terminal for taking and managing orders, access to warehouses storage and management facilities, and access to use freight carriers’ services. Unlike the traditional form of B2B consolidation service, where the operating entities act as an agent to handle the consolidation process directly, JY Cloud Warehouse provides Software-as-a-Service (“SaaS”) and target consolidator customers who would like to manage the consolidation process by themselves but lack the necessary resources. For the fiscal years ended December 31, 2023 and 2024, revenue generated by the business operations of JY Cloud Warehouse accounted for 0.02% and 0.55% of our total revenue, respectively.

Competitive Strengths

We believe that the following strengths contribute to the operating entities’ success and differentiate them from their competitors:

•        Fast and reliable delivery with an extensive global network;

•        Premium service with a customer-centric approach;

•        Brand recognition and global network development; and

•        Experienced and entrepreneurial management team.

Growth Strategies

We intend to grow the operating entities’ business using the following key strategies:

•        Strategic expansion of global logistics partnerships;

•        Increasing cooperation with E-commerce platforms;

•        Continued development of sea and air freight operations; and

•        Continued development of customized chartered flight services.

Corporate Information

Our principal executive office is located at Room 1805, Qianhai Xiangbin Building, No.18 Zimao West Street, Nanshan District, Shenzhen, China, the People’s Republic of China and our phone number is +86-75526663233. Our registered office in the Cayman Islands is located at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands, and the phone number of our registered office is +1-3459499876. We maintain a corporate website at https://www.233trans.com/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Relating to Our Business and Industry (for a more detailed discussion, see “Risk Factors — Risks Related to Our Business” beginning on page 17 of this prospectus)

Risks and uncertainties related to the operating entities’ business include, but are not limited to, the following:

•        if customers stop purchasing logistics services from the operating entities, or if the operating entities are unable to expand and maintain their customer base, their business, financial condition, and results of operations could be materially adversely affected (see page 17 of this prospectus);

•        the operating entities rely on their business partners, including international freight forwarding agents, air freight carriers, customs clearance companies, ground transportation companies, and local couriers to implement certain services to their customers (see page 17 of this prospectus);

•        the operating entities’ business may rely on a few suppliers or customers that each account for more than 10% of our total purchases or sales. Interruptions in operations in such major clients or suppliers may have an adverse effect on our business, financial condition, and results of operations (see page 18 of this prospectus);

•        the limited operating history of the operating entities in the rapidly evolving cross-border supply chain industry makes it difficult to accurately forecast their future operating results and evaluate their business prospects (see page 19 of this prospectus);

•        if the operating entities fail to manage their growth or execute their strategies and plans effectively, they may not be able to take advantage of market opportunities or meet the demands of their customers (see page 19 of this prospectus);

•        the operating entities are in the highly competitive cross-border supply chain industry and they may not be able to compete successfully against existing or new competitors, which could reduce their market share and adversely affect their competitive position and financial performance (see page 20 of this prospectus);

•        if the operating entities fail to improve their services to keep up with the rapidly changing customer demands, preferences, trends, or technologies in the cross-border logistics industry, their revenue and growth could be adversely affected (see page 21 of this prospectus);

•        any lack of requisite approvals, licenses or permits applicable to our business operation may have a material and adverse impact on our business, financial condition and results of operations (see page 21 of this prospectus);

•        the operating entities face risks associated with the items they deliver and the contents of shipments and inventories handled through their logistics networks (see page 23 of this prospectus);

•        non-compliance with laws and regulations on the part of any third parties with which the operating entities conduct business could expose them to legal expenses, compensations to third parties, penalties and disruption of their business (see page 23 of this prospectus);

•        the operating entities face risks in managing global operations, entering into and expanding across a number of countries (see page 24 of this prospectus);

•        the operating entities’ business is dependent on the transportation, telecommunication and Internet infrastructure in countries and regions where they operate (see page 25 of this prospectus);

•        the operating entities collect, process and use data, some of which contains personal information. Any privacy or data security breach could damage their reputation and brand and substantially harm their business and results of operations (see page 25 of this prospectus);

•        the Company’s plan to invest in research and development (“R&D”) of supply chain improvements may fail to result in a satisfactory return, or any return (see page 29 of this prospectus); and

•        regulatory, legislative or self-regulatory/standard developments in the UK regarding privacy and, cyber security matters could adversely affect UDEL UK’s ability to conduct its business and cause increased costs of compliance (see page 31 of this prospectus).

Risks Relating to Doing Business in the PRC (for a more detailed discussion, see “Risk Factors — Risks Relating to Doing Business in the PRC” beginning on page 32 of this prospectus)

Our business is conducted in mainland China through our PRC operating entities, and therefore, we face risks and uncertainties relating to our corporate structure and doing business in mainland China in general. We are a holding company incorporated in the Cayman Islands with no operations of our own and not a Chinese operating company. We conduct the majority of our operations through the PRC operating entities established in the PRC and the rest of our operations through UDEL UK in the UK, TRANSTEN SG in Singapore, and UDEL Australia in Australia. The Class A Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company and not shares of the PRC operating entities. Holders of our Class A Ordinary Shares do not directly own any equity interests in the PRC operating entities but will instead own shares of a Cayman Islands holding company. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material adverse change in our operations and/or a material adverse change in the value of our Class A Ordinary Shares, including that it could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Relating to Doing Business in the PRC — Chinese regulatory authorities could disallow our holding company structure, which may result in a material adverse change in our operations and/or a material adverse change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.”

The PRC government has significant authority to exert influence on our operations in mainland China, and the PRC government may intervene or influence our operations in mainland China at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or preclude us from offering or continuing to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Relating to Doing Business in the PRC — The PRC government has significant authority to exert influence on our operations in mainland China, and the PRC government may intervene or influence our operations in mainland China at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or preclude us from offering or continuing to offer securities to investors and cause the value of such securities to significantly decline or be worthless.”

We also face risks arising from the legal system in China including risks and uncertainties regarding the enforcement of laws and that rules and regulations in China can change quickly with little advance notice. See “Risk Factors — Risks Relating to Doing Business in the PRC — uncertainties with respect to the enforcement of laws, and changes in laws and regulations in China with little advance notice, could materially and adversely affect us.”

To the extent cash in the business is in the PRC, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash. See “Risk Factors — Risks Relating to Doing Business in the PRC — To the extent cash in the business is in the Mainland PRC/Hong Kong or a Mainland PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the Mainland PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash.”

The legal and operational risks associated with operating in Mainland China also apply to our operations in Hong Kong to the extent applicable, including that the PRC government has significant authority to intervene or influence our Hong Kong subsidiaries at any time, which could result in a material adverse change to our business, prospects, financial condition, and results of operations, and the value of our securities. Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. Pursuant to the Basic

Law, which was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the Mainland PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy). Further, according to Article 5 of the Basic Law, the capitalist system and the way of life in Hong Kong shall remain unchanged for 50 years since the handover on July 1, 1997. However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, our Hong Kong subsidiary may become subject to Mainland PRC laws or authorities. See “Risk Factors — Risks Relating to Doing Business in the PRC — We may be subject to uncertainty about any changes in the economic, political and legal environment in Hong Kong, and most of the legal and operational risks associated with operating in Mainland PRC also apply to operations in Hong Kong”.

The risks factors we face relating to our corporate structure and doing business in mainland China include, but are not limited to, the following:

•        the approval, filing with, or compliance with other procedures of the CSRC or other PRC regulatory authorities may be required in connection with this offering under Mainland PRC laws, regulations, and rules (see page 32 of this prospectus);

•        Chinese regulatory authorities could disallow our holding company structure, which may result in a material adverse change in our operations and/or a material adverse change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless (see pages 34 of this prospectus);

•        we are not sure what the impact of the CAC’s increasing oversight over data security will be, particularly for companies with substantial China operations seeking to list on a foreign stock exchange (see page 34 of this prospectus);

•        we may be influenced by changes in the society and economic policies of the PRC government (see page 35 of this prospectus);

•        the development of the PRC legal system and changes in the interpretation and enforcement of Mainland PRC laws, regulations and policies in China could materially and adversely affect us and cause the Company’s securities to significantly decline in value or become worthless (see page 35 of this prospectus);

•        uncertainties with respect to the enforcement of laws, and changes in laws and regulations in China with little advance notice, could materially and adversely affect us (see page 36 of this prospectus);

•        the PRC government has significant authority to exert influence on our operations in mainland China, and the PRC government may intervene or influence our operations in mainland China at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or preclude us from offering or continuing to offer securities to investors and cause the value of such securities to significantly decline or be worthless (see page 36 of this prospectus);

•        To the extent cash in the business is in the Mainland PRC/Hong Kong or a Mainland PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the Mainland PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash (see page 37 of this prospectus);

•        recent negative publicity surrounding China-based companies listed in the United States may negatively impact the trading price of our Class A Ordinary Shares (see page 38 of this prospectus);

•        a recent joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering (see page 38 of this prospectus);

•        PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC operating entities and thereby prevent us from funding our business (see page 40 of this prospectus);

•        the enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect the PRC operating entities’ business and results of operations (see page 40 of this prospectus);

•        it may be difficult for overseas regulators to conduct investigations or collect evidence within the PRC (see page 41 of this prospectus);

•        we may rely on dividends and other distributions on equity paid by our PRC operating entities to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC operating entities to make payments to us could have a material and adverse effect on our ability to conduct our business (see page 41 of this prospectus);

•        we may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability (see page 41 of this prospectus); and

•        we face uncertainties in the PRC with respect to indirect transfer of equity interests in our PRC operating entities (see page 42 of this prospectus);

•        conversion of RMB to and from other currency may be subject to governmental management in China (see page 42 of this prospectus);

•        PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject the PRC operating entities to liability or penalties, limit our ability to inject capital into the PRC operating entities, limit the PRC operating entities’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us (see page 42 of this prospectus);

•        Mainland PRC laws and regulations establish more complex procedures for some acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China (see page 43 of this prospectus);

•        we may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws (see page 43 of this prospectus);

•        fluctuations in exchange rates could result in foreign currency exchange losses (see page 43 of this prospectus);

•        the PRC operating entities lease office and warehouse space from a third party, and there is no assurance that such operating entities will be able to renew the leases or find suitable alternative premises upon the expiration of the relevant lease terms (see page 44 of this prospectus);

•        the custodians or authorized users of our controlling non-tangible assets, including chops and seals, may fail to fulfil their responsibilities, or misappropriate or misuse these assets (see page 44 of this prospectus);

•        Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject any PRC plan participants or us to fines and other legal or administrative sanctions (see page 44 of this prospectus);

•        our PRC operating entities’ business may be materially and adversely affected if the PRC operating entities declares bankruptcy or becomes subject to a dissolution or liquidation proceeding (see page 45 of this prospectus);

•        if the PRC operating entities are not in compliance with the relevant PRC tax laws and regulations, our financial condition and results of operations may be negatively affected (see page 45 of this prospectus); and

•        you may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws (see page 45 of this prospectus).

•        We may be subject to uncertainty about any changes in the economic, political and legal environment in Hong Kong, and the legal and operational risks associated with operating in Mainland PRC also apply to operations in Hong Kong.

Risks Relating to this Offering and the Trading Market (for a more detailed discussion, see “Risk Factors — Risks Relating to this Offering and the Trading Market” beginning on page 46 of this prospectus)

In addition to the risks described above, we are subject to general risks and uncertainties relating to this offering and the trading market, including, but not limited to, the following:

•        there has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all (see page 46 of this prospectus);

•        certain recent initial public offerings of companies with public floats comparable to the anticipated public float of us have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares (see page 46 of this prospectus);

•        the initial public offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market. The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price (see page 47 of this prospectus);

•        you will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased (see page 47 of this prospectus);

•        the dual class structure of our ordinary shares has the effect of concentrating voting control with our CEO, and his interests may not be aligned with the interests of our other shareholders (see page 49 of this prospectus);

•        the dual-class structure of our ordinary shares may adversely affect the trading market for our Class A Ordinary Shares (see page 49 of this prospectus);

•        since we are a “controlled company” within the meaning of the Nasdaq listing rules, we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders (see page 49 of this prospectus);

•        substantial future sales of our Class A Ordinary Shares or the anticipation of future sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline (see page 50 of this prospectus);

•        we do not intend to pay dividends for the foreseeable future (see page 50 of this prospectus);

•        if we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer (see page 51 of this prospectus);

•        because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer (see page 51 of this prospectus);

•        we are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies (see page 53 of this prospectus);

•        because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A Ordinary Shares (see page 53 of this prospectus);

•        the laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States (see page 53 of this prospectus); and

•        our pre-IPO shareholders will be able to sell their shares after the completion of this offering, subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our Class A Ordinary Shares (see page 55 of this prospectus).

Permissions or Approval Required from the PRC Authorities for Our Operating and this Offering

Based on Mainland PRC laws and regulations currently in effect and the legal advice of Transten Global Group Limited’s PRC counsel, Jingtian & Gongcheng, and subject to different interpretations of these laws and regulations that may be adopted by PRC authorities, each of our PRC operating entities have obtained all necessary licenses and approvals necessary to operate in China as of the date of this prospectus, as set forth below: (1) each of the PRC subsidiaries has obtained a business license. According to the Circular of the General Office of the State Council on the Full Implementation of the List of Administrative Licensing Items (No. 2 [2022] of the General Office of the State Council) and its attachment, the List of Administrative Licensing Items Set by Laws, Administrative Regulations, and Decisions of the State Council (2022 Edition), as of the date of this prospectus, each of our PRC operating entities has obtained a valid business license, which is a permit issued by the Market Supervision and Administration that allows companies to conduct specific businesses within the government’s geographical jurisdiction. (2) Chengtian International has completed Filings of International Freight Forwarding Agencies and Fillings of Non-Vessel Operating Common Carrier, and has obtained Customs Declaration Unit Registration Certificate, Food Operation License, and Class II Medical Device Operation Registration Certificate (See “Risk Factors — Risks Relating to Our Business and Industry — Any lack of requisite approvals, licenses or permits applicable to our business operation may have a material and adverse impact on our business, financial condition and results of operations”); and (3) Chengtian Technology has completed Filings of International Freight Forwarding Agencies. As of the date of this prospectus, we and the PRC subsidiaries are not required to obtain any additional licenses or approvals for carrying out their business operations. As of the date of this prospectus, neither we nor any of the PRC operating entities (1) is subject to approval requirements from the CSRC or the CAC to approve our operations, and (2) has been denied such permissions by any PRC authorities.

We cannot assure you that PRC operating entities will always be able to successfully obtain or renew the business licenses, approvals, filings, and records required for the relevant business in a timely manner or that these licenses or permits are sufficient to conduct all of the PRC operating entities’ present or future business. Changes to existing or future laws and regulations relating to the business of the PRC operating subsidiaries or our industry, imposition of legal restrictions by PRC regulatory authorities, or if we or the PRC operating entities (i) does not receive or maintain necessary business licenses, approvals, filings, and records, (ii) erroneously conclude that such business licenses, approvals, filings, and records are not required, or (iii) applicable laws, regulations, or interpretations change and the PRC operating entities are required to obtain such business licenses, approvals, filings, and records in the future, then and in each such case, the PRC operating entities’ operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered; and the value of our securities might significantly decline or become worthless.

On February 17, 2023, CSRC promulgated the Trial Administrative Measures, which came into force on March 31, 2023. On the same date, the CSRC circulated Supporting Guidance Rules No. 1 through No. 5, Notes on the Trial Administrative Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises (the “Notice”) and relevant CSRC Answers to Reporter Questions, or collectively, the Guidance Rules and Notice, on CSRC’s official website. The Trial Administrative Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. The Trial

Administrative Measures, together with the Guidance Rules and Notice impose requirements for the overseas securities offering and listing by domestic enterprises, and clarified and emphasized several aspects, which include, but are not limited to: (i) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (ii) exemptions from immediate filing requirements for issuers that have already been listed overseas, prior to the date of implementation of the Trial Administrative Measures, or meet the following circumstances at the same time: a) whose application for indirect overseas offering and listing has been approved by the overseas regulators or overseas stock exchanges (for example, the effectiveness of a registration statement for offering and listing in the U.S. has been obtained), and b) are not required to re-perform the regulatory procedures with the relevant overseas regulator or overseas stock exchanges, and c) whose overseas offering or listing shall be completed before September 30, 2023, but such issuers shall still be subject to filing procedures if they conduct refinancing or any other filing matters; (iii) a negative list of types of issuers banned from listing or offering overseas, such as issuers under investigation for crimes or major violations of the law, or whose overseas offering and listing may endanger national security, or whose controlling shareholders have been recently convicted of bribery and corruption; (iv) issuers’ compliance with foreign investment, network security, data security, and other national security laws, regulations and relevant provisions; (v) issuers’ filing and reporting obligations, such as obligation to file with the CSRC after it submits an application for initial public offering to competent overseas regulators, and obligation to file with the CSRC after it completes subsequent offerings in the same overseas market and to report to the CSRC on material events including change of control or voluntary or mandatory delisting of the issuer; and (vi) the CSRC’s authority to fine both issuers and their relevant shareholders for failure to comply with the Trial Administrative Measures, including failure to comply with the filing procedures or filing with materials on false, misleading statements or material omissions. Specifically, pursuant to the Trial Administrative Measures, we are required to file with the CSRC within three business days after submitting the application documents for offering and listing in the U.S.

As advised by our PRC counsel, Jingtian & Gongcheng, according to the relevant Mainland PRC laws and regulations as of the date of this registration statement, our offering will be deemed as an indirect overseas listing by a domestic company by the CSRC. We will fulfill the filing procedure with the CSRC in accordance with the Trial Administrative Measures. Transten Global Group Limited designated Jiyun Investment as the domestic responsible entity to file with the CSRC in June 2024 after the submission of the draft registration statement on Form F-1, as was required by the Trial Administrative Measures. This offering is contingent on the completion of our filing with the CSRC. See “Risk Factors — Risks Related to Doing Business in the PRC — The approval, filing, or other procedures of the CSRC or other PRC regulatory authorities may be required in connection with this offering under Mainland PRC laws, regulations, and rules.”

Asset Transfers Between Our Company and Our Subsidiaries

There have been no cash transfers between our Cayman Islands holding company and its subsidiaries, but from time to time, cash may be transferred among the Company’s subsidiaries as intercompany cash transfers. For the fiscal year ended December 31, 2023, (i) Chengtian International transferred cash in the amount of GBP230,800 (US$ 296,456.83) to UDEL UK, (ii) UDEL Shenzhen transferred cash in the amount of GBP$20,000 (US$ 25,689.5) to UDEL UK, and (iii) Chengtian International transferred cash in the amount of AUD120,000 (US$79,499) to UDEL Australia. For the fiscal year ended December 31, 2024, (i) Chengtian International transferred cash in the amount of HKD201,200 (US$25,364.12) to UDEL HK, (ii) Chengtian International transferred cash in the amount of HKD10,000 (US$1,287.35) to TRANSTEN SG, (iii) Chengtian International transferred cash in the amount of AUD40,609 (US$26,977.18) to UDEL Australia, and (iv) TRANSTEN SG transferred cash in the amount of RMB3,193,000 (US$444,187.86) to Chengtian International. From January 1, 2025 to the date of this prospectus, (i) Chengtian International transferred cash in the amount of USD410 and HKD2,310 (US$294.10) to Transten International, and (ii) TRANSTEN SG transferred cash in the amount of RMB2,057,004.6 (US$444,187.86) to Chengtian International. We currently do not have formal cash management policies dictating how funds are transferred between Transten Global Group Limited, our subsidiaries, and investors, including potential U.S. investors. Transfers of funds are carried out in accordance with applicable laws and regulations. As the PRC government imposes administration on currency conversion, it has the authority to conduct exchange transfer reviews subject to relevant Mainland PRC laws and regulations, which may impose certain limitations on our ability to transfer cash between our Company, our subsidiaries, and our investors. For example, we are restricted from injecting capital or providing loans to our PRC operating entities, which may adversely affect the operations of our PRC operating entities. Further, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash or assets. There is no assurance the Mainland PRC laws and regulations will not influence the ability of our Company or our subsidiaries to transfer cash or assets. See “Summary of Risk Factors,” “Risk Factors — Risks Relating to Doing Business in the PRC — To the extent cash in the business is in the Mainland PRC/Hong Kong or a Mainland PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the Mainland PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash,” “conversion of RMB to and from other currency may be subject to governmental management in China,” and “PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC operating entities and thereby prevent us from funding our business.”

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors with respect to our Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Under the Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, Transten International. However, as the PRC government imposes administration on currency conversion, it has the authority to conduct exchange transfer reviews subject to relevant Mainland PRC laws and regulations, which may impose certain limitations on our ability to transfer cash between our Company, our subsidiaries, and our investors, primarily as follows: (i) we are restricted from injecting capital or providing loans to our PRC operating entities, which may adversely affect the operations of our PRC operating entities; (ii) our PRC operating entities may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC operating entities, it may adversely impact any dividends distribution to investors. See “Summary of Risk Factors,” “Risk Factors — Risks Relating to Doing Business in the PRC — PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject the PRC operating entities to liability or penalties, limit our ability to inject capital into our PRC operating entities, limit our PRC operating entities’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us,” “Risk Factors — Risks Relating to Doing Business in the PRC — PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC operating entities and thereby prevent us from funding our business” and “Risk Factors — Risks Relating to Doing Business in the PRC — Governmental administrative management of currency conversion may affect the value of your investment and our payment of Dividends.” Further, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash or assets. There is no assurance the Mainland PRC laws and regulations will not influence the ability of our Company or our subsidiaries to transfer cash or assets. See “Risk Factors — Risks Relating to Doing Business in the PRC — We may rely on dividends and other distributions on equity paid by our PRC operating entities to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC operating entities to make payments to us could have a material and adverse effect on our ability to conduct our business”.

Current PRC regulations permit WFOE to pay dividends to Transten International only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The PRC government also promulgated a series of laws and regulations on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. For instance, the Circular on Promoting the Reform of Foreign Exchange Management and Improving Authenticity and Compliance Review, or “SAFE Circular 3,” issued on January 26, 2017, provides that banks shall, when dealing with dividend remittance transactions from a domestic enterprise to its offshore shareholders of more than $50,000, review the relevant board resolutions, original tax filing form, and audited financial statements of such domestic enterprise based on the principle of genuine transaction. Furthermore, if the PRC operating entities incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our PRC operating entities are unable to receive all of the revenue from its operations, we may be unable to pay dividends on our Class A Ordinary Shares.

Subject to anti-money laundering regulations (including Sanctions and Anti-Money Laundering Act 2018 and The Money Laundering and Terrorist Financing (Amendment) Regulations 2023), there is no restriction on UDEL UK to distribute the distributable reserves to its shareholders.

Subject to the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth) and the Anti-Money Laundering and Counter-Terrorism Financing Rules, as amended from time to time, along with any other relevant anti-money laundering regulations, there is no restriction on UDEL Australia regarding its ability to distribute the distributable reserves to its shareholders. In accordance with the above laws UDEL Australia is also required to comply with the Privacy Act 1988 (Cth) when handling personal information collected for the purposes of compliance with its obligations under the relevant anti-money laundering regulations.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. Transten International may be considered non-resident enterprise for tax purposes, so that any dividends WFOE pays to Transten International may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Material Income Tax Consideration — People’s Republic of China Enterprise Taxation in Mainland China.”

In order for us to pay dividends to our shareholders, we will rely on receipt of funds from our Hong Kong subsidiary, Transten International, as dividends from our Hong Kong subsidiary. Transten International will rely on payments made from WFOE, which will in turn rely on payments made from Jiyun Investment.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income (the “Double Tax Avoidance Arrangement”), the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by WFOE to its immediate holding company, Transten International. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Transten International intends to apply for the tax resident certificate if and when WFOE plans to declare and pay dividends to Transten International. See “Risk Factors — Risks Relating to Doing Business in the PRC — We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability.”

Implications of Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following our initial public offering.

We intend to take advantage of the above-described reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act until we no longer meet the definition of an emerging growth company. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Implications of Our Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions of the Exchange Act applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country’s requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Our Being a Controlled Company

Upon completion of this offering, our chairman of the board, Mr. Lingju Feng, will beneficially own approximately [*]% of the aggregate voting power of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares as a group, assuming no exercise of the Representative’s over-allotment option, or approximately [*]%, assuming full exercise of the over-allotment option. Mr. Feng will have the ability to control matters requiring shareholder approval, including the election of directors, amendment of memorandum and articles of association and approval of certain major corporate transactions in accordance with the Cayman Companies Act. As a result, we will be deemed a “controlled company” for the purpose of the Nasdaq listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

•        the requirement that our director nominees be selected or recommended solely by independent directors; and

•        the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

THE OFFERING

Class A Ordinary Shares offered by us	[•] Class A Ordinary Shares (or [•] Class A Ordinary shares assuming full exercise of the underwriters’ over-allotment option)
Price per Ordinary Share	We currently estimate that the initial public offering price will be in the range of $[•] to $[•] per Class A Ordinary Share.
Ordinary Shares outstanding prior to completion of this offering	15,060,240 ordinary shares (including 12,060,240 Class A Ordinary shares and 3,000,000 Class B Ordinary shares)
Class A Ordinary Shares outstanding immediately after this offering	[•] Class A Ordinary Shares assuming no exercise of the underwriters’ over-allotment option and [•] Class A Ordinary Shares assuming full exercise of the underwriters’ over-allotment option
Listing

We have applied to have our Class A Ordinary Shares listed on Nasdaq. At this time, Nasdaq has not yet approved our application to list our Class A Ordinary Shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on Nasdaq.

Ticker symbol	“TTG”
Transfer Agent	VStock Transfer, LLC
Over-allotment Option	We have granted to the underwriters an option, exercisable within 45 days from the date of this prospectus, to purchase up to an aggregate of 15% additional Class A Ordinary Shares.
Use of proceeds

We intend to use the proceeds from this offering for the enhancement of our logistics system, for research and development, for the establishment of complementary businesses, and for working capital and general operations. See “Use of Proceeds” on page 59 for more information.

Lock-up

We have agreed not to, for a period of six (6) months from the date of this offering, (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any Class A Ordinary Shares or Class B Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares or Class B Ordinary Shares of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any Class A Ordinary Shares or Class B Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares or Class B Ordinary Shares of the Company. In addition, our directors, officers and holders of 5% or more of the Company’s outstanding shares as of the effective date of the registration statement of which this prospectus forms a part have agreed to enter into customary “lock-up” agreements in favor of the Representative for a period of six months from the date of the offering, provided that the Class A Ordinary Shares held by the corporate entity serving as the Company’s employee shareholding platform (the “ESOP”), Chestien Limited, will be exempt from such lock-up subject to certain conditions. See “Underwriting — Lock-up Agreements” for more information.

Risk factors

The Class A Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 17 for a discussion of factors to consider before deciding to invest in our Class A Ordinary Shares.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Relating to Our Business and Industry

If customers stop purchasing logistics services from the operating entities, or if the operating entities are unable to expand and maintain their customer base, their business, financial condition, and results of operations could be materially adversely affected.

As of the date of this prospectus, the operating entities derive all of their revenue from providing integrated cross-border logistics services to consumers and businesses inside and outside of China. The operating entities’ integrated service covers parcel pick-up, cross-border shipping, customs clearance, and delivery to destination. For details, see “Business — Business Model”. The operating entities attract and engage customers mainly with their ability to provide fast delivery and customer-centered service. If the shipping and delivery process is disrupted or delayed in any way, and customers become dissatisfied with the quality of service provided by the operating entities, they may discontinue to engage the operating entities as their service provider when any need for cross-border logistics service arises in the future.

Customers’ demand for the operating entities’ integrated cross-border logistics service arises from oversea consumers’ need to purchase from businesses within China, and China-based businesses’ need to enter foreign markets. Therefore, in addition to the quality of the operating entities’ service, demand for service can be influenced by a variety of factors, including:

•        macro-economic and social factors: domestic, regional, and global social, economic, and political conditions; economic and geopolitical challenges; any resurgence of the COVID-19 pandemic; and economic, monetary, and fiscal policies (such as concerns over a severe or prolonged slowdown in China’s economy and threats of political unrest);

•        industry-related factors: the trends, preferences, and habits of consumers across the globe and the development of varying forms and platforms of E-commerce; and

•        customer-specific factors: the specific development strategies, business performance, financial condition, and sales and marketing plans of a business customer, such as that of a China-based manufacturer.

In view of the above, we cannot assure you that the operating entities will be able to continue to sell their services to existing customers or to substitute, in a timely and effective manner, the loss in demand resulting from departing customers. Neither can we guarantee the number of orders and requested volume of freight transportation received by the operating entities, nor that they will be able to attract new customers or increase the amount of revenue they earn from customers over time. If the operating entities are unable to maintain existing relationships with their customers or continue to expand their customer base, the demand for their logistics services will not grow and may even decrease, which could materially and adversely affect their revenue, profitability, and business.

The operating entities rely on their business partners, including international freight forwarding agents, air freight carriers, customs clearance companies, ground transportation companies, and local couriers to implement certain services to their customers.

The operating entities maintain business relationships with international freight forwarding agents, air freight carriers, customs brokers, ground transportation companies, and local couriers to implement services to their customers. There is no assurance that these service providers will always perform at a satisfactory level. It may happen that the labels noting the destinations of the cargo fall off and that the air freight carriers mistakenly deliver the cargo to other destinations. Similarly, in case there is any error or delay due to various reasons, including, but not limited to, weather conditions, air traffic control, and human negligence, the goods of our customers may not be delivered to the assigned destination within the expected condition and time frame.

We cannot assure you that the service quality of air freight carriers or other service providers will always meet the operating entities’ or their customers’ standards or requirements. There may be occasions where, due to various reasons, the service providers are not able to deliver the goods on time or there may be instances where goods are damaged during the transfer. If the service providers are unable to meet customers’ standards and requirements and the operating entities are unable to find suitable alternatives promptly, reputation of the operating entities within the industry may be adversely affected.

Decreased availability or increased costs of supply of key logistics services, such as warehousing equipment and air transportation cargo space, could impact our cost of operations and our profitability, as well as our cash flows. In addition, the operating entities may also be exposed to legal risks and subject to certain liabilities, including administrative fines, if the abovementioned third parties fail to obtain all necessary licenses and permits as required.

In addition, the operating entities are dependent in part on third-party service providers to report certain events to them, such as delivery information and cargo claims. This partial reliance on third parties could cause delays in reporting such events, impacting our ability to recognize revenue and claims in a timely manner. In addition, we cannot assure you that the operating entities will be able to obtain access to preferred third-party service providers at attractive rates or that these providers will have adequate capacity available to meet the needs of the operating entities’ customers.

The operating entities’ business may rely on a few suppliers or customers that each account for more than 10% of our total purchases or sales. Interruptions in operations in such major clients or suppliers may have an adverse effect on our business, financial condition, and results of operations.

The operating entities rely on a few customers that each account for more than 10% of our total sales. For the fiscal year ended December 31, 2024, the operating entities had one significant customer, Fujian Wanxiang Modern Logistics Co., Ltd., who accounted for 38.97% of our total sales.

For the fiscal year ended December 31, 2023, the operating entities had two significant customers, Shenzhen First Line Supply Chain Co., Ltd (“First Line”), and Shenzhen Yongli Badatong Logistics Technology Co., Ltd (“Badatong”), both of whom were logistics suppliers of E-commerce platforms. They accounted for 32.32% and 18.81% of our total sales, respectively. No other customer accounted for more than 10% of our total sales during the fiscal years ended December 31, 2023 and 2024.

The operating entities also rely on a few suppliers that each account for more than 10% of our total purchases. For the fiscal year ended December 31, 2024, the operating entities had three significant suppliers, Hangzhou Fanjie Supply Chain Management Co., Ltd., Hengmin Datong (Xiamen) Supply Chain Management Co., Ltd. (“Hemgmin Datong”) and Shanghai Shenlingda Supply Chain Management Co., Ltd. (“Shenlingda”), which accounted for 15.10%, 12.88%, and 10.94% of our total purchases, respectively. No other suppliers accounted for more than 10% of our total purchases during the fiscal year ended December 31, 2024.

For the fiscal year ended December 31, 2023, the operating entities had one significant supplier, China Postal Express & Logistics (Dongguan) Co. Ltd (“China Postal”), which accounted for 33.34% of our total purchases. No other suppliers accounted for more than 10% of our total purchases during the fiscal years ended December 31, 2023 and 2024.

China Postal provided international courier services to Chengtian International, from parcel pick-up to destination delivery. Since China Postal has been and currently is the operating entities’ primary supplier, the operating entities’ engagement with it may expose them to risks beyond their control. There is the risk that China Postal may breach or terminate its contracts with Chengtian International or experience significant disruptions to its operations, causing the contractual relationship to end with little or no prior notice. In the event China Postal disengages from Chengtian International, Chengtian International would need to find other suppliers as a substitute. If Chengtian International or other operating entities cannot immediately engage alternative suppliers capable of providing and substituting all the functions of China Postal after its potential disengagement, parcel consolidation provided by the operating entities to certain regions and countries could be delayed, disrupted, or even discontinued. This could render the operating entities less competitive and potentially reduce their market share and revenue. As a result, the operating entities are actively communicating with other capable suppliers with a view to diversifying their supply source.

In view of the above, there is no guarantee that the operating entities will not have a concentration of customers or suppliers in the future. Such customers and third-party suppliers are independent entities with their own operational and financial risks that are beyond the operating entities’ control. If any of these customers or suppliers breach or terminate their contracts with the operating entities, or experience significant disruptions to their operations, the operating entities will be required to find and enter into contracts with one or more customers or suppliers as replacement. It could be costly and time-consuming to find alternative customers and suppliers, and these customers or suppliers may not be available at reasonable terms or at all. As a result, this could harm the operating entities’ business and financial results and result in lost or deferred revenue.

The limited operating history of the operating entities in the rapidly evolving cross-border supply chain industry makes it difficult to accurately forecast their future operating results and evaluate their business prospects.

The operating entities launched their integrated cross-border logistics business in 2018 with the establishment of Chengtian International and has since seen the growth of their business. We expect the operating entities will continue to grow as they seek to expand their customer base and explore new market opportunities. However, due to their limited operating history, their historical growth rate may not be indicative of their future performance. For instance, although our B2B business was only launched in the fourth quarter of 2022, it accounted for 86.41% and 42.60% of our total revenue for the fiscal year ended December 31, 2023 and 2024, respectively. We cannot assure you that the B2B business will generate similar amount of revenue for us in the future as it did in the fiscal years ended December 31, 2023 and 2024. We cannot guarantee that the B2B business will continue to grow at historical rates or at all, or that the B2B business, our other existing businesses, or any new businesses we may acquire will experience rapid or significant growth. In the event that we experience a decline in the B2B business or other lines of business due to any reason, our results of operations and financial position may be materially and adversely affected.

The cross-border supply chain industry in China is rapidly evolving due to the continuing development of the E-commerce industry which connects consumers and businesses across the globe. The operating entities’ future performance may be more susceptible to certain risks than a company with a longer operating history or in a different industry. Many of the factors discussed below could materially and adversely affect the operating entities’ business, prospects and future performance, including:

•        the operating entities’ ability to maintain, expand, and further develop their relationships with consumers and businesses to meet their increasing demands;

•        the operating entities’ ability to introduce and manage the development of new lines of service;

•        the continued growth and development of the cross-border supply chain industry;

•        the operating entities’ ability to keep up with the technological developments or new business models of the rapidly evolving cross-border supply chain industry;

•        the operating entities’ ability to attract and retain qualified and skilled employees;

•        the operating entities’ ability to effectively manage growth; and

•        The operating entities’ ability to compete effectively in the cross-border supply chain industry.

The operating entities may not be successful in addressing the risks and uncertainties listed above, among others, which may materially and adversely affect their business, results of operations, financial condition, and prospects.

If the operating entities fail to manage their growth or execute their strategies and plans effectively, they may not be able to take advantage of market opportunities or meet the demands of their customers.

The operating entities’ businesses have grown substantially since their inception, and we expect them to continue to grow in terms of the scale and diversity of operations. The operating entities started their business by operating a single line of service, providing cross-border logistics services to individual customers who were mainly overseas Chinese individuals, and gradually expanded and diversified their cross-border supply chain service business. In the fourth quarter of 2022, the operating entities started to provide consolidation service to other Chinese consolidators through Shuncang. Freight consolidation is a logistics operation in which multiple individual orders are grouped into a single load to form a larger transportation unit and thus avoid fragmented shipments. In August 2023, the operating entities further diversified their B2B business by initiating services to Chinese E-commerce platforms wishing to sell China-manufactured goods overseas, such as Temu and Yamibuy. The B2B business accounted for 42.60% of our revenue in fiscal 2024, and 86.41% of our revenue in fiscal 2023. The operating entities have significantly expanded their headcount in general administration and research and development functions, as well as expanded office facilities, and we anticipate further growth in their customer base and volume of demand.

This expansion increases the complexity of the operating entities’ operations and may cause strain on their managerial, operational and financial resources. They must continue to hire, train and effectively manage new employees. If their new hires perform poorly or if they are unsuccessful in hiring, training, managing and integrating new employees, the operating entities’ business, financial condition and results of operations may be materially harmed. Their expansion will also require them to maintain the consistency of their service offerings to ensure that their market reputation does not suffer because of any deviations, whether actual or perceived, in the quality of their services.

The operating entities’ future results of operations also depend largely on their ability to execute their plans successfully. In particular, the operating entities’ continued growth may subject them to the following additional challenges and constraints:

•        they face challenges in ensuring the productivity of a large employee base and recruiting, training and retaining highly skilled personnel, including in the areas of sales and marketing, warehouse and delivery operations, and customer service for their growing operations;

•        they face challenges in responding to evolving industry standards and government regulation that impact their business and the cross-border supply chain industry in general, such as laws and regulations on prohibited items, which differ from country to country;

•        they may have limited experience for certain new service offerings, and their expansion into these new service offerings may not achieve broad acceptance among target customers;

•        technological or operational challenges may arise from new services;

•        the execution of their current business plans will be subject to the availability of funds to support the relevant capital investment and expenditures; and

•        the successful execution of their strategies is subject to factors beyond their control, such as general market conditions and economic and political developments in China and globally.

All of these endeavors involve risks and will require significant management, financial and human resources. We cannot assure you that the operating entities will be able to effectively manage their growth or to implement their strategies successfully. Besides, there is no assurance that the investment to be made by the operating entities, as contemplated by their business plans, will be successful and generate the expected return. If the operating entities are not able to manage their growth or execute their strategies effectively, or at all, their business, results of operations and prospects may be materially and adversely affected.

The operating entities are in the highly competitive cross-border supply chain industry and they may not be able to compete successfully against existing or new competitors, which could reduce their market share and adversely affect their competitive position and financial performance.

The PRC operating entities compete with a wide range of cross-border logistics providers in China, including Nuoda360, Forest Shipping, Beespal, and Superbuy, according to the industry report from Frost & Sullivan commissioned by us in March 2024 entitled “Global Cross-Border Supply Chain Services Industry Independent Market Research” (the “Frost & Sullivan Report”). The PRC operating entities compete primarily with their competitors and potential competitors for individual customers, business customers, and E-commerce platform cooperation opportunities. The cross-border supply chain industry in China is rapidly evolving. Competition is expected to increase significantly in the future. Increased competition may result in a reduction of service price and market share of the PRC operating entities, and an increase in the costs of engaging third-party air freight carriers. The PRC operating entities compete with other competitors in China primarily on the following bases:

•        brand recognition;

•        quality of the various aspects of integrated service, including customer service, packaging, customs clearance, and delivery at destination;

•        effectiveness of sales and marketing efforts;

•        speed of shipping and delivery;

•        pricing and discount policies;

•        strategic relationships; and

•        hiring and retention of talented staff.

The operating entities’ existing competitors may in the future achieve greater market acceptance and recognition and gain a greater market share in both China and oversea destination countries. They may enjoy competitive advantages over the operating entities, such as a longer operating history, greater brand recognition, a larger customer base, more extensive warehouse space, and significantly greater financial, technical and marketing resources. It is also possible that potential competitors may emerge and acquire a significant market share. If existing or potential competitors develop or offer services that provide significantly better services in the abovementioned aspects over those offered by the operating entities, our business, results of operations and financial condition would be negatively affected.

The operating entities also compete with traditional forms of couriers, such as FEDEX, UPS, and DHL for customers and revenue. If the operating entities fail to compete successfully, they could lose out in procuring new customers, securing partnerships with E-commerce platforms, and acquiring access to cargo space and preferential courier lines, which could have material and adverse impact on their business, results of operations, and prospects. We also cannot assure you that the operating entities’ strategies will remain competitive or that they will continue to be successful in the future. Increasing competition could result in pricing pressure and loss of market share, either of which could have a material adverse effect on the operating entities’ financial condition and results of operations.

If the operating entities fail to improve their services to keep up with the rapidly changing customer demands, preferences, trends, or technologies in the cross-order logistics industry, their revenue and growth could be adversely affected.

We consider the cross-border supply chain industry to be dynamic, as the operating entities face (i) constant changes in consumers’ interests, preferences, and demand to purchase from China-based businesses, (ii) evolving needs of China-based manufacturers in response to shifts in their business needs and marketing strategies, and (iii) development of the E-commerce industry, including its trends and relevant technologies. As a result, the operating entities’ success depends not only on their ability to offer high quality service at competitive prices and secure business opportunities in both Chinese and oversea local markets, but also on their ability to adapt existing services to rapidly changing industry trends and technologies and introduce new services to address customer’ changing demands.

The operating entities may experience difficulties that could delay or prevent the successful development, introduction, or marketing of their new services. Any new service or enhancement will need to meet the requirements of their existing and potential customers and may not achieve significant market acceptance. If the operating entities fail to keep pace with changing trends and technologies, maintain the durational competitiveness of their shipping process, or continue to offer high-quality integrated service for their existing and potential customers, they may lose their customers and their revenue and growth could be materially and adversely affected.

Any lack of requisite approvals, licenses or permits applicable to our business operation may have a material and adverse impact on our business, financial condition and results of operations.

The PRC operating entities’ business is subject to certain regulations, and they are required to hold or complete a number of licenses, permits and filings in the PRC in connection with their business operation, including, but not limited to, Filings of International Freight Forwarding Agencies, Fillings of Non-Vessel Operating Common Carrier, Customs Declaration Unit Registration Certificate, Food Operation License and Class II Medical Device Operation Registration Certificate. Failure to satisfy these requirements may result in penalties to rectify, fines, or suspension of business for remediation. The PRC operating entities and their suppliers and collaborating parties hold and complete all material licenses, permits and filings for their current operations and will apply for certain permits and filings with the government authorities if needed in the future. However, we cannot assure you that the PRC operating entities, their suppliers, and their collaborating parties can complete or maintain such permits or filings in a timely manner, or at all, due to complex procedural requirements and the expansion of our business.

We, as an end-to-end supply chain solution provider, delegate to or entrust third-party suppliers to conduct a substantial portion of our business operations of freight forwarding, particularly international freight forwarding. According to the Administrative Provisions on International Freight Forwarders and the implementation rules thereof as well as the Tentative Measures on Putting on Record of International Freight Forwarding Agencies, all international freight forwarding agencies and their branches engaged in international freight forwarding business shall be filed with the Ministry of Commerce (“MOC”) or the governmental authorities authorized by MOC. Entities engaging in international freight forwarding operations who do not complete or maintain the filing will be subject to penalties as determined by competent authorities and any illegal operational activities will be banned. In addition, we, as an end-to-end supply chain solution provider, also provide our service as a non-vessel operating common carrier (“NVOCC”). Under the Regulations on International Maritime Transport and its implementation rules, all NVOCC shall complete bill of lading filing formalities with the department responsible for transportation under the State Council. Entities conducting business as an NVOCC in violation of such filing requirements may be ordered to complete such procedures within a limited period by the department of transport under the State Council or local government. Anyone failing to complete the procedures within the limited period shall be fined no less than RMB10,000 (approximately $1,403), but no more than RMB50,000 (approximately $7,016) and the party’s corresponding qualifications shall be cancelled.

Meanwhile, we also conduct international trading business and provide agent services related to export and import business, as well as outsource such services to third-party suppliers, including application for duty-refund and customs brokerage services. According to the Customs Law of the People’s Republic of China and the Administrative Provisions of the Customs of the People’s Republic of China on Record-filing of Customs Declaration Entities, enterprises conducting customs declaration business shall file a record with the Customs in accordance with laws. Implementing Regulations of the Customs of the People’s Republic of China on Administrative Penalties provides that, in case anyone undertakes customs declaration business without completing filing with the Customs, including the fillings of customs declaration entities, it shall be prohibited from conducting relevant business activities, the illegal gains shall be confiscated, and a fine of less than RMB100,000 (approximately $14,032) may be imposed. Before December 30, 2022, the then-effective Foreign Trade Law and the Measures for the Record-Filing and Registration of Foreign Trade Business Operators require a foreign trade business operator who engages in the import or export of goods or technologies to go through the record registration formalities with the MOC or its entrusted agency. In case a foreign trade business operator fails to complete the said record registration formalities, the Customs shall not process the formalities for import or export declaration and release. On December 30, 2022, the Foreign Trade Law of the PRC was amended, and foreign trade operators were no longer required to go through the record registration formalities.

We rely on third-party suppliers engaged in the business of road transportation in support of and concurrently with our main business of cross-border consolidation. Road Transport Regulation of the PRC requires that entities engaging in the freight transport business operations shall apply for a road transport business operation permit, and further sets out that entities engaging in the road transport business operations without possessing a road transport business operation permit will be subject to an order to stop business operation and confiscation of any illegal gains, and shall be fined two to ten times of the amount of the illegal gains, and, if it has not obtained any illegal gains or the amount of illegal gains is less than RMB20,000 (approximately $2,806), a fine ranging from RMB30,000 (approximately $4,209) to RMB100,000 (approximately $14,032) shall be imposed.

The information contained in the licenses, permits, records or filings that the operating entities possess or the relevant third-party suppliers possess may not be updated in a timely manner due to changes in any registered information of the applicable operating entities, such as their domicile address, registered capital and type of entity, and they will apply for these changes of registration as required. However, we cannot guarantee that the operating entities or the third-party suppliers will complete such change of registration in time or at all and any failure to complete the change of registration by any relevant party in a timely manner may result in fines and penalties to the operating entities.

New laws and regulations may be enforced from time to time to require additional licenses, permits, filings, or records, other than those the operating entities currently have or provide additional requirements on the operation of their business. If the operating entities or their third-party suppliers do not receive, complete or maintain necessary approvals or filings, or inadvertently conclude that such approvals or filings are not required, or there is a change in the applicable laws, regulations, or interpretations such that they need to make filings or obtain approvals in the future, the operating entities may be subject to (i) investigations by competent regulatory authorities, (ii) fines or penalties, (iii) orders to suspend operations and to rectify any non-compliance, or (iv) prohibitions from engaging in relevant businesses and even securities offerings. These risks could result in material adverse changes in the operating entities’ operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors or cause such securities to decline in value or become worthless.

As of the date of this prospectus, aside from the necessary documentation, approvals and filings required in the ordinary course of business, as advised by our PRC counsel, Jingtian & Gongcheng, neither we nor any of the PRC operating entities are currently required to obtain regulatory approval from Chinese authorities before listing in the U.S. under any existing Mainland PRC law, regulations or rules, including from the CSRC, the Cyberspace Administration of China, or any other relevant Chinese regulatory agency that is required to approve our PRC operating entities’ operations. However, we are not sure when and whether we or the PRC operating entities will be required to obtain permission from the PRC government to list on the U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. There remain possible changes as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital market activities. If we or the PRC operating entities do not receive or maintain such permissions or approvals should the permissions or approvals be required in the future by the PRC government, or we or the PRC operating entities inadvertently conclude that such permissions or approvals are not required, or due to the change of applicable laws, regulations, or interpretations in the future, we or the PRC operating entities are required to obtain such permissions or approvals, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or hindered and the securities currently being offered may substantially decline in value and be worthless.

The operating entities face risks associated with the items they deliver and the contents of shipments and inventories handled through their logistics networks, including real or perceived quality or health issues with the products that are handled through their logistics networks, and risks inherent in the logistics industry, including personal injury, product damage, and transportation-related incidents.

The operating entities handle a large volume of parcels, cargo and freights across their logistics network, and face challenges with respect to the protection and examination of these parcels. Parcels in the network may be delayed, stolen, damaged or lost during delivery for various reasons, and the operating entities may be perceived or found liable for such incidents. In addition, the operating entities may fail to screen parcels and detect unsafe, prohibited or restricted items. Currently, parcels shipped by the operating entities undergo a dual-stage screening process before they are shipped. Parcels are first screened by a screening machine when they arrive at the domestic warehouses and are inspected again manually by packaging operators. There is the risk that packaging operators mishandle the inspection, or that the screening machines fail to detect unsafe, prohibited or restricted items. Unsafe items, such as flammables and explosives, toxic or corrosive items and radioactive materials, may damage other parcels in the network, harm personnel and facilities, or even injure the recipients. Furthermore, if the operating entities fail to prevent prohibited or restricted items from entering into the network and if they participate in the transportation and delivery of such items unknowingly, we or the operating entities may be subject to administrative or even criminal penalties, and if any personal injury or property damage is concurrently caused, we or the operating entities may also be liable for civil compensation.

Any of the foregoing could disrupt the operating entities’ services, cause them to incur substantial expenses and divert the time and attention of their management. We or the operating entities may face claims and incur significant liabilities if found liable or partially liable for any of injuries, damages or losses. Claims against us or the operating entities may exceed the amount of insurance coverage or may not be covered by insurance at all. Any uninsured or underinsured loss could negatively influence the operating entities’ business and financial condition. Governmental authorities may also impose significant fines on the operating entities or require them to adopt costly preventive measures. Furthermore, if the operating entities’ services are perceived to be insecure or unsafe by customers, their business volume may be significantly reduced, and their business, financial condition and results of operations may be materially and adversely affected.

Non-compliance with laws and regulations on the part of any third parties with which the operating entities conduct business could expose them to legal expenses, compensations to third parties, penalties and disruption of their business, which may adversely affect their results of operations and financial performance.

Third parties with which the operating entities conduct business, such as Chinese local couriers, air freight carriers and customs clearance agents, may be subject to regulatory penalties or punishments because of their regulatory compliance failures or may be infringing upon other parties’ legal rights, which may, directly or indirectly, disrupt their business. We cannot be certain whether such third party has violated any regulatory requirements or infringed or will infringe any other parties’ legal rights, which could expose the operating entities to legal expenses or compensation to third parties.

The delivery of parcels also involves inherent risks. The third-party suppliers constantly have a large number of vehicles and personnel in transportation and are therefore subject to risks associated with transportation safety. The insurance maintained by them may not fully cover the liabilities caused by transportation related injuries or losses. From time to time, the vehicles and personnel of third-party business partners may be involved in transportation and vehicle accidents, and the parcels carried by them may be lost or damaged. In addition, frictions or disputes may occasionally arise from the direct interactions between the pickup and delivery personnel with parcel senders and recipients. Personal injuries or property damages may arise if such incidents escalate.

We, therefore, cannot rule out the possibility of the operating entities’ incurring liabilities or suffering losses due to any non-compliance by third parties. For example, if any parcel that the operating entities have undertaken to ship is damaged, lost or seized due to the mishandling of goods or regulatory non-compliance by any abovementioned third-party during the shipping process, we or the operating entities may be subject to fines or incur losses. There is no assurance that the operating entities will be able to identify irregularities or non-compliance in the business practices of third parties with which they conduct business, or that such irregularities or non-compliance will be corrected in a prompt and proper manner. Any legal liabilities and regulatory actions affecting third parties involved in the operating entities’ business may affect their business activities and reputations, and may in turn affect their business, results of operations and financial performance.

Moreover, regulatory penalties or punishments against the operating entities’ business stakeholders (including but not limited to, individual and business customers, E-commerce platforms and air freight carriers), even without resulting in any legal or regulatory implications upon them, may nonetheless cause business interruptions or even suspension of the activities of these business stakeholders, and may result in abrupt changes in their business emphasis, such strategical changes from emphasizing operations in the global market to those in the Chinese domestic market. Any of such changes could disrupt the operating entities’ usual course of business with these business stakeholders and result in material negative impact on the operating entities’ business operations, results of operation and financial condition.

The operating entities face risks in managing global operations, entering into and expanding across a number of countries.

The operating entities have made, and expect to continue to make, significant investments to expand their global presence and international operations and compete with local competitors. They have established various consolidation routes across the globe, primarily from China to destinations in the UK, the U.S., Canada, Australia, New Zealand, and the European Union. In response to the dynamic global geopolitical environment, we have refined our approach to overseas local delivery operations. We now focus on rapidly establishing localized last-mile delivery services through strategic partnerships. By outsourcing specific areas or routes, we collaborate with local fleets and delivery companies. These partnerships are structured to meet our precise last-mile delivery requirements, including the use of our branded manifests, adherence to specified delivery time frames, and provision of return and collection services.

We anticipate allocating 40% of the IPO proceeds to global expansion, including forming strategic alliances with local logistics and warehousing providers. These partnerships are intended to facilitate resource sharing and co-branded services, aiding market expansion without heavy capital outlays.

Conducting their business internationally, particularly in countries in which they have limited experience, subjects the operating entities to a number of risks, including:

•        operational challenges caused by distance, language, and cultural differences;

•        investment of resources required to localize their business, such as the adaptation of their operations to local practices, laws and regulations;

•        underdeveloped logistics, delivery and digital payment landscape and lack of infrastructure support;

•        compliance with laws and regulations, including laws and regulations governing competition, pricing, payment methods, data protection, privacy, Internet activities, transportation services, logistics services, real estate tenancy, tax and social security, employment and labor, foreign ownership, and other activities important to their business;

•        difficulties in applying their business model into new markets, as well as difficulties in identifying, attracting and retaining local operational personnel with entrepreneurial and industry expertise and local knowledge;

•        competition with existing players or other services providers in adjacent industries;

•        different levels of Internet and E-commerce penetration across regions;

•        exposure to business cultures in which improper business practices may be prevalent;

•        difficulties in managing, growing, and staffing international operations;

•        difficulties in cultivating and maintaining productive relationships with business partners;

•        import and export restrictions and changes in trade regulations; and

•        geopolitical events, including pandemic, war and terrorism.

If the operating entities encounter and are unable to overcome these risks, their business operations may be disrupted, their revenue may be materially and adversely affected, and their plans of global expansion may be stalled.

The operating entities’ business is dependent on the transportation, telecommunication and Internet infrastructure in countries and regions where they operate.

The business of the operating entities depends on the performance and reliability of the transportation, telecommunication and Internet infrastructure in countries and regions where they operate. The operating entities’ network covers regions that have historically been underserved by logistics service providers and often present unique operational challenges, such as underdeveloped infrastructure or island archipelagos. The expansion of their network in these regions is, to a significant extent, dependent on the availability and proper operations of transportation infrastructure. The operating entities face operational challenges including, among others, unanticipated closure of airport, rail limitations due to unavailability of railcars and adverse weather condition, and delay in barge shipments caused by high or low seawater levels. The operating entities may not have access to alternative networks in the event of disruptions, failures or other problems with the telecommunication and Internet infrastructure. The failure of telecommunication and Internet network operators to provide the operating entities with the requisite bandwidth could also interfere with the speed and availability of their platforms. Any of such occurrences could delay or prevent platform users from accessing their online platforms and mobile applications, and frequent interruptions could frustrate customers and discourage them from using the operating entities’ services, which could cause them to lose customers and harm their results of operations. In addition, the operating entities have limited control over the service fees charged by telecommunication and Internet operators. If the prices for telecommunications and Internet services rise significantly, the operating entities’ results of operations may be materially and adversely affected.

An increase in fuel prices may reduce profitability.

The cost of fuel is a significant factor affecting the logistics industry, particularly freight forwarding businesses, as it impacts the operations of companies through the air freight rates, as well as the costs of operating trucks and other delivery vehicles. As a result, any increase in fuel price could raise the operational costs of the operating entities, potentially affecting their profitability if they are unable to pass on the costs to their customers. Fuel costs are subject to substantial fluctuations and influenced by various economic and political factors, most of which are beyond the control of the operating entities, such as political instability in oil-producing regions.

The operating entities collect, process and use data, some of which contains personal information. Any privacy or data security breach could damage their reputation and brand and substantially harm their business and results of operations.

The operating entities have access to a large amount of confidential information in their day-to-day operations. Each waybill contains the names, addresses, phone numbers and other contact information of the sender and recipient of a parcel. The content of the parcel may also constitute or reveal confidential information, which may be accessed by packaging operators who repackage individual customers’ parcels at the PRC operating entities’ domestic warehouses (See “Business — Services and Operational Flow”). The proper use and protection of confidential information are essential to maintaining customer trust and confidence in our brand. The operating entities’ technology systems also process and store a significant amount of confidential information and data for the proper functioning of their network. Security breaches and hackings to these systems might result in a compromise to the technology used by the operating entities to protect confidential information. The operating entities may not be able to prevent third parties, especially hackers or other individuals or entities engaging in similar activities, from illegally obtaining the confidential information. Such individuals or entities may further engage in various other illegal activities using such information. On the other hand, as each parcel moves through the operating entities’ network from pickup to delivery, a large number of personnel handle the parcel and have access to the relevant confidential information. Some of them may misappropriate the confidential information, although security policies and measures have been adopted. Most of the pickup personnel in China and delivery personnel in countries other than then UK are not our employees, which makes it more difficult for us to implement sufficient and effective control over them.

Cyber-attacks and security vulnerabilities could result in serious harm to our reputation, business, and financial condition.

Threats to network and data security are constantly evolving and becoming increasingly diverse and sophisticated. The operating entities’ products and services, as well as the operating entities’ servers and computer systems and those of third parties that we rely on, are subject to cybersecurity risks inherent to companies that process personal data. An increasing number of organizations have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks.

We were recently informed, in July of 2025, by our underwriter that it had suffered a cybersecurity incident and specifically a ransomware incident, which has resulted in unauthorized access to some of the underwriter’s systems and data, and the exfiltration of certain data from the underwriter’s systems as well. Based on information currently available to the underwriter regarding the incident, the underwriter believes confidential information regarding the Company that we had provided to the underwriter in connection with its due diligence for this offering was included in the data that was exfiltrated. The underwriter is still investigating the extent of this incident, and has also informed us that it does not have any evidence that this data has been misused at this time. While we believe that any material data regarding the Company that was exfiltrated is reflected in this prospectus and the registration statement of which this prospectus is a part, and is therefore publicly available, the operating entities could be subject to liability risks to the extent the data consists of sensitive information about our officers, directors, the operating entities’ personnel, contractors, customers, suppliers or vendors. We believe that any such risk is manageable and can be absorbed and addressed by the operating entities’ existing cybersecurity policies, procedures, and controls.

To that end, the operating entities employ robust security to defend against intrusion and attack of the systems, to protect the data and to resolve and mitigate the impact of any incidents. The operating entities also regularly educate the employees on these risks, and provide training to them to learn how to identify and respond to the same. Like most companies today, despite these efforts there is no way to fully remove the possibility of a cybersecurity incident from occurring and the operating entities, and third parties that we rely on, will likely experience cyber incidents in the future. Thus, in addition to the identified risk above, any additional future cyber incidents and resulting data breaches could result in substantial liability, regulatory actions, financial penalties, significant out of pocket costs, damage to the operating entities’ data and ability to do business, and reputational harm.

The operating entities and third parties that we rely on may experience cybersecurity incidents due to human error, malfeasance, system errors or vulnerabilities, or other issues. Actual or perceived cybersecurity incidents relating to the operating entities’ data or confidential information could subject the operating entities to regulatory investigations and orders, litigation, indemnity obligations, damages, penalties, fines and other costs in connection with actual and alleged contractual breaches, violations of applicable laws and regulations and other liabilities. Any such incident could also materially damage the operating entities’ reputation and harm the operating entities’ business, results of operations and financial condition. The operating entities maintain errors, omissions, and cyber liability insurance policies covering certain security and privacy damages. However, The operating entities cannot be certain that such coverage will always be adequate for the liabilities actually incurred or that insurance will continue to be available to the operating entities on economically reasonable terms, or at all, especially depending on the facts of the situation and method of incident.

The operating entities may be the subject of allegations, harassment, or other detrimental conduct by third parties, which could harm their reputation and cause them to lose market share and clients.

The operating entities may from time to time receive negative publicity about them, their management or their business. Certain of such negative publicity may be the result of malicious harassment or unfair competition by third parties. The operating entities may even be subject to government or regulatory investigation (including those relating to consumer protection or the importation and exportation of goods) as a result of such third-party conduct and may be required to spend significant time and incur substantial costs to defend themselves against such third-party conduct, and they may not be able to conclusively refute each of the allegations within a reasonable period of time, or at all. Harm to the operating entities’ reputation and confidence of customers can also arise for other reasons, including misconduct of their employees or any third-party business partners with whom they conduct business. The operating entities’ reputation may be materially and adversely affected as a result of any negative publicity, which in turn may cause them to lose market share, customers, industry partners, and other business partnerships, any of which could have a material and adverse effect on them.

In addition, the operating entities may be subject to allegations by third parties or purported former employees, negative Internet postings, and other adverse public exposure regarding their business, operations, and staff compensation. They may become the target of harassment or other detrimental conduct by third parties or disgruntled former or current employees. Such conduct may include complaints, anonymous, or otherwise, to regulatory agencies, media, or other organizations. The operating entities may be subject to government or regulatory investigation or other proceedings because of such third-party conduct and may be required to spend significant time and incur substantial costs to address such third-party conduct, and there is no assurance that they will be able to conclusively refute each of the allegations within a reasonable period of time, or at all.

The operating entities rely significantly on social media platforms to promote their brand to individual customers, including using student association blogs, student group chats and Xiaohongshu. As a result, allegations directly or indirectly against the operating entities may be posted on the Internet, including social media platforms, by anyone on an anonymous basis. Any negative publicity about the operating entities or their management can be quickly and widely disseminated. Social media platforms and devices immediately publish the content of their users’ posts, often without filters or checks on the accuracy of the content posted. The information posted may be inaccurate and adverse to the operating entities, and it may harm their reputation, business, or prospects. The harm may be immediate without affording them an opportunity for redress or correction. Their reputation may be negatively affected because of the public dissemination of negative and potentially false information about their business and operations, which in turn may cause them to lose market share and clients.

Unauthorized use of the operating entities’ intellectual property by third parties and expenses incurred in protecting their intellectual property rights may adversely affect their business, reputation and competitive edge.

The operating entities regard domain names and similar intellectual property as important to their success, and they rely on a combination of intellectual property laws and contractual arrangements, including confidentiality agreements with their employees and others to protect their proprietary rights. For details, please refer to “Business — Intellectual Property.”

As part of the operating entities’ intellectual property protection policies, they have filed various applications in the PRC for protection of certain aspects of their intellectual property, including multiple trademark and software copyright applications. Nevertheless, we can provide no assurance that the operating entities will be able to have all applications registered. If the operating entities fail to register, they may not be able to use the intellectual property without risk of infringement and, even if they can use them, they may have difficulty in enforcing such intellectual property rights against infringement by third parties, and this could have a material adverse impact on the operating entities’ business, financial conditions, and operating results.

Despite these measures, any of the operating entities’ intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide them with competitive advantages. Confidentiality agreements may be breached by counterparties, and there may not be adequate remedies available to the operating entities for any such breach. Accordingly, the operating entities may not be able to effectively protect their intellectual property rights or to enforce their contractual rights in all jurisdictions.

Preventing any unauthorized use of the operating entities’ intellectual property is difficult and costly and the steps they take may be inadequate to prevent the misappropriation of their intellectual property. In the event that they resort to litigation to enforce their intellectual property rights, such litigation could result in substantial costs and a diversion of their managerial and financial resources. We can provide no assurance that the operating entities will prevail in such litigation.

In addition, the PRC operating entities’ trade secrets may be leaked or otherwise become available to, or be independently discovered by, their competitors. Any failure in protecting or enforcing their intellectual property rights could have a material adverse effect on their business, reputation and competitive edge.

Third parties may claim that the operating entities infringe their proprietary intellectual property rights, which could cause them to incur significant legal expenses and prevent them from promoting their services.

We cannot be certain that the operating entities’ operations or any aspects of their business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. The operating entities may from time to time in the future be subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by the operating entities’ products, services or other aspects of their business without their awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against them in various jurisdictions.

If any third-party infringement claims are brought against the operating entities, they may be forced to divert management’s time and other resources from their business and operations to defend against these claims, regardless of their merits. Additionally, the application and interpretation of intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights are evolving and may be uncertain, and we cannot assure you that courts or regulatory authorities in any jurisdiction would agree with our analysis.

If the operating entities are found to have violated the intellectual property rights of others, they may be subject to liability for their infringement activities or may be prohibited from using such intellectual property, and they may incur licensing fees or be forced to develop alternatives of their own. As a result, their business and financial performance may be materially and adversely affected.

If the operating entities fail to attract and retain qualified personnel or retain their key personnel, including their executive officers, senior management and key employees, their ongoing operations and growth could be adversely affected.

The operating entities’ success depends to a large extent on the efforts of their key personnel, including executive officers, senior management and other key employees who have valuable experience, knowledge and connection in the cross-border supply chain industry. There is no assurance that these key personnel will not voluntarily terminate their employment with them. The loss of any of their key personnel could be detrimental to their ongoing operations. The operating entities’ success will also depend on their ability to attract and retain qualified personnel in order to manage their existing operations as well as their future growth. The operating entities may not be able to successfully attract, recruit or retain key personnel and this could adversely impact their growth. Moreover, the operating entities rely on their sales and marketing team to source new customers and business partners for their business growth. The operating entities had 18 sales and marketing personnel in total as of the date of prospectus, who are responsible for pitching and soliciting business customers, as well as promoting our brand on social media platforms. If the operating entities are unable to attract, retain and motivate their sales and marketing personnel, their business may be adversely affected.

Future acquisitions may have an adverse effect on the operating entities’ ability to manage their business.

The operating entities may acquire businesses, technologies, services, or products that are complementary to their existing logistics business. For example, through UDEL Australia, we intend to expand our local operations in Australia in the form of a joint venture with a local business partner. Both the business approach and the market are new to us and our operating entities. Future acquisitions may expose the operating entities to potential risks, including risks associated with the integration of new operations, services, and personnel, unforeseen or hidden liabilities, the diversion of resources from its existing business and technology, their potential inability to generate sufficient revenue to offset new costs, the expenses of acquisitions, or the potential loss of or harm to relationships with both employees and customers resulting from their integration of new businesses.

Any of the potential risks listed above could have a material adverse effect on the operating entities’ ability to manage their business, revenue, and net income. They may need to raise additional debt funding or sell additional equity securities to make such acquisitions. The raising of additional debt funding by the operating entities, if required, would result in increased debt service obligations and could result in additional operating and financing covenants, or liens on their assets, that would restrict their operations.

The operating entities may not be able to obtain the additional capital they need in a timely manner or on acceptable terms, or at all.

Although we believe that the operating entities’ anticipated cash flows from operating activities, together with cash on hand and short-term or long-term borrowings, will be sufficient to meet their anticipated working capital requirements and capital expenditures in the ordinary course of business for the next 12 months, there is no assurance that they would in the future be able to secure additional capital and cash resources needed for their growth and expansion plan. The operating entities may also need additional cash resources in the future if they find and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions. If the operating entities determine that their cash requirements exceed the amount of cash and cash equivalents they have on hand at the time, they may seek to issue debt securities or obtain credit facilities. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict the operating entities’ operations. We cannot assure you that additional financing will be available in amounts or on terms acceptable to the operating entities, if at all.

The Company’s plan to invest in research and development (“R&D”) of supply chain improvements may fail to result in a satisfactory return, or any return.

We have been investing in research and development efforts. Our R&D expenses incurred were RMB8,426,024 and RMB18,695,866 ($2,600,838) for the fiscal years ended December 31, 2023 and 2024, respectively. The industry in which we conduct business through the operating entities is subject to rapid technological changes and is evolving quickly in terms of technological innovation. The operating entities need to invest significant resources, including financial and human resources, in research and development to lead technological advances in order to make their parcel handing processes efficient and competitive in the market. We plan to invest 20% of the net proceeds from the offering in R&D. In the upcoming two to three years, our strategic R&D investments will concentrate on four pivotal areas, each aimed at augmenting our capabilities as a global cross-border supply chain leader, and we plan to allocate the funds in similar proportions among the four areas. For details, see “Business — Research and Development”. These include intelligent logistics system optimization, green logistics technology innovation, customer experience and digital service upgrade, and cross-border E-commerce platform integration. This balanced yet targeted investment approach underscores our commitment to fostering innovation across all aspects of our operations, thereby solidifying our position as a premier provider of efficient and comprehensive cross-border logistics services worldwide.

There is, however, no guarantee or assurance that the investment in the aforementioned capabilities will yield satisfactory outcomes or result in a satisfactory return. The operating entities may not be successful in creating the additional functionalities and efficiency improvements. As a result, the planned R&D investment may not generate corresponding benefits, in which case the operating entities’ operational efficiency and results of operation could be adversely impacted.

We are currently operating in a period of economic uncertainty and capital markets disruption, which has been impacted by international trade disputes and geopolitical instability, including the military conflict between Russia and Ukraine, armed conflicts between Israel and Hamas, and recent shifts in U.S. tariff policies. Our business, financial condition and results of operations may be materially and adversely affected by any negative impact on the cross-border supply chain industry resulting from such economic and geopolitical tensions, including any disruptions to supply chain and rising freight charges.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and they could have a material adverse effect on us and our customers, our service providers, and our other partners. Moreover, international trade disputes, tariffs and other protectionist measures may materially and adversely affect our business.

Recent shifts in U.S. tariff policies, including increased tariffs on goods imported from China, the UK and other regions, as well as the potential for additional protectionist measures, may impact the operations of our suppliers, customers, and other business partners, which in turn, may affect our business and operations. Trade disputes and tariffs could increase the cost of key supplies to our operations, such as fuels and freight charges. These increased costs may not be fully passed on to customers without affecting demand, potentially leading to reduced profit margins. Additionally, tariffs could disrupt the operations of our suppliers, such as those providing international freight forwarding services, and cause delays to our parcel delivery, negatively impacting customer experiences and our operational efficiency. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to a trade war and global recession could have a negative effect on customer confidence and consumer decisions, which could dampen cross-border commerce and materially and adversely affect our business. We also may have access to fewer business opportunities, and our operations may be negatively impacted as a result. The current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as of the date of this prospectus as to whether such actions will occur or the form that they may take.

The military conflict between Russia and Ukraine in 2022 and armed conflicts between Israel and Hamas gave rise to supply chain disruptions in Europe and continues to have damaging effect on the global supply chains, in particular that of oil and gas, which in turn results in higher fuel prices and an increase in the operating costs of freight carriers such as airline operators and sea freight carriers. Supply chain disruption in Europe does not have a material impact on our results of operations and financial performance since our revenue generated from Europe is primarily from freight forwarding services and supply chain management in the aggregate, and we are not directly affected by the supply chain disruptions. However, the disruptions could result in a higher cost of engaging such vessel-operating carriers, and, consequently, the costs of providing freight forwarding services may increase, which could adversely affect our profit margin, results of operations, and financial position. If we are forced to raise the price of our cross-border logistics services as a result of higher costs of engaging suppliers, demand for our services may be adversely affected, which negatively impact our revenue and results of operations. We will continue to pay close attention to the supply chain disruptions caused by the war in Ukraine and the armed conflicts between Israel and Hamas as well as any other geopolitical tensions, conduct a further assessment, and take measures to minimize any potential impact.

Additionally, due to global inflation triggered by the conflict between Russia and Ukraine in 2022 and armed conflicts between Israel and Hamas, the price of fossil fuel has surged and affected the freight forwarding services section, which still relies heavily on fossil fuels to power transportation. With higher fuel prices, the costs of freight forwarding services increased, which may adversely affect the demand for cross-border logistics services. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Factors that Affect Operating Results — Our Ability to Effectively Control Cost of Freight Charges.”

Even though we implemented a series of cost-control strategies, such as employing a multimodal transportation system that leverages the cost-effectiveness of sea and rail freight for long distance transportation, and entering into long-term agreements with major airlines to secure more favorable rates and mitigate the impact of market fluctuations on costs, there is no guarantee that these measures will be as effective as we anticipated, and our business operations, results of operations and financial condition may be negatively and adversely affected by the global inflation and associated rising freight charges.

Elimination of the de minimis exemption could materially and adversely impact the business of the operating entities.

The “de minimis tax exemption” was a provision under U.S. trade law that allowed shipments bound for American businesses and consumers valued under $800 (per person, per day) to enter the United States free of duties and taxes. On April 2, 2025, President Donald J. Trump signed an executive order eliminating the duty-free de minimis treatment for low-value imports from the PRC and Hong Kong, effective May 2, 2025. As a result, imported goods entering the U.S. that are valued at or below $800 and would have otherwise qualified for the de minimis exemption are now subject to all applicable duties.

The termination of the de minimis exemption negatively impacts the operations of Chinese e-commerce platforms conducting cross-border trade between China and the U.S., as they may incur increased costs to comply with higher duty requirements or experience reduced demand if those costs are passed on to consumers. Since our operating entities provide logistics services to Chinese e-commerce platforms and their logistics suppliers — including TikTok, AliExpress, and Temu — our operating entities may face reduced logistics demand or downward pressure on service fees, which could materially and adversely affect our B2B business.

In addition, individual customers will incur greater costs for the cross-border delivery of goods that previously qualified for the exemption. As a result, demand for our B2C services may decline, potentially leading to a loss of revenue and a material adverse impact on our results of operations.

We rely on third-party service providers for local last-mile delivery in certain jurisdictions. Any failure by or loss of a key local delivery partner could result in delays, disruptions to our operations, and increased costs.

We have transitioned from operating our own local courier fleets in key destination markets, including the United Kingdom and Australia, to partnering with third-party local delivery providers. While this shift enables us to scale our operations more efficiently and focus on our core cross-border logistics services, it also increases our reliance on third-party service providers for last-mile delivery.

There is no assurance that these delivery partners will continue to meet our performance, reliability, and service-level expectations. For third-party delivery providers with whom we have entered into agreements or placed service orders, we may be unable to continue doing so at commercially reasonable rates, or at all. These third parties may default on service obligations, breach contractual terms, or fail to meet volume requirements, particularly during peak periods or in the event of adverse conditions such as labor shortages, fuel price volatility, strikes, or economic instability.

Further, we have limited direct control over the operations of our delivery partners, which may increase our exposure to risks such as delivery delays, service quality issues, regulatory non-compliance, data privacy breaches, or reputational harm due to customer dissatisfaction. If any of our key delivery partners experiences operational disruptions, financial distress, or loss of critical permits or licenses, we may face significant business interruption.

In such cases, we may be required to identify and onboard alternative qualified service providers on short notice, which may not be feasible or may lead to increased costs and transitional inefficiencies. Any such developments could materially and adversely affect our service levels, customer experience, and financial performance.

Regulatory, legislative or self-regulatory/standard developments in the UK regarding privacy and, cyber security matters could adversely affect UDEL UK’s ability to conduct its business and cause increased costs of compliance.

UDEL UK is subject to laws, rules, regulations, and industry standards related to data privacy and cyber security, as well as restrictions or technological requirements regarding the collection, use, storage, protection, retention, transfer, and other processing of personal data in the UK. For example, the European Union General Data Protection Regulation ((EU) 2016/679) (“EU GDPR”), which came into force in May 2018, applies to processing operations carried out in the context of activities in the European Economic Area (the “EEA”), including processing by entities not established in the EEA but offering goods or services to individuals in the EEA and/or monitoring their behavior in the EEA. The United Kingdom has implemented its own version of the GDPR, the so-called UK GDPR. The UK GDPR is the retained EU GDPR as it forms part of the law of England and Wales, Scotland, and Northern Ireland by virtue of section 3 of the European Union (Withdrawal) Act 2018 and as amended by Schedule 1 to the Data Protection, Privacy and Electronic Communications (Amendments) (EU Exit) Regulations 2019 (SI 2019/419). The UK GDPR is defined in section 3(10) of the Data Protection Act 2018, as amended. The UK GDPR and the Data Protection Act 2018 together create a single data protection regime for the general processing of personal data in the United Kingdom. For the purpose of this section, unless the context otherwise requires, any reference to the UK GDPR should include the UK GDPR or the Data Protection Act 2018 (as applicable).

The UK GDPR introduced numerous privacy-related changes for companies operating in the United Kingdom, including greater control over personal data by data subjects (e.g., the “right to be forgotten”), increasing transparency obligations to data subjects, requiring the establishment of a legal basis for processing personal data, creating obligations on companies operating in the United Kingdom to appoint data protection officers and/or UK representatives in certain circumstances, establishing obligations to implement certain technical and organizational safeguards to protect the security and confidentiality of personal data, introducing data breach notification requirements, and increasing fines. For serious infringements of the data protection principles, the Information Commissioner’s Office (“ICO”) has the power to issue fines of up to £17.5 million or 4% of the annual global revenue, whichever is higher. In addition to fines, a wide variety of other potential enforcement powers are available to the ICO in respect of potential and suspected violations of the UK GDPR, including extensive audit and inspection rights and powers to order temporary or permanent bans on all or some processing of personal data carried out by non-compliant actors. The UK GDPR also includes a private right of action for data subjects and consumer associations to lodge complaints with the ICO, seek judicial remedies, and obtain compensation for damages resulting from violations of the UK GDPR.

The UK GDPR also restricts transfers of personal data to the United States and other countries, known as ‘third countries,’ in respect of which a so-called ‘adequacy decision’ has not been issued, unless the parties to the transfer have implemented specific safeguards to protect the transferred personal data. This is an area of evolving complexity, and achieving effective compliance with ever-changing requirements and guidance in relation to data transfers governed by the UK GDPR is highly challenging. If UDEL UK cannot implement sufficient safeguards to ensure that its transfers of personal data governed by the UK GDPR are lawful, it may face increased exposure to regulatory actions, substantial fines, and injunctions against processing personal data governed by GDPR. Loss of UDEL UK’s ability to lawfully transfer personal data out of the United Kingdom to the United States or any other ‘third countries’ may (1) restrict the operating entities’ activities outside the United Kingdom, (2) limit the operating entities’ ability to work with partners, service providers, contractors, and other companies outside the United Kingdom, and (3) require UDEL UK to increase its data processing capabilities in the United Kingdom at significant expense or otherwise cause the operating entities to change the geographical location or segregation of their relevant systems and operations — any or all of which could adversely affect the operating entities’ financial results. While UDEL UK has taken steps to comply with the UK GDPR, we cannot assure that its efforts to achieve and remain in compliance have been, and/or will continue to be, fully successful.

Any failure or perceived failure (including as a result of deficiencies in our policies, procedures, or measures relating to privacy, data protection, marketing, or client communications) by UDEL UK to comply with laws, regulations, policies, legal or contractual obligations, industry standards, or regulatory guidance in England and Wales relating to privacy or data security may result in governmental investigations and enforcement actions, litigation, fines and penalties, or adverse publicity and could cause clients and partners to lose trust in the operating entities, which could have an adverse effect on their reputation and business. We expect that there will continue to be new proposed laws, regulations, and industry standards relating to privacy, data protection, marketing, consumer communications, and information security in the United Kingdom and other jurisdictions, and we cannot determine the impact such future laws, regulations, and standards may have on the operating entities’ business. Future laws, regulations, standards, and other obligations, or any changed interpretation of existing laws or regulations, could impair the operating entities’ ability to develop and market new services and maintain and grow their client base and increase revenue.

Risks Relating to Doing Business in the PRC

The approval, filing with, or compliance with other procedures of the CSRC or other PRC regulatory authorities may be required in connection with this offering under Mainland PRC laws, regulations, and rules.

On July 6, 2021, the General Office of the State Council, together with another regulatory authority, jointly promulgated the Opinions on Strictly Combating Illegal Securities Activities in Accordance with the Law, which calls for, among others, enhanced administration and supervision of overseas-listed China-based companies, proposes to revise the relevant regulation governing the overseas issuance and listing of shares by such companies, and clarifies the responsibilities of competent domestic industry regulators and government authorities.

On February 17, 2023, the CSRC, released the Trial Administrative Measures, and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Administrative Measures, domestic companies that seek to list overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. Where a domestic company seeks to conduct indirect overseas offerings and listings, the issuer shall designate a major domestic operating subsidiary. This entity shall act as the domestic responsible entity and be responsible for filing with the CSRC. If a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge, and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. See “Regulations — Regulations Relating to M&A and Overseas Listings.”

As advised by our PRC counsel, Jingtian & Gongcheng, according to the relevant Mainland PRC laws and regulations as of the date of this registration statement, our offering will be deemed as an indirect overseas listing by a domestic company by the CSRC. We shall fulfill the filing procedure with the CSRC in accordance with the Trial Administrative Measures. Transten Global Group Limited designated Jiyun Investment as the domestic responsible entity to file with the CSRC in June 2024 after the submission of the draft registration statement on Form F-1. We submitted the filing application documents with the CSRC on June 26, 2024. Recently, the CSRC provided its further comments on April 11, 2025. The Company responded to such comments on June 9, 2025. This offering is contingent on the completion of our filing with the CSRC.

If the filing procedure with the CSRC under the Trial Administrative Measures is required for any future offerings or any other capital raising activities, we are not sure how long it will take us to do so. Failure to complete the required filing may result in an investigation by the relevant authorities, as well as fines or penalties, and could lead to an order prohibiting us from conducting an offering. These risks have the potential to cause a material adverse change in our operations and the value of our Class A ordinary shares. Moreover, they could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

On February 24, 2023, the CSRC jointly with other relevant governmental authorities, promulgated the Confidentiality and Archives Management Provisions, which took effect on March 31, 2023. According to the Confidentiality and Archives Management Provisions, domestic companies, whether offering and listing securities overseas directly or indirectly, must strictly abide the applicable laws and regulations when providing or publicly disclosing, either directly or through their overseas listed entities, documents and materials to securities services providers such as securities companies and accounting firms or overseas regulators in the process of their overseas offering and listing. If such documents or materials contain any state secrets or government authorities work secrets, domestic companies must obtain the approval from competent governmental authorities according to the applicable laws, and file with the secrecy administrative department at the same level with the approving governmental authority. Furthermore, the Confidentiality and Archives Management Provisions provide that securities companies and securities service providers shall fulfill the applicable legal procedures when providing overseas regulatory institutions and other relevant institutions and individuals with documents or materials containing any state secrets or government authorities work secrets or other documents or materials that, if divulged, will jeopardize national security or public interest. Since the Confidentiality and Archives Management Provisions were promulgated recently, there may be possible changes with respect to the interpretation and implementation of such provisions and how they will affect us.

Since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. We are not sure what the potential impact such modified or new laws and regulations will have on the daily business operations of our PRC operating entities, our ability to accept foreign investments, and our listing on a U.S. exchange. The SCNPC or PRC regulatory authorities may in the future promulgate additional laws, regulations, or implementing rules that require us and/or our PRC operating entities to obtain regulatory approval from Chinese authorities before listing in the U.S. Any failure to obtain or delay in obtaining such approval, filing or completing such procedures for this Offering, or a rescission of any such approval or filing obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the Offering proceeds or future capital raising activities into China, or take other actions that could materially and adversely affect our business, financial condition, results of operations and prospects, as well as this offering and the listing of our Class A Ordinary Shares.

The CSRC or other PRC regulatory authorities may also take actions requiring us, or making it advisable for us, to halt this Offering or future capital raising activities before settlement and delivery of the Class A Ordinary Shares we are offering hereby. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for this Offering or future capital raising activities, we may be unable to obtain such approval or accomplish the such filing or other regulatory procedures, or unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Such procedures for obtaining the waiver remain unclear. Any changes or negative publicity regarding such approval, filing or other requirements could materially and adversely affect our business, prospects, financial condition, reputation, and this offering and the listing of our Class A Ordinary Shares.

Chinese regulatory authorities could disallow our holding company structure, which may result in a material adverse change in our operations and/or a material adverse change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

We indirectly hold the equity of our PRC operating entities through Transten HK, and thus our PRC operating entities are directly or indirectly foreign-invested enterprises. Although the PRC government has an increasingly open attitude towards absorbing foreign investment in general, it still implements the Negative List, which restricts or prohibits overseas enterprises from holding the equity of Chinese companies whose operations are included in the Negative List. As of the date of this prospectus, the business operated by our PRC operating entities has not been included in the Negative List, but we cannot fully guarantee that the Chinese government will not make a different interpretation, so as to disallow our holding corporate structure. Moreover, the Chinese government revises the Negative List from time to time; although the scope of the Negative List is narrowing as a whole, we are not sure whether our existing business or future business will be included in future revisions. If the business of our PRC operating entities is deemed as a restricted or prohibited business based on the Negative List, we may be required to restructure our existing corporate structure or adjust our business, which may adversely affect our operations and the value of the securities we are registering for sale.

Furthermore, if future laws, administrative regulations, or provisions mandate further actions to be taken by us or our PRC subsidiaries with respect to our existing corporate structure, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, resulting in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares, including that it could cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

We are not sure what the impact of the CAC’s increasing oversight over data security will be, particularly for companies with substantial China operations seeking to list on a foreign stock exchange.

On December 28, 2021, the CAC, jointly with 12 other governmental authorities, promulgated the revised Measures of Cybersecurity Review, or the Cybersecurity Review Measures, and the revised Measures (“Revised CAC Measures”) came into effect on February 15, 2022. Pursuant to the Revised CAC Measures, critical information infrastructure operators procuring network products and services, and online platform operators carrying out data processing activities which affect or may affect national security, shall conduct a cybersecurity review pursuant to the provisions therein. In addition, online platform operators possessing personal information of more than one million users seeking to be listed in a foreign country must apply for a cybersecurity review. In the meantime, the governmental authorities have the discretion to initiate a cybersecurity review on any data processing activity if they deem such a data processing activity affects or may affect national security.

According to the Provisions on Promoting and Regulating Cross-border Data Flows, which was promulgated by the CAC on March 22, 2024 and came into effect on the same day, if the data have not been informed or publicly announced as important data by relevant departments or regions, data handlers are not required to declare security assessment for cross-border provision of the data as important data. Where it is truly necessary to transfer any personal information overseas by a data processor for the purpose of executing and performing a contract to which the individual is a party concerned, such as cross-border shopping, cross-border consignment, cross-border remittance, cross-border payment, cross-border account opening, etc., the declaration for the security assessment, the conclusion of the standard contract, and the personal information protection certification are exempted.

As of the date of this prospectus, we have not received any notice from any PRC regulatory authority identifying us as a “critical information infrastructure operator,” “online platform operator” or “data processor”. According to the Revised CAC Measures, we do not expect ourselves to become subject to cybersecurity review by the CAC for this offering, given that: (i) the data we handle in our business operations, either by its nature or in scale, do not normally trigger significant concerns over PRC national security and (ii) we have not processed, and do not anticipate to process in the foreseeable future, personal information of more than one million users. Our PRC operating entities process little personal information in the PRC, since the data they have access to in their operations are mainly those relating to overseas residents. In addition, logistics operators in the PRC and across the globe widely use encrypted waybills, whereby sensitive personal information cannot be seen on the face of the waybill or accessed through the backend system. This means that our PRC operating entities have no access to such personal information when they do not directly collect information from individual parcel senders or recipients.

However, possible changes remain as to how the Revised CAC Measures will be interpreted or implemented and whether the PRC regulatory authorities may adopt new laws, regulations, rules, or detailed implementation and interpretation in relation, or in addition to the Revised CAC Measures. While we intend to closely monitor the evolving laws and regulations in this area and take all reasonable measures to mitigate compliance risks, we cannot guarantee that our business and operations will not be adversely affected by the potential impact of the Revised CAC Measures or other laws and regulations related to privacy, data protection and information security.

We may be influenced by changes in the society and economic policies of the PRC government.

The majority of our assets and operations are currently located in mainland China. As of the date of this prospectus, our domestic operations are dependent on seven leased warehouses in mainland China. Substantially all of our revenue comes from cross-border logistics business involving the shipping of goods from locations within mainland China to other parts of the world, and substantially all of our revenue generated by our operating entities’ B2B business comes from providing services to E-commerce platforms and other businesses located in mainland China. Accordingly, we may be influenced to a significant degree by economic and social conditions in China generally.

Our performance is affected by China’s economy, which, in turn, is influenced by the global economy. The uncertainties relating to the global economy as well as the political environment in various regions of the world can also possibly impact China’s economy. We are unable to predict all the risks that we face as a result of current economic and regulatory developments and many of these risks are beyond our control. All such factors may materially and adversely affect our business and operations as well as our financial performance.

The PRC government has implemented economic reform and measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises. These reforms have resulted in significant economic growth and social prospects. The PRC government exercises management on China’s economy by allocating resources, regulating payment of foreign currency-denominated obligations and financial services and institutions, setting monetary policy, or imposing industry-wide policies on certain industries. Economic reform measures may also be adjusted or modified in the future, and we cannot assure you that the policies that the Chinese pursue will have a favorable impact on our operations.

Chinese economy has experienced significant growth in the past four decades. Various measures implemented by the PRC government to encourage economic growth may benefit the overall Chinese economy but may also have a negative effect on us. The financial condition and results of operations could be materially and adversely affected by relevant regulations and policies over capital investments, foreign investment or changes in tax regulations that are applicable to us. These measures may cause decreased economic activity, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our business, financial condition and results of operations.

The development of the PRC legal system and changes in the interpretation and enforcement of Mainland PRC laws, regulations and policies in China could materially and adversely affect us and cause the Company’s securities to significantly decline in value or become worthless.

Our operations in mainland China are governed by Mainland PRC laws and regulations. The PRC legal system is a civil law system based on written statutes. Since the late 1970s, the PRC government has promulgated laws and regulations dealing with economic matters, such as foreign investment, corporate organization and governance, commerce, taxation and trade, with a view towards developing a comprehensive system of commercial law. As in other civil law countries, there is a limited volume of published court decisions which may be cited for reference but are not binding on subsequent cases and have limited precedential value unless the Supreme People’s Court otherwise provides. As these laws and regulations are continually evolving in response to changing economic and other conditions, and any non-compliance with any existing or new laws and regulations may adversely affect the legal protections and remedies that are available to investors and us. Such limitation on legal protection could cause disruption to our business operations and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause the Company’s securities to significantly decline in value or become worthless.

Uncertainties with respect to the enforcement of laws, and changes in laws and regulations in China with little advance notice, could materially and adversely affect us.

Our operations in mainland China are governed by Mainland PRC laws and regulations. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but do not have binding authority. There are substantial uncertainties regarding the interpretation and application of Mainland PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our business arrangements in certain circumstances. The laws and regulations may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations that are subsequently adopted or interpreted in a manner different from our current understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new Mainland PRC laws or regulations may have on our business.

Since the late 1970s, the PRC government has been developing a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past several decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules, some of which may not be published on a timely basis or at all, and some of which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may also impede our ability to enforce the contracts we have entered into. As a result, these uncertainties could materially and adversely affect our business and results of operations.

The PRC government has significant authority to exert influence on our operations in mainland China, and the PRC government may intervene or influence our operations in mainland China at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or preclude us from offering or continuing to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The PRC government has significant authority to exert influence on our operations in mainland China, and the PRC government may intervene or influence our operations in mainland China at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale. Therefore, any action by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or preclude us from offering or continuing to offer our Class A Ordinary Shares or other securities to investors and cause our Class A Ordinary Shares or such other securities to significantly decline in value or become worthless.

Additionally, changes in China’s economic, political or social conditions, or government policies could materially and adversely affect our business, financial condition, and results of operations. The economic, political and social conditions in the PRC differ from those in more developed countries in many respects, including structure, government involvement, level of development, growth rate, control of foreign exchange, capital reinvestment, allocation of resources, rate of inflation and trade balance position. Before the adoption of its reform and opening up policies in 1978, the PRC was primarily a planned economy. In recent years, the PRC government has been reforming the PRC economic system and government structure. For example, the PRC government has implemented economic reform and measures emphasizing the utilization of market forces in the development of the PRC economy in the past three decades. These reforms have resulted in significant economic growth and social prospects. Economic reform measures, however, may be adjusted, modified or applied inconsistently from industry to industry or across different regions of the country.

We cannot predict whether the resulting changes or any future changes will have an adverse effect on our current or future business, financial condition or results of operations. Despite these economic reforms and measures, the PRC government continues to play a significant role in regulating industrial development, allocation of natural and other resources, production, pricing and management of currency, and there can be no assurance that the PRC government will continue to pursue a policy of economic reform or that the direction of reform will continue to be market friendly. Our ability to successfully expand business operations in the PRC depends on a number of factors, including macro-economic and other market conditions. Demand for our current and future products and services in the Chinese market and our business, financial condition and results of operations may be materially and adversely affected by the following factors:

•        changes in political or social conditions of the PRC;

•        changes in laws, regulations, and administrative directives or the interpretation thereof;

•        measures which may be introduced to control inflation or deflation; and

•        changes in the rate or method of taxation.

These factors are affected by a number of variables which are beyond our control.

To the extent cash in the business is in the Mainland PRC/Hong Kong or a Mainland PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the Mainland PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash.

Relevant Mainland PRC laws and regulations permit the companies in Mainland PRC to pay dividends only out of their retained earnings, if any, as determined in accordance with Mainland PRC accounting standards and regulations. Additionally, each of the companies in Mainland PRC are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. The companies in Mainland PRC are also required to further set aside a portion of their after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at their discretion. These reserves are not distributable as cash dividends. Furthermore, in order for us to pay dividends to our shareholders, we may rely on payments made from our Mainland PRC subsidiaries or Hong Kong subsidiaries to their respective shareholders and then to our Company. If our Mainland PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us.

Our cash dividends, if any, will be paid in U.S. dollars. If we are considered a tax resident enterprise of Mainland PRC for tax purposes, any dividends we pay to our overseas shareholders may be regarded as Mainland China-sourced income and as a result may be subject to Mainland PRC withholding tax. See “Risk Factors — Risks Relating to Doing Business in the PRC — We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability.” The PRC government also imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of Mainland PRC. Shortages in foreign currencies we have may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of Mainland PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this continues to occur in the future, we may not be able to pay dividends in foreign currencies to our shareholders.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into, and out of Hong Kong (including funds from Hong Kong to Mainland China), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future. If there is a significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, our Hong Kong subsidiaries may become subject to Mainland PRC laws or authorities. As a result, our Hong Kong subsidiaries could be subject to similar government controls on the convertibility of foreign currency and the remittance of currency out of Hong Kong as described above.

As a result of the above, to the extent cash in the business is in the Mainland PRC/Hong Kong or a Mainland PRC/Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of the Mainland PRC/Hong Kong, due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the competent government to the transfer of cash.

Recent negative publicity surrounding China-based companies listed in the United States may negatively impact the trading price of our Class A Ordinary Shares.

We believe that recent negative publicity surrounding companies with operations in China that are listed in the United States have negatively impacted the stock prices of these companies. Certain politicians in the United States have publicly warned investors to shun China-based companies listed in the United States. The SEC and the PCAOB, also issued a joint statement on April 21, 2020, reiterating the disclosure, financial reporting and other risks involved in the investments in companies that are based in emerging markets as well as the limited remedies available to investors who might take legal action against such companies.

Furthermore, various equity-based research organizations have recently published reports on China-based companies after examining their corporate governance practices, related party transactions, sales practices and financial statements, and these reports have led to special investigations and listing suspensions on U.S. national exchanges. Any similar scrutiny on us, regardless of its lack of merit, could cause the market price of our Class Ordinary Shares to fall, divert management resources and energy, cause us to incur expenses in defending ourselves against rumors, and increase the premiums we pay for director and officer insurance.

A recent joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or that have substantial operations in emerging markets, including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced the adoption of interim final amendments to implement the submission and disclosure requirements of the Holding Foreign Companies Accountable Act. In the announcement, the SEC clarifies that before any issuer will have to comply with the interim final amendments, the SEC must implement a process for identifying covered issuers. The announcement also states that the SEC staff is actively assessing how best to implement the other requirements of the Holding Foreign Companies Accountable Act, including the identification process and the trading prohibition requirements.

On September 22, 2021, the PCAOB adopted a final rule implementing the Holding Foreign Companies Accountable Act, which provides a framework for the PCAOB to use when determining, as contemplated under the Holding Foreign Companies Accountable Act, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 16, 2021, PCAOB announced the PCAOB HFCAA determinations relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, because of a position taken by one or more authorities in mainland China or Hong Kong. The inability of the PCAOB to conduct inspections of auditors in China made it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in issuers operating in China to lose confidence in such issuers’ procedures and reported financial information and the quality of financial statements.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

Our auditor, Marcum Asia CPAs LLP, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is not among the firms listed on the PCAOB Determination List issued in December 2021. Our auditor is headquartered in New York, and is currently subject to inspection by the PCAOB on a regular basis.

On August 26, 2022, the PCAOB signed SOP Agreements with the CSRC and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the Holding Foreign Companies Accountable Act, if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the Holding Foreign Companies Accountable Act and the Consolidated Appropriations Act. However, the recent developments could add uncertainties to our offering and we cannot assure you whether the national securities exchange we apply to for listing or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit. Furthermore, the Accelerating Holding Foreign Companies Accountable Act, which requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years, may result in the delisting of our Company in the future if the PCAOB is unable to inspect our accounting firm at such future time.

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC operating entities and thereby prevent us from funding our business.

As an offshore holding company with PRC operating entities, we may transfer funds to our PRC operating entities by means of loans or capital contributions. Any loans to our WFOE, as a foreign-invested enterprise, or FIE, in the PRC cannot exceed statutory limits based on the difference between the amount of our investments and registered capital in such subsidiary, and shall be registered with SAFE, the PRC State Administration of Foreign Exchange, or its local counterparts. Furthermore, at this stage, any capital increase contributions we make to our subsidiaries shall be registered with SAMR, the PRC State Administration for Market Regulation, or its local bureaus, and reported to the Ministry of Commerce or its local bureaus. In addition, the PRC government also promulgates a series of laws and regulations on the convertibility of foreign currencies into RMB and use of the proceeds. Furthermore, SAFE promulgated a series of rules and regulations, including Notice on Reforming the Management Method for the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, the Circular on Reforming and Regulating Policies on the Management of Foreign Exchange Settlement of Capital Accounts, and the Circular to Further Facilitating Cross-border Trade and Investment, that further regulate the use of RMB, converted from foreign currency-denominated capital, by all foreign-invested companies for equity investments within China.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we may not be able to obtain the needed government registrations or approvals on a timely basis, if at all, with respect to future loans to our PRC operating entities or future capital contributions by us to our PRC operating entities. If we fail to receive such registrations or approvals, our ability to provide loans or capital to increase contributions to our PRC operating entities may be negatively affected, which could adversely affect their liquidity and our ability to fund and expand their business.

The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect the PRC operating entities’ business and results of operations.

The PRC Labor Contract Law became effective on January 1, 2008 and was amended on December 28, 2012. The Labor Contract Law introduced specific provisions related to fixed-term employment contracts, part-time employment, probationary periods, consultation with labor unions and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining to enhance previous PRC labor laws. Under the Labor Contract Law, an employer is obligated to sign an unlimited-term labor contract with any employee who has worked for the employer for ten consecutive years. Further, if an employee requests or agrees to renew a fixed-term employment contract that has already been entered into twice consecutively, the resulting contract must have an unlimited term, subject to certain exceptions. With certain exceptions, an employer must pay severance to an employee where a labor contract is terminated or expires. In addition, the PRC government authorities have continued to introduce various new labor-related regulations since the effectiveness of the Labor Contract Law.

We are required by PRC labor laws and regulations to make registrations for social insurance and housing funds, and to pay various statutory employee benefits, including pensions insurance, medical insurance, work-related injury insurance, unemployment insurance, maternity insurance, and housing funds, to designated government agencies for the benefit of our employees. As of the date of this prospectus, the PRC operating entities have paid social insurance contributions and housing provident fund contributions for their employees. In the future, the relevant government agencies may examine whether we are in compliance with the relevant labor laws and regulations. Failure to make full payment of the requisite statutory employee benefits and any potential non-compliance with aforementioned labor laws or regulations may subject us to late payment fees, fines, and/or other penalties. If the relevant PRC authorities determine that we shall make supplemental social insurance and housing fund contributions, or if we become subject to fines and legal sanctions in relation to our failure to make social insurance and housing fund contributions in full for our employees, our business, financial condition, and results of operations may be adversely affected.

As of the date of this prospectus, the PRC operating entities have not changed their basis of social insurance contributions and housing provident fund contributions and have not received any notification from the relevant government authorities requiring them to pay shortfalls or the penalties with respect to social insurance and housing provident funds. In addition, the PRC operating entities have not been subject to any administrative penalties, material litigation or legal proceedings, nor have any of them been notified of any material employee complaints nor involved in any material labor disputes with their employees with respect to social insurance and housing provident fund contributions. All the PRC operating entities also have obtained from the relevant Human Resources and Social Security Bureau and Housing Provident Fund Management Center written confirmations that there is no need to pay any additional social insurance premiums and housing provident funds (including late payment fees and other forms of economic penalties).

It may be difficult for overseas regulators to conduct investigations or collect evidence within the PRC.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in many jurisdictions, including China. According to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct an investigation or evidence collection activities within the territory of the PRC; no organization or individual is allowed to provide documents and information related to securities business activities to overseas securities regulators without the consent of the securities regulatory authority under the State Council and the relevant competent department under the State Council; and according to the Data Security Law, no organization or individual within the territory of the PRC may provide foreign judicial or law enforcement authorities with data stored within the territory of the PRC without the approval of the competent authorities of the PRC. While detailed interpretation of or implementation rules under these regulations are still evolving, the inability of an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

We may rely on dividends and other distributions on equity paid by our PRC operating entities to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC operating entities to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a holding company, and we may rely on dividends and other distributions on equity paid by our PRC operating entities for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC operating entities incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Under Mainland PRC laws and regulations, our operating subsidiary in the PRC, WFOE, as wholly foreign-owned enterprises in the PRC, may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise, such as WFOE, is required to set aside at least 10% of its accumulated after-tax profits after making up the previous year’s accumulated losses each year, if any, to fund statutory reserve funds, until the aggregate amount of such fund reaches 50% of its registered capital. It may allocate a portion of its after-tax profits based on PRC accounting standards to discretionary reserve funds according to its shareholder’s decision. These statutory reserve funds and discretionary reserve funds are not distributable as cash dividends.

In addition, the PRC Enterprise Income Tax Law, and its implementation rules provide that withholding tax rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

Any limitation on the ability of our PRC operating entities to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability.

Under the PRC Enterprise Income Tax Law, enterprises established outside of China whose “de facto management bodies” are located in China are considered to be “resident enterprises” and will generally be subject to a uniform 25% corporate income tax on their global income (excluding dividends received from “resident enterprises”). In addition, a circular (the Notice Regarding the Determination of Chinese Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or “Circular 82”) issued by State Administration of Taxation, or the SAT, on April 22, 2009 and amended on January 29, 2014 and December 29, 2017 sets out certain standards for determining whether the “de facto management body” of an offshore enterprise funded by Chinese enterprises as controlling shareholders is located in China. Although this circular applies only to offshore enterprises funded by Chinese enterprises as controlling shareholders, rather than those funded by Chinese or foreign individuals or foreign enterprises as controlling shareholders, the determining criteria set forth in the circular may reflect SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of how they are funded. Although our Company is not funded by Chinese enterprises as controlling shareholders, substantial uncertainties remain as to whether our Company or any of our other non-PRC entities will be deemed a PRC resident enterprise for the Enterprise Income Tax purposes. If we or any of our subsidiaries registered outside the PRC are deemed a “resident enterprise” under the PRC Enterprise Income Tax Law, our income tax expenses may increase significantly, and our profitability could decrease materially.

We face uncertainties in the PRC with respect to indirect transfer of equity interests in our PRC operating entities.

The indirect transfer of equity interest in PRC enterprises by a non-resident enterprise, is potentially subject to income tax in China at a rate of 10% on the gain if such transfer is considered not to have a commercial purpose and is carried out for tax avoidance. We also face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries or investments. Our Company may be subject to filing obligations or taxed if our Company is a transferor in such transactions, and may be subject to withholding obligations if our Company is transferee in such transaction. For a transfer of shares in our Company by investors that are non-PRC resident enterprises, our PRC operating entities may be requested to assist with investors’ tax filing in China. As a result, we may be required to expend valuable resources to comply with SAT Circular 7 and SAT Circular 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these publications, or to establish that our Company should not be taxed under these publications, which may have a material adverse effect on our financial condition and results of operations.

Conversion of RMB to and from other currency may be subject to governmental management in China.

The PRC government has promulgated a series of laws and regulation on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in the availability of foreign currency may restrict the ability of our PRC operating entities to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments, and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, for most capital account items, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. If the foreign exchange management system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Class A Ordinary Shares.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject the PRC operating entities to liability or penalties, limit our ability to inject capital into the PRC operating entities, limit the PRC operating entities’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

The Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, was promulgated by the SAFE in July 2014 that requires PRC residents or entities to register with SAFE or its local branch, currently with local bank according to Notice of the State Administration of Foreign Exchange on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment issued by SAFE on February 13, 2015, in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to update the previously filed registration with the local branch of the SAFE, with respect to that offshore company, to reflect any material change involving its round-trip investment, capital variation, such as an increase or decrease in capital, transfer or swap of shares, merger or division. These regulations apply to our shareholders who are PRC residents and may apply to any offshore acquisitions that we make in the future.

We have requested PRC residents holding direct or indirect interest in the Company to our knowledge to make the necessary applications, filings and amendments as required by applicable foreign exchange regulations. However, we may not be fully aware of the state of residency of each of our beneficial owners. We do not have control over our beneficial owners and cannot guarantee that all of our beneficial owners who are PRC residents will comply with the requirements under Circular 37 or related SAFE rules, or other outbound investment related regulations. In addition, we may not always be able to compel them to comply with SAFE Circular 37 or other related regulations. There is no assurance that the SAFE or its local branches will release explicit requirements or interpret the relevant Mainland PRC laws or regulations otherwise. Failure by any such shareholders to comply with SAFE Circular 37 may result in restrictions on the foreign exchange activities of the relevant PRC enterprise and may also subject the relevant PRC resident to penalties under the PRC foreign exchange administration regulations. All of the PRC resident shareholders of our Company completed the initial foreign exchange registration on May 30, 2024.

Mainland PRC laws and regulations establish more complex procedures for some acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The PRC government promulgated a series of laws and regulations including the M&A Rules, the Anti-monopoly Law promulgated by the Standing Committee of the National People’s Congress in August 2007, the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated by the Ministry of Commerce in August 2011, and the Measures for the Security Review of Foreign Investment promulgated by the National Development and Reform Commission of the PRC, or NDRC and the Ministry of Commerce in December 2020, on the procedures and requirements for merger and acquisition activities in China by foreign investors. These include requirements in some instances that the approval from the Ministry of Commerce be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. Mainland PRC laws and regulations also require certain merger and acquisition transactions involving an industry that implicates national security to be subject to merger control review or security review.

In the future, we may further grow the business by acquiring businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce or its local counterparts may delay or inhibit our ability to complete such transactions, in which case our ability to expand the business or maintain or expand our market share through future acquisitions would be materially and adversely affected.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws.

We are subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. The PRC operating entities are subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. The PRC operating entities have operations, agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants or distributors of our Company, because these parties are not always subject to our control.

Although we believe we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption laws as of the date of this prospectus, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability related to FCPA violations committed by companies in which we invest or that we acquire.

Fluctuations in exchange rates could result in foreign currency exchange losses.

The value of Renminbi against the U.S. dollar and other currencies fluctuates, is subject to changes resulting from the PRC government’s policies and depends to a large extent on domestic and international economic and political developments as well as supply and demand in the local market. In July 2005, the PRC government changed its decades-old policy of pegging the value of Renminbi to the U.S. dollar, and Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system and there is no assurance that Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between Renminbi and the U.S. dollar in the future.

The proceeds from this offering will be received in U.S. dollars. As a result, any appreciation of the Renminbi against the U.S. dollar may result in the decrease in the value of our proceeds from this offering. Conversely, any depreciation of the Renminbi may adversely affect the value of, and any dividends payable on, our Class A Ordinary Shares in foreign currency.

Our sales to B2B and B2C customers are primarily denominated in Renminbi at the time of payment, as are most of our purchases of third-party services such as custom clearance, air freight transportation, and local delivery services. Some of such purchases, however, are denominated in local currencies. As a result, depreciation of the Renminbi against local currencies denominating certain of our purchases will affect the relative purchasing power of our Renminbi assets, which may have a negative but moderate impact on our operating expenses and revenue.

There are limited instruments available for us to reduce our foreign currency risk exposure at reasonable costs. All of these factors could adversely affect our financial condition, results of operations, and prospects, and could reduce the value of, and dividends payable on, our Class A Ordinary Shares in foreign currency terms.

The PRC operating entities lease office and warehouse space from a third party, and there is no assurance that the PRC operating entities will be able to renew the leases or find suitable alternative premises upon the expiration of the relevant lease terms.

The PRC operating entities lease office and warehouse space from a third party. Although they are entitled to the right of first refusal to renew the current lease under equivalent conditions according to PRC Civil Code and have maintained good relationship with the lessor, there is no assurance that the PRC operating entities will be able to renew such leases on commercially reasonable terms, or at all. In the event that the PRC operating entities are unable to renew the current lease, it will be forced to relocate and may not be able to find suitable alternative premises. Even if the PRC operating entities are able to find desirable alternative locations, they may incur extraordinary relocation costs, hefty rental payments and significant managerial expenses. If any of these events occurs, the PRC operating entities’ business may be materially and adversely affected.

The custodians or authorized users of our controlling non-tangible assets, including chops and seals, may fail to fulfil their responsibilities, or misappropriate or misuse these assets.

Under the Mainland PRC law, legal documents for corporate transactions, including agreements and contracts are executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with relevant PRC market regulation administrative authorities.

Although the PRC operating entities monitor the use of the chops and seals, their procedures may not be sufficient to prevent all instances of abuse or negligence. There is a risk that the employees could abuse their authority, for example, by entering into a contract not approved by the PRC operating entities or seeking to gain control of PRC operating entities. If any employee obtains, misuses or misappropriates chops and seals or other controlling non-tangible assets for whatever reason, there could be disruptions to the normal operations. We may have to take corporate or legal action in such an event, which could involve significant time and resources to resolve and divert management from our operations.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject any PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, replacing earlier rules promulgated in 2007. Pursuant to these rules, PRC citizens, as well as Hong Kong and Macau citizens who reside in the PRC for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas-listed company, and complete certain other procedures. In addition, an overseas-entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. On April 3, 2024, SAFE promulgated the Guidelines for

Foreign Exchange Business under the Capital Account (2024 Edition), which become effective on May 6, 2024. The Guidelines further clarify the specific process requirements for the registration of domestic individuals participating in equity incentive plans of overseas listed companies, as well as the registration of changes and deregistration.

We have adopted a share incentive plan (the “2024 Equity Incentive Plan”), therefore, we and our executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who are granted options will be subject to these regulations when our Company becomes an overseas-listed company upon the completion of this offering. Failure to complete SAFE registrations may subject them to fines of up to RMB300,000 (approximately $42,095) for entities and up to RMB50,000 (approximately $7,016) for individuals, and legal sanctions and may also limit our ability to contribute additional capital into our PRC operating entities and limit their ability to distribute dividends to us. We also face possible regulatory changes that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under Mainland PRC law.

In addition, the State Administration of Taxation of the PRC, or the SAT, has issued certain circulars concerning employee share options and restricted shares. Under these circulars, our employees working in Mainland China who exercise share options or are granted restricted shares will be subject to PRC individual income tax. Our PRC operating entities have obligations to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If our PRC operating entities’ employees fail to pay or our PRC operating entities fail to withhold their income taxes according to relevant laws and regulations, our PRC operating entities may face sanctions imposed by the tax authorities or other PRC government authorities.

The PRC operating entities’ business may be materially and adversely affected if they declare bankruptcy or becomes subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts. The PRC operating entities hold all of the assets that are important to our operations. If any of these entities undergoes a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby materially and adversely affecting our financial condition and results of operations.

According to SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, promulgated on November 19, 2012 and amended on May 4, 2015, the Provisions on the Foreign Exchange Administration of Domestic Direct Investment of Foreign Investors, effective on May 13, 2013, and the Guidelines for Foreign Exchange Business under the Capital Account which was promulgated by SAFE in 2019 and revised in 2020 and 2024, if the PRC operating entities undergo a voluntary or involuntary liquidation proceeding, we would need to conduct a registration process with the SAFE local branch.

If the PRC operating entities are not in compliance with the relevant PRC tax laws and regulations, our financial condition and results of operations may be negatively affected.

The PRC operating entities are subject to periodic examinations on the fulfilment of tax obligations under the PRC tax laws and regulations by PRC tax authorities. If the PRC operating entities fail to fulfil tax obligations for any reasons, they may be subject to fines, other penalties or actions upon examinations by PRC tax authorities. As a result, our business, our financial condition and results of operations may be adversely affected.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

We are an exempted company incorporated under the laws of the Cayman Islands. In addition, 99.4% of our assets are located in China, and a majority of our senior executive officers’ and directors’ assets are located outside the United States. All of our senior executive officers and directors reside within China for a significant portion of the time. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors as none of them currently resides in the United States or has substantial assets located in the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. The PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of Mainland PRC laws or national sovereignty, security or public interest. As a result, we are not sure whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

We may be subject to uncertainty about any changes in the economic, political and legal environment in Hong Kong, and the legal and operational risks associated with operating in Mainland PRC also apply to operations in Hong Kong.

We operate our business through our Hong Kong subsidiaries, Transten International, UDEL HK, Udel Express Au Limited, and their respective subsidiaries. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. We cannot assure you that there will not be any changes in the economic, political and legal environment in Hong Kong. We may be subject to uncertainty about any future actions of the PRC government and the legal and operational risks associated with operating in Mainland PRC also apply to our operations in Hong Kong. The PRC government may intervene or influence our current and future operations in Hong Kong at any time and exert more influence over the manner in which we must conduct our business activities. Such government actions, if and when they occur, could result in a material change in our operations in Hong Kong.

Risks Relating to this Offering and the Trading Market

There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our Class A Ordinary Shares. We plan to apply for the listing of our Class A Ordinary Shares on Nasdaq. An active public market for our Class A Ordinary Shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our Class A Ordinary Shares will be materially and adversely affected.

Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of us have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares.

In addition to the risks addressed above in “— There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all,” our Class A Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Class A Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Class A Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Class A Ordinary Shares. In addition, investors of our Class A Ordinary Shares may experience losses, which may be material, if the price of our Class A Ordinary Shares declines after this offering or if such investors purchase our Class A Ordinary Shares prior to any price decline.

The initial public offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market. The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Class A Ordinary Shares will be determined through negotiations between the underwriters and us and may vary from the market price of our Class A Ordinary Shares following our initial public offering. If you purchase our Class A Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Class A Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our Class A Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•        actual or anticipated fluctuations in our revenue and other operating results;

•        the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•        actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

•        announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•        price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•        lawsuits threatened or filed against us; and

•        other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

The initial public offering price of our Class A Ordinary Shares is substantially higher than the net tangible book value per share of our Class A Ordinary Shares. Consequently, when you purchase our Class A Ordinary Shares in the offering, upon completion of the offering you will incur immediate dilution of $[*] per share if the underwriters do not exercise the over-allotment option and $[*] if the underwriters exercise the over-allotment option in full, assuming an initial public offering price of $[*], which is the midpoint of the estimated range of the initial public offering price shown on the front cover of this prospectus. See “Dilution.” In addition, you may experience further dilution to the extent that Preferred Shares are converted into Class A Ordinary Shares or upon the exercise of outstanding options we may grant from time to time.

If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected.

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in preparing our consolidated financial statements (“CFS”) as of and for the fiscal years ended December 31, 2024 and 2023, we and our independent registered public accounting firm have identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the PCAOB, and other control deficiencies.

According to the PCAOB, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified in our internal control over financial reporting included (i) Lack of formal internal control policies and internal independent supervision functions to establish formal risk assessment process and internal control framework and lack of proper review and approval of certain journal entries; (ii) Lack of accounting staff and resources with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements to design and implement formal period-end financial reporting policies and procedures to address complex U.S. GAAP technical accounting issue in accordance with U.S. GAAP and the SEC requirements; and (iii) Lack of Information technology general control, or ITGC, in the areas of: (l) Logical Access to System and Data, (2) System Change Management, (3) Data Center Operation, (4) Cybersecurity Management, (5) Service Organization.

Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control under the Sarbanes-Oxley Act for purposes of identifying and reporting any weakness or significant deficiency in our internal control over financial reporting, as we will be required to do once we become a public company and our independent registered public accounting firm may be required to do once we cease to be an emerging growth company. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional material weaknesses may have been identified.

Following the identification of the material weaknesses and control deficiencies, we have taken remedial measures, including arranging recurring training sessions for our accounting staff, particularly concerning U.S. GAAP standards and SEC reporting obligations; engaging a professional data compliance lawyer to instruct our corporate teams and facilitate the completion of data compliance rectifications, preparing to enforce more stringent authentication and access control systems, while bolstering the authorization process and supervision of system alterations; instituting proper controls for data backup and system restoration. We plan to adopt additional measures to improve our internal control over financial reporting, including, among others, creating U.S. GAAP accounting policies and procedures manual, which will be maintained, reviewed and updated, on a regular basis, to the latest U.S. GAAP accounting standards, and establishing an audit committee and strengthening corporate governance. We are also in the process of implementing a set of policies and procedures to address our ITGC deficiencies. We expect that we will incur significant costs in the implementation of such measures. However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, and the trading price of our Class A Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

Upon completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our second annual report following the consummation of our initial public offering. In addition, once we cease to be an “emerging growth company,” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting, unless our public float is less than $75 million at that time. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational, and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation in a timely manner.

The dual class structure of our ordinary shares has the effect of concentrating voting control with our chairman of the board, and his interests may not be aligned with the interests of our other shareholders.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Under this structure, holders of Class A Ordinary Shares are entitled to one vote per one Class A Ordinary Share, and holders of Class B Ordinary Shares are entitled to 10 votes per one Class B Ordinary Share, which may cause the holders of Class B Ordinary Shares to have an unbalanced, higher concentration of voting power. Immediately prior to completion of this offering, Mr. Lingju Feng, our chairman of the board, beneficially owns 2,565,000 Class B Ordinary Shares and 10,610,240 Class A Ordinary Shares, representing approximately 86.21% of the voting rights in our Company. After this offering, Mr. Lingju Feng will hold 2,565,000 Class B Ordinary Shares and 10,610,240 Class A Ordinary Shares, representing approximately [*]% of the voting rights in our Company, assuming no exercise of the over-allotment option by the underwriters, or approximately [*]% assuming full exercise of the over-allotment option by the underwriters. As a result, until such time as Mr. Feng’s voting power is below 50%, Mr. Feng as the controlling shareholder has substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. Mr. Feng will have the ability to control matters requiring shareholder approval, including the election of directors, amendment of memorandum and articles of association and approval of certain major corporate transactions in accordance with the Cayman Companies Act. He may take actions that are not in the best interests of us or our other shareholders. These corporate actions may be taken even if they are opposed by our other shareholders. Further, such concentration of voting power may discourage, prevent, or delay the consummation of change of control transactions that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. Future issuances of Class B Ordinary Shares may also be dilutive to the holders of Class A Ordinary Shares. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

The dual-class structure of our ordinary shares may adversely affect the trading market for our Class A Ordinary Shares.

Several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our ordinary shares may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A Ordinary Shares.

Since we are a “controlled company” within the meaning of the Nasdaq listing rules, we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Following this offering, our largest shareholder will continue to own more than a majority of the voting power of our outstanding ordinary shares. Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even if we are deemed a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

We will incur substantial increased costs as a result of being a public company.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. We will incur additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior December 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Substantial future sales of our Class A Ordinary Shares or the anticipation of future sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Class A Ordinary Shares to decline. An aggregate of 12,060,240 Class A Ordinary Shares are outstanding before the consummation of this offering and [*] Class A Ordinary Shares will be outstanding immediately after the consummation of this offering if the underwriters do not exercise their over-allotment option, and [*] Class A Ordinary Shares will be outstanding immediately after the consummation of this offering if the underwriters exercise their over-allotment option in full. Sales of these shares into the market could cause the market price of our Class A Ordinary Shares to decline.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Ordinary Shares if the market price of our Class A Ordinary Shares increases.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from the operating entities, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. There is no guarantee that our Class A Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares.

If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

Any trading market for our Class A Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A Ordinary Shares and the trading volume to decline.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for the continued enhancement of our logistics system, the research and development of logistics technology, the development and establishment of complementary businesses and services, and for working capital and general operations. Our management will have significant discretion as to the use of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Class A Ordinary Shares.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq listing rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. Certain corporate governance practices in the Cayman Islands may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, Cayman Islands law has no corporate governance regime which prescribes specific corporate governance standards.

In addition, Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating and corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of Nasdaq listing rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors.

If we cannot continue to satisfy the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We have applied to have our Class A Ordinary Shares listed on the Nasdaq Capital Market and there is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on Nasdaq Capital Market. It is a condition to the closing of this offering that our Class A Ordinary Shares qualify for listing on a national securities exchange.

Following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market subsequently delists our securities from trading, we could face significant consequences, including:

•        a limited availability for market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our Class A Ordinary Shares are a “penny stock,” which will require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

Anti-takeover provisions in our articles of association may discourage, delay, or prevent a change in control.

Some provisions of our amended and restated articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable, including, among other things, the following:

•        provisions that authorize our board of directors to issue shares with preferred, deferred or other special rights or restrictions without any further vote or action by our shareholders; and

•        provisions that restrict the ability of our shareholders to call shareholder meetings.

Our board of directors may decline to register transfers of Class A Ordinary Shares in certain circumstances.

Except in connection with the settlement of trades, transactions or transfers of Class A Ordinary Shares entered into through the facilities of a stock exchange or automated quotation system on which our Class A Ordinary Shares are listed or traded from time to time, our board of directors may, in its sole discretion, decline to register any transfer of any Class A Ordinary Share which is not fully paid up or on which we have a lien.

If our directors refuse to register a transfer of any Shares of any class not listed on a stock exchange, they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in one or more newspapers or by electronic means, be suspended and the register of members closed at such times and for such periods as our board of directors may, in their absolute discretion, from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 days in any year.

This, however, is unlikely to affect market transactions of the Class A Ordinary Shares purchased by investors in the public offering. Once the Class A Ordinary Shares have been listed on the Nasdaq Capital Market, the legal title to such Class A Ordinary Shares and the registration details of those Class A Ordinary Shares in the Company’s register of members will remain with the Depository Trust Company. All market transactions with respect to those Class A Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the Depository Trust Company systems.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This will make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

In addition to our status as an emerging growth company, we also report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A Ordinary Shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our share price may be more volatile. See “Prospectus Summary — Implications of Our Being an ‘Emerging Growth Company.’”

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our amended and restated memorandum of association and articles of association, the Cayman Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. It may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our amended and restated articles of association allow one or more of our shareholders who together hold not less than 10% of the rights to vote to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least seven clear days is required for the convening of any general meeting of our shareholders. A quorum required for a general meeting is one or more holders holding shares that represent not less than one-third of the outstanding shares in the Company entitled to vote at such general meeting of the Company.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted company limited by shares incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers named in this prospectus reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against them in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

If we are classified as a passive foreign investment company, United States taxpayers who own our Class A Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as us will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

•        at least 75% of our gross income for the year is passive income; or

•        the average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Class A Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2024 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse U.S. federal income tax consequences for U.S. taxpayers who are shareholders. We will make this determination following the end of any particular tax year.

For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Material Income Tax Consideration — United States Federal Income Taxation — PFIC.”

Our pre-IPO shareholders will be able to sell their shares after the completion of this offering, subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our Class A Ordinary Shares.

12,060,240 of our Class A Ordinary Shares are issued and outstanding as of the date of this prospectus. Our pre-IPO shareholders may be able to sell their Class A Ordinary Shares under Rule 144 after the completion of this offering. See “Shares Eligible for Future Sale” below. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price, which could impact the trading price of our Class A Ordinary Shares following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Class A Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act, 2018 of the Cayman Islands, or the Substance Act, that came into force on January 1, 2019, a “relevant entity” conducting a “relevant entity” is required to satisfy the economic substance test set out in the Substance Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is our Company. There are nine designated “relevant activities” under the Substance Act, and for so long as our Company is carrying on activities which falls within any of the designated relevant activities, it shall comply with all applicable requirements under the Substance Act. If the only business activity that the Company carries on is to hold equity participation in other entities and only earns dividends and capital gains, then based on the current interpretation of the Substance Act, our Company is a “pure equity holding company” and will therefore only be subject to the minimum substance requirements, which require us to (i) comply with all applicable requirements under the Companies Act and (ii) have adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the Substance Act. Uncertainties over the interpretation and implementation of the Substance Act may have an adverse impact on our business and operations.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvency liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our Company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account* in violation of the Cayman Companies Act, while we were unable to pay our debts as they fall due in the ordinary course of business, would be guilty of an offence and may be liable for a monetary fine and to imprisonment for five years in the Cayman Islands.

____________

*        Where a company issues shares at a premium (i.e., above the par value of the shares), whether for cash or otherwise, a sum equal to the aggregate amount or value of the premiums on those shares shall be transferred to an account, to be called the “share premium account.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, cash flows and other financial items;

•        our ability to execute our growth and expansion, including our ability to meet our goals;

•        current and future economic and political conditions;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        our ability to attract clients and further enhance our brand recognition;

•        our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•        trends and competition in the cross-border supply chain industry; and

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands in order to enjoy certain benefits, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include: (i) the Cayman Islands has a less exhaustive body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and (ii) Cayman Islands companies may not have standing to sue before the federal courts of the United States. Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

Almost all of our assets are located in the PRC. In addition, all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for shareholders to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts or in courts of jurisdictions outside the United States in any action, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholders to enforce judgments obtained in United States courts or in courts of jurisdictions outside the United States in any action based on the civil liability provisions of the United States federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our legal counsel with respect to the laws of the Cayman Islands, and Jingtian & Gongcheng, our counsel with respect to Mainland PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce against the Company judgments of United States courts based on certain civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has further advised us that there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, we are not sure whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Jingtian & Gongcheng has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. Under Mainland PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of Mainland PRC law or national sovereignty, security or public interest. As a result, we are not sure whether and on what basis a PRC court would recognize or enforce a U.S. court judgment in China.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of [•] Class A Ordinary Shares in this offering will be approximately $[•], after deducting the underwriting discounts and estimated offering expenses payable by us, based on the assumed initial public offering price of $[    ] per Ordinary Share, the midpoint of the estimated price range set forth on the cover page of this prospectus. If the underwriters exercise their over-allotment option in full, we estimate that the net proceeds to us from this offering will be approximately $[•], after deducting the underwriting discounts and estimated offering expenses payable by us.

We plan to use the net proceeds we receive from this offering for the following purposes:

•        approximately 55% for the continued enhancement of our logistics system, in which 40% will be used for expanding the reach of our logistics network, and 15% will be used to improve our facilities, such as warehouse capacity;

•        approximately 20% for the research and development of logistics technology;

•        approximately 10% for the development and establishment of complementary businesses and services to our existing logistics business; and

•        approximately 15% for working capital and general operations.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

In using the proceeds of this offering, we are permitted under Mainland PRC laws and regulations to utilize the proceeds from this offering to fund the PRC operating entities by making loans or additional capital contributions, subject to applicable government registration and approval requirements. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Risk Factors — Risks Relating to Doing Business in the PRC — PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC operating entities and thereby prevent us from funding our business”.

DIVIDEND POLICY

As of the date of this prospectus, none of our operating entities have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the PFIC rules, the gross amount of distributions we make to investors with respect to our Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Our board of directors has complete discretion in deciding whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay a dividend out of either profit or share premium account, provided always that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from the PRC operating entities, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of such shares. There is no guarantee that our Class A Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased such shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment. Please see the section entitled “Material Income Tax Consideration” of this prospectus for information on the potential tax consequences of any cash dividends declared.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, Transten International. Transten International will rely on payments made from WFOE, which will in turn rely on payments made from the operating entities.

Current PRC regulations permit WFOE to pay dividends to Transten International only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, WFOE is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital.

The PRC government promulgated a series of laws and regulations on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. For instance, the Notice on Improving the Examination of Authenticity and Compliance to Further Promote Foreign Exchange Control (“SAFE Circular 3”) issued on January 26, 2017, provides that banks shall, when dealing with dividend remittance transactions from a domestic enterprise to its offshore shareholders of more than $50,000, review the relevant board resolutions, original tax filing form, and audited financial statements of such domestic enterprise based on the principle of genuine transaction. Furthermore, if our PRC operating entities incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or the PRC operating entities are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. Transten International may be considered a non-resident enterprise for tax purposes, so that any dividends WFOE pays to Transten International may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Material Income Tax Consideration — Enterprise Taxation in Mainland China.”

Pursuant to the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by WFOE to its immediate holding company, Transten International. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Transten International intends to apply for the tax resident certificate if and when WFOE plans to declare and pay dividends to its immediate holding company. See “Risk Factors — Risks Relating to Doing Business in the PRC — We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability.”

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024:

•        on an actual basis; and

•        on an as adjusted basis to reflect the issuance and sale of the Class A Ordinary Shares by us in this offering at the assumed initial public offering price of $[    ].00 per Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the estimated discounts to the underwriters and the estimated offering expenses payable by us and assuming no exercise of the underwriter’s over-allotment option.

You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	December 31, 2024
	Actual	As adjusted(1)
	$	$
Current liabilities:
Short-term bank loans	7,857,103
Long-term bank loans, current	92,742
Short-term loans from a related party	2,839,297
Non-current liabilities:
Long-term bank loans	88,105
Total debts	10,877,247
Shareholders’ Equity:
Class A Ordinary Shares, $0.0001 par value, 497,000,000 Class A Ordinary Shares authorized, 10,000,000 shares issued and outstanding as of December 31, 2023 and December 31, 2024, respectively, as adjusted(1)	1,000
Class B Ordinary Shares, $0.0001 par value, 3,000,000 Class B Ordinary Shares authorized, 3,000,000 Class B Ordinary Shares issued and outstanding as of December 31, 2023 and December 31, 2024, as adjusted(1)	300
Subscription receivable	(1,300)
Additional paid-in capital(1)(2)	413,137
Statutory reserves	326,214
Retained earnings	1,531,036
Accumulated other comprehensive loss	(421)
Non-controlling interests	16,748
Total Shareholders’ Equity	2,286,714
Total capitalization	13,163,961

____________

(1)      Reflects the sale of Class A Ordinary Shares in this offering at an assumed initial public offering price of $[ ] per share, the midpoint of the estimated public offering price range, and after deducting the estimated underwriting discounts and estimated offering expenses payable by us, assuming the underwriters’ over-allotment option is not exercised. The as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $[ ] assuming the underwriters does not exercise the over-allotment option. The net proceeds of $[ ] are calculated as follows: $[ ] gross offering proceeds, less underwriting discounts of $[ ], accountable expense of $[ ], and other estimated offering expenses of $[ ]. The as adjusted total equity of $[ ] is the sum of the net proceeds of $[ ] and the equity of $[ ].

(2)      In the event that the underwriters’ over-allotment option is exercised in full, the number of our total Class A Shares outstanding will be [ ], as adjusted additional paid-in capital will be $[ ] and as adjusted total equity will be $[ ], reflecting the sum of net proceeds in the amount of $[ ] and the equity of $[ ].

DILUTION

If you invest in our Class A Ordinary Shares, your ownership interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares.

Our net tangible book value as of December 31, 2024, was $1.8 million, or $0.14 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Ordinary Share (as adjusted for the offering) from the initial public offering price per Ordinary Share and after deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

After giving effect to our sale of [•] Class A Ordinary Shares offered in this offering based on the initial public offering price of $[•] per Class A Ordinary Share after deduction of the estimated underwriting discounts and the estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2024, would have been $[•], or $[•] per outstanding Ordinary Share. This represents an immediate increase in net tangible book value of $[•] per Class A Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $[•] per Class A Ordinary Share to investors purchasing Class A Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only.

The following table illustrates such dilution:

Post- Offering
Assumed Initial public offering price per Class A Ordinary Share	$
Net tangible book value per Ordinary Share as of December 31, 2024	$
As adjusted net tangible book value per Ordinary Share attributable to payments by new investors	$
Pro forma net tangible book value per Ordinary Share immediately after this offering	$
Amount of dilution in net tangible book value per Class A Ordinary Share to new investors in the offering	$

The pro forma as adjusted net tangible book value per Ordinary Share after the offering would be $[•], the increase in net tangible book value per Ordinary Share to existing shareholders would be $[•], and the immediate dilution in net tangible book value per Ordinary Share to new investors in this offering would be $[•].

The following table summarizes, on a pro forma as adjusted basis as of December 31, 2024, the differences between existing shareholders and the new investors with respect to the number of Class A Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

	Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders		%	$	%	$
New investors		%	$	%	$
Total		100%		$100%	$

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this offering determined at the pricing.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

Transten Global was incorporated on July 4, 2023, as an exempted company with limited liability in the Cayman Islands.

On August 17, 2023, we incorporated SHING TIN INTERNATIONAL LTD. in the British Virgin Islands as a wholly owned subsidiary of Transten Global.

On September 13, 2023, we incorporated Transten International in Hong Kong as a wholly owned subsidiary of SHING TIN INTERNATIONAL LTD.

On October 6, 2023, we incorporated CTE GLOBAL LIMITED (“CTE HK”) in Hong Kong as a wholly owned subsidiary of Transten International.

On June 4, 2024, we incorporated WFOE, a PRC limited liability company wholly owned by Transten International.

On June 4, 2024, we incorporated Shunyuan Global Supply Chain (ShenZhen) CO,. Ltd (“Shunyuan”), a PRC limited liability company wholly owned by CTE HK.

We conduct our operations in the PRC through the PRC operating entities. Chengtian International was established on May 18, 2018, as a limited liability company organized under the laws of the PRC. Shuncang was established on January 2, 2020, as a limited liability company organized under the laws of the PRC.

Jiyun Investment was established on April 24, 2023, as a limited liability company organized under the laws of the PRC. On July 28, 2023, Jiyun Investment acquired 100% of the equity interests in Chengtian International from its former shareholders.

On May 22, 2023, we incorporated Chengtian Technology in the PRC as a wholly owned subsidiary of Jiyun Investment. On March 31, 2023, we incorporated JY Cloud Warehouse in the PRC as a wholly owned subsidiary of Jiyun Investment. On May 6, 2023, we incorporated UDEL Shenzhen in the PRC as a 95% owned subsidiary of Jiyun Investment. The other 5% equity interest in UDEL Shenzhen is owned by Lingli Feng, who is also a shareholder of the Company (see “Principal Shareholders”).

On January 31, 2024, we incorporated Shuncang Consolidation as a 70% owned subsidiary of Shuncang.

We conduct our operations in the UK through UDEL UK, which was established in England on February 24, 2020, as a private limited company. On June 29, 2023, we incorporate 724 CLEAR LIMITED in England, as a 55% owned subsidiary of UDEL UK. On May 23, 2025, we transferred 55% of the equity interests in 724 CLEAR LIMITED to an unrelated third party.

On October 6, 2023, we incorporated UDEL HK in Hong Kong as a wholly owned subsidiary of Transten International. On October 9, 2023, we incorporated CBD COPARTNER A LTD. in the British Virgin Islands as a wholly owned subsidiary of Transten International. On November 15, 2023, CBD COPARTNER A LTD acquired 100% of the equity interests in UDEL HK.

On April 12, 2024, UDEL HK acquired 100% of the equity interests in UDEL UK from its former shareholders.

On November 3, 2023, we incorporated UDEL Australia in Australia. On November 30, 2023, we incorporated Udel Express Au Limited in Hong Kong as a 60% owned subsidiary of UDEL HK. On December 14, 2023, Udel Express Au Limited acquired 100% of the equity interests in UDEL Australia.

On November 24, 2023, we incorporated TRANSTEN SG in Singapore as a wholly owned subsidiary of Transten International.

On March 11, 2024, we incorporated 724 HK in Hong Kong as a 55% owned subsidiary of UDEL HK. On July 10, 2025, UDEL HK acquired the remaining 45% of equity interests in 724 HK from its former shareholders, and, consequently, 724 HK is wholly owned by UDEL HK.

On April 24, 2024, we incorporated UDEL Express EU Limited in Hong Kong as a wholly owned subsidiary of UDEL HK and incorporated UDEL US in Hong Kong as a wholly owned subsidiary of UDEL HK.

On June 18, 2024, Shunyuan acquired 100% of the equity interests in Shuncang from its former shareholders.

On June 19, 2024, WFOE acquired 100% of the equity interests in Jiyun Investment from its former shareholders.

On June 25, 2024, we incorporated Chengtian Supply Chain Management (Zhongshan) Co., Ltd in the PRC as a wholly owned subsidiary of Chengtian International.

Consequently, Transten Global became the ultimate holding company of all other entities mentioned above.

On September 5, 2024, Jiyun Investment acquired 100% of the equity interests in Shuncang from CTE HK.

On September 20, 2024, we transferred 100% of the equity interests in CTE HK to an unrelated third party for a consideration of $1,387.

Our Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus and upon the completion of this offering, based on a proposed number of [•] Class A Ordinary Shares being offered, assuming no exercise of the underwriters’ over-allotment option. We control our direct and indirect subsidiaries through ownership of direct equity interests, and we do not use a VIE structure.

____________

Notes: Solid lines with arrows reflect ownership by direct equity interest.

All percentages reflect the voting ownership interests instead of the equity interests held by each of our shareholders, given that each holder of Class B Ordinary Shares will be entitled to 10 votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share.

(1)      Represents 2,565,000 Class B Ordinary Shares and 8,050,000 Class A Ordinary Shares indirectly held by Lingju Feng, the 100% owner of Transprior Limited, as of the date of this prospectus.

(2)      Represents 285,000 Class B Ordinary Shares and 950,000 Class A Ordinary Shares indirectly held by Lingli Feng, the 100% owner of Truetend Limited, as of the date of this prospectus.

(3)      Represents 150,000 Class B Ordinary Shares and 500,000 Class A Ordinary Shares held by Bin Chen, the 100% owner of Benefit Truetime Limited, as of the date of this prospectus.

(4)      Represents 2,560,240 Class A Ordinary Shares held by Lingju Feng, the 100% owner of Sincestart Limited, as of the date of this prospectus. The Class A Ordinary Shares held by Lingju Feng through Chestien Limited and Sincestart Limited are reserved for the grant of Class A Ordinary Shares upon the exercise of awards granted under the Company’s 2024 Equity Incentive Plan. See “Management — Equity Incentive Plan”.

Notes: All percentages reflect the voting ownership interests instead of the equity interests held by each of our shareholders, given that each holder of Class B Ordinary Shares will be entitled to 10 votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share.

For details of our principal shareholders’ ownership, please refer to the beneficial ownership table in the section captioned “Principal Shareholders.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

OVERVIEW

We are a fast-growing end-to-end supply chain solution provider in China, with a focus on providing cross-border logistics services. Headquartered in Shenzhen, a key location in the greater bay area in China, we benefit from the unique geographical advantages of providing high degree of support for ocean, air and overland logistics. A well-connected transportation network enables us to significantly increase efficiency and reduce transportation costs. As one of the most open and dynamic regions in China, Shenzhen is home to renowned enterprises and the gathering place of cross-border E-commerce market players, which provides us with a large customer base and enables us to develop long-term in-depth relationships with our customers. In addition, the sustained and steady growth of the local economy and supportive government policies have backed up our development and brought us great convenience in daily operations.

We experienced rapid growth in 2023 and 2024. Our gross profit increased by RMB27.5 million, or 65.8%, from RMB41.8 million for the year ended December 31, 2023 to RMB69.3 million (US$9.6 million) for the year ended December 31, 2024. Our revenue generated from end-to-end cross-border logistics services increased from approximately RMB264.7 million for the year ended December 31, 2023 to approximately RMB310.3 million (US$43.2 million) for the year ended December 31, 2024, representing a year-on-year increase of 17.2%.

We offer a comprehensive range of cross-border supply chain solution services, including: (i) integrated cross-border logistics services, (ii) air freight forwarding services, and (iii) other value-added services. Please see the section titled “Business” for more details.

KEY FACTORS THAT AFFECT OPERATING RESULTS

Our business and results of operations are influenced by general factors affecting the industries and markets where we operate, which include:

•        global economic growth and the overall economic growth in China;

•        the growth of the global cross-border trade market and the global and China cross-border supply chain services market;

•        governmental policies and the regulatory environment for industries in which we operate;

•        disease, global or localized health pandemic or epidemic or a similar public health threat, or the fear of such an event;

•        social instability; and

•        significant natural disasters.

While our business is influenced by general factors affecting the industries in which we operate, our results of operations are more directly affected by company-specific factors, including the following major factors:

Our Ability to Maintain Our Major Customers

Our ability to retain major customers is critical to the continued success and growth of our business. For each of the years ended December 31, 2023 and 2024, approximately 51.1% and 47.3% of our total revenue, respectively, were generated by our two largest customers of the same periods. While certain service contracts contain options of renewal, there is no assurance that our major customers will continue their business relationships with us, or the revenue generated from dealings with them will be maintained or increased in the future. Our ability to retain these major customers primarily depends on our ability to offer attractive end-to end supply chain solutions and provide satisfactory services at competitive pricing. We expect to retain our existing major customers through continuous efforts to offer them high-quality services and promptly adapt to their evolving needs.

Our Ability to Obtain New Customers and to Increase Our Revenue per Customer

Our ability to increase our revenue and our profitability will depend on our ability to continue to increase our customer base and revenue per customer. To achieve this, we strive to increase our marketing efforts such as sponsoring more events, increasing online and offline advertising advertisements in targeted markets and enhancing the quality and capabilities of our technologies. According to the Frost & Sullivan Report, we, through the operating entities, are one of the first China-based cross-border supply chain service providers who have established local courier operations in the UK. Starting in 2025, to better address market competition and industry policy adjustments across different countries and regions, we have transitioned from operating our own local couriers to developing local suppliers as long-term partners.

Our Ability to Pursue Strategic Opportunities for Growth

Although the end-to-end cross-border supply chain solution market in China is highly fragmented, top companies in this market in China hold stronger comprehensive service capabilities and bargaining power. In the future, it is expected that more competitors will enter this market. Therefore, we intend to continue to pursue strategic investments in selective businesses in the logistics industry to enhance our service capabilities. We believe that a solid investment strategy in warehouses and licenses for E-commerce exports is critical for us to accelerate our growth and strengthen our competitive position in the future. Our ability to identify and execute strategic investments will also impact our operating results over time.

Our Ability to Effectively Control Cost of Freight Charges

Due to global inflation triggered by the conflict between Russia and Ukraine in 2022, the price of fossil fuel has surged and affected the freight forwarding services section which still relies heavily on fossil fuels to power transportation. With higher fuel prices, the costs of freight forwarding services will increase, adversely affecting the demand for cross-border logistics services. But we expect the pressure of high fuel prices to be limited, as we have been taking steps to expand integrated cross-border logistics services to more foreign countries to mitigate the impact starting from June 30, 2022. We have also implemented a series of cost-control strategies, such as employing a multimodal transportation system that effectively leverages the cost-effectiveness of sea and rail freight for long distance transportation and entering into long-term agreements with major airlines to secure more favorable rates and mitigate the impact of market fluctuations on costs. As a result, we believe that airfreight costs will decrease significantly, allowing us to leverage the gross margin without the need to pass on the cost or absorb it, as we did in 2023 and 2024, which dampened our gross margin.

Since April 2025, the U.S. has raised tariffs on goods from China and other countries and terminated the policy of “de minimis tax exemption” which exempted imported goods under $800 per person per day from taxes. This has caused significant fluctuations in the volume of goods shipped from China to the U.S. The change in U.S. tariff policies has had a slight impact on us. In 2024, goods destined for the U.S. accounted for only 12.12% of total parcels we sent worldwide, which is a small proportion. We intend to keep expanding our business in markets such as Southeast Asia, the Middle East, Australia, New Zealand, Latin America, and Europe. The change in the U.S. tariff policies mainly has a negative impact on sea freight and low-value small package supply chain service providers. We mainly provide air freight and mid-to-high-value package services, so the U.S tariff policies have only a slight impact on us. Some of our competitors withdrew from the market due to changes in the U.S tariff policies and pessimistic expectations about future policies. However, we have tracked the U.S. tariff policies in real time, adjusted our logistics service plans promptly, and kept clients informed of the impact of tariff policies. By communicating with clients and adjusting quotes, we have strived to increase profit margins while ensuring no client loss. Through deeper cooperation with suppliers, we have optimized procurement costs and reduced logistics expenses. Therefore, we believe that the U.S. tariff policies change will not negatively affect our business.

Impact of Supply Chain Disruptions

The war in Ukraine in 2022 also gave rise to supply chain disruptions in Europe. However, supply chain disruption in Europe does not have a material impact on our results of operations and financial performance since our revenue generated from Europe is primarily from freight forwarding services and supply chain management in the aggregate. We will continue to pay close attention to the supply chain disruptions caused by the war in Ukraine, conduct a further assessment, and take measures to minimize any impact.

Since April 2025, the U.S. has raised tariffs on goods from China and other countries and terminated the policy of “de minimis tax exemption” which exempted imported goods under $800 per person per day from taxes. This has caused significant fluctuations in the volume of goods shipped from China to the U.S. To address these tariff policy changes, we monitor the U.S. tariff policies in real time and promptly adjust our logistics solutions to ensure timely delivery of our clients’ goods. Meanwhile, we plan to strengthen cooperation with suppliers and sign long-term agreements with major airlines to secure stable cargo space at preferential rates, keep optimizing procurement costs, and maintain the smooth operation of the supply chain.

KEY COMPONENTS OF OUR RESULTS OF OPERATIONS

Revenue

Our revenue consist of (i) revenue from our integrated cross-border logistics services, which primarily comprise service fees typically ascertained based on the number of packages, weight, measurement, destination port, types of freight and other special demands; (ii) revenue from our air freight forwarding services, which primarily comprise service fees through air freight transportation; and (iii) revenue from our other valued-added services, which primarily comprise a 12-month membership fee and indemnification guarantee fees from individual customers.

	For the years ended December 31,
	2023		2024
	RMB’000%		RMB’000	US$’000%
Integrated cross-border logistics services	264,709	98.8	310,348	43,173	47.9
Including: B2C business	33,224	12.4	34,164	4,753	5.3
B2B business	231,485	86.4	276,184	38,421	42.6
Air freight forwarding services	715	0.3	334,379	46,516	51.6
Other value-added services	2,462	0.9	3,540	493	0.5
Total revenue	267,886	100.0	648,267	90,182	100.0

Cost of Revenue

Cost of revenue represents costs and expenses incurred in order to generate revenue. Our cost of revenue primarily consists of (i) cost of freight charges; (ii) cost of packaging; (iii) labor costs; (iv) lease cost of warehouse; and (vi) cost of indemnities paid to customers due to delay or lost. Cost of freight charges consists of (i) air freight/ocean freight/land freight charges; (ii) delivery fees; and (iii) other service fees.

The following table sets forth our breakdown of cost of revenue by service line for the periods indicated:

	For the years ended December 31,
	2023		2024
	RMB’000%		RMB’000	US$’000%
Integrated cross-border logistics services	224,046	99.1	272,255	37,874	47.0
Air freight forwarding services	674	0.3	303,324	42,196	52.4
Other value-added services	1,390	0.6	3,426	477	0.6
Total cost of revenue	226,110	100.0	579,005	80,547	100.0

Gross Profit

Our gross profit is primarily affected by our ability to generate revenue and the fluctuation of our costs.

The following table sets forth our breakdown of gross profit by service line for the periods indicated:

	For the years ended December 31,
	2023	2024
	RMB’000	RMB’000	US$’000
Integrated cross-border logistics services
Gross profit	40,663	38,093	5,299
Gross margin	15.4%	12.3%	12.3%
Air freight forwarding services
Gross profit	41	31,055	4,320
Gross margin	5.7%	9.3%	9.3%
Other value-added services
Gross profit	1,072	114	16
Gross margin	43.5%	3.2%	3.2%
Total
Gross profit	41,776	69,262	9,635
Gross margin	15.6%	10.7%	10.7%

Operating expenses

The following table sets forth our operating expenses, both in absolute amount and as a percentage of the total operating expenses, for the periods indicated:

	For the years ended December 31,
	2023		2024
	RMB’000%		RMB’000	US$’000%
Selling expenses	6,314	21.2	16,931	2,355	27.8
General and administrative expenses	15,010	50.5	25,293	3,519	41.5
Research and development expenses	8,426	28.3	18,696	2,601	30.7
Total operating expenses	29,750	100.0	60,920	8,475	100.0

Operating expenses include selling expenses, general and administrative expenses, and research and development expenses. General and administrative expenses mainly consist of (i) employee payroll (including share-based compensation), (ii) lease expense, (iii) office expense and depreciation related to general and administrative personnel, (iv) professional service fees, and (v) other corporate expenses. Our selling expenses mainly consist of (i) payroll and commission for our sales and marketing staff (including share-based compensation), (ii) advertising and marketing expense, and (iii) lease expense and depreciation related to selling and marketing functions. Research and development expenses mainly consist of (i) employee payroll (including share-based compensation), (ii) lease expense, (iii) server expense, and (iv) other daily expenses related to our research and development activities.

Other expense, net

Other expenses, net consists of other income (expenses), net and financial expenses, net. Other income (expenses), net mainly consists of (i) government subsidy, and (ii) other gains or losses for penalties and compensation. Financial expenses, net mainly consists of (i) foreign exchange gain or loss, (ii) interest expense, and (iii) bank charges.

TAXATION

Cayman Islands and British Virgin Islands (“BVI”)

We are incorporated in the Cayman Islands and several of its wholly-own subsidiaries are incorporated in BVI. Under the current laws of the Cayman Islands and the BVI, these entities are not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands and the BVI.

Hong Kong

Entities incorporated in Hong Kong are subject to profits tax in Hong Kong at a rate of 16.5%. According to Tax (Amendment) (No. 3) Ordinance 2018 published by the Hong Kong government, effective April 1, 2018, under the two-tiered profits tax rates regime, the profits tax rate for the first HKD 2 million of assessable profits will be lowered to 8.25% (half of the rate specified in Schedule 8 to the Inland Revenue Ordinance (IRO)) for corporations. We were not subject to Hong Kong profit tax for any period presented as it did not have assessable profit during the periods presented.

PRC

Under the Enterprise Income Tax (“EIT”) Law in the PRC, the unified EIT rate for domestic enterprises and foreign invested enterprises is 25%, except for available preferential tax treatments, including tax concession for enterprise approved as “High and New Technology Enterprise” (“HNTE”). EIT grants preferential tax treatment to HNTEs at a rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. Chengtain International was entitled to the HNTE status in December 2022 and enjoyed a preferential tax rate of 15% for three years from 2022 to 2024.

For qualified small and low-profit enterprises, from January 1, 2023 to December 31, 2027, 25% of the first RMB3.0 million of the assessable profit before tax is subject to the tax rate of 20%. For the year ended December 31, 2024, some PRC subsidiaries are qualified small and low-profit enterprises, thus are eligible for the above preferential tax rates for small and low-profit enterprises.

United Kingdom

The Company applies a 19% income tax rate to its taxable income during the periods presented. The 19% tax rate applies if the profit income is less than GBP50,000. The general tax rate is 25% if the profit income is over GBP250,000. If the profit income ranges from GBP50,000 to GBP250,000, it will be taxed at the general tax rate minus the marginal relief.

Australia

Entities incorporated in Australia are subject to profit tax at a rate of 30%. Effective from the fiscal year 2021/2022, small enterprises with cumulative annual operating revenue not exceeding AUD50 million will be taxed at a reduced tax rate of 25% in corporate income tax.

Singapore

The applicable tax rate is 17% in Singapore, with 75% of the first approximately SGD10,000 of taxable income and 50% of the next approximately SGD190,000 of taxable income exempted from income tax.

RESULTS OF OPERATIONS

Year ended December 31, 2024 Compared to Year ended December 31, 2023

The following table sets forth a summary of our consolidated results of operations for the periods indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	For the years ended December 31,
	2023	2023	2024	2024	2024
	RMB’000%		RMB’000	US$’000%
Revenue	267,886	100.0	648,267	90,182	100.0
Cost of revenue	(226,110)	(84.4)	(579,005)	(80,547)	(89.3)
Gross profit	41,776	15.6	69,262	9,635	10.7
Operating expenses:
Selling expenses	(6,314)	(2.4)	(16,931)	(2,355)	(2.6)
General and administrative expenses	(15,010)	(5.6)	(25,293)	(3,519)	(3.9)
Research and development expenses	(8,426)	(3.1)	(18,696)	(2,601)	(2.9)
Total operating expenses	(29,750)	(11.1)	(60,920)	(8,475)	(9.4)
Operating profit	12,026	4.5	8,342	1,160	1.3
Other income/(expense)	56	0.0	(406)	(56)	(0.1)
Financial expenses, net	(158)	(0.1)	(2,588)	(360)	(0.4)
Total other expenses, net	(102)	(0.1)	(2,994)	(416)	(0.5)
Income before income taxes	11,924	4.4	5,348	744	0.8
Income tax benefits/(expenses)	(317)	(0.1)	1,353	188	0.2
Net income	11,607	4.3	6,701	932	1.0

Revenue

Total revenue increased by approximately RMB380.4 million, or 142.0%, from approximately RMB267.9 million for the year ended December 31, 2023 to approximately RMB648.3 million (US$90.2 million) for the year ended December 31, 2024.

Revenue from integrated cross-border logistics services.    We provide integrated cross-border logistics service under two separate lines of business: B2C business and B2B business. Revenue from our integrated cross-border logistics services increased by 17.2% from RMB264.7 million in 2023 to RMB310.3 million (US$43.2 million) in 2024, primarily due to the increase of revenue from the B2B Business.

The B2C business provides one-stop cross-border logistics services to individual customers. Revenue from the B2C business remained stable with a slight increase from RMB33.2 million in 2023 to RMB34.2 million (US$4.8 million) in 2024. Although the number of orders decreased by 12.3%, our revenue per one order increased by 18.8% for individual customers from RMB543.3 per order in 2023 to RMB636.7 (US$88.6) per order in 2024, which was primarily attributable to our increasing brand recognition and influence in 2023 and 2024. We also enhanced our service system and improved the efficiency of last mile delivery, which led to the increase in the customer satisfaction.

The B2B business is dedicated to providing comprehensive domestic-to-international end-to-end logistics solutions to domestic consolidators, E-commerce platforms, and their respective service providers. This encompasses the entire process from warehouse to final end-users. Revenue from the B2B business increased from RMB231.5 million in 2023 to RMB276.2 million (US$38.4 million) in 2024. We acquired business customers by forming strategic cooperation relationships with leading enterprises in the cross-border logistics industry. The significant increase in the revenue of the B2B business for 2024 compared with 2023 was mainly attributable to the following: i) we further diversified our B2B offerings by providing logistics services to the logistics suppliers of a major Chinese cross-border e-commerce platform, which contributed to an increase in the volume of orders for about 85.4 thousand with stable average price of RMB881.4 per order, and an increase in revenue of RMB63.01 million (US$8.8 million) from RMB83.9 million in 2023 to RMB146.9 million (US$20.4 million) in 2024; ii) we obtained three new major customers, Guangzhou Gangsheng Materials Co., Ltd., Chengyouda international logistics (Shenzhen) Co., Ltd. and Shenzhen Wanguo Youlian International Logistics Co., Ltd. who in aggregate contributed to RMB35.4 million (US$4.9 million) in revenue from cross-border logistics service in 2024; and iii) we suspended the business cooperation with Shenzhen First Line Supply Chain Co., Ltd. for about six months in 2024 and discontinued the business with and HEDAS (UK) COMMERCIAL INDUSTRIAL CO., LTD since June 2024, which led to the decrease in the revenue by RMB51.8 million (US$7.2 million) in 2024 compared with that in 2023.

Revenue from air freight forwarding services.    We launched air freight forwarding services to our customers in June 2023. We generated revenue of RMB715 thousands and RMB334.4 million (US$46.5 million) from air freight forwarding services in 2023 and 2024, respectively. International fuel price and the capacity of air freight are the main factors affecting our revenue from air freight forwarding services. In 2024, we launched chartered air flights for three newly acquired business customers, to whom we provided air freight forwarding services, which collectively accounted for revenue of RMB327.1 million (US$45.5 million).

Revenue from other value-added service.    Revenue from our other value-added services increased by 43.8%, from RMB2.5 million in the year ended December 31, 2023 to RMB3.5 million (US$0.5 million) in the year ended December 31, 2024. With an increase in demand for additional services from individual customers, such as special membership discount, the number of our member customers increased by 10.8%, which led to an increase of membership fee from RMB1.4 million in the year ended December 31, 2023 to RMB1.9 million (US$0.3 million) in the year ended December 31, 2024. The average fee per membership increased slightly by 21.1%.

Cost of Revenue

Our cost of revenue increased by 156.1% from RMB226.1 million for the year ended December 31, 2023 to RMB579.0 million (US$80.5 million) for the year ended December 31, 2024, which is in line with the increase in our revenue from integrated cross-border logistics services. The increase in cost of revenue was primarily due to the increase in freight charges and delivery fees paid to third-party carriers from RMB216.5 million in 2023 to RMB566.2 million (US$78.8 million) in 2024.

Gross Profit

As a result of foregoing, we recorded gross profit of RMB41.8 million and RMB69.3 million (US$9.6 million) for the years ended December 31, 2023 and 2024, respectively. Our overall gross profit margin rate decreased from 15.6% in 2023 to10.7% in 2024. The decrease in the overall gross profit margin rate in 2024 was mainly due to the increase in the revenue generated from three largest customers, to whom we provided air freight forwarding services. The average gross profit margin for the three largest customers was 8.0% and the percentage of the revenue contributed to the three largest customers compared to our total revenue was 50.5% in 2024.

Operating Expenses

Our operating expenses increased from RMB29.8 million in the year ended December 31, 2023 to RMB60.9 million (US$8.5 million) in the year ended December 31, 2024, representing a year-on-year increase of 104.8%. This increase was primarily attributable to the increases in our general and administrative expenses, selling expenses and research and development expenses.

Selling expenses

Our selling expenses increased by 168.2% from RMB6.3 million in the year ended December 31, 2023 to RMB16.9 million (US$2.4 million) in the year ended December 31, 2024, which mainly attributable to the increase in the staffing costs of RMB8.5 million (US$1.2 million). Comparing with 2023, more employees in marketing team were recruited to gain additional market share and expand our customer base in 2024. Scaling up our operations necessitates an expansion in our workforce across sales, marketing, operations, and management. From enhancing our brand image and executing marketing strategies to conducting market research and development in various overseas regions, as well as advancing and maintaining our system’s capabilities, additional human resources are imperative. Furthermore, we are also building a talent reserve to brace for the impending surge in business operations on a larger scale, which we expect will take place in the foreseeable future.

General and administrative expenses

Our general and administrative expenses increased by 68.5% from RMB15.0 million in the year ended December 31, 2023 to RMB25.3 million (US$3.5 million) in the year ended December 31, 2024, which was primarily attributable to (i) an increase of RMB5.7 million (US$0.8 million) in staffing costs mainly due to the expansion of headcounts in general administrative function for the growth of customer base and volume of demand; (ii) an increase of RMB0.8 million (US$0.1 million) in entertainment expenses; and (iii) an increase of RMB3.2 million (US$0.4 million) in profession service fees.

Research and development expenses

Research and development expenses increased by 121.9%, from RMB8.4 million in the year ended December 31, 2023, to RMB18.7 million (US$2.6 million) in the year ended December 31, 2024. This escalation was driven by the initiation of additional research projects in late 2023 and 2024, specifically targeting logistics software development and the ongoing enhancement of our software’s features and performance, aimed at improving service efficiency and customer satisfaction.

Other expenses, net

Total other expenses, net increased from RMB102.0 thousand in the year ended December 31, 2023 to RMB3.0 million (US$0.4 million) in the year ended December 31, 2024. The increase was mainly due to an increase in foreign exchange loss of RMB1.4 million (US$0.2 million) and an increase in interest expenses of RMB0.9 million (US$0.1 million).

Other income/(expense)

Other income/(expense) decreased from other income of RMB55.5 thousand in the year ended December 31, 2023 to other expense of RMB405.5 thousand (US$56.4 thousand) in the year ended December 31, 2024, which was primarily attributable to the decrease in the government grant of RMB251.0 thousand (US34.9 thousand).

Income tax benefits/(expenses)

Our income tax benefit/(expense) increased from expense of RMB317.4 thousand in the year ended December 31, 2023 to benefit of RMB1.4 million (US$0.2 million) in the year ended December 31, 2024, which was in line with the increase in the tax loss and the increase in tax credit from net operating losses carry forward in the subsidiaries.

Net income

As a result of the foregoing, our net income decreased by RMB4.9 million (US$0.7 million) from RMB11.6 million in the year ended December 31, 2023 to RMB6.7 million (US$0.9 million) in the year ended December 31, 2024.

LIQUIDITY AND CAPITAL RESOURCES

In assessing our liquidity, we monitor and analyze our cash on-hand and our operating and capital expenditure commitments. To date, we have financed our working capital requirements from cash flow from operations, debt, and capital contributions from our existing shareholders.

As of December 31, 2024, we had cash of RMB33.6 million (US$4.7 million). Most of our sales were denominated in RMB at the time of payment. Our working capital was approximately RMB4.2 million (US$0.6 million) as of December 31, 2024. Net cash used in operating activities was RMB50.5 million (US$7.0 million) for the year ended December 31, 2024.

The following table sets forth the disaggregation of cash by currency denomination for each jurisdiction in which our affiliated entities are domiciled:

	As of December 31,
	2023	2024
	RMB’000	RMB’000	US$’000
Renminbi (“RMB”) in China	16,752	31,869	4433
Hong Kong Dollar (“HKD”) in Hong Kong	—	212	29
Great Britain Pound (“GBP”) in United Kingdom	587	80	11
Australian Dollar (“AUD”) in Australia	686	50	7
Singapore Dollar (“SGD”) in Singapore	—	1,357	190
Total	18,025	33,568	4,670

We believe our current working capital is sufficient to support our operations for the next twelve months. We may, however, need additional cash resources in the future if we experience changes in business conditions or other developments, or if we find and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. Our obligation to bear credit risk for certain financing transactions we facilitate may also strain our operating cash flow. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Current foreign exchange and other regulations in the PRC may restrict our PRC operating entities in their ability to transfer their net assets to us and our subsidiaries in Hong Kong. However, as of the date of this prospectus, these restrictions have no impact on the ability of the PRC operating entities to transfer funds to us as we do not anticipate declaring or paying any dividends in the foreseeable future, as we plan to retain our retained earnings to continue to grow our business. In addition, these restrictions have no impact on the ability for us to meet our cash obligations.

To utilize the proceeds we expect to receive from this offering, we may make additional capital contributions to our PRC operating entities, establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, or make loans to the PRC subsidiaries. However, most of these uses are subject to PRC regulations. Foreign direct investment and loans must be approved by and/or registered with SAFE, and its local branches. The total amount of loans we can make to our PRC operating entities cannot exceed statutory limits and must be registered with the local counterpart of SAFE. The statutory limit for the total amount of foreign debts of a foreign-invested company, based on its discretionary application, is either the difference between the amount of total investment and the amount of registered capital or 2.5 times of the amount of the net assets of such foreign-invested company.

We are permitted under Mainland PRC laws and regulations to provide funding to our PRC operating entities only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements. The relevant filing and registration processes for capital contributions typically take approximately eight weeks to complete. The filing and registration processes for loans typically take approximately four weeks or longer to complete. While we currently see no material obstacles to completing the filing and registration procedures with respect to future capital contributions and loans to our PRC subsidiaries, we cannot assure you that we will be able to complete these filings and registrations on a timely basis, or at all. See “Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental management of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or make additional capital contributions to our PRC operating entities, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” Additionally, while there is no statutory limit on the amount of capital contribution that we can make to our PRC operating entities, loans provided to our PRC operating entities in the PRC are subject to certain statutory limits.

CASH FLOWS

Cash Flows for the year ended December 31, 2024 compared to the year ended December 31, 2023

The table below sets forth our cash flows for the years ended December 31, 2024 and 2023.

	For the years ended December 31,
	2023	2024	2024
	RMB’000	RMB’000	US$’000
Net cash used in operating activities	8,770	(50,465)	(7,020)
Net cash used in investing activities	(1,114)	(4,274)	(594)
Net cash provided from financing activities	7,700	70,299	9,779
Effect of exchange rate changes	16	(17)	(3)
Net increase in cash	15,372	15,543	2,162
Cash at the beginning of the years presented	2,653	18,025	2,508
Cash at the end of the years presented	18,025	33,568	4,670

Operating activities

For the year ended December 31, 2024 net cash used in operating activities was RMB50.5 million (US$7.0 million), which was primarily attributable to (i) a net income of RMB6.7 million (US$0.9 million); (ii) non-cash lease expense of RMB3.9 million (US$0.5 million); (iii) share-based compensation of RMB2.1 million (US$0.3 million); (iv) an increase of accounts payable of RMB15.2 million (US$2.1 million); (v) an increase of contract liabilities of RMB8.2 million (US$1.1 million) for receipt from customers; and (vi) an increase of accrued expenses and other current liabilities of RMB2.2 million (US$0.3 million), which was offset by (i) an increase of accounts receivable of RMB42.2 million (US$5.9 million); (ii) an increase of prepaid expenses and other current assets of RMB43.6 million (US$6.1 million) for payment of deposit of new air freight forwarding services; and (iii) a decrease of operating lease liabilities of RMB3.6 million (US$0.5 million).

For the year ended December 31, 2023, net cash provided from operating activities was RMB8.8  million, which was primarily attributable to (i) a net income of RMB11.6 million; (ii)  an increase of accounts payable of RMB45.8 million; and (iii) an increase of contract liabilities of RMB3.8 million for receipt from customers, which was offset by (i) an increase of accounts receivable of RMB51.1 million; and (ii) an increase of prepaid expenses of RMB2.3 million.

Investing activities

For the year ended December 31, 2024, net cash used in investing activities was RMB4.3 million (US$0.6 million), which was attributable to purchase of property and equipment of RMB1.4 million (US$0.2 million), which was offset by the proceeds from collection of loans receivable of RMB1.0 million (US$0.1 million) and payments for loans receivable of RMB4.0 million (US$0.4 million).

For the year ended December 31, 2023, net cash used in investing activities was RMB1.1 million, which was primarily attributable to purchase of property and equipment of RMB2.6 million, which was offset by (i) proceeds from collection of loan to third parties of RMB1.5 million; and (ii) proceeds from disposal of property, plant and equipment of RMB38.3 thousand.

Financing activities

For the year ended December 31, 2024, net cash provided by financing activities was RMB70.3 million (US$9.8 million), which was primarily due to (i) proceeds of borrowings from banks of RMB90.0 million (US$12.5 million), (ii) repayment of bank loans of RMB42.0 million (US$5.8 million); (iii) payment for deferred offering cost of RMB2.2 million (US$0.3 million); (iv) proceeds from related parties of RMB36.8 million (US$5.1 million); (v) payments to related parties of RMB33.2 million (US$4.6 million); and (vi) proceeds of borrowings from a related party of RMB20.4 million (US$2.8 million).

For the year ended December 31, 2023, net cash provided by financing activities was RMB7.7 million, which was primarily due to (i) proceeds of borrowings from banks of RMB10.0 million, (ii) repayment of bank loans of RMB1.2 million; (iii) payment for deferred offering cost of RMB1.1 million; (iv) proceeds from related parties of RMB1.3 million; (v) payments to related parties of RMB1.8 million; (vi) proceeds from shareholders for capital contribution of RMB0.2 million; and (vii) proceeds from non-controlling interest’s for capital contribution of RMB0.4 million.

CONTINGENCIES

From time to time, we may become involved in litigation relating to claims arising in the ordinary course of the business. There are no claims or actions pending or threatened against us that, if adversely determined, would in our judgment have a material adverse effect on us. For the years ended December 31, 2023 and 2024, we were not involved in any pending legal case.

CAPITAL EXPENDITURES

We made capital expenditures of RMB2.6 million and RMB1.4 million (US$0.2 million) for the years ended December 31, 2023 and 2024 respectively. Our capital expenditures consisted primarily of expenditures related to the purchase of furniture, equipment and motor vehicles for expansion of our logistics business. We plan to fund our future capital expenditures with our existing cash balance and proceeds from this offering. We will continue to make capital expenditures to meet the expected growth of our business.

OFF-BALANCE SHEET COMMITMENTS AND ARRANGEMENTS

We have not entered into any off-balance sheet financial guarantees or other off-balance sheet commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

CONTRACTUAL OBLIGATIONS

The following table sets forth our contractual obligations as of December 31, 2024:

For the years ending December 31,	2025	2026	2027	Total loan future payments	Imputed interest	Total
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000
Operating lease payment	5,408	2,897	667	8,972	(739)	8,233
Bank loans	58,352	677	—	59,029	(1,249)	57,780
Total	63,760	3,574	667	68,001	(1,988)	66,013

Other than as shown above, we did not have any significant capital and other commitments, long-term obligations, or guarantees as of December 31, 2024.

INFLATION

Since our inception, inflation in China has not materially affected our results of operations. According to the National Bureau of Statistics of China, the year-over-year percent changes in the consumer price index for December 2023 and December 2024 were a decrease of 0.3% and an increase of 0.1%, respectively. Although we have not been materially affected by inflation in the past, we may be affected if China experiences higher rates of inflation in the future.

CRITICAL ACCOUNTING ESTIMATES

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenue and expenses during the reporting periods. Critical accounting estimates include, but not limited to allowance for doubtful accounts, accounting for deferred income taxes and valuation allowance for deferred tax assets. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

When reading our consolidated financial statements, you should consider our selection of critical accounting policies, the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. Our critical accounting policies and practices include the following: (i) revenue recognition; and (ii) income taxes. See “Summary of Significant Accounting Policies” under note 2 to our consolidated financial statements for the disclosure of these accounting policies.

We believe the following critical accounting estimates involve a higher degree of judgment and complexity than our other accounting estimates. Therefore, these are the policies we believe are the most critical to understanding and evaluating our consolidated financial condition and results of operations.

Allowance for credit losses

Commencing January 1, 2023, the Company adopted ASC326, Financial Instruments-Credit Losses (“ASC326”), using modified-retrospective transition approach. The ASC 326 requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward looking information to better inform their credit loss estimates. Pursuant to ASC 326, an allowance for credit losses for financial assets is carried at amortized cost to present the net amount expected to be collected as of the balance sheet date.

Such allowance is based on credit losses expected to arise over the life of the financial asset’s contractual term, which includes consideration of prepayments. Assets are written off when the Company determines that such financial assets are deemed uncollectible and are recognized as a deduction from the allowance for credit losses. Expected recoveries of amounts previously written off, not to exceed the aggregate of the amount previously written off, are included in determining the necessary reserve at the balance sheet date.

Following the adoption of this guidance, No cumulative-effect adjustment in accumulated deficit was recognized as of January 1, 2023. The adoption of ASC 326 did not have an impact on the Company’s financial statements. The Company pools financial assets based on similar risk characteristics to estimate expected credit losses. The Company estimates expected credit losses on financial assets individually when those assets do not share similar risk characteristics. The Company has adopted aging schedule method to calculate the credit loss and considered the relevant factors of the historical and future conditions of the Company to make reasonable estimation of the risk rate. No expected credit loss was recognized for the fiscal years ended December 31, 2023 and 2024.

Taxation

Deferred tax assets and liabilities are recognized for expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carry forwards. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized. When we determine and quantify the valuation allowances, we consider such factors as projected future taxable income, the availability of tax planning strategies, the historical taxable income/losses in prior years, and future reversals of existing taxable temporary differences. The assumptions used in determining projected future taxable income require significant judgment. Actual operating results in future years could differ from our current assumptions, judgements and estimates. Changes in these estimates and judgements may result in material increase or decrease in our provision for income tax expenses, which could be material to our financial position and results of operations. As of December 31, 2023 and 2024, our balance of deferred tax assets for continuing operations were RMB395,778 and RMB1,612,216 (US$224,280), respectively without any valuation allowance recorded.

INTERNAL CONTROL OF FINANCIAL REPORTING

Prior to this offering, we have been a private company with limited accounting personnel and other resources to address our internal controls and procedures. Our independent registered public accounting firm had not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements for the years ended and as of December 31, 2023 and 2024, we identified three “material weaknesses” in our internal control over financial reporting, as defined in the standards established by the PCAOB, and other control deficiencies.

A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified are related to:

i) Lack of formal internal control policies and internal independent supervision functions to establish formal risk assessment process and internal control framework and internal control framework and lack of proper review and approval of certain journal entries;

ii) Lack of accounting staff and resources with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements to design and implement formal period-end financial reporting policies and procedures to address complex U.S. GAAP technical accounting issue in accordance with U.S. GAAP and the SEC requirements; and

iii) Lack of Information technology general control, or ITGC, in the areas of: (l) Logical Access to Systems and Data, (2) System Change Management, (3) Data Center Operation, (4) Cybersecurity Management, (5) Service Organization.

To address the material weaknesses identified before this offering, as of the date of this prospectus disclosure, we have implemented a range of measures aimed at remediating the identified weaknesses. These actions involve, but are not limited to: arranging recurring training sessions for our accounting staff, particularly concerning U.S. GAAP standards and SEC reporting obligations; engaging a professional data compliance lawyer to instruct our corporate teams and facilitate the completion of data compliance rectifications, preparing to enforce more stringent authentication and access control systems, while bolstering the authorization process and supervision of system alterations; instituting proper controls for data backup and system restoration.

We plan to adopt additional measures to improve our internal control over financial reporting, including, among others, creating U.S. GAAP accounting policies and procedures manual, which will be maintained, reviewed and updated, on a regular basis, to the latest U.S. GAAP accounting standards, and establishing an audit committee and strengthening corporate governance.

We are also in the process of implementing a set of policies and procedures to address our ITGC deficiencies.

However, we cannot assure you that we will remediate our material weaknesses in a timely manner. See “Risk Factors — Risks Related to Our Business and Industry”. See “Risk Factors — Risks Relating to Doing Business in the PRC”. See “Risk Factors — Risks Relating to this Offering and the Trading Market”.

Recent Accounting Pronouncements

A list of recently issued accounting pronouncements that are relevant to us is included in Note 2 to our consolidated financial statements included elsewhere in this prospectus.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Credit Risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and accounts receivable. We place substantially all of our cash with financial institutions with high credit ratings and quality in China. In the event of bankruptcy of one of these financial institutions, we may not be able to claim its cash and demand deposits back in full. We continue to monitor the financial strength of the financial institutions. There has been no recent history of default in relation to these financial institutions.

For accounts receivables, credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through in-house research and analysis of the Chinese economy and the underlying obligors and transaction structures. We identify credit risk collectively based on industry, geography and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and considers the current financial position of the customer and the exposures to the customer and its likely future development.

Foreign Exchange Risk

Our operations are primarily in China. Our reporting currency is denominated in RMB. We are exposed to currency risk primarily through sales and purchases which give rise to receivables, payables and cash balances that are denominated in currencies other than the functional currency of the operations to which the transactions relate. Thus, revenue and results of operations may be impacted by exchange rate fluctuations between RMB and US$. We incurred and recognized foreign currency exchange loss of RMB924,364 (US$128,591) and foreign currency exchange gain of RMB497,150 for the year ended December 31, 2024 and the year ended December 31, 2023, respectively, as a result of changes in the exchange rate.

Liquidity Risk

We aim to maintain cash and credit lines to meet its liquidity requirements. We finance our working capital requirements through a combination of funds generated from operations, loans and equity financing. Our liquidity risk exposures are primarily attributable to accounts payable, other payables, amounts due to fellow subsidiaries, borrowings and lease liabilities.

INDUSTRY

Unless otherwise noted, all the information and data presented in this section have been derived from the industry report from Frost & Sullivan commissioned by us in March 2024 entitled “Global Cross-Border Supply Chain Services Industry Independent Market Research” (the “Frost & Sullivan Report”). Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

OVERVIEW OF GLOBAL CROSS-BORDER TRADE MARKET

Definitions and Classification of Cross-border Trade Industry

Cross-border trade pertains to the exchange of goods and services across international boundaries. It encompasses commercial transactions involving enterprises and consumers across different nations, where the movement of goods and services traverses national borders. Consequently, adherence to international regulations and trade policies becomes imperative. Undoubtedly, cross-border trade constitutes a pivotal aspect of global commerce, playing a crucial role in fostering worldwide economic growth and prosperity.

To classify by trade mode, cross-border trade can be divided into cross-border E-commerce and traditional cross-border trade:

Cross-border E-commerce:    In this practice, entities in distinct customs jurisdictions engage in transactions facilitated by E-commerce platforms, execute electronic payment settlements, and utilize cross-border E-commerce logistics and remotely monitored and managed warehousing to complete transactions. In literal terms, it means “selling across a border using E-commerce,” as opposed to domestic E-commerce transactions.

Traditional Cross-border Trade:    Traditional cross-border trade denotes the conventional approach to executing commercial transactions spanning across national boundaries, primarily conducted through physical avenues such as import-export operations, maritime shipping, and traditional brick-and-mortar retail outlets. Compared to cross-border E-commerce, traditional cross-border trade relies less on digital platforms, and instead leverages established trade networks and infrastructure for operations.

Difference Between Cross-border E-commerce and Traditional Cross-border Trade

Differences	Cross-border E-commerce	Traditional cross-border trade
Operating Model	Utilize internet E-commerce platforms	Based on business contracts
Type of Orders	Small batches, multiple batches, dispersed orders, short cycles	Large batches, few batches, centralized orders, long cycles
Transaction Process	Involve few intermediaries	Involve multiple intermediaries

Differences	Cross-border E-commerce	Traditional cross-border trade
Transportation Methods

Cross-border E-commerce logistics predominantly utilize express delivery and small parcel services, emphasizing small-scale, high-frequency transportation. Air freight serves as the mainstream method in this regard.

Traditional cross-border trade logistics typically involve shipping by sea or air, focusing on large-scale and long-distance transportation of goods.
Customs Clearance and Foreign Exchange Settlement	Customs clearance may be slow and custom restrictions may exist. Susceptible to policy changes, unable to enjoy tax refunds and foreign exchange settlement policies	Regulated by customs with standardized procedures, eligible for normal customs clearance, tax refunds, and foreign exchange settlement policies
Dispute Resolution	The dispute resolution mechanism is imperfect and inefficient	The dispute resolution mechanism has undergone improvement and is relatively comprehensive

Source: Frost & Sullivan Report

Market Size of Total Imports and Exports of Goods in China

Driven by the growth of China’s economy, the total value of imports and exports of China’s trade in goods have increased consistently in recent years, from RMB30.5 trillion (approximately $4.3 trillion) in 2018 to RMB41.8 trillion (approximately $5.9 trillion) in 2023, with a CAGR of 6.5%.

Looking ahead, as the Chinese government continues to implement structural economic reforms to enhance the quality and efficiency of China’s economic growth, and as China’s trade partners diversify and experience simultaneous economic advancement, with the Belt and Road Initiative gaining increased prominence, China’s trade volumes are expected to continue on a positive trajectory. Consequently, China’s amount of trade in goods is projected to grow at a CAGR of 5.7% from 2023 to 2027, with the value of trade, which is the sum of value of imports and exports, forecasted to reach RMB52.1 billion (approximately $7.4 billion) by 2027.

The sustained growth in imports is likely a reflection of China’s expanding domestic demand and its integration into the global economy. Despite global economic uncertainties, China’s import sector is poised to maintain a steady growth rate. Total imports of goods in China reached RMB18.0 trillion (approximately $2.5 trillion) in 2023. By 2027, the import volume is anticipated to reach approximately RMB22.2 trillion (approximately $3.1 trillion) at a projected CAGR of 5.5%.

On the other hand, the outlook for exports suggests a continued expansion of market size of goods exported with the value of goods exported expected to hit around RMB29.9 trillion (approximately $4.2 trillion) by 2027, at a projected CAGR of 5.9%. The anticipated growth in exports underscores China’s role as a major global trading power and reflects the competitive strength of Chinese goods in international markets. The projected growth indicates a positive trend in China’s export capabilities.

Market Size of Total Imports and Exports of Goods in China

RMB Trillion; 2018 – 2027E

CAGR	2018 – 2023	2023 – 2027E
Import	5.0%	5.5%
Export	7.7%	5.9%

Import
Export
30.5
14.1
16.4
31.6
14.3
17.2
32.2
14.3
17.9
38.7
17.3
21.4
41.7
18.0
23.6
41.8
18.0
23.8
44.3
19.0
25.2
46.8
20.1
26.8
49.5
21.2
28.3
52.1
22.2
29.9
2018
2019
2020
2021
2022
2023
2024E
2025E
2026E
2027E

Market Size of China’s Cross-border E-commerce Industry

Driven by the growth of China’s economy, along with the large availability of smartphones and the Internet, intense competition in businesses, and consumers’ increased awareness of E-commerce, the market size of China’s cross-border E-commerce has shown significant expansion, growing from RMB1.3 trillion (approximately $180.5 billion) in 2018 to RMB2.4 trillion (approximately $338.85 billion) in 2023, with a CAGR of 12.1%.

With the Chinese government’s ongoing economic reforms to enhance the efficiency of economic growth, the size of the cross-border E-commerce market is expected to maintain a positive growth trajectory, projected to grow at a CAGR of 11.5% from 2023 to 2027, reaching an estimated RMB3.7 trillion (approximately $513.9 billion) by 2027.

The size of China’s cross-border E-commerce imported goods is projected to decrease, with a negative CAGR of 4.2% from 2023 to 2027, indicating a declining market size expected to reach RMB0.5 trillion (approximately $69.4 billion) by 2027. This is expected to be resulted from a shift in consumer behaviors, regulatory changes, and/or increasing domestic supply which reduces the need for imported goods.

In contrast, the size of China’s E-commerce exported goods are flourishing, expected to grow at a CAGR of 15.8% from 2023 to 2027, to RMB3.2 trillion (approximately $440.4 billion) by 2027, reflecting the strength of China’s export market in the E-commerce sector. The expected robust growth in exported goods highlights the competitive edge of Chinese goods in the global E-commerce space and may be indicative of China’s proactive expansion and scaling of cross-border E-commerce platforms.

Market Size of China’s Cross-border E-commerce Industry

RMB Trillion; 2018 – 2027E

CAGR	2018 – 2023	2023 – 2027E
Import	-6.9%	-4.2%
Export	26.7%	15.2%

Import
Export
1.3
0.8
0.6
1.9
0.9
0.9
1.7
0.6
1.1
1.9
0.5
1.4
2.1
0.6
1.6
2.4
0.5
1.8
2.7
0.5
2.1
3.0
0.5
2.5
3.3
0.5
2.8
3.7
0.5
3.2
2018
2019
2020
2021
2022
2023
2024E
2025E
2026E
2027E

The specialized segment of China’s global express delivery business volume has grown from 1.1 billion parcels in 2018 to 3.0 billion parcels in 2023, representing a CAGR of 22.3%. Due to macroeconomic pressures, weak consumer willingness to spend, and the impact of the COVID-19 pandemic, there was a decline in the volume of express delivery services in China in 2022. However, since 2023, express delivery has presented a strong rebound.

Driven by the strong momentum of traditional E-commerce and the rapid development of emerging E-commerce, the international parcel business, primarily in the North America and Asia-Pacific region, is expected to continue growing in the future. This segment is expected to continue its growth trajectory with a projected CAGR of 8.5% from 2023 to 2027. The volume is anticipated to reach approximately 4.2 billion parcels by 2027.

Market Driver of Cross-border Trade Industry

Development of Economic Globalization

With the continuous development of the global economy, trade exchanges between countries have become increasingly prevalent. Economic globalization has become a significant driving force in the development of the cross-border trade industry. Cross-border E-commerce, facilitated by the application of Internet technology and cross-border supply chain service provisions, has broken down the geographical barriers of traditional trade, enabling global consumers to purchase products from around the world anytime, anywhere. As a result, economic globalization has opened up a broader market space for cross-border E-commerce. Furthermore, in the context of economic globalization, countries have collaborated to refine trade policies, standards, and regulations, promoting the development of regional and multilateral trade agreements. This collaboration has enhanced trade cooperation and integration among countries and regions, driving the continuous development of cross-border trade. Such development will result in simultaneous growth of the cross-border supply chain industry, as it is an industry on which the operations of cross-border E-commerce depend.

Changes in Consumer Demand

As living standards improve, consumers are demanding increasingly diversified and personalized goods and services. Cross-border trade offers a wider selection of goods and services, meeting the varied preferences and needs of consumers. For example, consumers can purchase niche products, exotic goods, or lower-priced items from other countries through cross-border E-commerce platforms. Additionally, facing intense market competition and to cater to the diverse consumer base, cross-border E-commerce platform operators allow consumers to participate in the production and distribution of goods and services, such as through writing online reviews and designing customizations. Hence, cross-border trade also stimulates innovation and differentiation in products and services.

In this way, changes in consumer demand also drives the diversification and growth of the cross-border supply chain industry. As consumers expect to purchase various products from around the globe, they demand higher standards from providers of cross-border logistics services. As a result, different logistic solutions are required to meet the needs of individual consumers, which will provide greater business potential for the industry.

Integration and Optimization of the Industry Chain

The development of digital technology has facilitated the integration and optimization of related industry chains, including logistics, payment, advertising, and marketing. The optimization of industry chains provides better quality services for cross-border trade, further reducing trade costs and enhancing trade efficiency. For instance, digital technology enables faster and cheaper delivery, more secure and convenient payment, more effective and targeted advertising, and more personalized and interactive marketing. Additionally, digital technology has fostered new business models and cross-border trade modes, such as cross-border E-commerce platforms. Digital technology also enhances the transparency and traceability of cross-border trade, increasing consumer trust and satisfaction.

Cross-border supply chain service providers can achieve exponential growth through utilizing digital intelligent systems and accumulating end-user membership assets. By aggregating user data from individual members, the service provider can enhance its overall logistics service quality, thus driving the high standard of service quality within the cross-border supply chain industry.

Source: Frost & Sullivan Report

Future Trends of Cross-border Trade Industry

Rapid Technological Innovation

With the continuous advancement of new technologies such as artificial intelligence, big data, and blockchain, technological innovation in the cross-border trade supply chain will become a major trend in the development of cross-border trade. For example, artificial intelligence can help predict demand, optimize inventory, and provide automated customer service. Big data collection and analysis can assist in analyzing consumer behavior and optimizing product and service pricing, thereby enhancing marketing effectiveness. Blockchain technology can help verify the authenticity of transactions, strengthening the protection of rights for merchants and consumers. Technological innovation also requires cross-border trade enterprises to continuously adapt and upgrade their capabilities and strategies, such as by investing in new technology research and development and hiring relevant talents. As a result, enterprises that are at the forefront of technological innovation in the cross-border trade and supply chain industry will be able to gain competitive advantages.

Optimization of Logistics and Payment

Cross-border E-commerce merchants and platforms will continue to optimize logistics and payment systems to improve the shopping experience and satisfaction of consumers, including increasing logistics speed, reducing logistics costs, and expanding payment options. For instance, cross-border E-commerce platforms can cooperate with local logistics providers, use warehouses with intelligent management systems, and adopt multimodal transportation to improve delivery efficiency and reliability. They can also offer more payment options, such as those through local currency, mobile wallets, and digital currencies, to meet the preferences and needs of different consumers. Additionally, the optimization of logistics and payment involves coordination and cooperation among various parties, such as cross-border E-commerce platforms, logistics providers, payment providers, customs authorities, and consumers.

Supportive Policy and Regulatory Environment

With the rapid development of the cross-border trade industry, governments and regulatory bodies will strengthen the regulation of cross-border E-commerce in areas such as customs clearance, product quality, consumer protection, and data privacy. Governments will establish clear and consistent rules, standards, and procedures for cross-border E-commerce, such as the recent “Data Outbound Security Assessment Measures” implemented in China. Governments across different countries and regions are also likely to cooperate to promote the mutual recognition and alignment of policies, standards, and regulations, through bilateral or multilateral agreements, dialogues, and consultations. On the other hand, the global policy and regulatory environment will also reflect the interests and needs of various parties, such as cross-border trade enterprises, consumers, and civil society organizations.

Large and Oversized Item Delivery Holds Bright Prospects

Given the streamlined logistics offered by global titans like FBA and DHL, these products predominantly leverage their services for transportation. In the early stages of cross-border E-commerce development, exports primarily consisted of small to medium-sized products such as 3C electronics and apparel. However, following the onset of the pandemic, there has been an increase in export orders for large and oversized items, particularly kitchen appliances, thus, there arises a demand for tailored logistics solutions. This presents a heightened challenge for cross-border logistics firms, necessitating elevated operational proficiency. Nonetheless, it also unveils a lucrative blue ocean market ripe for strategic exploration and investment.

Despite Currently Fragmented Market, Industry Concentration Will Increase

Since the last decade, with the rapid growth of China’s export trade, the cross-border E-commerce industry has developed rapidly, with numerous players entering the field. Since 2020, various factors such as global geopolitics have led to significant obstacles in overseas supply chains, affecting small-scale enterprises greatly amid global turmoil. In the current highly uncertain global environment, small-scale cross-border E-commerce also faces considerable uncertainty. Leading companies, through the formation of economies of scale, collaborate closely with other players in the industry chain. With the increasing prominence of leading effects, the concentration of the industry chain will gradually increase in the future.

Source: Frost & Sullivan Report

OVERVIEW OF GLOBAL AND CHINA CROSS-BORDER SUPPLY CHAIN SERVICES MARKET

Definition and Classification of Cross-Border Supply Chain Services

Cross-border supply chain services refer to a range of services provided in cross-border trade to efficiently transfer goods from suppliers or manufacturers to consumers or downstream customers in international markets.

Based on the identity of parties in a transaction, such services can be classified into various types, namely B2B, B2b, B2C and C2C.

B2B:    supply chain support between logistics providers and large E-commerce enterprises

B2b:    supply chain support between cross-border logistics providers and consolidators and manufacturers for large and medium-sized shipments

B2C:    supply chain support for cross-border trade between businesses and individuals

C2C:    person-to-person consolidated logistics for non-commercial purposes

Business Models of Cross-border Supply Chain Services

Cross-border supply chain service providers usually operate under one of the three different business models, including industrial consolidation chain, E-commerce supply chain, and comprehensive local overseas support.

Industrial Consolidation Chain

Consolidation shipping is the process where a carrier or a shipping company combines several smaller shipments into one full container and ships such container to destinations overseas to reduce costs from engaging intermediate agents.

B2C Consolidation:    Consolidation services for international students and individuals residing overseas.

B2B Consolidation:    Consolidation services for consolidators and manufacturers.

Cloud Warehouse:    Provision of customer acquisition tools and SaaS systems for overseas consolidation entrepreneurs.

E-commerce Supply chain

Cross-border E-commerce Platform:    Companies cooperate with E-commerce platforms to receive mass orders and share the growth dividends of the industry. As the E-commerce industry grows rapidly, companies in the supply chain of E-commerce platforms, such as logistics firms, are also able to receive a large number of orders and realize rapid growth.

Cross-border E-commerce Warehousing and Distribution:    Companies provide one-stop supply chain solutions for E-commerce platforms to reduce costs from engaging intermediate agents.

Business Flow Business:    Companies profit by stocking overseas shelves with popular, reasonably priced, top-quality Chinese products and sharing the benefits with overseas Chinese based on source discounts and tax differentials.

Local Overseas Services

Local overseas services includes customs clearance, overseas warehousing, terminal delivery and value-added services. With such integrated services, cross-border supply chain service providers are able to provide customers with services ranging from customs clearance, warehousing, and delivery, which can satisfy the one-stop demand of SMEs(Small and medium-sized enterprises).

These operations require logistics and functional units that are continuously strengthened as a fundamental backup to facilitate the efficiency and reliability of cross-border supply chain operations.

Key Processes Involved in Cross-border Supply Chain Services

Source: Frost & Sullivan Report

The main steps of cross-border supply chain services include four sections: the First Kilometer, International Logistics Mainline, Customs Clearance and Transshipment, and Final Delivery. In Section A, a customer places an order through the mini-program self-service app or the customer service team, and the logistics provider collects the goods to the self-owned warehouse and carries out customs clearance. Then the goods are mainly transported by air, sea or land for mainline transportation in Section B. In Section C, the logistics provider completes importing customs clearance, trucking, and storage in the destination warehouse with a professional team. Finally, in Section D, the local personnel will dispatch the goods and make door-to-door delivery.

Industry Chain of Cross-border Supply Chain Services

Source: Frost & Sullivan Report

The midstream industry is an important link in the cross-border supply chain industry, mainly including services such as postal parcels, cross-border specialized lines (mostly by air), consolidation shipping, overseas warehousing as well as international express and other types of logistics providers. The upstream market participants include B2C or B2B suppliers and manufacturers. The downstream market participants include various types of platforms, E-commerce platforms and individual customers.

China’s Cross-border Supply Chain Market Size

From 2018 to 2023, the market size of China’s cross-border supply chain industry increased from RMB2,764.8 billion (approximately $384.0 billion) to RMB3,637.4 billion (approximately $505.2 billion), with a CAGR of 5.6%, and a highest growth rate in 2021 of 18.8% in that year.

With the continuous development of cross-border trade, the upward trend of the supply chain industry generally, as well as the trend of the “last-mile” delivery service gaining attention and related enterprises progressively focusing on branding, Frost & Sullivan expects China’s cross-border supply chain market to show a continuous upward trend in the next five years, and to reach a market size of RMB4,632.0 billion (approximately $643.3 billion) by 2027. This highlights the continued growth and market expansion of China’s cross-border supply chain industry.

Overall, based on business form, the China cross-border supply chain market can be divided into Branding Internationalization, Supply Chain Related, Cross-Border E-commerce B2C Logistics and Cross-Border E-commerce B2B Logistics. Due to the large market base, the overall market size has been on a slow upward trend in the past five years, except for 2020, when growth stagnated due to COVID-19.

Among them, supply chain related business accounts for about three-quarters of the overall market size. Although its growth rate is relatively slower than that of other business types, it is expected that the market size of supply chain related businesses will exceed RMB3,000 billion (approximately $416.7 billion) in 2025, which will continue to drive the growth of China’s cross-border supply chain market.

China’s Cross-border Supply Chain Market Size (Based on Form of Business)

Billion RMB, 2018 – 2027E

CAGR	2018 – 2023	2023 – 2027E
Branding Internationalization	7.9%	7.2%
Supply Chain Related	6.5%	4.2%
Cross-Border E-commerce B2C Logistics	8.5%	10.1%
Cross-Border E-commerce B2B Logistics	10.8%	10.2%

Branding Internationalization
Supply Chain Related
Cross-Border E-commerce B2C Logistics
Cross-Border E-commerce B2B Logistics
49.3
97.0
415.3
2,203.2
66.2
132.9
423.1
2,213.8
58.3
119.6
435.0
2,244.5
64.4
135.0
524.6
2,669.2
68.3
146.2
563.9
2,829.5
75.8
162.6
578.1
2,820.9
83.8
180.0
628.8
2,983.7
92.3
198.5
682.6
3,148.8
101.2
217.8
739.6
3,315.7
110.4
238.0
799.8
3,483.8
2018
2019
2020
2021
2022
2023
2024E
2025E
2026E
2027E

Source: Frost & Sullivan Report

China’s cross-border supply chain industry is almost equally divided between imports and exports. The import market size is on a continuous upward trend from 2018 to 2023 and reached RMB 1,801.4 billion (approximately $250.0 billion) in 2023. The export market size is growing slightly slower than the import market, and is predicted to reach RMB 1,836.0 billion (approximately $255.0 billion) in 2023, almost equal to the import market size.

Frost & Sullivan expects the growth rate of the size of both import and export markets to slow down slightly in the next five years, and the ratio of 50% to 50% will continue to be maintained, with import and export market sizes both breaking through the RMB 2,000 billion (approximately $277.8 billion) mark in 2025.

China’s Cross-border Supply Chain Market Size (Based on Form of Trade)

Billion RMB, 2018 – 2027E

	2018 – 2023	2023 – 2027E
Total	6.9%	5.1%
Import	7.0%	5.4%
Export	6.7%	4.9%

Import
Export
1,360.0
1,391.5
1,407.0
1,675.1
1,783.7
1,801.4
1,924.8
2,052.4
2,184.0
2,319.3
1,404.8
1,444.5
1,450.4
1,718.2
1,824.1
1,836.0
1,951.6
2,069.8
2,190.4
2,312.7
2018
2019
2020
2021
2022
2023
2024E
2025E
2026E
2027E

Source: Frost & Sullivan Report

Market Driver of Global and China Cross-Border Supply Chain Services Market

Increase in Residents’ Purchasing Power

With the continuous development of the economy, the per capita income and disposable income of individuals are increasing, so the consumption willingness and capacity of purchase are also gradually rising. The increasing consumption ability allow individuals to have diverse needs of consumption. Since many categories of commodities in the China market have failed to meet the diversified needs of consumers, they now turn to pursue the goods from foreign markets, which makes the cross-border logistics demand grow.

Higher Consumer Demand for Logistics Speed and Service Quality

Consumers are demanding high quality shopping experience, which includes cross-border logistics delivery, transportation speed, and service quality. To better cater to the needs of consumers, the cross-border logistics and warehousing industry needs to continuously improve its service quality and efficiency.

Simultaneous Expansion of Cross-border Logistics and Cross-border Export E-commerce Market Size

With the further reduction of cross-border E-commerce export logistics costs and the enhancement of cross-border logistics service quality in the future, the cross-border E-commerce export market will feed the cross-border E-commerce export logistics service market with greater business increment, forming a two-way positive cycle.

Growth in the Number of Overseas Chinese

According to United Nations Educational, Scientific and Cultural Organization (“UNESCO”), the number of overseas Chinese has reached 60 million by 2023, and the demand for B2C Chinese cross-border consolidation has grown significantly, which has also led to a year-on-year increase in the volume of C2C and B2C cross-border logistics business and driven the progress and development of the Chinese cross-border supply chain service industry.

Continuous Evolvement of Digital Technology

The continuing advancement of logistics technology, especially the application of logistics informatization, intelligence, and automation, has led to the enhancement of the operational efficiency of cross-border logistics warehousing, the reduction of operational costs, and the promotion of digital innovation in the cross-border supply chain industry.

Development of Logistics and Warehousing Facilities

With the progression of logistics warehousing technology, logistics warehousing facilities have been upgraded, such as the emergence of automated warehouses and intelligent warehouses. These cutting-edge facilities improve the efficiency and quality of warehousing and reduce operating costs, and lead the further development of cross-border logistics warehousing facilities.

Countries’ Policy Incentives for Cross-border Trade

Many countries and regions have implemented supportive policies to promote the development of cross-border E-commerce, including simplifying customs clearance process, providing tax exemptions and reductions, constructing cross-border E-commerce platforms, encouraging the construction of overseas warehouses, and actively encouraging the establishment of cross-border supply chain enterprises. These policies have indirectly boosted the development of the cross-border logistics and warehousing industry.

Source: Frost & Sullivan Report

Future Trend of Global and China Cross-Border Supply Chain Services Markets

Emphasis on the Delivery of Last Mile

The cross-border logistics and warehousing industry will evolve from transportation and warehousing to the final mile delivery to households, culminating in distribution synergies that achieve seamless integration throughout the entire process. Cross-border logistics enterprises will enhance the efficiency of the overall logistics system by integrating resources and advantages from each stage.

Innovations in Digital Intelligent Systems Will Continue to Grow

In light of advancements in artificial intelligence, the Internet of Things, big data, and other technologies, the cross-border logistics and warehousing industry is poised to evolve towards greater intelligence and automation. An intelligent warehousing facility and system can improve the efficiency of warehousing operations, reduce operating costs, and enhance customer experience.

Attention to Brand Building from Related Enterprises

With the rapid pace of development in the cross-border E-commerce industry, enterprises providing cross-border logistics services will increasingly focus on brand building. By establishing strong brands, these enterprises can highlight their unique advantages and distinctive services, enabling them to differentiate themselves in the competitive market. This, in turn, helps attract more customers and expand their market share.

A New Level Up in the Concept of Green Logistics

A growing number of enterprises have put emphasis on green logistics for reducing operating costs, improving resource utilization and reducing environmental pollution. Enterprises are expected to pay more attention to the practice of green logistics and realize the goal of green logistics by making improvements in packaging materials, packaging methods, transportation methods and warehousing.

Significant Competitive Advantages of Integrated Cross-Border Logistics Service Providers

In cross-border logistics, integrated cross-border logistics service providers possess a more distinct competitive advantage over single service providers. Integrated cross-border logistics service providers can provide full services from origin to destination, including one-stop services for the first kilometer, international logistics trunk lines, customs clearance and transshipment, as well as last mile delivery. Such integrated services can meet the diversified needs of customers and improve customer satisfaction. Integrated cross-border logistics service providers with stronger resource integration capabilities can effectively coordinate various logistics resources, such as transportation resources and storage facilities, to reduce logistics costs.

Source: Frost & Sullivan Report

COMPETITIVE LANDSCAPE OF GLOBAL CROSS-BORDER TRADE MARKET

Key Success Factors

Integrated supply chain services business model

In today’s highly competitive business environment, companies that offer integrated services throughout the supply chain, ranging from logistics to warehousing, are better positioned to meet customer requirements. By providing high-quality services, such companies can boost customer satisfaction and loyalty. In particular, customized warehousing services play a critical role in improving customer satisfaction and loyalty. Warehousing services go beyond mere storage of goods, entailing, in addition, effective management and categorization of commodities. Integrated supply chain service providers have the capability to offer bespoke warehousing solutions to meet the unique requirements of their clients. These solutions include the storage of specialized commodities and inventory management.

In addition, the last mile distribution process is a critical aspect of the overall supply chain service, as it represents the direct point of contact with customers. Integrated supply chain service providers can offer a range of end distribution services, such as express delivery and self-pickup, to cater to the diverse needs of their customers. Moreover, the end distribution service should prioritize service quality, including door-to-door delivery and after-sales support, to enhance customer satisfaction and sustain their loyalty.

Diversified customer acquisition channels

In the present-day cross-border logistics industry, customer acquisitions are critical to companies’ success. To expand their customer base, cross-border logistics enterprises enhance and optimize customer acquisition channels catering to both B2B business and B2C markets, which will allow them to improve their competitiveness in the market and elevate their business performance.

For B2C customers, cross-border logistics enterprises can carry out effective operations and marketing promotions through social network platforms. Utilizing the extensive coverage and interactivity of social media, enterprises can establish closer ties with potential customers and increase brand awareness and influence. In addition, enterprises can also analyze target customers through big data technology to understand their needs and preferences, so as to implement targeted marketing campaigns to improve conversion rates and customer satisfaction.

For B2B customers, cross-border logistics enterprises can expand their B2B business by entering into strategic cooperation with leading enterprises in the industry to explore foreign markets. This type of cooperation can help enterprises obtain more business opportunities and resources and improve their competitiveness.

Source: Frost & Sullivan Report

Ranking by Growth Rate of Total Revenue from Cross-Border Supply Chain Services between China and Australia from 2022 to 2023

The Company ranks top in terms of the growth rate of total revenue from providing cross-border supply chain services between China and the Australia from 2022 to 2023 among service providers based in China.

Ranking	Company	%
1	Transten	~381.8%
2	Company F	~57.7%
3	Company G	~49.9%
4	Company H	~48.2%
5	Company I	~35.6%

Source: Frost & Sullivan Report

Ranking by Growth Rate of Total Revenue from Cross-Border Supply Chain Service between China and the UK from 2022 to 2023

The Company ranks top in terms of the growth rate of total revenue from providing cross-border supply chain services between China and the UK from 2022 to 2023 among service providers based in China.

Ranking	Company	%
1	Transten	~381.8%
2	Company A	~199.6%
3	Company B	~41.4%
4	Company C	~32.0%
5	Company D	~26.6%

Source: Frost & Sullivan Report

Ranking by Growth Rate of Total Revenue of Cross-Border Supply Chain Services in terms of B2B business between China and the UK from 2022 to 2023

The Company ranks top in terms of the growth rate of total revenue from providing B2B cross-border supply chain services between China and the UK from 2022 to 2023 among service providers based in China.

Ranking	Company	%
1	Transten	~1,004.8%
2	Company A	~914.4%
3	Company D	~38.9%
4	Company B	~34.4%
5	Company C	~25.3%

Source: Frost & Sullivan Report

Ranking by Growth Rate of Average Daily Shipped Pieces of Cross-border Logistics Supply Chain Services between China and Australia from 2022 to 2023

The Company ranks top in terms of the growth rate in the average daily shipped pieces of cross-border supply chain services between China and Australia from 2022 to 2023 among services providers based in China.

Ranking	Company	%
1	Transten	~213.2%
2	Company I	~72.7%
3	Company H	~69.4%
4	Company G	~60.3%
5	Company J	~47.0%

Source: Frost & Sullivan Report

Ranking by Growth Rate of Average Daily Pieces of B2B Cross-border Logistics Supply Chain Services between China and the UK from 2022 to 2023

The Company ranks top in terms of the growth rate in the average daily pieces of B2B cross-border supply chain services between China and the UK from 2022 to 2023 among service providers based in China.

Ranking	Company	%
1	Transten	~240.5%
2	Company A	~68.0%
3	Company B	~43.7%
4	Company D	~37.4%
5	Company E	~22.9%

Source: Frost & Sullivan Report

BUSINESS

Overview

Through our operating entities, we are a fast-growing cross-border supply chain services provider in China, providing services involving the transportation and delivery of goods from China to overseas destinations. Our gross profit increased by RMB27.5 million, or 65.79%, from RMB41.8 million for the year ended December 31, 2023 to RMB69.3 million (US$9.6 million) for the year ended December 31, 2024. Our revenue generated from end-to-end cross-border logistics services increased from approximately RMB264.7 million for the year ended December 31, 2023, to approximately RMB310.3 million (US$43.2 million) for the year ended December 31, 2024, representing a year-on-year increase of 17.24%. According to the Global Cross-Border Supply Chain Services Industry Independent Market Research provided by Frost & Sullivan (the “Frost & Sullivan Report”), we ranked first among providers of cross-border supply chain services from China to Australia and to the UK in terms of the growth rate of total revenue from fiscal year 2022 to fiscal year 2023.

The operating entities offer one-stop integrated services from parcel pick-up to warehouse storage, international shipping, customs clearance, and destination delivery. Since Chengtian International’s establishment in 2018, the operating entities have gradually set their footprints from China to across the world by continuing to extend the reach of their cross-border supply chain services, with a global network primarily covering 71 countries in the fiscal year ended December 31, 2024. The operating entities stand out in the cross-border supply chain industry for the fast delivery speed and high-quality service they provide, as well as their pioneer status in the high-efficiency last-mile delivery of parcels originating from China to destinations in the UK and Australia. According to the Frost & Sullivan Report, we, through the operating entities, are one of the first China-based cross-border supply chain service providers that has established local courier operations in the UK. To better address market competition and industry policy adjustments across different countries and regions, we have transitioned from operating our own fleet to developing local suppliers as long-term partners. These partners are integrated into our delivery system and adhere to our specific delivery standards, enabling us to further optimize costs and enhance efficiency.

The operating entities provide China-based cross-border supply chain services under two separate lines of business: business-to-consumer (“B2C”) business, which started at the same time as Chengtian International’s establishment and engages individual customers, and business-to-business (“B2B”) business, which engages business customers.

In the B2C business, the operating entities primarily provide one-stop cross-border supply chain services to two types of individuals. The first type of customers are consumers who shop from Chinese domestic shopping sites, use the operating entities’ warehouses as the domestic delivery address, and thereafter rely on the operating entities to provide cross-border shipping and delivery of the goods purchased. The second type of customers are individuals who wish to send parcels from a personal address in China to a personal address overseas. As of the date of this prospectus, the operating entities have served approximately 223,300 individual customers, with an average of 8,393 monthly active customers. For the fiscal years ended December 31, 2024 and 2023, the B2C business had an average repurchase rate of 39.70%, which is calculated by the number of individual customers who placed more than one orders during the two fiscal years divided by the total number of individual customers.

The B2B business was first launched in the fourth quarter of 2022, wherein the operating entities provide consolidation service to other Chinese consolidators. In particular, this business primarily involves collecting large amounts of medium-to-large size cargo from other Chinese consolidators, which are several times smaller-sized companies, and organizing the consolidated transportation of such cargoes to overseas destinations. In August 2023, the operating entities further diversified the B2B business by providing logistics services to the logistics suppliers of Chinese E-commerce platforms, including TikTok, AliExpress, and Temu, thereby initiating indirect services to such platforms. The operating entities collect parcels to be shipped from the warehouses of such E-commerce platforms and handle the rest of the logistics process to the parcels’ final destinations. For the fiscal years ended December 31, 2024 and 2023, the B2B business engaging suppliers of E-commerce platforms and the B2C business have been mainly operated by Chengtian International, while the B2B business engaging other consolidators has been operated by Shuncang. As of the date of this prospectus, the operating entities have served 1,998 business customers.

For the fiscal years ended December 31, 2023 and 2024, the B2C business generated revenue of RMB33,224,494 (approximately $4,621,960) and RMB34,164,468 (approximately $4,752,722), respectively, which accounted for 12.40% and 5.27% of our total revenue, respectively. For the fiscal years ended December 31, 2023, the B2B business generated revenue of RMB231,484,918 ($32,202,565), which accounted for 86.41% of our total revenue, among which approximately 15.49% was attributed to service sales to E-commerce platform suppliers, and 70.92% to service sales to other consolidators. For the fiscal years ended December 31, 2024, the B2B business generated revenue of RMB276,814,145 (approximately $38,420,809), which accounted for 42.60% of our revenue in fiscal 2024, among which approximately 7.01% was attributed to service sales to E-commerce platform suppliers, and 35.59% to service sales to other consolidators.

The operating entities engage international freight forwarding agents, custom brokerage firms, air freight carriers, and parcel pick-up and delivery couriers for their services in the logistics chain.

Since November 2023, the operating entities have started operating a Cloud Warehouse through JY Cloud Warehouse, which provides a software platform to individual or smaller-sized consolidators to access the operating entities’ supply chain system, through which they can s use the operating entities’ logistics management facilities. Customers are provided a WeChat Mini-Program terminal for taking and managing orders, access to warehouses storage and management facilities, and access to use freight carriers’ services. Unlike the traditional form of B2B consolidation service, where the operating entities act as an agent to handle the consolidation process directly, JY Cloud Warehouse provides Software-as-a-Service (“SaaS”) and target consolidator customers who would like to manage the consolidation process by themselves but lack the necessary resources. For the fiscal years ended December 31, 2023 2024, revenue generated by the business operations of JY Cloud Warehouse accounted for 0.02% and 0.55% of our total revenue, respectively.

For the fiscal years ended December 31, 2023 and 2024, we had revenue of RMB267.9 million and RMB648.3 million (US$90.2 million), respectively, and net income of RMB11.6 million and RMB6.7 million (US$0.9 million), respectively.

Competitive Strengths

We believe that the following competitive strengths are essential for the operating entities’ success and differentiate them from their competitors:

Fast and Reliable Delivery with an Extensive Global Network

The operating entities have established a comprehensive global logistics network, primarily consisting of six consolidation routes, including the consolidation of parcels from China to the UK, the US, Canada, New Zealand, Australia and the European Union. In the fiscal year ended December 31, 2024, the operating entities sent over 6,159,765 kilograms of parcels from China to overseas destinations, among which 29.70% were sent to Australia, 26.64% to the UK, 16.72% to EU, 12.36% to Canada, and 12.11% to the United States.

In their provision of cross-border supply chain services, the operating entities are able to provide fast and reliable delivery for customers for all the routes they operate in. On average, parcels leaving China takes 48 to 96 hours to reach final destinated countries. The shortest shipping time that the operating entities are able to provide is 48 hours to destinations in the UK, 72 hours to destinations in the United States, and 72 hours to destinations in Australia.

The operating entities are able to achieve this competitive timeline due to their efficient management of each stage of the cross-border supply chain process. For example, at the stage of domestic warehousing, Chengtian International has installed its propriety Integrated Storage Device Based on Control System (“Integrated Storage Device”) to digitalize and streamline the shelving and retrieving of parcels in the warehouse. For stages to be handled by third-party suppliers, such as air transportation, customs clearance, and local delivery, the operating entities choose their suppliers based on considerations of the efficiency of a supplier’s service.

Premium Service with a Customer-Centric Approach

Since inception, the customer-centric culture has been instilled throughout the operating entities’ business. The operating entities provide customers with high-quality integrated services with comprehensive and personalized support, so that customers are able to entrust the operating entities with their parcels for the entire cross-border supply chain process.

The operating entities provide 24/7 end-user customer service in both Chinese and English to customers around the world, including potential customers who wish to inquire about their services. Customers can reach customer service through various channels, including the operating entities’ website, WeChat Mini-Program (the “Mini-App”), customer service line, and social media platforms such as Douyin, Weibo, and Xiaohongshu. In addition, the operating entities’ end-user customer service provides one-on-one support to each customer throughout the cross-border supply chain process. Customers usually begin to engage the operating entities’ service by making enquiries about the consolidation process of the specific items and parcels they wish to ship. Each customer is then be assigned a personal customer service agent, who provides personalized assistance to the customer regarding any queries and issues they may have from the stage of initial consultation through to the final delivery confirmation, including those relating to the order-making process, the types of goods that can and cannot be sent to specific countries, and parcel status and conditions during transportation. The operating entities also maintain a specialized team of after-sales customer support personnel tasked with addressing and resolving any concerns or issues that may arise following parcel delivery, such as those relating to missing or damaged parcel content.

In addition, the operating entities use a self-developed parcel tracking system to maximize transparency of the logistics process and minimize customers’ information gap. Through such system, customers can see the various stages the parcel is in after it has reached the operating entities’ Chinese warehouse, including sorting, packaging, out-of-warehouse, air transportation, customs clearance, and local delivery. Business customers track package logistic trajectories through the system’s web-based version, while individual customers may access such information through the operating entities’ Mini-App. For stages of the logistics process that are handled by third-party suppliers, such as consolidation from domestic warehouse to airport, air transportation, and overseas local deliveries, parcel location and route are shared by the suppliers with the operating entities and reflected in the operating entities’ own parcel tracking system.

Another special feature of the operating entities’ services is the offering of personalized logistics services with regard to the cross-border transportation of oversized or overweight parcels by airline standards. Whereas competitors in the cross-border supply chain industry typically adopt a tiered pricing model, where unit price increases as the extra weight or size increases, the operating entities adopt a uniformed pricing model, where the proportional increase in price is constant regardless of how oversized or overweight a parcel is. Additionally, the operating entities do not charge extra fees based on the nature of the destination of delivery of such large or heavy parcels either, as many competitors may do. As a result, the operating entities stand out among their competitors with the price certainty and competitive prices they offer, as well as the provision of a frictionless customer experience by eliminating any additional or hidden fees. The operating entities are able to handle such oversized and overweight parcels throughout the logistics process by using weigh-scale forklift trucks combined with the manual measuring, packing and sealing operations performed by logistics staffs.

By providing high quality tailored logistics service, the operating entities are able to promptly adjust their business operations to better suit customers’ evolving needs, which in turn allows them to develop long-term relationships with their customers.

Brand Recognition and Global Network Development

We have made targeted investments in brand development across our operating entities, aligning our brand positioning with the needs of both business (B-end) and consumer (C-end) customers. For B2B services, our branding efforts focus on communicating our service capabilities, operational experience, and ability to offer tailored logistics solutions. For B2C services, we emphasize a user-friendly and trustworthy image through digital marketing, customer engagement programs, and efficient delivery services.

We have established working relationships with major platforms such as Chinese e-commerce company Temu, an overseas online marketplace operated by PDD Holdings (“PDD”), and Cainiao. These partnerships have expanded our customer reach and reflect alignment between our service capabilities and the operational requirements of these platforms. Through ongoing collaboration, we have demonstrated our ability to meet the expectations of large-scale clients in the cross-border logistics sector.

We also participate in domestic industry associations. Through involvement in standards development and industry activities, we maintain engagement with regulatory and market developments and stay attuned to market trends and customer needs.

In addition, we have expanded our global logistics network by forming partnerships with local logistics providers. These partnerships are supported by our logistics management systems, which facilitate coordination and integration across different regions. We engage in operational collaboration with these partners, including sharing of best practices and resources, to support service consistency and coverage.

Our focus on brand development, industry engagement, and network expansion supports our operational goals and positions us to respond to customer needs across multiple markets. We will continue to strengthen these areas to support our long-term development and service delivery.

Experienced and Entrepreneurial Management Team

The senior management team of the operating entities has been essential in driving the growth of its business. The founder and chairman of the board of Chengtian International, Lingju Feng, is a self-made entrepreneur with a proven track record of nurturing multiple businesses for the Company and has made crucial strategic decisions which have helped the company achieve growth and expansion since its establishment, despite the fact that he does not have public company management experience as of the date of this prospectus. The Chief Executive Officer of Chengtian International, Yingwu Yang, has over 18 years of experience in the global operation of logistic businesses. While Mr. Yang does not have public company management experience as of the date of this prospectus, he has served in various executive roles in large corporations, with duties focusing on the management of global operations and long-term strategy planning, including serving as Senior Logistics Expert at Taobao’s overseas platform and as the Chief Strategy Officer of Eccang Technology Co., Ltd. The Chief Operating Officer of Chengtian International, Bin Chen, has a wide array of practical experience in the cross-border supply chain industry. He has held positions at Shenzhen Globalegrow E-commerce Co., Ltd., where he served as the manager of its Planning Department and Products Department. He has also served as the China Regional Manager of SF International’s European operations, where he was responsible for the development of its global courier services. Mr. Bin Chen does not have any publicly company management experience as of the date of this prospectus.

Besides the senior management team, the key members of the operating entities are all experienced professionals in the consolidation and logistics industry. Each member brings specialized expertise, ranging from technical development of the logistics system and supply chain management to the global system development of E-commerce platforms. They have been instrumental in bolstering the operating entities’ customer base and addressing the multifaceted needs in the industry.

Growth Strategies

We intend to develop the business of our operating entities and strengthen brand loyalty by implementing the following strategies:

Strategic Expansion of Global Logistics Partnerships

Expanding our global logistics partnerships is essential to our growth strategy and plays a key role in supporting Chinese businesses as they expand internationally. We will focus on building long-term relationships with high-quality local logistics providers in key markets, integrating them into our logistics management system to enhance service coverage, operational efficiency, and responsiveness to local market needs.

Our approach targets markets with significant growth potential and strategic importance. We conduct thorough due diligence to select partners that have strong operational capabilities and can meet our service standards. These partnerships enable us to accelerate market entry, optimize our logistics network, and reduce operational costs. By working closely with our partners through joint training and knowledge-sharing, we aim to improve service quality, streamline operations, and provide a consistent customer experience.

This strategy allows us to grow market share, expand our service offerings, and optimize costs. Increased service capacity and reliability are expected to attract more customers, leading to higher shipment volumes. We anticipate increase in revenue from expanded market coverage and operational improvements, with potential cost savings through optimized logistics networks and reduced operational expenses.

Additionally, this expansion of our logistics network benefits Chinese companies expanding globally. By providing tailored logistics solutions, we help reduce market entry barriers and operational risks, enabling these businesses to focus on their core activities. This strengthens the overall competitiveness of Chinese businesses in international markets and supports their sustainable growth. Our strategy aligns with the broader trend of Chinese companies going global, positioning us as a key enabler in their international expansion.

We anticipate allocating 40% of the IPO proceeds to these global expansion efforts.

Increasing Cooperation with E-commerce Platforms

Cooperating with E-commerce platforms represents a recent development in the cross-border supply chain business of the operating entities. Through Chengtian International, the operating entities aim to augment their market presence by intensifying collaboration with diverse E-commerce platforms. As of the date of this prospectus, Chengtian International has successfully established closer collaboration with Temu, an overseas online marketplace operated by PDD, by acting as its direct supplier of logistics services since the start of 2024. In February 2024, Chengtian International has been directly engaged by PDD to provide supply chain services to its Australian market.

We have also initiated cooperation with Cainiao, offering international freight services. This collaboration has further strengthened our position in the e-commerce logistics sector. Looking ahead, we intend to pursue business relationships with other major e-commerce platforms such as Douyin and Alibaba. These platforms are important sources of small-package shipments for us. We plan to leverage our existing resources and logistics expertise to provide comprehensive solutions tailored to their needs, thereby expanding our market share and increasing our shipment volumes.

By expanding our partnerships with these e-commerce platforms, we aim to enhance our service offerings and capture a larger share of the cross-border e-commerce logistics market. This strategic approach is expected to not only increases our revenue potential but also reinforces our competitive edge in the rapidly growing e-commerce ecosystem.

Continued Development of Sea and Air Freight Operations

To develop the sea and air freight operations of our operating entities, we will initially focus on market analysis and positioning. We will conduct a comprehensive study to analyze prevailing trends in sea and air freight demands, assess competitor landscapes, and discern the characteristics and needs of potential clientele. Based on the results of such study, we will define our market positioning and identify niche opportunities, concentrating on sectors such as electronics, perishable agricultural products, emergency supplies, and tailored services for specific regions. We also plan to expand the service network of our operating entities by collaborating with major ports and airports worldwide, optimize delivery routes and shipping schedules, and increase service efficiency to ensure timely delivery of goods. In addition, we plan to invest in IT and digital systems to improve tracking, scheduling, and customer service, which would also enhance overall operational efficiency. We plan to invest approximately 20% of the IPO proceeds for the research and development of logistics technology. As part of the plan for operational development, we also plan to adopt cost control and optimization strategies such as negotiating favorable contracts, optimizing cargo handling, and exploring multimodal transport options to minimize expenses. We plan to provide ongoing training for our staffs and maintain professional teams of logistics personnel at each stage of the supply chain under our management, so that the improved operational systems are well-managed by capable staffs.

Continued Development of Customized Chartered Flight Services

Through Chengtian International and Chengtian Technology, we launched a charter flight service in February 2024 as part of the international freight forwarding services that we provide to E-commerce platforms. This is a strategic initiative involving the execution of charter agreements with airlines or their designated agents on behalf of the E-commerce platforms. This service is specifically tailored to cater to the air freight demands of major cross-border E-commerce platforms by ensuring swift, secure, and tailored delivery of goods on a global scale. Chengtian International or Chengtian Technology acts as authorized charter agents for an aircraft by entering into a charter agency agreement with the direct or indirect owner or operator of the aircraft. The owner or operator then allocates all cargo space on the plane (approximately 50 tons) and provide related operational personnel to the company. Typically, the agreement stipulates the flight schedule of the aircraft, certain fees and responsibilities that would be borne by the aircraft owner or operator (such as those relating to fuel, navigation, and docking equipment), aircraft capacity and other specifications, and general contract terms such as risk allocations. We are usually invoiced weekly for the transportation fees.

As of the date of this prospectus, we have provided chartered flight services for PDD’s air freight demand to ship parcels from China to Mexico. We plan to expand the scope of our chartered flight services by reaching out to airlines as prospective business partners and E-commerce platforms as prospective customers, aiming to cover more destination locations in the provision of such services, including all regions of the United States, the United Kingdom, and Mexico, and to establish long-term relationships with a greater number of E-commerce platform customers.

Our Business Model

The operating entities provide integrated cross-border supply chain services, consisting of parcel pick-up in China, warehouse storage and parcel grouping in China, international shipping, customs clearance, and destination delivery.

The operating entities’ B2C business involves the delivery of parcels from locations in China to overseas destinations for individual customers. Customers for this line of business primarily consist of two types of individuals, including overseas Chinese consumers who shop from Chinese domestic shopping sites and engage the operating entities for international shipping and delivery of the goods purchased, and Chinese individuals who wish to send parcels from a personal address in China to a personal address overseas.

The operating entities’ B2B business primarily serves logistics suppliers of Chinese E-commerce platforms wishing to sell China-manufactured goods overseas, such as Temu and Yamibuy, and other consolidators in the logistics industry who wish to group their freight with that of the operating entities in order to take advantage of the lower costs of voluminous shipping. Since early 2024, the operating entities have also started to engage such E-commerce platforms directly.

Services and Operational Flow

Below is the operating entities’ operational flow chart that illustrates its services and operations flow.

B2C Business

Step 1: Taking Orders

The order-taking process differs between customers who wish to purchase from Chinese shopping sites and send to their overseas address, and customers who wish to send parcels from their Chinese address to overseas address.

The first type of customer starts the service process by using the address of one of the operating entities’ Shenzhen warehouses as the delivery address when they make an order from Chinese online shopping sites. When domestic shipping of the purchased product has started, the customer notifies the arrival of the parcel to the operating entities by providing the tracking number of the parcel to the operating entities in the ‘Add Parcel’ feature of the operating entities’ Mini-App. The customer can submit a parcel to the operating entities in this way even after the parcel has first reached the warehouse. There is no limit to the number of parcels that can be submitted by the customer. When parcels have reached the warehouse, the customer then selects the parcels that they wish to ship overseas in consolidated shipping and submit an order in the Mini-App. At this point, an order has been created with the operating entities.

The second type of customer starts the service by directly going to the ‘Submit Order’ feature in the Mini-App, where they can simultaneously submit their domestic parcel pick-up address, their overseas address, and information of their parcel, including its value, size, weight, whether it contains sensitive goods, and the shipping method they prefer. For consolidation to the UK, the customer may usually choose among shipping methods ranging from within five days by air freight to within thirty days by sea freight. At this point, an order is made. The parcel is then picked up from the customer’s door by a designated courier, with whom the operating entities cooperate, and shipped to the warehouse. Customers who wish to send just one parcel can also select the One-Piece Direct Shipping service, which offers free domestic shipping to the warehouse by a faster shipping method provided by the courier SF Express. However, with this service, customers will be unable to add more parcels to their order after the parcel has been picked up.

Customers can obtain a shipping fee quote through the operating entities’ website or Mini-App, which is provided based on parcel destination, parcel weight, and parcel size. When considering parcel destination, expected fuel costs and remote area surcharge are added into the calculation. Parcel weight is based on the actual weight of the parcel or its volumetric weight, an estimated weight calculated from the length, width and height of a package, whichever is greater.

Step 2: Domestic Warehousing

As of the date of this prospectus, the operating entities operate from seven rented warehouses in China, the largest of which is in Zhongshan, with a size of approximately 76,844 square feet. Our warehouses have an average throughput rate of approximately 3.3tons per day, with an aggregate of approximately 1,151 parcels in storage.

Parcels that have arrived at the warehouses of the operating entities in China will be displayed in the Mini-App as ‘Has Reached Warehouse.’ When parcel information is entered using the ‘Add Parcel’ feature, the system labels the destination information of parcels in the backend system of the operating entities. When parcels have reached the warehouse, they are categorized by the operating entities self-developed proprietary technology, Integrated Storage Device. This technology involves scanning the barcode on a parcel’s label and transmitting the information encoded in the barcode back to the system server. An analytic unit then analyzes this information and categorizes the parcel based on its destination. Subsequently, the system assigns a storage route for the parcel, facilitating automatic shelving and retrieval within the warehouse. This streamlined process greatly enhances the efficiency and organization during the domestic warehousing stage of the logistics process.

After a customer places an order on the Mini-App and all the parcels intended for shipping have reached the warehouse, the warehouse operators of the operating entities gather the parcels for consolidation. Subsequently, packaging operators handle the parcels by removing their outer packaging and rearranging and repackaging the contents, a process which is provided in the Customer User Agreement and consented to by the customers when they first engaged the operating entities’ service. While all parcels have been inspected for their content when they first reached the warehouse by being passed through an examination machine, packaging operators will inspect the contents again manually to ensure that there are no damaged items, and that no sensitive or prohibited goods for shipping and customs clearance purposes are included, such as flammable, explosive, or corrosive items. The operators then capture images of the parcel contents, sending them to the customer for confirmation. Upon receiving customer approval, the packaging operators employ various techniques to ensure proper packaging of the parcel for shipping. This includes eliminating unnecessary inner packaging, such as large cartons, to reduce the parcel’s weight. Additionally, the operators arrange the products to minimize the overall size of the shipment. With the customer’s consent, items with puffed contents, such as puffer coats and duvets, are placed into vacuum compression bags to decrease their size. Fragile items receive additional wrapping for protection. Customers have the option to provide specific instructions in their orders regarding the selective removal of original packaging and any other repackaging requirements. Finally, the outer packaging of the parcel undergoes complete wrapping with water-resistant adhesive tape to prevent weather damage to the inner contents during transportation.

The operating entities currently offer free domestic storage ranging from 180 days to 360 days, depending on their registered membership status with the operating entities. Customers will be notified 1 to 3 months before the expiration of their storage and will be given 90 days to handle their parcels after the expiration date, during which time a small fee will be charged. After the final deadline, uncollected parcel will be considered given up, as provided in the Customer User Agreement.

Step 3: International Transportation and Customs Clearance

The operating entities offer consolidation by both air and sea but use air freight transportation as its primary method of consolidation. Parcels to be shipped are transported by land from the operating entities’ port warehouse in Shenzhen to air freight carriers’ operating sites in Hong Kong by freight forwarding agents. Some of the airlines that the operating entities have engaged for air freight transportation include Cathay Pacific, Luxair, Singapore Airlines, Asiana Airlines, and Korean Air.

The operating entities’ cargo then undergoes customs clearance after it has reached the destination country, which involves the filing of necessary documentation and paying the appropriate taxes and duties to relevant authorities. The operating entities engage customs brokerage firms to handle customs clearance. In the case that parcels are seized or destroyed by custom authorities, the operating entities will compensate customers the value of the goods shipped, up to the amount covered by the insurance policy selected by the customers when they first engaged the operating entities’ services. Such policy is not provided by third parties, but instead by the operating entities themselves. For details, see “Business — Insurance”.

Step 4: Destination Delivery

On average, the complete process of the operating entities’ cross-border supply chain service from parcel pickup to destination delivery takes 48-96 hours from China to destinations in both the UK and the US. The operating entities also monitor and evaluate the average duration of the shipping process based on a three-tiered classification system of the destination locations. By this standard, the operating entities aim to, and have been able to achieve, a shipping time of within three days to core gateway cities, within five days to second tier cities, and within seven days to other coverage areas.

The classification of cities into such tiers is typically based on several key factors:

1.      Economic Activity and Population Scale:    Core gateway cities generally refer to highly developed metropolises with substantial populations, strong consumer power, and bustling commercial activities. As national or regional economic hubs, they exhibit high demand for logistics services. Second-tier cities, while smaller in economic size and population, remain vital regional centers.

2.      Transportation Hub Status:    Core gateway cities often boast international airports, large seaports, or major railway hubs, serving as pivotal nodes in both international and domestic logistics networks and are crucial for import-export trade. While second-tier cities also have well-developed transportation infrastructure, they may primarily serve domestic logistics needs or function as regional logistics centers.

3.      Logistics Infrastructure:    The density and modernization level of facilities like warehouses, distribution centers, and logistics parks constitute another criterion for classification. Core gateway cities typically possess more advanced and extensive logistics infrastructure, facilitating efficient goods movement.

4.      Market Size and Potential:    Assessing a city’s consumption capacity and prospects for future growth determines the scale of logistics demand. Core gateway cities, due to their substantial existing markets and continuous growth potential, become focal points for logistics companies’ services.

5.      Policy and Planning:    Governmental economic development plans and logistics-related policies, such as the establishment of free trade zones or special economic zones, also influence a city’s standing in the logistics hierarchy.

Generally, parcels arriving in destination countries will be delivered from couriers’ warehouses or customers’ local warehouses to final destinations by third-party couriers.

For parcels destined for all destination countries, the operating entities utilize a collaborative logistics approach. After customs clearance, which is managed by contracted customs brokerage firms, the parcels are transported from government bonded warehouses to the local consolidation facilities of third-party delivery service providers. These providers handle subsequent sorting and temporary storage of the parcels. The parcels are then dispatched to the providers’ local warehouses and delivered to recipients in accordance with the operating entities’ specified delivery requirements. The delivery process is managed through the service providers’ established networks and logistics systems, ensuring efficient last-mile delivery to the end customers.

B2B Business

The service flow of the operating entities’ B2B Business is substantially the same as that of its B2C Business, except in the following aspects:

Customer Engagement

The operating entities engage business customers by negotiating and entering into framework service agreements with them before any service is provided. Consolidation fees are then routinely charged, each time with updated invoices.

Logistics Process

Logistics services provided to consolidator customers involve collecting parcels to be shipped from the customer’s Chinese domestic warehouse and arranging them at the operating entities’ domestic warehouses. When the customer is a supplier of E-commerce platforms, the operating entities collect containers or skids (delivery pallets) containing parcels to be shipped from the central warehouses of such E-commerce platforms and handle the rest of the logistics process to the parcels’ final destinations. Therefore, B2B operations do not involve the domestic repackaging of parcels.

Compared to orders made by individual customers, business customers often require the operating entities’ logistics service for processing and handling large volumes of cargo sent to separate destinations in one order, as well as cargo of large size. Medium-to-large-size parcels are managed using weigh-scale forklift trucks combined with the manual measuring, packing and sealing operations performed by logistics staffs.

Last-mile delivery services are provided by third-party providers. The selection of these providers, driven by considerations of efficiency and cost-effectiveness, takes into account factors such as the weight, size, nature of the shipment, and customer type. Partnerships with these service providers are structured to meet our precise last-mile delivery requirements, including the use of our branded manifests, adherence to specified delivery time frames, and provision of return and collection services.

Chartered Flight Services

Through Chengtian International and Chengtian Technology, we launched a charter flight service in February 2024 as part of the international freight forwarding services that we provide to E-commerce platforms. This is a strategic initiative involving the execution of charter agreements with airlines or their designated agents on behalf of the E-commerce platforms. This service is specifically tailored to cater to the air freight demands of major cross-border E-commerce platforms by ensuring swift, secure, and tailored delivery of goods on a global scale. As of the date of this prospectus, we have provided chartered flight services for PDD’s air freight demand to ship parcels from China to Mexico . We plan to expand the scope of our chartered flight services by reaching out to airlines as prospective business partners and E-commerce platforms as prospective customers, aiming to cover more destination locations in the provision of such services and establish long-term relationships with a greater number of E-commerce platform customers. The key financial commitments associated with this venture comprises charter deposit fees and the ongoing working capital required for weekly operations. The charter business has proven to be a stable source of revenue, thereby reinforcing our competitive position and fostering stronger cooperative relationships with E-commerce platforms.

Cloud Warehouse

Since November 2023, the operating entities has started operating a Cloud Warehouse through JY Cloud Warehouse, which provides to individual or smaller-sized consolidators a software platform to access the operating entities’ supply chain system, through which they can share in the use of the operating entities’ logistics management facilities.

Customers are provided a WeChat Mini-Program terminal for taking and managing orders and may use the software platform provided by JY Cloud Warehouse to access warehouses storage and management facilities and engage freight carriers’ services as the need arises. In this way, JY Cloud Warehouse provides these consolidators the means and resources to manage their own consolidation operations. Parcels of these consolidators are stored and managed at the operating entities’ domestic warehouses, but in an exclusive area separate from the parcels that are self-handled by the operating entities and are retrieved and shipped out according to the individual needs of the consolidator customers.

Product/Service Showcase

The following images display, from left to right, respectively, dashboard of the Mini-App, where customers may submit parcels purchase from online shopping sites, and where customers may add parcels to be picked up from a personal address.

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The following images display, from left to right, respectively, where customers may calculate estimated shipping cost, where customers may see whether a parcel has arrived at the operating entities’ domestic warehouse, and where customers may see the status of their parcels in the logistics chain.

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Revenue and Pricing Model

Our revenue is generated by the operating entities’ B2C and B2B businesses, which involve the provision of logistics services to individual customers and business customers, respectively.

B2C Business

As of the date of this prospectus, the operating entities have served approximately 223,300 individual customers. When a customer log into the operating entities’ Mini-App with their WeChat account, the customer will be prompted to read and agree to a standardized Customer User Agreement, which provides for each party’s rights, duties and risk allocations during each stage of the logistics process.

When a customer’s parcels have undergone repackaging at the domestic warehouse, the customer is charged for the consolidation fee of the final parcel to be shipped. At this point, revenue is recognized. The customer is charged only once in the entire logistics process, and this fee includes shipping and delivery fees, customs duties to be charged, and fees paid to customs brokers. Customers have the option to pay through WeChat, Alipay, or PayPal, in either Renminbi or local currencies. Our revenue from individual customers is primarily received in Renminbi.

The operating entities provide customers program with free membership and paid membership. The free members have the option to enroll in its paid membership at a cost of RMB388 (approximately $54), with each subscription being valid for one year. The program contains three levels of membership. Customers who enroll starts from the first level and gradually upgrade to the next levels by collecting points from purchasing the operating entities’ cross-border supply chain service. The program provides members with shipping discounts, longer storage time, and free insurance coverage amount. As of the date of this prospectus, the program has had approximately 223,300 members enrolled.

B2B Business

As of the date of this prospectus, the operating entities have served 1,998 business customers. Business customers to whom the operating entities provide cross-border supply chain services and from whom the operating entities charge consolidation fees include Chinese E-commerce platforms starting from 2024, suppliers of E-commerce platforms, and other consolidators. This fee includes shipping and delivery fees, customs duties to be charged, and fees paid to customs brokers. We receive our revenue from business customers mostly in Renminbi.

In the fiscal year ended December 31, 2024, revenue generated by the B2B Business was primarily attributed to the operating entities’ provision of service to the logistics suppliers of Chinese E-commerce platforms and other peers consolidators in the industry. Specifically, B2B business revenue primarily came from the operating entities’ indirect provision of service to Temu to ship and deliver goods to its downstream customers in Australia.

Typically, the operating entities establish contractual relationships with business customers via framework agreements, which secure the operating entities’ cross-border supply chain service over an extended timeframe, generally for one year, with automatic renewal of another year upon the expiration date. The operating entities then charge the customers by invoicing them routinely, as provided in the framework agreements, such as invoicing weekly or biweekly.

However, service agreements with suppliers of E-commerce platforms have several aspects typically not contained in agreements with other business customers:

•        Consolidation fees are often charged based on parcels’ volumetric weight instead of actual weight. Due to the reason that E-commerce platforms prioritize the protection of shipped goods and tend to over-package, light-weighted items purchased from E-commerce platforms are often packed in packaging of relatively large size. As a result, consolidation fees based on these items’ actual weight would not accurately reflect the costs incurred in their transportation.

•        Service agreements with E-commerce platforms contain terms of service and pricing models which are relatively favorable to the platforms and platform suppliers. For example, the service agreement between Chengtian International and Shenzhen Yongli Badatong Logistics Technology Co., Ltd (“Yongli Badatong”) provides that any price list provided by Chengtian International to Yongli Badatong will be effective for at least 30 days, and that Chengtian International will only receive payment from Yongli Badatong when the latter has received payment from its customer.

•        Pricing for services related to E-commerce platforms are influenced by such platforms’ specific requirements regarding shipping and delivery time. As a result, service agreements relating to the consolidation of E-commerce platform goods contain a detailed list specifying delivery time requirements based on country, region, type of good, and method of transportation. Delivery exceeding the specified time will result in penalties.

•        Pricing for services related to E-commerce platforms are also influenced by such platforms’ specific requirements regarding service quality. The operating entities may be required to reach certain performance indicators, such as those relating to the completeness of parcel tracking information, the efficiency of parcel collection, and the speed with which system breakdowns are repaired.

Suppliers

The operating entities recognize four types of suppliers, including international freight forwarding agents, customs brokerage firms, local couriers, and common carriers such as airlines.

Below are the lists of our top five suppliers in the fiscal years ended December 31, 2024 and 2023.

•        Fiscal ended December 31, 2024.

Supplier	Purchase Amount; Percentage	Major Contract Terms
Hangzhou Fanjie Supply Chain Management Co., Ltd.	87,316,685 (approximately $12,146,887); 15.07%	Hangzhou Fanjie provided to Chengtian International international freight forwarding services from China to Mexico. The contract term was from May 15, 2024 to December 31, 2024.

Supplier	Purchase Amount; Percentage	Major Contract Terms
Hengmin Datong (Xiamen) Supply Chain Management Co., Ltd. (“Hemgmin Datong”)	74,502,773 (approximately $10,364,305); 12.86%	Hengmin Datong provided to Chengtian International international freight forwarding services from China to Mexico. The contract term was from April 30, 2024 to June 9, 2024.
Shanghai Shenlingda Supply Chain Management Co., Ltd. (“Shenlingda”)	63,248,706 (approximately $8,798,718); 10.92%	Shenlingda provided to Chengtian Technology international freight forwarding services with the use of Kalitta Air. The contract term was from March 1, 2024 to December 31, 2024.
Xiamen Fanding Hongxin International Logistics Co., Ltd. (“Fanding Hongxin”)	43,658,342 (approximately $6,073,444); 7.54%	Fanding Hongxin provided to Chengtian International international freight forwarding services with the use of Kalitta Air. The contract term was from May 15, 2024 to December 31, 2024.
China Postal Express& Logistics (Dongguan) Co. Ltd.	42,364,177 (approximately $5,893,408); 7.31%

China Postal provided international express mail service to Chengtian International, including parcel collection and destination delivery (In some regions, parcels will only be delivered to the local post office). The contract term was from August 18, 2023 to August 17, 2024. Engagement was renewed through Chengtian Technology’s entering into a contract with China Postal with a term until October 29, 2025.

•        Fiscal year ended December 31, 2023

Supplier	Purchase Amount; Percentage	Major Contract Terms
China Postal Express & Logistics (Dongguan) Co. Ltd (“China Postal”)	75,381,679 (approximately $10,486,573); 33.34%

China Postal provided international express mail service to Chengtian International, including parcel collection and destination delivery (In some regions, parcels will only be delivered to the local post office). The contract term was from August 18, 2023 to August 17, 2024.

SMT GLOBAL LOGISTICS LTD (“SMT”)	12,364,763 (approximately $1,720,099); 5.47%

Chengtian International engaged SMT for international freight transportation from China through the port of Hong Kong. Services included cargo space booking, customs clearance, road transportation, and issuing and signing bills of lading. The contract term was from January 1, 2023 to January 1, 2024 and was then automatically renewed to January 1, 2025.

Orient Zen Logistics Services (Shenzhen) Limited (“Orient Zen”)	12,380,404 (approximately $1,722,275); 5.48%

Orient Zen provided international freight forwarding services for Chengtian International, including freight transportation by air, sea, and land, cargo space booking, and customs clearance. The contract term was from August 28, 2023 to August 28, 2024.

MULTI GOLD AIR AND SEA EXPRESS LTD (“MULTI GOLD”)	11,636,856 (approximately $1,618,838); 5.15%

Chengtian International engaged MULTI GOLD for international freight transportation from China through the port of Hongkong. Services included cargo space booking, customs clearance, road transportation, and issuing and signing bills of lading. The contract term was from April 20, 2022 to April 20, 2023. It was automatically renewed to April 20, 2024, and again to November 30, 2025.

Supplier	Purchase Amount; Percentage	Major Contract Terms
Hangzhou Cainiao Supply Chain Management Co. Ltd. (“Cainiao”)	7,669,220 (approximately $1,066,888); 3.39%	Cainiao provided customs clearance and final stage delivery for Chengtian International in a specified list of countries. The contract term was from August 31, 2023 to August 30, 2024.

The major factors that the operating entities evaluate when selecting suppliers are the efficiency, stability and price of a supplier’s provision of service.

Customers, Sales, and Marketing

For the B2C business, the operating entities recognize as their customers overseas individuals who purchase from Chinese shopping sites and those who send parcels from Chinese addresses to overseas addresses.

For the B2B business, the operating entities recognize three types of Chinese businesses as their customers. The first type consists of logistics suppliers of E-commerce platforms. The second type consists of E-commerce platforms, with whom the operating entities started to collaborate directly only since 2024. The third type consists of other consolidators in the logistics industry who group their freight with that of the operating entities, since suppliers in the logistics industry often offer lower costs for voluminous shipments.

The operating entities also maintain sales and marketing teams, comprised of an aggregate of 18 persons, as of the date of this prospectus, who actively seek to expand their customer base.

During the fiscal years ended December 31, 2023 and 2024, the operating entities had 104,578 and 211,584 individual customers, and 637 and 1,838 business customers, respectively. Below are the lists of their top five customers during the respective period:

•        Fiscal year ended December 31, 2024

Customer	Sales Amount; Percentage	Major Contract Terms
Fujian Wanxiang Modern Logistics Co., Ltd. (“Wanxiang”)	252,646,500 (approximately $35,146,415); 38.97%

Chengtian International provided international freight forwarding service for Wanxiang. The contract was entered into on January 1, 2024 and will be valid until termination by one party’s written notice.

Shenzhen Zhongtao International Logistics Co., Ltd. (“Zhongtao”)	53,945,314 (approximately $7,504,495); 8.32%	Chengtian International provided international freight forwarding service for Zhongtao. The contract term was from February 1, 2024 to December 31, 2024.
Shenzhen First Line Supply Chain Co., Ltd.	48,425,317 (approximately $6,736,592); 7.47%

Chengtian International provided international freight forwarding service for First Line, including parcel pickup, warehousing, international shipping, and customs clearance. The contract term was from July 28, 2023 to December 31, 2024.

Dongguan Yucan Information Technology Co., Ltd.	45,448,337 (approximately $6,322,455); 7.01%	Chengtian International provided one-stop cross-border logistic services for Yucan. The contract was a framework agreement.
Guangzhou Gangsheng Materials Co., Ltd.	43,117,042 (approximately $5,998,142); 6.65%	Chengtian International provided one-stop cross-border logistic services and international freight forwarding service for Gangsheng. The contract term was from October 1, 2024 to December 31, 2024

•        Fiscal year ended December 31, 2023

Customer	Sales Amount (RMB); Percentage	Major Contract Terms
Shenzhen First Line Supply Chain Co., Ltd (“First Line”)	86,572,681 (approximately $12,043,387); 32.32%

Chengtian International provided international freight forwarding service for First Line, including parcel pickup, warehousing, international shipping, and customs clearance. The contract term was from July 28, 2023 to December 31, 2024.

Shenzhen Yongli Badatong Logistics Technology Co., Ltd (“Yongli Badatong”)	50,391,971 (approximately $7,010,179); 18.81%

Chengtian International provided integrated cross-border supply chain services for Yongli Badatong, from parcel pickup at locations designated by Yongli Badatong to delivery to individual parcel recipients. The contract was entered into on August 31, 2023 and will be valid until termination by one party.

HEDAS (UK) COMMERCIAL INDUSTRIAL CO., LTDE (“HEDAS”)	17,725,607 (approximately $2,465,863); 6.62%

UDEL Shenzhen provided a series of logistics services for HEDAS, including the collection, delivery, warehousing, loading on board of vehicles, and transportation of freight from its point of origin to final point of destination. The contract was entered into on August 25, 2023 and will be valid until termination by one party’s written notice.

Shenzhen Jetline International Logistics Co., Ltd (“Jetline International”)	5,516,436 (approximately $767,408); 2.06%

Shuncang provided international freight forwarding service for Jetline International, including air cargo space booking, customs clearance, and destination delivery to local warehouse. The contract term was from August 1, 2023 to August 1, 2024, and has not yet been renewed.

Shenzhen Smurfs Express Co., Ltd (“Smurfs Express”)	3,383,233 (approximately $470,652); 1.26%

Shuncang provided international freight forwarding service for Smurfs Express, including air cargo space booking, customs clearance, and destination delivery to local warehouse. The contract term was from August 1, 2022 to August 1, 2023, was automatically renewed to August 1, 2024, and was renewed from January 1, 2024 to December 31, 2026.

Competition

The cross-border supply chain industry in China is both highly fragmented and intensely competitive. Top-tier service providers with integrated supply chain services business mode and diversified customer acquisition channels are expected to prevail in the future.

The operating entities compete primarily with other providers of cross-border supply chain services for individual and business customers, and E-commerce platform cooperation opportunities. The operating entities compete with competitors in China primarily on brand recognition, quality of the various aspects of integrated service, including customer service, packaging, customs clearance, and last-mile delivery at destination, effectiveness of sales and marketing efforts, speed of shipping and delivery, and pricing and discount policies.

The operating entities’ competitive position is strengthened by the fast delivery speed they offer to destinations across the globe, the high-quality and personalized service they provide, and their experienced management team. The abovementioned factors give the operating entities their competitive edge in this highly fragmented industry.

Employees

The operating entities had 225, 190, and 109 fulltime employees as of December 31, 2024, 2023, and 2022, respectively. The following tables set forth the detailed number of their full-time employees as of December 31, 2024:

Function	Location	Number
Warehousing and Distribution	China	40
Customer Services	China	38
Sales and Marketing	China	35
Technology	China	18
General and Administration	China	32
Other functions	China	62
Total		225

The operating entities typically enter into standard employment contracts with their fulltime employees. As required under China’s regulations, the PRC operating entities participate in various employee social security plans that are organized by applicable local municipal and provincial governments, including housing, pension, medical, work-related injury, maternity, and unemployment benefit plans. The PRC operating entities do not hire contractor workers.

As of the date of this prospectus, UDEL UK and UDEL Australia have no full time employee. We believe that the operating entities maintain a good working relationship with their employees, and they have not experienced material labor disputes in the past. None of our employees are represented by labor unions.

Insurance

The operating entities do not purchase from, or refer their customers to, third-party insurance policy providers. However, as provided in the Customer User Agreement, the consolidation fee charged from individual customers includes a basic shipping insurance coverage offered by the operating entities themselves. The policy covers insurable events such as delayed delivery and parcel lost and damage, excluding force majeure events, and customers may choose to upgrade the coverage at a premium to a maximum claim proceeds of an amount 20 times the price of the policy.

The operating entities do not maintain director liability insurance, property insurance, business interruption insurance, or general third-party liability insurance. We believe that our insurance coverage is consistent with industry standards and is adequate to cover our key assets, facilities and liabilities.

Property

As of the date of this prospectus, the operating entities lease an aggregate of five offices and seven warehouses in China with an aggregate gross floor area of approximately 119,349 square feet. The operating entities do not own any property. The areas of owned and leased premises are based on the figures specified in the land use certificates or the corresponding lease agreements. The following table shows notable information for the properties the operating entities own or lease as of the date of this prospectus:

Location	Size (Square Feet)	Current Use	Term of Use	Annual Rent
Room 1805, Qianhai Xiangbin Building, No.18 Zimao West Street, Nanshan District, Shenzhen, Guangdong, China	3,193	Principal Executive Office	November 1, 2024 to December 31, 2025	$51,009
Room 1806, Qianhai Xiangbin Building, No.18 Zimao West Street, Nanshan District, Shenzhen, Guangdong, China	944	Office of Chengtian International	November 1, 2022 to December 31, 2025	$31,982
Room 1807, Qianhai Xiangbin Building, No.18 Zimao West Street, Nanshan District, Shenzhen, Guangdong, China	1,063	Office of Chengtian International	November 1, 2022 to December 31, 2025	$24,264

Location	Size (Square Feet)	Current Use	Term of Use	Annual Rent
Room 1801, 1802, 1803, 1803A, Qianhai Xiangbin Building, No.18 Zimao West StreetNanshan District, Shenzhen, Guangdong, China	5,298	Office of Chengtian International	December 1, 2023 to December 31, 2025	$85,739
Room 1810, Qianhai Xiangbin Building, No.18 Zimao West StreetNanshan District, Shenzhen, Guangdong, China	2,052	Office of UDEL Shenzhen	March 1, 2024 to December 31, 2025	$33,709
No.22 Xingwan Road, Cuiheng New District, Zhongshan, Guangdong, China	76,844	Warehouse	January 15, 2025 to March 31, 2027	$241,016
Room 102, Building 4, Anda Electronics Industrial Plant, Heping Community, Fuhai Street, Baoan District, Shenzhen, Guangdong, China	23,142	Warehouse	April 1, 2024 to March 31, 2026	$132,495
104, Building C, Yuewang Building, No. 96, Helong 2nd Road, Jiahe Street, Baiyun District, Guangzhou, Guangdong, China	2,131	Warehouse	February 1, 2025 to January 31, 2026	$14,796
No.305 Zhongrun Yueshang, No.31 Xiashiwei Rd, Fuyong, Baoan District, Shenzhen, Guangdong, China	2,497	Warehouse	May 11, 2025 to May 10, 2026	$20,048
C110, No. 158 Fangdong Rd, Songjiang District, Shanghai, China	1076	Warehouse	January 1, 2025 to December 31, 2025	$6,964
No.1-3-5 Wangjiang Rd, Wenxi, Qingtian, Zhejiang	1,076	Warehouse	September 12, 2023 to September 11, 2026	$6,386
B 311, No.9 Yangmei Rd, Yangmei, Bantian, Longgang, Shenzhen	1,829	Warehouse	April 1, 2025 to March 31, 2026	$13,965

We believe that the offices that the operating entities currently lease are generally adequate to meet their needs for the foreseeable future.

Intellectual Property

As of the date of this prospectus, the PRC operating entities have registered 40 software copyrights in the PRC, 16 trademarks in the PRC, one (1) trademark in the U.S., one (1) trademark in Australia, four (4) patents in the PRC, and eight (8) domain names in the PRC. In addition, the PRC operating entities have applied for one (1) patent in the PRC, which is currently undergoing review.

The operating entities implement a set of comprehensive measures to protect their intellectual properties, in addition to making trademark and patent registration applications. Key measures include: (i) timely registration, filing, and application for ownership of their intellectual properties, (ii) actively tracking the registration and authorization status of intellectual properties and taking action in a timely manner if any potential conflicts with their intellectual properties are identified, and (iii) clearly stating all rights and obligations regarding the ownership and protection of intellectual properties in all employment contracts and commercial contracts they enter into.

As of the date of this prospectus, they have not been subject to any material disputes or claims for infringement upon third parties’ trademarks, licenses, or other intellectual property rights in the PRC.

Research and Development

The operating entities have consistently invested in research and development (“R&D”) since their establishment, focusing on improving supply chain efficiency and elevating customer experience. The operating entities have 18 R&D staff members divided into five teams, including consolidation team, cross-border team, local delivery team, operations team, and cybersecurity team. For the fiscal years 2024 and 2023, the operating entities’ research and development budget was RMB19,000,000 ($2,643,147) and RMB8,600,000 ($1,206,713), respectively. For the fiscal years 2023 and 2024, the operating entities’ research and development costs were RMB8,426,024 and RMB18,695,866 ($2,600,838), respectively.

The operating entities have developed a series of proprietary technology to facilitate the various stages involved in their operations, which enable them to manage the logistics process in a highly efficient manner. For example, the Integrated Storage Device installed in the PRC operating entities’ warehouse management system streamlines the parcel storage process to make parcel shelving and retrieval more efficient. The TMS+OMS unit is utilized to calculate the most efficient arrangement of drivers concerning warehouses, routes, and destinations, and make corresponding allocations.

In the upcoming two to three years, our strategic R&D investments will concentrate on four pivotal areas, each aimed at augmenting our capabilities as a global cross-border logistics leader. These areas, along with their approximate investment allocation percentages, are outlined below:

1.      Intelligent Logistics System Optimization (30%)

We aim to enhance the logistics system of our operating entities with AI-driven automation and predictive analytic technology to optimize shipping and delivery routes, streamline warehouse operations, and enable real-time parcel tracking for maximized service efficiency and customer satisfaction.

The distinctions and advancements of our proposed AI-infused logistics solution, in light of this context, can be elaborated as follows:

•        AI-Driven Intelligent Optimization: While conventional TMS platforms handle route planning, our AI-enhanced system leverages machine learning and big data analytics to facilitate dynamic route optimization. This empowers the system to automatically adjust routes and transportation schedules based on real-time traffic conditions, weather updates, historical performance data, and individual carrier effectiveness, leading to heightened operational efficiency and precision.

•        Predictive Analytics & Risk Mitigation: Our new system transcends mere current-route optimization by deploying predictive models that anticipate logistical bottlenecks and risks, such as impending delays or cost escalations. This foresight enables proactive measures to be taken, minimizing disruptions and financial impacts.

•        Personalization & Customer Needs Alignment: The integration of AI technology allows the system to learn and cater to the unique needs and preferences of individual clients, offering tailored logistics solutions, including expedited responses for urgent orders or specialized handling for temperature-sensitive cargo.

•        Automation & Autonomous Decision-Making: In contrast to systems that heavily rely on manual intervention, our AI-powered logistics system automates a broader spectrum of tasks, including order allocation, exception handling, and resource allocation, thereby reducing human errors and accelerating decision-making processes while enhancing operational efficiency.

•        Continuous Learning & Self-Optimization: Unlike static traditional systems, our AI system continually learns from accumulated operational data, iteratively refining and improving its algorithms over time. This capability ensures a persistent enhancement in performance and adaptability.

2.      Green Logistics Technology Innovation (25%)

We plan to develop sustainable business solutions such as eco-friendly packaging, energy-efficient transport systems, and the adoption of renewable energy sources, which will position us at the forefront of environmentally responsible logistics practices.

3.      Customer Experience & Digital Service Upgrade (25%)

Building on the operating entities’ current high-quality customer service, we aim to further enhance customer engagement experience through advanced digital platforms, AI-powered customer support, and tailored logistics planning tools, which will ensure customers’ seamless interactions with service agents and be able to provide personalized service offerings.

4.      Cross-Border E-Commerce Platform Integration (20%)

We intend to create a comprehensive platform integrating logistics management, customs clearance, taxation management, and payments management for E-commerce platforms, which could simplify and enhance the overall efficiency of the international E-commerce trade process, as well as improve our platform operator customers’ access to the global market.

Seasonality

The operating entities’ business is subject to certain seasonal fluctuations. Overseas consumer demand for goods sold by Chinese E-commerce platforms tend to surge in the fourth quarter, when the platforms offer year-end sales events such as the “11.11 Sales”, and in June, when the platforms hold the “6.18 Sales”. As a result, demand for the cross-border shipping and delivery services offered by the operating entities tend to increase during these times of the year. In addition, during winter and summer seasons, consumer demand for winter and summer clothing products tends to surge, which leads to an increase in overseas demand for products sold by Chinese businesses, and a corresponding increase in demand for cross-border supply chain services provided by the operating entities. On the other hand, during winter and summer holidays, demand for the operating entities’ cross-border supply chain services tend to decrease, as a result of overseas Chinese individuals, especially students, the main customer base of the operating entities’ B2C business, returning to their family in China for the holidays.

Legal Proceedings

From time to time, the operating entities may become parties to various legal or administrative proceedings arising in the ordinary course of business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract, and labor and employment claims.

REGULATIONS

Regulations Related to Our Business Operations in the PRC

This section sets forth a summary of the significant laws, rules and regulations that affect our business activities in PRC and our shareholders’ rights to receive dividends and other distributions from us.

Regulations Relating to Company Establishment and Foreign Investment

The establishment, operation and management of companies in China are governed by the PRC Company Law, as lastly amended in 2023 and will become effective on July 1, 2024. According to the PRC Company Law, companies established in the PRC are either limited liability companies or joint stock limited liability companies. The PRC Company Law applies to both PRC domestic companies and foreign-invested companies.

On March 15, 2019, the National People’s Congress published the Foreign Investment Law, and on December 26, 2019, the State Council promulgated the Implementing Rules of the Foreign Investment Law (the “Implementing Rules”), both of which became effective on January 1, 2020. The Foreign Investment Law replaced the trio of laws regulating foreign investment in China: the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law. The Foreign Investment Law stipulates that “foreign investments” refer to any direct or indirect investment activities conducted by any foreign individual, enterprise, or organization (collectively referred to as “foreign investors”) in the PRC, which includes any of the following circumstances:

•        foreign investors setting up foreign-invested enterprises in China severally or jointly with other investors;

•        foreign investors acquiring shares, equity, properties or other similar interests thereof within the PRC;

•        foreign investors investing in new projects in the PRC severally or jointly with other investors; and

•        foreign investors investing through any other methods under laws, administrative regulations, or provisions prescribed by the State Council.

The Implementing Rules introduce a see-through principle and further provide that foreign-invested enterprises that invest in the PRC shall also be governed by the Foreign Investment Law and the Implementing Rules.

The Foreign Investment Law stipulates that a “negative list” is applied in certain industry sectors. The “negative list” set out in the Foreign Investment Law classifies the relevant prohibited and restricted industries into the Catalog of Prohibitions and the Catalog of Restrictions, respectively. Where any foreign investor directly or indirectly holds shares, equity, properties or other interests in any enterprise within the PRC, such enterprise is not allowed to invest in any sector set out in the Catalog of Prohibitions.

Foreign investors may invest in sectors set out in the Catalog of Restrictions, subject to certain conditions. Foreign investors may invest in any sector beyond the “negative list” and shall manage such investments on the same basis as domestic investments.

On September 6, 2024, the NDRC and the Ministry of Commerce of the PRC (“MOFCOM”) promulgated the Special Entry Management Measures (Negative List) for the Access of Foreign Investment (2024 version) (the “2024 Negative List”), which took effect on November 1, 2024. In addition, the NDRC and MOFCOM promulgated the Encouraged Industry Catalogue for Foreign Investment (2022 version) (the “Encouraged Industry Catalogue”), which was promulgated on October 26, 2022, and took effect on January 1, 2023. Industries not listed in the 2024 Negative List are generally open for foreign investments unless specifically restricted by other Mainland PRC laws or regulations. Where a foreign investor invests in the sectors specified in the Catalog of Prohibitions, the relevant competent departments shall order it to cease the investment activities, dispose of the invested shares and properties, or take other necessary measures within a time limit to restore its state of investment holding to that before the investment was implemented, and any illegal income shall be confiscated. Where the investment activities of a foreign investor violate the restrictive special management measures applicable to specified sectors in the Catalog of Restrictions, the relevant competent departments shall order it to make corrections and take necessary measures so that its investment activities comply with the applicable special management measures. Where such violator refuses to make the necessary corrections, the aforementioned punitive measures applicable to violators of the Catalog of Prohibitions will be taken against such violator.

Pursuant to the Foreign Investment Law and the Implementing Rules, as well as the Information Reporting Measures for Foreign Investment which was jointly promulgated by MOFCOM and the State Administration for Market Regulation (the “SAMR”) and took effect on January 1, 2020, a foreign investment information reporting system shall be established, and foreign investors or foreign-invested enterprises shall report investment information to competent commerce departments of the PRC government. Foreign investors or foreign-invested enterprises shall report such investment information through the enterprise registration system and the enterprise credit information publicity system, which shall be forwarded by local branches of the SAMR to the competent commerce departments in a timely manner. In addition, MOFCOM shall set up a foreign investment information reporting system to receive and review the investment information and inter-departmentally shared information forwarded by the SAMR in a timely manner. The foreign investors or foreign-invested enterprises shall report the investment information by submitting reports including initial reports, change reports, deregistration reports and annual reports.

In addition, the Foreign Investment Law and the Implementing Rules specify other protective rules and principles for foreign investors and their investments in the PRC. For example, local governments shall abide by their commitments to the foreign investors; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; and mandatory technology transfer is prohibited.

Regulations Relating to Foreign Currency Exchange

Pursuant to the Foreign Exchange Administration Regulations, as amended on August 5, 2008, Renminbi is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions, but not for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside of China, unless prior approval is obtained from the State Administration of Foreign Exchange (“SAFE”) and prior registration with SAFE is made.

SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign Invested Enterprises (“SAFE Circular 19”), which became effective on June 1, 2015. SAFE further promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account (“SAFE Circular 16”), which became effective on June 9, 2016. Among other things, SAFE Circular 16 amended certain provisions of SAFE Circular 19. According to SAFE Circular 19 and SAFE Circular 16, the flow and use of the Renminbi capital converted from foreign currency denominated registered capital of a foreign-invested company is regulated such that Renminbi capital may not be used for business beyond its business scope or to provide loans to persons other than affiliates unless otherwise permitted under its business scope. Violations of SAFE Circular 19 or SAFE Circular 16 could result in administrative penalties.

In 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment (“Circular 59”), as amended in May 2015. Pursuant to Circular 59, the opening of various special purpose foreign exchange accounts, the reinvestment of RMB proceeds by foreign investors in the PRC and the remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE.

SAFE also promulgated the Circular on Printing and Distributing the Provisions on Foreign Exchange Administration over Domestic Direct Investment by Foreign Investors and the Supporting Documents in May 2013, as amended in October 2018 and December 2019. The Circular specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC shall be conducted by way of foreign investor registration, and banks shall process foreign exchange activities relating to direct investment in the PRC based on registration information provided by SAFE and its branches.

In February 2015, SAFE promulgated the Notice on Further Simplifying and Improving the Foreign Exchange Management Policies for Direct Investment (“SAFE Circular 13”), which took effect on June 1, 2015, and was amended in December 2019. SAFE Circular 13 delegates the power to enforce the foreign exchange registration in connection with inbound and outbound direct investments under relevant SAFE rules from local branches of SAFE to banks, further simplifying the foreign exchange registration procedures for inbound and outbound direct investments.

On January 26, 2017, SAFE issued the Notice on Improving the Examination of Authenticity and Compliance to Further Promote Foreign Exchange Control (“SAFE Circular 3”), which stipulates several capital regulatory measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including the following:

•        under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and

•        domestic entities shall hold income to account for previous years’ losses before remitting the profits.

Moreover, pursuant to SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

Regulations Relating to Dividend Distributions

The principal regulations governing the distribution of dividends of foreign-invested enterprises include the PRC Company Law, the Foreign Investment Law of the PRC, and the Implementing Rules. Under these laws and regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations.

In addition, enterprises in China are required to allocate at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until these reserves have reached 50% of the registered capital of the enterprises. Companies may, at their discretion, allocate a portion of their after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserves are not distributable as cash dividends.

Regulations Relating to Foreign Exchange Registration of Overseas Investment by PRC Residents

SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles (“SAFE Circular 37”) in July 2014. SAFE Circular 37 requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of name, term of operation, and such PRC residents’ or entities’ identity), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions.

SAFE Circular 37 was issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles (“SAFE Circular 75”), which was issued by SAFE in October 2005. SAFE further enacted SAFE Circular 13, which allows PRC residents or entities to register with qualified banks in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. However, remedial registration applications made by PRC residents that previously failed to comply with SAFE Circular 37 continue to fall under the jurisdiction of the relevant local branch of SAFE.

In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from distributing profits to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Failure to comply with the various SAFE registration requirements described above could result in liability under Mainland PRC law for evasion of foreign exchange controls. As of the date of this prospectus, all PRC residents known to us who currently hold direct or indirect ownership interests in our company have completed the registration with SAFE as required by SAFE Circular 37.

Regulations Relating to Information Security and Data Privacy

On June 10, 2021, the Standing Committee of the National People’s Congress (“SCNPC”) promulgated the PRC Data Security Law, which became effective on September 1, 2021. According to the PRC Data Security Law, a data classification protection system shall be established. Entities engaged in data processing activities shall, in accordance with the laws and regulations, establish a sound whole-process data security management system, organize data security education and training, and take corresponding technical measures and other necessary measures to ensure data security.

According to the Civil Code of the PRC, personal information of natural persons is protected by law. Any organization or individual that needs to obtain personal information of others shall obtain it legally and ensure the security of the information, and shall not illegally collect, use, process, transmit, trade, provide or disclose personal information of others. The Personal Information Protection Law of the PRC, which was promulgated by the SCNPC on August 20, 2021 and became effective on November 1, 2021, further emphasizes the duties and responsibilities of the processing personnel for the protection of personal information and provides stricter protection measures for processing sensitive personal information.

On July 7, 2022, the CAC promulgated the Measures on Security Assessment of Cross-border Data Transfer (the “Data Export Measures”), which became effective on September 1, 2022. The Data Export Measures require that any data processor that processes or exports personal information exceeding a certain volume threshold pursuant to the Data Export Measures shall apply for a security assessment by the CAC before transferring any personal information abroad, including in the following circumstances: (1) important data is transmitted overseas by any data processor; (2) personal information is transmitted overseas by any operator of critical information infrastructure or any data processor that processes the personal information of more than 1,000,000 individuals; (3) personal information is provided overseas by any data processor that has provided the personal information of more than 100,000 individuals in aggregate or has provided the sensitive personal information of more than 10,000 individuals in aggregate since January 1 of last year; and (4) other circumstances where the security assessment is required as prescribed by the CAC. A data processor shall, before applying for the security assessment of an outbound data transfer, conduct a self-assessment of the risks involved in the outbound data transfer. The security assessment of a cross-border data transfer shall focus on assessing the risks that may be brought about by the cross-border data transfer concerning national security, public interests, or the lawful rights and interests of individuals or organizations.

On February 24, 2023, the CSRC, jointly with other relevant governmental authorities, promulgated the Provisions on Strengthening Confidentiality and Archives Management of Overseas Securities Issuance and Listing by Domestic Enterprises (the “Confidentiality and Archives Management Provisions”), which took effect on March 31, 2023. According to the Confidentiality and Archives Management Provisions, mainland China-based companies, whether offering and listing securities overseas directly or indirectly, must strictly abide the applicable laws and regulations when providing or publicly disclosing, either directly or through their overseas listed entities, documents and materials to securities services providers such as securities companies and accounting firms or overseas regulators in the process of their overseas offering and listing. If such documents or materials contain any state secrets or government authorities work secrets, the domestic companies must obtain the approval from competent governmental authorities according to the applicable laws, and file with the secrecy administrative department at the same level with the approving governmental authority. Furthermore, the Confidentiality and Archives Management Provisions provide that securities companies and securities service providers shall fulfill the applicable legal procedures when providing overseas regulatory institutions and other relevant institutions and individuals with documents or materials containing any state secrets or government authorities work secrets or other documents or materials that, if divulged, will jeopardize national security or public interest.

On September 24, 2024, the State Council promulgated the Regulations on the Administration of Network Data Security, which came into effect on January 1, 2025. The Regulations on the Administration of Network Data Security, based on the Cybersecurity Law, the Data Security Law, and the Personal Information Protection Law, reiterate various requirements for network data processors to process and generate various electronic data through the network, mainly including: (i) network data processors should strengthen network data security protection through management systems, technical measures, contract constraints, and other means; (ii) for the processing of personal information, personal information rules shall be formulated and made public in accordance with requirements, and the relevant rights of personal information processing shall be guaranteed; (iii) if processing personal information based on personal consent, the consent of the personal information subject or its guardian shall be obtained; (iv) focus on protecting network data listed in the important data directory; (v) the rules that should be followed when providing personal information and important data to overseas parties; (vi) the obligation of network platform service providers to protect network data security; (vii) responsibilities and powers of regulatory authorities; (viii) administrative penalties for violations of relevant regulations.

On February 14, 2025, the CAC promulgated the Regulations on Compliance Audit for Personal Information Protection, which came into effect on May 1, 2025. According to these regulations, compliance audit for personal information protection refers to the supervisory activity of reviewing and evaluating whether the personal information processing activities of personal information processors comply with laws and administrative regulations. Personal information processors handling more than 10 million persons’ personal information should conduct at least one compliance audit for personal information protection every two years. The attached Guidelines for Compliance Audit of Personal Information Protection list the key review contents for compliance audit of personal information protection.

As of the date of this prospectus, the Company currently possesses little personal information generated in the PRC in its business operations and it does not own more than one million users’ personal information. Neither the Company nor any of its PRC operating entities have received any notice from any authorities identifying the Company or any of its PRC operating entities as an operator of critical information infrastructure or requiring the Company or any of its PRC operating entities to undertake a cybersecurity review or otherwise subjecting them to any investigations on cybersecurity review initiated by the CAC.

Regulation Related to E-Commerce

To regulate the E-commerce industry, on August 31, 2018, the Standing Committee of the National People’s Congress promulgated the PRC E-Commerce Law, which took effect on January 1, 2019. The E-commerce Law imposes a series of requirements on E-commerce platform operators. Pursuant to the E-commerce Law, an E-commerce platform operator shall respect and equally protect the legitimate interests of the consumers and provide options to consumers without targeting at their personal characteristics. The E-commerce Law requires an E-commerce platform operator to, among other things, verify and register the identities, addresses, contacts and licenses of merchants who apply to provide goods or services on its platform, establish registration archives and update information on a regular basis; submit the identification information and tax-related information of the merchants on its platform to governmental authorities as required and remind the merchants to complete the registration with relevant governmental authorities; establish intellectual property rights protection rules, and take necessary measures against infringement of intellectual property rights by merchants on its platform. In addition, an E-commerce platform operator is not allowed to impose unreasonable restrictions over or add unjustified conditions to transactions concluded on its platform by merchants, or charge merchants operating on its platform any unreasonable fees. An E-commerce platform operator shall assume joint liabilities with the relevant third-party merchants on its platform and may be subject to warnings and fines up to RMB2,000,000 where the operator fails to take necessary measures when it knows or should have known that the products or services provided by the third-party merchants on its platform do not meet the personal or property safety requirements or third-party merchants’ other acts may infringe on the lawful rights and interests of the consumers or any intellectual property rights of any other third-party.

On June 12, 2019, the State Post Bureau and MOFCOM promulgated the Guiding Opinions on Regulating the Interconnection and Sharing of Data between Express Delivery and E-commerce Industries, which provides that if E-commerce participants agree to deliver commodities through express delivery, an E-commerce platform operator shall provide the necessary delivery data to an express delivery service provider through the agreed means of data transmission. The E-commerce platform operator cannot, by restricting the interconnection and sharing of data, hinder the E-commerce participants from freely choosing the express delivery service. When collecting and sharing user information, E-commerce platform operators engaged in express delivery business must abide by the provisions of laws and administrative regulations on information protection, and the user information cannot be used for purposes unrelated to the delivery service they provide.

On March 15, 2021, the SAMR issued the Administration Measures for the Supervision of Online Transactions, which took effect on May 1, 2021, providing specific rules for the online transaction operators, such as clarifying the specific acts infringing consumers’ personal information in online transactions, elaborating the prohibited contents that may not be contained in the standard terms, notifications and statements used by the online transaction operators, and measures to supervise sales of goods or provision of services through social network and live streaming.

Regulations Relating to International Freight Forwarding Business

Administrative Provisions on International Freight Forwarders of the PRC promulgated in 1995 and its detailed rules issued in 2004 regulate the business of international freight forwarding. According to the Provisions and its detailed rules, the minimum amount of registered capital must be RMB5 million (approximately $691,802) for an international freight forwarder by sea, RMB3 million (approximately $415,081) for an international freight forwarder by air, and RMB2 million (approximately $276,720) for an international freight forwarder by land or for an entity operating international express delivery services. An international freight forwarder must, when each time applying to set up a branch, increase its registered capital (or the excess amount over its minimum registered capital) by RMB500,000 (approximately $69,180). Under the Measures on Filing of International Freight Forwarders (Interim) announced in March 2005 and amended in August 2016, all international freight forwarders and their branches registered with the SAMR must file with the MOFCOM or its authorized organs.

Regulations Relating to Express Delivery Service

The PRC Postal Law also requires that a company operating express delivery services must apply for and obtain the Courier Service Operation Permit prior to applying for its business license. Pursuant to the Administrative Measures on Courier Service Operation Permits, which was promulgated by the Ministry of Transport in September 2009 and most recently amended in November 2019, any entity engaging in express delivery services is required to obtain a Courier Service Operation Permit from the State Post Bureau or its local counterpart and is subject to their supervision and regulation. The express delivery business must be operated within the permitted scope, geographical area, and valid term of the Courier Service Operation Permit. The Courier Service Operation Permit shall be valid for five years.

Regulations Relating to Road Transportation

According to the Regulations on Road Transportation of the PRC promulgated by the State Council in April 2004 and most recently amended in July 2023, and the Provisions on Administration of Road Freight Transportation and Stations (Sites) (the “Road Freight Provisions”) issued by the Ministry of Transport in June 2005 and most recently amended in September 2022, the business operations of road freight transportation refer to commercial road freight transportation activities that provide public services. Road freight transportation includes general road freight transportation, special road freight transportation, road transportation of large articles, and road transportation of hazardous cargos. Special road freight transportation refers to freight transportation using special vehicles with containers, refrigeration equipment, or tank containers. The Road Freight Provisions set forth detailed requirements with respect to vehicles and drivers.

Under the Road Freight Provisions, anyone engaged in the business of operating road freight transportation must obtain a Road Transportation Operation Permit from the local county-level road transportation administrative bureau, and each vehicle used for road freight transportation must have a Road Transportation Certificate from the same authority. The incorporation of a subsidiary of a road freight transportation operator that intends to engage in road transportation business is subject to the same approval procedure. If it intends to establish a branch, it should file with the local road transportation administrative bureau where the branch is to be established. Pursuant to the Notice on the Cancelation of the Road Transportation Operation Permit and the Driver Qualification Certificate for Ordinary Freight Vehicles with a Total Mass of 4.5 Tons or Less promulgated by the Ministry of Transport, which took effect in January 2019, local transportation management departments will no longer issue Road Transportation Operation Permit for ordinary freight vehicles with a total mass of 4.5 tons or less, and shall not impose administrative penalties on such vehicles and drivers for the reasons of operating without the Permit and driving freight transportation vehicles without the corresponding qualification Certificates.

Although the Road Transportation Operation Permits have no limitation with respect to geographical scope, several provincial governments in China, including Shanghai and Beijing, promulgated local rules on administration of road transportation, stipulating that permitted operators of road freight transportation registered in other provinces should also make filings with the local road transportation administrative bureau where they carry out their business.

According to the Road Freight Provisions, a road freight transport business operator shall engage in business operations of road freight transport according to the business scope as specified in the Road Transportation Operation Permit and shall not transfer or rent the Road Transportation Operation Permit. A road freight transport business operator shall require the drivers of vehicles it employs to carry along with the vehicles the Road Transport Certificate obtained as required. The Road Transport Certificate shall not be assigned, leased, altered or forged.

Regulations Relating to Non-Vessel Operating Common Carrier (“NVOCC”) Business

According to the Regulations on International Ocean Shipping of the PRC, which was promulgated by the State Council on 11 December 2001 and executed on 1 January 2002, and was last amended on 20 July, 2023, and Detailed Rules for the Implementation of the Regulations on International Maritime Transportation of the PRC which was promulgated by the Ministry of Transport on 20 January 2003 and executed on 1 March 2003, and was last amended on 10 November 2023, the NVOCC shall mean carriers that undertake to carry cargo of consignors, issue their own bills of lading or other transport documents, collect freight from the consignors, complete international maritime transport through international shipping operators, and bear carrier liability in the international maritime transport activities undertaken by them.

To operate non-vessel shipping business within the territory of China, the NVOCC shall establish an enterprise with legal status within the territory of China according to Mainland PRC law. The NVOCC shall, within 15 days upon the commencement of its operation, report to the Department of Transport for record-filing. The information to be submitted for record-filing includes enterprise name, place of registration, and contact number.

Regulations Relating to Customs Declaration

According to the PRC Customs Law (2021 Amendment), which was promulgated by the Standing Committee of the National People’s Congress on 22 January 1987 and executed on 1 July 1987, and was last amended on 29 April 2021, the Customs of the PRC shall be the state organ responsible for supervision and control over activities entering and leaving the customs territory. All inward and outward means of transport, goods and articles shall enter or leave the territory at a place where there is a Customs office. All import and export goods activities shall have customs clearance and tax procedures completed by their consignor or consignee or by customs declaration enterprise entrusted by the consignor or consignee. The consignee or consignor of imported or exported goods and the customs declaration enterprise shall register for declaration activities with the Customs in accordance with the law.

On 19 November 2021, the General Administration of Customs promulgated the Provisions on the Record-filing of Customs Declaration Entities of the PRC, which was executed on 1 January 2022. Pursuant to the Provisions, the consignee or consignor of imported or exported goods or customs brokerage enterprises can engage in customs declaration activities within the customs territory of the PRC. Consignees and consignors of imported and exported goods and customs brokerage enterprises conducting customs declarations shall be qualified market entities; among them, consignees and consignors of imported and exported goods shall also have filed with the MOFCOM to record their identity as foreign trade operators. To declare, a Record-Filing Information Form of the Customs Declaration Entity shall be submitted to the Customs Authority. The record-filing information shall be published through the Credit Publicity Platform of Import and Export Business of Customs of the PRC, which is an information platform of the Customs Authority of the PRC open to the public.

According to the Decision on the Amendment of the Foreign Trade Law of the PRC promulgated by the National People’s Congress of the PRC on December 30, 2022, recording or filings is no longer required for foreign trade operators engaging in import and export of goods or technology from December 30, 2022.

Regulations Relating to Import and Export of Goods

Pursuant to the Foreign Trade Law, which was most recently amended on December 30, 2022, and the Administrative Regulations for the Import and Export of Goods, which were issued by the State Council on December 10, 2001, and became effective on January 1, 2002, certain goods are allowed to be imported into or exported out of China freely, while certain goods are prohibited or restricted from being imported into or exported out of China due to their impact on national security, the life and health of people, animals, or plants, the development of certain domestic industries, or other reasons stipulated in relevant laws and regulations. No one shall import or export goods that are prohibited from being imported into or exported out of China. The import and export of goods that are restricted from being imported into or exported out of China shall comply with relevant restrictive laws and regulations.

According to the Customs Law of the PRC, unless otherwise provided for, the declaration of import or export goods and the payment of customs duties may be made by the consignees or consignors themselves, and such formalities may also be completed by their entrusted customs brokers that have registered with the PRC customs authority. The Regulations on Import and Export Duties, promulgated by the State Council on November 23, 2003, and most recently amended on March 1, 2017, further stipulate that, unless otherwise provided by the relevant laws and regulations, goods permitted to be imported into or exported out of China shall be subject to the payment of customs duties. The consignees of imported goods, consigners of exported goods, or owners of inward articles shall undertake the obligation of the payment of customs duties. The State Council also promulgated implementation rules and tariff schedules to regulate the items and rates of the customs duties.

According to the Import and Export Commodity Inspection Law promulgated by SCNPC on February 21, 1989, and most recently amended on April 29, 2021, and its implementation rules, the imported and exported goods that are subject to compulsory inspection listed in the catalog compiled by the import and export commodity inspection department established by the State Council shall be inspected by the commodity inspection organizations, and the imported and exported goods that are not subject to statutory inspection shall be subject to random inspection. Consignees and consignors or their entrusted customs brokers may apply for inspection to the goods inspection authorities.

Regulations Relating to M&A Rules and Overseas Listing

On August 8, 2006, six PRC governmental and regulatory agencies, including MOFCOM and the CSRC, promulgated the Rules on Mergers and Acquisition of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective on September 8, 2006 and was amended on June 22, 2009, to govern the mergers and acquisitions of domestic enterprises by foreign investors. The M&A Rules, among other things, require that if an overseas company established or controlled by PRC companies or individuals intends to acquire equity interests or assets of any other PRC domestic company affiliated with such PRC companies or individuals, such acquisition must be submitted to MOFCOM for approval. The M&A Rules also require that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC individuals or companies shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

On July 6, 2021, General Office of the State Council and General Office of the Central Committee of the Communist Party of China issued the Opinions on Lawfully and Strictly Cracking Down Illegal Securities Activities, which emphasizes the need to strengthen the administration over illegal securities activities and the supervision of overseas listings by China-based companies and proposes to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents faced by China-based overseas-listed companies.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and the relevant five Guidelines, which became effective on March 31, 2023.

The Overseas Listing Trial Measures comprehensively improve and reform the existing regulatory regime for overseas offering and listing of PRC domestic companies’ securities and regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime.

According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provide that an overseas listing or offering is explicitly prohibited in the following circumstances (the “Prohibition Article”): (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations or relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.

The Overseas Listing Trial Measures also provide that if the issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as an indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. When an issuer submits an application for an initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days following the application submission. In addition, the Overseas Listing Trial Measures provide that the direct or indirect overseas listings of the assets of domestic companies through one or more acquisitions, share swaps, transfers or other transaction arrangements shall be subject to filing procedures in accordance with the Overseas Listing Trial Measures. The Overseas Listing Trial Measures also require subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

According to the Trial Administrative Measures, if a domestic company fails to fulfill filing procedures, or offers and lists securities on an overseas market in violation of the Prohibition Article, the CSRC shall order rectification, issue warnings to such domestic company, and impose a fine of between RMB1,000,000 and RMB10,000,000. Directly liable persons-in-charge and other directly liable persons shall be warned and each imposed a fine of between RMB500,000 and RMB5,000,000. Controlling shareholders and actual controllers of the domestic company that organize or instruct the aforementioned violations shall be imposed a fine of between RMB1,000,000 and RMB10,000,000.

Since the PRC operating entities accounted for more than 50% of our consolidated revenue, profit, total assets or net assets for the fiscal years ended December 31, 2024 and 2023, and the key components of our operations are carried out in China, this offering is considered an indirect offering by China-based companies. Therefore, we are required to complete the filing procedures pursuant to the requirements of the Trial Administrative Measures within three working days following our first submission of an initial public offering or listing application. This offering is contingent upon completion of the CSRC filing and getting the notice of filing for overseas issuance and listing from the CSRC.

Regulations Relating to Employment

Pursuant to the PRC Labor Law, the PRC Labor Contract Law and the Implementing Regulations of the PRC Labor Contracts Law, labor relationships between employers and employees must be executed in written form. Wages may not be lower than the local minimum wage and must be paid to employees in a timely manner. Employers are prohibited from forcing employees to work above a certain time limit and shall pay employees for overtime work in accordance with national regulations. In addition, employers must establish a system for ensuring labor safety and sanitation, strictly abide by relevant state standards and provide relevant education to its employees. Employees are also required to work in safe and sanitary conditions.

Under relevant Mainland PRC laws, rules and regulations, including the Social Insurance Law, the Interim Regulations on the Collection and Payment of Social Security Funds as amended in 2019, and the Regulations on the Regulations on Management of Housing Provident Fund as amended in 2019, employers are required to contribute, on behalf of their employees, to a number of social security funds, including funds for basic pension insurance, unemployment insurance, basic medical insurance, occupational injury insurance, maternity leave insurance and housing funds. These payments are made to local administrative authorities and any employer who fails to contribute may be fined and ordered to pay the deficit amount.

According to the Reform Plan of Tax Collection Systems of State and Local Taxation promulgated by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council on July 20, 2018, from January 1, 2019, the social insurance premiums, such as basic endowment insurance premiums, basic medical insurance premiums, unemployment insurance premiums, employment injury insurance premiums, and maternity insurance premiums, will be collected by the tax authorities.

As of the date of this prospectus, our PRC operating entities have entered into employment contracts with all of their employees.

Regulations Relating to Intellectual Property

Trademark

Based on the Trademark Law of the PRC promulgated by the Standing Committee of the National People’s Congress on August 23, 1982 and lastly amended on April 23, 2019, as well as the Implementing Regulations for the Trademark Law of the PRC promulgated by the State Council on April 29, 2014 and effective on May 1, 2014, the rightful holder of a registered trademark shall have the right to exclusive use of such registered trademark. The valid period for registered trademark is 10 years from the date of approval and registration; to renew trademark registration upon expiration, the trademark registrant should follow the provisions of the relevant laws and regulations to manage renewal twelve months before expiration; if it is not processed within the period, a six-month extension period shall be given.

The valid period for each renewal is 10 years from the next day after the previous expiration date. If renewal is not managed after expiration, the registered trademark shall be canceled. The SAMR shall sanction any infringement of trademark by law; where suspected crime is involved, the perpetrator shall be promptly apprehended by judicial agency for legal proceedings.

Copyright

Based on the Copyright Law of the PRC promulgated by the Standing Committee of the National People’s Congress (which was issued on September 7, 1990, lastly amended on November 11, 2020 and became effective on June 1, 2021) and the Implementing Regulations of the Copyright Law of the PRC promulgated by the State Council (which was issued on January 30, 2013 and took effect on March 1, 2013), Chinese citizens, legal persons or any other organization shall be entitled to copyright of their work, whether or not such work is published. Copyrights cover the following forms of creative works: literature, art, natural science, engineering technology works, writing, narration, music, drama, opera, dance and acrobatic works, fine art and architectural works, photography, films and cinematography works, drawings of engineering designs and product designs, and other works as prescribed by laws and administrative regulations. Perpetrators infringing on copyright or copyright related rights shall be held liable for actual damage to the copyright owner. In addition, they may be fined and have illegal income, pirate copies and properties used for illegal activity confiscated.

In order to further implement the Regulations on Computer Software Protection, which was promulgated by the State Council on June 4, 1991 and lastly amended on January 30, 2013, the National Copyright Administration issued the Measures for the Registration of Computer Software Copyright on April 6, 1992, as amended on February 20, 2002, which specify detailed procedures and requirements with respect to the registration of software copyrights.

Patent

According to the Patent Law of the PRC (the “Patent Law”), which was promulgated by the Standing Committee of the National People’s Congress on March 12, 1984 and lastly amended on October 17, 2020, the State Intellectual Property Office is responsible for administering patent law in the PRC. The patent administration departments of provincial, autonomous region or municipal governments are responsible for administering patent law within their respective jurisdictions. The Chinese patent system adopts a first-to-file principle, which means that when more than one person file different patent applications for the same invention, only the person who files the application first is entitled to obtain a patent of the invention. To be patentable, an invention or a utility model must meet three criteria: novelty, inventiveness and practicability. A patent is valid for twenty years in the case of an invention, ten years in the case of utility models and fifteen years in case of designs.

Domain Name

The Ministry of Industry and Information Technology (“MIIT”) promulgated the Measures on Administration of Internet Domain Names (the “Domain Name Measures”) on August 24, 2017, which took effect on November 1, 2017 and replaced the Administrative Measures on China Internet Domain Names promulgated by MIIT on November 5, 2004. According to the Domain Name Measures, the MIIT is in charge of the administration of PRC internet domain names. The domain name registration follows a first-to-file principle. Applicants for registration of domain names shall provide true, accurate and complete information of their identities to domain name registration service institutions. The applicants will become the holder of such domain names upon the completion of the registration procedure.

Regulations Relating to Tax

Enterprise Income Tax

Under the Enterprise Income Tax Law of the PRC (the “EIT Law”) (which was promulgated on March 16, 2007, became effective on January 1, 2008 and was amended on February 24, 2017 and December 29, 2018) and the Implementing Rules of the Enterprise Income Law of the PRC (the “Implementing Rules of the EIT Law”) (which was promulgated on December 6, 2007, became effective on January 1, 2008 and was amended on April 23, 2019), enterprises are classified as resident enterprises and non-resident enterprises. PRC resident enterprises typically pay an enterprise income tax at the rate of 25%, while non-PRC resident enterprises without any branches in the PRC should pay an enterprise income tax in connection with their income from the PRC at the tax rate of 10%.

An enterprise established outside of the PRC with its “de facto management bodies” located within the PRC is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a PRC domestic enterprise for enterprise income tax purposes. The Implementing Rules of the EIT Law define a de facto management body as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

The EIT Law and the Implementation Rules of the EIT Law permit certain “high and new technology enterprises with strong support from PRC government (“High and New Technology Enterprise”)” that independently own core intellectual property and meet statutory criteria to enjoy a 15% preferential enterprise income tax rate. In January 2016, the State Administration of Taxation (the “SAT”), the Ministry of Science and Technology and the Ministry of Finance jointly issued the Administrative Rules for the Certification of High and New Technology Enterprises, specifying the criteria and procedures for the certification of High and New Technology Enterprises.

Value-added Tax

According to the Provisional Regulations on Value-added Tax (which was promulgated by the State Council on December 13, 1993 and lastly amended in 2017) and the Implementing Rules of the Provisional Regulations on Value-added Tax (which was promulgated by the Ministry of Finance on December 25, 1993 and subsequently amended by the Ministry of Finance and the State Administration of Taxation on December 15, 2008 and October 28, 2011), all taxpayers selling goods, providing processing, repairing or replacement services or importing goods within the PRC shall pay value-added tax (the “VAT”). Unless provided otherwise, the rate of VAT is 17% on sales and 6% on the services. On April 4, 2018, Ministry of Finance and the SAT jointly promulgated the Circular of the Ministry of Finance and the State Administration of Taxation on Adjustment of Value-Added Tax Rates (the “Circular 32”), according to which (1) for VAT taxable sales acts or import of goods originally subject to VAT rates of 17% and 11%, respectively, such tax rates shall be adjusted to 16% and 10%, respectively; (2) for purchase of agricultural products originally subject to tax rate of 11%, such tax rate shall be adjusted to 10%; (3) for purchase of agricultural products for the purpose of production and sales or consigned processing of goods subject to tax rate of 16%, such tax shall be calculated at the tax rate of 12%; (4) for exported goods originally subject to tax rate of 17% and export tax refund rate of 17%, the export tax refund rate shall be adjusted to 16%; and (5) for exported goods and cross-border taxable acts originally subject to tax rate of 11% and export tax refund rate of 11%, the export tax refund rate shall be adjusted to 10%. Circular 32 took effect on May 1, 2018 and shall supersede then existing provisions which were inconsistent with Circular 32.

On January 1, 2012, the Ministry of Finance and the State Administration of Taxation implemented the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax (the “VAT Pilot Plan”), which imposes VAT in lieu of business tax for certain “modern service industries” in certain regions, which was eventually expanded to nation-wide application in 2013.

On March 23, 2016, the Ministry of Finance and the State Administration of Taxation jointly issued the Circular of Full Implementation of Business Tax to Value-added Tax Reform, confirming that business tax would be completely replaced by the VAT from May 1, 2016.

On March 20, 2019, the Ministry of Finance, the State Administration of Taxation and the General Administration of Customs jointly promulgated the Announcement on Relevant Policies for Deepening Value-Added Tax Reform, which took effect on April 1, 2019 and provides that (1) with respect to VAT taxable sales acts or import of goods originally subject to VAT rates of 16% and 10%, respectively, such tax rates shall be adjusted to 13% and 9%, respectively;

(2) with respect to purchase of agricultural products originally subject to tax rate of 10%, such tax rate shall be adjusted to 9%; (3) with respect to purchase of agricultural products for the purpose of production or consigned processing of goods subject to tax rate of 13%, such tax shall be calculated at the tax rate of 10%; (4) with respect to export of goods and services originally subject to tax rate of 16% and export tax refund rate of 16%, the export tax refund rate shall be adjusted to 13%; and (5) with respect to export of goods and cross-border taxable acts originally subject to tax rate of 10% and export tax refund rate of 10%, the export tax refund rate shall be adjusted to 9%.

Income tax for share transfer

On February 3, 2015, the State Administration of Taxation issued the Announcement on Several Issues Concerning the Enterprise Income Tax on Indirect Transfer of Assets by Non-Resident Enterprises (“Circular 7”), which partially replaced and supplemented previous rules under the Notice of the State Administration of Taxation on Strengthening the Administration of Enterprise Income Tax on Income from Equity Transfer by Non-Resident Enterprises (“Circular 698”) issued by the SAT on December 10, 2009. Circular 7 provides comprehensive guidelines relating to, and heightens the mainland Chinese tax authorities’ scrutiny over, indirect transfers of taxable assets (including assets and premises of organizations in the PRC, immovable property in the PRC, and equity investments in PRC resident enterprises) by a non-resident enterprise in China.

Under Circular 7, the tax authorities in China are entitled to reclassify the nature of an indirect transfer of taxable assets in China. For instance, when a non-resident enterprise transfers equity interests in an overseas holding company that directly or indirectly holds certain taxable assets in China and if the transfer is believed by the Chinese tax authorities to have no reasonable commercial purpose other than to evade enterprise income tax, Circular 7 allows the Chinese tax authorities to reclassify the indirect transfer of taxable assets in China into a direct transfer and therefore impose a 10% rate of PRC enterprise income tax on the non-resident enterprise. When determining reasonable commercial purposes, all arrangements related to the indirect transfer of Chinese taxable property transactions should be considered as a whole, and the following relevant factors should be comprehensively analyzed in light of the actual situation:(1) Whether the main value of the equity of the overseas enterprise is directly or indirectly sourced from the taxable assets in China; (2) Whether the assets of the overseas enterprise mainly comprise direct or indirect investments in China, or whether the income derived is mainly sourced directly or indirectly from China; (3) Whether the functions actually performed and risks borne by the overseas enterprise and its subsidiaries and branches which directly and indirectly hold taxable assets in China are able to prove that the enterprise structure has economic substance; (4) The period of existence of shareholders, business model and the relevant organization structure of the overseas enterprise; (5) Income tax payable overseas for the transaction of indirect transfer of taxable assets in China; (6) The replaceability of indirect investment and indirect transfer of taxable assets in China with direct investment and direct transfer of taxable assets in China by the transferor of equity; (7) Tax treaty or arrangement applicable in China for income derived from indirect transfer of taxable assets in China.

However, Circular 7 contains certain exemptions, including the following:

•        where a non-resident enterprise derives income from the indirect transfer of taxable assets in China by acquiring and selling shares of an overseas listed company which holds such taxable assets in China on a public market; and

•        where there is an indirect transfer of taxable assets in China, the income from the transfer would have been disposed of such taxable assets in China, the income from the transfer would have been exempted from enterprise income tax in China under an applicable tax treaty or arrangement.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source (“SAT Bulletin 37”), which came into effect on December 1, 2017 and concurrently abolished Circular 698 and certain provisions of Circular 7, and was amended by the Announcement of the State Administration of Taxation on Revising Certain Taxation Normative Documents issued on June 15, 2018 by the SAT. SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax. Pursuant to SAT Bulletin 37, where the party responsible for the deduction of such income tax did not or was unable to make such deduction, the non-resident enterprise receiving such income should declare and pay the taxes that should have been deducted to the relevant tax authority.

By promulgating and implementing these circulars, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests or other taxable assets in a PRC resident enterprise by a non-resident enterprise. Under Circular 7 and SAT Bulletin 37, where a non-resident enterprise transfers the equity interests or other taxable assets of a PRC resident enterprise indirectly by disposition of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority this indirect transfer. Using a “substance over form” principle, the PRC tax authority may re-characterize such indirect transfer as a direct transfer of the equity interests in the PRC tax resident enterprise and other properties in China. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%.

Regulations Related to Our Business Operations in the United Kingdom

1. Road Transportation

Road Traffic Act 1988

The Road Traffic Act 1988 (“RTA”), deriving its legal authority from the Parliament of the United Kingdom, is a comprehensive statute that regulates road traffic and vehicle safety within the UK. The RTA encompasses a wide range of provisions, including the licensing of drivers, standards for vehicle construction and use, requirements for compulsory third-party insurance, and various road safety measures. It also specifies the legal framework for addressing offenses such as dangerous and careless driving, establishing penalties that can include fines and imprisonment. The RTA has had a profound influence in enhancing road safety, reducing traffic accidents, and ensuring adherence to safety standards by both drivers and vehicles. It underpins numerous traffic regulations and enforcement practices, thus playing a crucial role in maintaining order and safety on UK roads. A UK company operating in road logistics should pay close attention to several key aspects of the RTA to ensure compliance. These include ensuring all drivers hold valid and appropriate licenses, maintaining vehicles to meet specified safety and construction standards, securing compulsory third-party insurance for all vehicles, and implementing road safety measures such as adhering to speed limits and safe driving practices. Additionally, the company must comply with all traffic regulations, particularly those concerning the loading and securing of goods, prevent dangerous and careless driving, and keep accurate records of driving hours, vehicle maintenance, and any incidents or accidents. If the company violates the RTA, it can face significant consequences, including substantial fines and penalties, legal action, potential imprisonment of responsible individuals, loss of operating license, increased insurance costs, reputational damage, and operational disruptions due to enforcement actions. Therefore, adherence to the RTA is crucial for maintaining safe, legal, and efficient operations while avoiding the detrimental effects of non-compliance.

Goods Vehicles (Licensing of Operators) Act 1995

The Goods Vehicles (Licensing of Operators) Act 1995 (“GVA”) governs the system of heavy goods vehicle operator licensing in England, Wales, and Scotland. Under the GVA, a standard national or international operator’s license is required to transport other people’s goods for hire or reward. Restricted operator’s licenses allow the carriage of goods in connection with the operator’s trade or business. The primary purposes of goods vehicle operator licensing are to ensure the safe and proper use of goods vehicles, to ensure fair competition through consistent application of the rules, and to protect the environment around operating centers. The main licensing provisions are found in the GVA, the Goods Vehicles (Licensing of Operators) Regulations 1995, and the Goods Vehicles (Licensing of Operators) (Fees) Regulations 1995. Licenses under the GVA are classified into standard national, standard international, and restricted categories, each with specific requirements. Operator’s licenses are granted provided that applicants can demonstrate sufficient financial standing to maintain and safely operate their vehicles, have adequate maintenance arrangements, have systems in place to ensure compliance with the law, and are of good repute and fit to hold a license. Traffic commissioners regulate the road transport industry in Great Britain. Appointed by the Secretary of State for Transport, traffic commissioners act independently from the Government and enforcement agencies, such as the Driver and Vehicle Standards Agency. Their function is to ensure that only safe and reliable operators of goods and passenger vehicles are licensed. The GVA aims to regulate the use and operation of goods vehicles in the UK, ensuring that operators adhere to standards regarding safety, maintenance, and roadworthiness. The GVA also aims to promote fair competition and prevent unfair practices within the goods transportation industry. By licensing operators, the GVA seeks to improve overall safety and standards within the goods vehicle operating sector and minimize potential risks associated with transportation activities.

2. Warehousing

Health and Safety at Work etc. Act 1974

The Health and Safety at Work etc. Act 1974 (“HSW”), enacted by the Parliament of the United Kingdom, is a cornerstone of occupational health and safety legislation. The HSW provides a legal framework to ensure the health, safety, and welfare of employees in the workplace. It imposes duties on employers to create safe working conditions, conduct risk assessments, and implement measures to prevent accidents and injuries. Additionally, it requires the provision of appropriate training and supervision for employees and mandates the maintenance of safe work environments and equipment. The HSW also establishes the Health and Safety Executive as the regulatory body responsible for enforcing health and safety laws and providing guidance. The influence of the HSW has been profound, significantly reducing workplace accidents and illnesses, promoting a culture of safety, and enhancing overall worker protection in the UK. Focusing on the health and safety of employees in warehouse operations, the HSW mandates that employers provide a safe working environment, ensuring that all machinery and equipment are properly maintained and safe to use. Employers must conduct regular risk assessments to identify potential hazards and implement measures to mitigate these risks. This includes providing adequate training and supervision to employees, ensuring that they are competent to perform their tasks safely. The HSW requires the maintenance of clean and orderly workspaces, proper storage of materials, and safe handling procedures to prevent accidents. Additionally, employers must ensure that all safety devices and protective equipment are available and used correctly, and that emergency procedures are established and communicated to all employees. Compliance with these provisions helps prevent workplace accidents and injuries, promoting a culture of safety within warehouse operations and ensuring the well-being of employees.

The Control of Substance Hazardous to Heath Regulations 2002

The Control of Substances Hazardous to Health Regulations 2002 (“COSHH”) provide a legal framework to protect workers from health risks arising from exposure to hazardous substances in the workplace. Employers must provide employees with information, instruction, and training on the risks and safe handling of hazardous substances. Additionally, health surveillance may be required in certain circumstances to monitor the health of employees exposed to these substances. The influence of COSHH has been significant in improving workplace safety by reducing the incidence of occupational diseases and promoting a proactive approach to managing hazardous substances. Compliance with these regulations not only safeguards employee health but also helps businesses avoid legal penalties and enhances their reputation for maintaining a safe working environment. In warehouse environments where hazardous substances may be present, COSHH mandates that employers assess the risks associated with hazardous substances and implement effective measures to control exposure and protect workers’ health. This includes conducting thorough risk assessments to identify potential hazards, ensuring that control measures such as proper ventilation, protective equipment, and safe handling procedures are in place and maintained. Employers are required to provide adequate information, instruction, and training to employees about the risks and safe use of these substances. Additionally, they must establish emergency procedures and conduct regular health surveillance to monitor the health of workers exposed to hazardous substances. Compliance with these regulations ensures that warehouse operations are conducted safely, reducing the risk of health issues and promoting a safer working environment for all employees.

3. Customs clearance

Customs and Excise Management Act 1979

The Customs and Excise Management Act 1979 (“CEMA”) provides the legal framework for the management and regulation of customs and excise duties in the UK. Originating from the need to consolidate and modernize customs and excise laws, the CEMA encompasses a wide range of provisions related to the importation and exportation of goods, the collection of duties, and the enforcement of customs regulations. Key contents of the CEMA include the regulation of customs declarations, procedures for the seizure and forfeiture of goods, powers of customs officers, and penalties for non-compliance with customs laws. The CEMA also covers the licensing and control of warehouses, bonded goods, and the management of free zones. Its influence has been significant in streamlining customs processes, enhancing the efficiency of duty collection, and ensuring compliance with international trade regulations. By providing a clear legal framework, the CEMA has played a crucial role in facilitating trade, protecting revenue, and maintaining the integrity of the UK’s borders. The CEMA regulates the importation and exportation of goods, ensuring that all goods entering or leaving the UK are properly declared and that the correct duties are paid. It mandates the licensing and control of customs warehouses, where goods can be stored without immediate payment of duties, under specific conditions and controls to prevent unauthorized access and ensure security. It outlines procedures for the storage and handling of bonded goods, which are stored in a bonded warehouse until duties are paid or the goods are re-exported. The CEMA grants customs officers the authority to inspect warehouses, verify records, and enforce compliance with customs regulations, including the seizure and forfeiture of goods in case of violations. Additionally, it specifies the requirements for accurate record-keeping and documentation to facilitate the tracking and auditing of goods within the logistics chain. Compliance with these provisions is essential for logistics businesses to operate efficiently, avoid legal penalties, and ensure the smooth flow of goods through customs processes.

Import and Export (Control) Act 1990

The Import and Export (Control) Act 1990 (“IEA”) provides the legal framework for regulating the import and export of goods to and from the UK. The IEA originated from the need to update and strengthen controls over international trade in response to changing economic and security conditions. The IEA grants the government the authority to prohibit or restrict the import and export of certain goods for reasons such as national security, public safety, and international obligations. The IEA includes provisions for issuing licenses for controlled goods, setting conditions for compliance, and outlining penalties for violations. It also empowers customs and other enforcement agencies to carry out inspections, seize goods, and take legal action against non-compliant entities. The influence of the IEA has been significant in ensuring that the UK can effectively manage its international trade, protect sensitive goods, and fulfill its commitments to international agreements. By providing a clear legal structure, the IEA helps maintain the integrity of the UK’s borders, supports economic stability, and enhances national security.

4. Parcel Delivery

Consumer Rights Act 2015

The Consumer Rights Act 2015 (“CRA”) consolidates and enhances consumer protection laws to provide clearer and stronger rights for consumers. The CRA emerged from the need to modernize consumer law, integrating key provisions from previous legislation such as the Sale of Goods Act, the Unfair Terms in Consumer Contracts Regulations, and the Supply of Goods and Services Act. The contents of the CRA include comprehensive rights for consumers regarding the quality, fitness for purpose, and description of goods and services, along with clear remedies for when these rights are breached, such as repairs, replacements, or refunds. It also covers digital content, setting out specific rights for consumers regarding digital products. Furthermore, the CRA addresses unfair contract terms, ensuring that terms and conditions in consumer contracts are transparent and fair. The influence of the CRA has been substantial, providing consumers with robust protections and promoting fair trading practices. It enhances consumer confidence, ensures businesses comply with high standards, and offers clear guidance for resolving disputes, thereby fostering a more transparent and trustworthy marketplace.

The Carriage of Dangerous Goods and Use of Transportable Pressure Equipment Regulations 2009

The Carriage of Dangerous Goods and Use of Transportable Pressure Equipment Regulations 2009 (“CDG”) is a significant regulatory framework in the United Kingdom that governs the safe transport of dangerous goods by road and rail. The CDG is designed to protect public safety and the environment by ensuring that dangerous goods are packaged, labeled, and transported in accordance with stringent safety standards. The CDG applies to the transport of dangerous goods by road and rail within the UK, including the use of transportable pressure equipment. It encompasses various classes of dangerous goods, such as explosives, gases, flammable liquids, toxic substances, and radioactive materials. The CDG aligns with international agreements, particularly the European Agreement concerning the International Carriage of Dangerous Goods by Road (ADR) and the Regulations concerning the International Carriage of Dangerous Goods by Rail (RID). This alignment ensures consistency with global safety practices and facilitates international transport. The CDG stipulates specific requirements for the packaging and labeling of dangerous goods. This includes the use of approved containers, proper hazard labeling, and the provision of safety data sheets to inform handlers and emergency responders of the risks associated with the goods. The CDG 2009 mandates that individuals involved in the transport of dangerous goods, including drivers and safety advisors, receive appropriate training. Operators are responsible for ensuring compliance with the CDG, conducting risk assessments, and maintaining detailed records of shipments. The CDG mandates comprehensive measures to ensure the safe handling and transport of hazardous materials. These regulations require companies involved in the transportation of dangerous goods to classify, package, and label these materials according to established standards. Employers must conduct risk assessments and implement safety measures to mitigate the risks associated with handling and transporting hazardous substances. This includes providing appropriate training to employees on safe handling procedures and emergency response actions in case of an incident. The regulations also stipulate the use of suitable transport vehicles and equipment, such as transportable pressure vessels, that meet safety standards to prevent leaks and other hazards. Furthermore, companies must maintain accurate documentation and records of hazardous materials, ensuring traceability and compliance with regulatory requirements. Compliance with these regulations is crucial for minimizing the risks of accidents, ensuring the safety of workers and the public, and avoiding legal penalties. The influence of these regulations extends to promoting a culture of safety within the logistics industry, thereby enhancing overall operational safety and efficiency.

5. Employment Law

Employment Rights Act 1996

The Employment Rights Act 1996 (“ERA”) was developed to consolidate various employment laws, offering a comprehensive legal framework that covers a wide range of employment-related issues. The contents of the ERA include provisions on employee contracts, working hours, unfair dismissal, redundancy, and maternity and paternity leave. It also outlines the rights to a written statement of terms and conditions, protection of wages, and grievance procedures. The ERA provides mechanisms for employees to seek redress through employment tribunals if their rights are violated. Its influence has been significant in enhancing job security and fairness in the workplace, providing clear guidelines for both employers and employees, and ensuring that workers are treated with respect and equity. By establishing robust legal protections, the ERA has contributed to improving workplace standards and fostering a more just and productive work environment.

The Working Time Regulations 1998

The Working Time Regulations 1998 (“WTR”) is a pivotal piece of legislation in the United Kingdom that was introduced to regulate working hours, rest periods, and holidays for workers, ensuring their health, safety, and well-being. The WTR aligns UK law with the European Working Time Directive, setting limits on maximum working hours and establishing rights to rest breaks and paid annual leave. Specifically, the WTR stipulates that the average working week must not exceed 48 hours, although workers can opt out of this limit if they choose. It also mandates rest breaks during work hours, a minimum daily rest period of 11 consecutive hours, and a minimum weekly rest period of 24 hours. Additionally, workers are entitled to a minimum of 5.6 weeks of paid annual leave each year, ensuring that they have adequate time off to rest and recuperate.

The Road Transport (Working Time) Regulations 2005

The Road Transport (Working Time) Regulations 2005 (“RTR”) were introduced to regulate the working hours of individuals engaged in road transport operations, aligning with European Union directives. The legal source of these regulations stems from the need to promote road safety and protect the health and welfare of drivers. The contents of the regulations include provisions that limit the maximum weekly working hours to 48 hours on average, with a cap of 60 hours in any single week, and mandate minimum rest periods and breaks to prevent fatigue. Drivers are required to take daily and weekly rest periods, and employers must maintain accurate records of working hours and rest periods to ensure compliance. The influence of the RTR has been significant in enhancing road safety by reducing driver fatigue, promoting better working conditions for drivers, and ensuring that logistics companies adhere to fair labor practices. Compliance with these regulations helps to prevent accidents caused by overworked drivers, contributing to the overall safety and efficiency of road transport operations.

6. GDPR (or “see the above GDPR” section) Data Protection Act 2018

The UK data protection regime comprises the UK GDPR (the retained EU law version of the General Data Protection Regulation ((EU) 2016/679) (UK GDPR)), along with the Data Protection Act 2018 (“DPA”) and the Privacy and Electronic Communications (EC Directive) Regulations 2003 (SI 2003/2426) (PECR). The DPA came into force on 25 May 2018, updating data protection laws in the UK, supplementing the GDPR (EU) 2016/679, implementing the EU Law Enforcement Directive (LED), and extending data protection laws to areas not covered by the GDPR or the LED. It provides a comprehensive package to protect personal data.

The DPA regulates the processing of personal data in the United Kingdom by setting out legal obligations for data controllers and processors, providing individuals with rights over their data, and establishing enforcement mechanisms. The DPA requires organizations to be more transparent and accountable for their personal data processing activities. It emphasizes the rights of data subjects regarding their personal data, including the right of access, the right to be informed, the right to rectification, the right to data portability, the right to restrict processing, and the right to object.

The DPA incorporates the GDPR principles into UK law, outlining how personal data should be handled. It mandates that data must be processed lawfully, fairly, and transparently; collected for specified, explicit, and legitimate purposes; be adequate, relevant, and limited to what is necessary; be accurate and kept up to date; retained only as long as necessary; processed securely to ensure integrity and confidentiality; and that organizations must take responsibility for their data processing activities and demonstrate compliance with these principles.

The DPA grants individuals (data subjects) specific rights to ensure their data is processed in a way that respects their privacy. These rights include the right to be informed about how their data is being used, the right to access their personal data, the right to have inaccurate data corrected, the right to request the deletion of their data under certain conditions, the right to request that the processing of their data be restricted, the right to request their data in a format that allows them to transfer it to another service, the right to object to the processing of their data in certain circumstances, and rights related to automated decision-making and profiling.

The DPA imposes various obligations on data controllers (organizations that determine the purposes and means of processing personal data) and data processors (organizations that process data on behalf of controllers). These obligations include the requirement to appoint a Data Protection Officer (DPO) if they engage in large-scale processing of sensitive data or regular monitoring of individuals, conduct Data Protection Impact Assessments (DPIAs) for high-risk processing activities, implement appropriate technical and organizational measures to ensure data security, report data breaches to the Information Commissioner’s Office (ICO) within 72 hours and inform affected individuals if there is a high risk to their rights and freedoms, and maintain detailed records of their processing activities.

The DPA includes stricter rules for processing special categories of data, such as data revealing racial or ethnic origin, political opinions, religious beliefs, genetic data, biometric data, health data, and data concerning a person’s sex life or sexual orientation, generally requiring explicit consent or another specific legal basis for processing such data. The DPA has specific provisions for the processing of personal data for law enforcement and national security purposes. This includes a separate regime for personal data processing by competent authorities for law enforcement purposes with additional safeguards to protect individuals’ rights, and provisions for data processing by intelligence services that balance national security needs with privacy rights.

The ICO is the regulatory authority responsible for enforcing the DPA, with the power to investigate complaints from individuals about data protection violations, conduct audits to ensure compliance with data protection laws, issue enforcement notices requiring organizations to take specific actions to comply with the law, and impose significant fines for non-compliance, with maximum fines reaching up to £17.5 million or 4% of the annual global turnover, whichever is higher. We hope you find this memo helpful, please do not hesitate to contact us should you require any further information or have any questions.

MANAGEMENT

Set forth below is information concerning our directors, director nominees, and executive officers.

The following individuals are our executive management and members of the board of directors.

Name	Age	Position(s)
Lingju Feng	30	Director and Chairman of the Board Appointee*
Heung Ming Wong	56	Chief Financial Officer Appointee*
Yingwu Yang	46	Chief Executive Officer Appointee* and Director Appointee*
Bin Chen	45	Chief Operating Officer Appointee*
Shibin Yu	42	Independent Director Nominee*
Dan Xie	41	Independent Director Nominee*
Shuai Hu	28	Independent Director Nominee*

____________

*        The appointment of each director and officer nominee and appointee will be effective upon the effectiveness of the registration statement of which this prospectus forms a part.

The following is a brief biography of each of our executive officers, directors, and director nominees:

Mr. Lingju Feng has served as our director since July 2023 and has been appointed as our chairman of the board since May 2024, effective upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Feng is the founder of Chengtian International. He manages and oversees the business operations of Chengtian International, including making strategic decisions for its business development, exploring new business opportunities, and overseeing the performance of its management. Mr. Feng has been featured on the Hurun China Under30s Entrepreneur 2023 list, which is a ranking compiled by the Hurun Research Institute, a China-based organization known for its lists and research reports on high-net-worth individuals. Mr. Feng received his bachelor’s degree in business administration from the University of Portsmouth in 2016, and his Master’s degree in business administration from the University of Portsmouth in 2017.

Mr. Heung Ming Wong has been appointed as our Chief Financial Officer since May 2024, effective upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Wong has over twenty years’ experience in advising multinational companies on finance, accounting, internal control, and corporate governance matters. Since December 2024, Mr. Wong has served as an independent director of Intelligent Group Limited (Nasdaq: INTJ) and since August 2024, Mr. Wong has served as an independent director of SAI.TECH Global Corporation (Nasdaq: SAIH). Since April 2023, Mr. Wong has served as the Chief Financial Officer and director of Aimei Health Technology Co., Ltd. (Nasdaq: AFJK). Mr. Wong has also served as an independent director of Nature Wood Group Limited (Nasdaq: NWGL) since September 2023, as an independent director of E-Home Household Service Holding Ltd (Nasdaq: EJH) since March 2023, as an independent director of Ostin Technology Group Co., Ltd (Nasdaq: OST) since April 2022, as an independent director of Meihua International Medical Technologies Co., Ltd., (Nasdaq: MHUA) from February 2022 to June 2022, as an independent director of Helens International Holdings Company Limited (9869HK) since August 2021, as an independent director of Sansheng Holdings (Group) Co. Ltd. (2183HK) since August 2021, and as an independent director of Shifang Holding Group Ltd. (1831HK) from November 2010 to April 2023. Mr. Wong has served as a director of TD Holdings, Inc. (Nasdaq: GLG), a company engaged in commodity trading and supply chain services businesses, since April 2021. From June 2020 to March 2021, Mr. Wong served as Chief Financial Officer of Meten EdtechX Education Group Ltd. (currently known as BTC Digital Ltd.) (Nasdaq: BTCT). Mr. Wong has served as an independent director of Raffles Interior Ltd. (1376HK) since March 2020, and as the non-executive Chairman of the company since September 23, 2022. Prior to that, Mr. Wong worked for Deloitte Touche Tohmatsu (China) and PricewaterhouseCoopers (China) for an aggregate of more than 11 years. Mr. Wong obtained his Bachelor’s degree in accountancy from the City University of Hong Kong in 1993 and his Master’s degree in electronic commerce from the Open University of Hong Kong in 2003. He is a fellow member of the association of Chartered Certified Accountants and the Hong Kong institute of Certified Public Accountants and a member of the Hong Kong Institute of Certified Internal Auditor.

Mr. Yingwu Yang has been appointed as our Chief Executive Officer and our director since May 2024, effective upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Yang has over 18 years of experience in the logistics industry. From December 2020 to May 2022, Mr. Yang served as a Senior Logistics

Expert at Tmall, an online retail platform which spun off from Taobao, where he was responsible for the planning and execution of Tmall’s supply chain strategies, logistics improvements, and storage management. From November 2019 to November 2020, Mr. Yang served as the Chief Strategy Officer of Eccang Technology Co., Ltd., where he was responsible for designing the long-term development strategy of the company, expanding business lines and diversifying revenue streams, and overseeing research and development efforts. From September 2016 to October 2019, Mr. Yang served as the Vice President and Executive Director of Zhimadi Internet Technology Co., Ltd, a company providing software-as-a-service (“SaaS”) in the agriculture industry, where he was responsible for resource management and strategizing the development of the company’s products, marketing and operations. From November 2010 to June 2016, Mr. Yang served as the Vice President and Director of BFE Corporation Limited, where he helped sourced logistics channels and business partners inside and outside China. From August 2009 to October 2010, Mr. Yang served as an Assistant Sales Manager at DB Schenker’s Shenzhen branch, where he was responsible for sales and marketing, customer communications and negotiations, and customer base expansions. Mr. Yang received his Bachelor’s degree in human resource management from Guangdong University of Finance and Economics in 2004 and his Master’s degree in International Logistics and Supply Chain Management from Cardiff University in 2007.

Mr. Bin Chen has been appointed as our Chief Operating Officer since May 2024, effective upon the effectiveness of the registration statement of which this prospectus forms a part. Since September 2020, Mr. Chen has served as the Chief Logistics Officer of our operating entity, Chengtian International, where he has been responsible for overseeing the establishment, various function allocations, and logistics and storage operations of all the operating entities. From August 2019 to September 2020, Mr. Chen has served as the Manager of various departments of Shenzhen Globalegrow E-commerce Co., Ltd., including its planning, products, accounting, and system management department. From March 2018 to March 2019, Mr. Chen served as the China Regional Manager of Post 11, an Estonian joint venture founded by Omniva and SF Express, where he helped developed logistics channels from China to various European countries. From December 2014 to February 2018, Mr. Chen served as an Operational Manager at Shenzhen Hua Xin Logistics Co., Ltd, where he led the successful operation of project involving the cross-border sale of self-balancing scooter from China to the U.S. and resolved relevant compliance issues. From January 2011 to November 2014, Mr. Chen served as the Southeastern China Region Project Manager of Datian W. Group, where he led the time-sensitive supply chain operations of manufacturing and delivering iPhone 6’s outer packaging cases. From September 2008 to January 2011, Mr. Chen served as a Project Manager at TNT Express Worldwide (China) Limited, where he led the development and continuing operation of a trucking route between China and Thailand for the transportation of hard drives. Mr. Chen received his Bachelor’s degree in electronic information science and technology from Shenzhen University in 2003, and completed the two-year Essential Sales Training program at FedEx in 2007.

Mr. Shibin Yu will serve as our independent director upon the effectiveness of our registration statement of which this prospectus is a part. Mr. Yu has served as the Chief Financial Officer of ATIF Holdings Limited (Nasdaq: ZBAI) since February 2025. Mr. Yu has served as the Chief Financial Officer of UTime Limited (Nasdaq: WTO) since December 2019 and has been the financial manager and controller of United Time Technology Co., Ltd. since March 2019. From June 2017 to March 2019, Mr. Yu served as a senior associate at BDO China Shu Lun Pan Certified Public Accountants LLP. From November 2013 to April 2017, Mr. Yu served as the Taxation Supervisor at Edan Instruments, Inc, a Medical Electronic Equipment manufacturer (currently publicly traded on SZSE: 300326). From February 2012 to September 2013, Mr. Yu served as the Accounting Head at Shenzhen Dazu Photovoltaic Technology Co., Ltd, a photovoltaic equipment provider. Mr. Yu received a B.A. from Dezhou University in China in June 2007. Mr. Yu is also qualified as a Certified Public Accountants in China and is a CFA Charterholder.

Ms. Dan Xie will serve as our independent director upon the effectiveness of our registration statement of which this prospectus is a part. Since May 2016, Ms. Xie has worked at IP Group plc (LON:IPO), currently serving as Managing Director and a Member of Group Executive Committee. From July 2014 to May 2016, she worked in Mergers & Acquisitions covering the technology, media, and telecommunications sector at HSBC Investment Bank. From August 2019 to July 2014, she worked at HSBC Private Bank, mostly serving as an Investment Manager in the Investment Group. Ms. Xie received a Bachelor of Economics degree from Wuhan University in June 2005 and a Master of Management degree in Finance from ESCP Europe, France, in September 2009. Ms. Xie is a Chartered Financial Analyst charter-holder.

Mr. Shuai Hu will serve as our independent director upon the effectiveness of our registration statement of which this prospectus is a part. Since January 2021, Mr. Hu has served as an associate attorney at Guangdong Zhuojian Law Firm, where he has successfully represented multiple clients as a criminal defense attorney. From July 2020 to December 2020, he served as a legal assistant at Commerce & Finance Law Offices. From October 2019 to February 2020,

he served as a legal intern at Commerce & Finance Law Offices. From January 2019 to April 2019, he served as a legal intern at King & Wood Mallesons. Mr. Hu received a Bachelor of Laws degree from the Southwest University of Political Science and Law in 2019. He participated in a Master of Laws exchange program at Temple University Beasley School of Law in 2017 and in an exchange program at Penn State Law in 2018.

For additional information, see “Description of Share Capital — Directors.”

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of 5 directors upon the effectiveness of our registration statement of which this prospectus forms a part, three of whom will be “independent” within the meaning of the corporate governance standards of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly, and a duty to act in good faith in what they consider to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated memorandum and articles of association as may be amended from time to time. Our Company has a right to seek damages against any director who breaches a duty owed to us.

The functions and powers of our board of directors include, among others:

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of the company and mortgaging the property of the company;

•        declaring dividends and distributions; and

•        convening shareholders’ general meetings and reporting its work to shareholders at such meetings.

Terms of Directors and Executive Officers

Our officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and hold office until their resignation, death or incapacity, or until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our amended and restated articles of association.

A director will also be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (iii) resigns his office by notice in writing, (iv) without special leave of absence from our board, is absent from meetings of our board for a continuous period of six months, or (v) is removed from office pursuant to any other provisions of our amended and restated memorandum and articles of association.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Employment Agreements and Indemnification Agreements

We will enter into employment agreements with each of our executive officers. Pursuant to employment agreements, the form of which is filed as Exhibit 10.1 to this Registration Statement, we agree to employ each of our executive officers for a specified time period, which may be renewed upon both parties’ agreement 30 days before the end of the current employment term. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a one month’s prior written notice. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

We will also enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Compensation of Directors and Executive Officers

For the fiscal year ended December 31, 2024, we paid an aggregate of $217,217 as compensation to our executive officers and directors. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers other than social insurances. The PRC operating entities are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance, and other statutory benefits and a housing provident fund.

Equity Incentive Plan

On January 31, 2024, shareholders of the Company approved the 2024 Equity Incentive Plan (the “2024 Plan”), which became effective on the same day.

The 2024 Plan provides for the grant of options and restricted stock units.

General Terms of the 2024 Plan

Purpose of the 2024 Plan

The purpose of 2024 Plan is to promote the success and enhance the value of the Company, by linking the personal interests of the members of the board of directors, employees and consultants to those of Company shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company shareholders. The 2024 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the board of directors, employees and consultants upon whose judgment, interests and special efforts the successful conduct of the Company’s operation is largely dependent.

Administration

The 2024 Plan will be administered by the administrator, which means Mr. Lingju Feng, the executive director of the Company.

Grant of Awards

The maximum number of shares that may be subject to equity awards pursuant to the 2024 Plan, or the share reserve, was set at 2,560,240 Class A Ordinary Shares. If any awards are forfeited, canceled, terminated, exchanged or surrendered, or such award is settled in cash or otherwise terminates without a distribution of shares to the grantee, any shares counted against the number of Shares reserved and available under the 2024 Plan with respect to such award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for awards under the 2024 Plan.

Term

The 2024 Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it is adopted by Board of Directors.

Eligibility

Persons eligible to participate in the 2024 Plan include employees, consultants and all members of the board of directors, as determined by the administrator.

Amendment and Termination

The board of directors shall be entitled to amend, alter or discontinue the 2024 Plan at any time.

Award Agreements

Equity awards granted under the 2024 Plan are evidenced by award agreements that set forth the terms, conditions and limitations for each award, which must be consistent with the 2024 Plan.

Vesting Schedule

The vesting schedule of each equity award granted under the 2024 Plan will be set forth in the award agreement for such equity award.

Award Grants

As of December 31, 2024, a total of 1,694,957 restricted stocks units and share options with stipulated service conditions were granted under the Plan, among which, 329,517 were granted to two of our executive officers and executive directors.

Insider Participation Concerning Executive Compensation

Our executive director, Mr. Lingju Feng, has been making all determinations regarding executive officer compensation from the inception of our Company. When our Compensation Committee is set up, it will be making all determinations regarding executive officer compensation (please see below).

Committees of the Board of Directors

We will establish three committees under the board of directors upon effectiveness of the registration statement of which this prospectus forms a part: an audit committee, a compensation committee, and a nominating and corporate governance committee. The appointment to the committees will be effective immediately upon the effective date of the registration statement of which this prospectus forms a part. We will adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of Shibin Yu, Dan Xie, and Shuai Hu. Shibin Yu will be the chairperson of our audit committee. We have determined that Shibin Yu, Dan Xie, and Shuai Hu will satisfy the “independence” requirements of the Nasdaq listing rules under and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Shibin Yu qualifies as an “audit committee financial expert” within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq listing rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our Company. The audit committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee will consist of Shibin Yu, Dan Xie, and Shuai Hu. Dan Xie will be the chairperson of our compensation committee. We have determined that Shibin Yu, Dan Xie, and Shuai Hu will satisfy the “independence” requirements of the Nasdaq listing rules and Rule 10C-1 under the Securities Exchange Act. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation relating to our directors and executive officers. Our chief executive officer will not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

•        reviewing and approving the total compensation package for all of our executive officers;

•        reviewing and recommending to the board the compensation of our directors;

•        reviewing periodically and approving any long-term incentive compensation or equity plans;

•        selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

•        reviewing programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee will consist of Shibin Yu, Dan Xie, and Shuai Hu. Shuai Hu will be the chairperson of our nominating and corporate governance committee. We have determined that Shibin Yu, Dan Xie, and Shuai Hu will satisfy the “independence” requirements of the Nasdaq listing rules. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•        identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

•        reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

•        identifying and recommending to our board the directors to serve as members of committees;

•        advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Controlled Company

Upon completion of this offering, our chairman of the board, Mr. Lingju Feng, will beneficially own approximately [    ]% of the aggregate voting power of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares as a group assuming no exercise of the over-allotment option, or approximately [    ]% assuming full exercise of the over-allotment option. Mr. Feng will have the ability to control matters requiring shareholder approval, including the election of directors, amendment of memorandum and articles of association and approval of certain major corporate transactions in accordance with the Cayman Companies Act. As a result, we will be deemed a “controlled company” for the purpose of the Nasdaq listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

•        the requirement that our director nominees be selected or recommended solely by independent directors; and

•        the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Code of Business Conduct and Ethics

Our board of directors will adopt a code of business conduct and ethics, which is to be filed as Exhibit 99.1 to the registration statement of which this prospectus forms a part and will be applicable to all of our directors, officers and employees. We will make our code of business conduct and ethics publicly available on our website prior to the initial closing of this offering. In addition, our board of directors will adopt an executive compensation recovery policy that applies to our officers, prior to the effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Class A Ordinary Shares offered in this offering for:

•        each of our directors and executive officers; and

•        each person known to us to own beneficially more than 5% of our Class A Ordinary Shares or Class B Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Class A Ordinary Shares and Class B Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 12,060,240 Class A Ordinary Shares and 3,000,000 Class B Ordinary Shares outstanding as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering is based on [*] Class A Ordinary Shares and [*] Class B Ordinary Shares outstanding immediately after the completion of this offering, assuming no exercise of the over-allotment option, and [*] Class A Ordinary Shares and [*] Class B Ordinary Shares assuming full exercise of the over-allotment option.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Class A Ordinary Shares or Class B Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Class A Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Class A Ordinary Shares underlying options, warrants, or convertible securities, including Class B Ordinary Shares, held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. As of the date of the prospectus, we have four shareholders of record, none of whom are located in the U.S. We will be required to have at least 300 unrestricted round lot shareholders at closing in order to satisfy the Nasdaq listing rules.

	Ordinary Shares Beneficially Owned Prior to this Offering**					Ordinary Shares Beneficially Owned After this Offering**†
	Class A Ordinary Shares	Class B Ordinary Shares	Total Ordinary Shares	Percentage of Total Ordinary Shares	Percentage of Votes Held Prior to this Offering	Class A Ordinary Shares	Class B Ordinary Shares	Total Ordinary Shares	Percentage of Total Ordinary Shares	Percentage of Votes Held After this Offering
Directors and Executive Officers:*
Lingju Feng(1)	10,581,927	2,565,000	13,146,927	87.29%	86.14%	10,581,927	2,565,000	13,146,927%		%
Bin Chen(2)	500,000	150,000	650,000	4.32%	4.76%	500,000	150,000	650,000%		%
Heung Ming Wong(3)	28,313	—	28,313	0.19%	0.067%	28,313	—	28,313%		%
Yingwu Yang	—	—	—	—	—	—	—	—	—	—
Shibin Yu	—	—	—	—	—	—	—	—	—	—
Dan Xie	—	—	—	—	—	—	—	—	—	—
Shuai Hu	—	—	—	—	—	—	—	—	—	—
All directors and executive officers as a group:	11,110,240	2,715,000	13,825,240	91.80%	90.97%	11,110,240	2,715,000	13,825,240%		%

5% Shareholders:
Trans Genuine Limited(1)	8,050,000	2,565,000	10,615,000	70.48%	80.12%	8,050,000	2,565,000	10,615,000%		%
Chestien Limited(1)	2,560,240	—	2,560,240	17%	6.09%	2,560,240	—	2,560,240%		%
Leetrans Limited(4)	950,000	285,000	1,235,000	8.20%	9.03%	950,000	285,000	1,235,000

____________

*        Unless otherwise indicated, the business address of each of the individuals is Room 1805, Qianhai Xiangbin Building, No.18 Zimao West Street, Nanshan District, Shenzhen, the People’s Republic of China.

**      Beneficial ownership information disclosed herein represents direct and indirect holdings of entities owned, controlled or otherwise affiliated with the applicable holder as determined in accordance with the rules and regulations of the SEC.

†        After giving effect to the issuance and sale of [*] Class A ordinary shares by us in this offering, assuming the underwriter does not exercise its option to purchase additional Class A ordinary shares.

Notes:

(1)      Represents 13,146,927 Ordinary Shares indirectly held by Lingju Feng, including (i) 2,565,000 Class B Ordinary Shares and 8,050,000 Class A Ordinary Shares held by Trans Genuine Limited, a company incorporated in the BVI as a limited liability company on June 7, 2023, which is 100% owned by Transprior Limited, a company incorporated in the BVI as a limited liability company on May 30, 2023 and 100% owned by Lingju Feng, and (ii)  2,531,927 Class A Ordinary Shares held by Chestien Limited, a company incorporated in the BVI as a limited liability company on June 7, 2023, which is 100% owned by Sincestart Limited, a company incorporated in the BVI as a limited liability company on May 30, 2023 and 100% owned by Lingju Feng. The 2,531,927 Class A Ordinary Shares held by Lingju Feng through Chestien Limited and Sincestart Limited are reserved for the grant of Class A Ordinary Shares upon the exercise of awards granted under the Company’s 2024 Equity Incentive Plan and exclude the 28,313 Class A Ordinary Shares underlying the share options granted to Heung Ming Wong under the Plan, which are exercisable one day after the date of this prospectus. See “Management — Equity Incentive Plan”.

(2)      Represents 650,000 Ordinary Shares indirectly held by Bin Chen, including 150,000 Class B Ordinary Shares and 500,000 Class A Ordinary Shares which are directly held by Trubosent Limited, a company incorporated in the BVI as a limited liability company on June 7, 2023, which is 100% owned by Benefit Truetime Limited, a company incorporated in the BVI as a limited liability company on May 30, 2023 and 100% owned by Bin Chen.

(3)      Represents 28,313 Class A Ordinary Shares beneficially held by Heung Ming Wong, which are the Class A Ordinary Shares underlying the share options granted to Heung Ming Wong on June 18, 2024 under the Company’s 2024 Plan, exercisable one day after the date of this prospectus.

(4)      Represents 1,235,000 Ordinary Shares indirectly held by Lingli Feng, including 285,000 Class B Ordinary Shares and 950,000 Class A Ordinary Shares held by Leetrans Limited, a company incorporated in the BVI as a limited liability company on June 7, 2023, which is 100% owned by Trutend Limited, a company incorporated in the BVI as a limited liability company on May 30, 2023 and 100% owned by Lingli Feng.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

RELATED PARTY TRANSACTIONS

Employment Agreements

See “Management — Employment Agreements and Indemnification Agreements.”

Material Transactions with Related Parties

Transactions with our major shareholder.    Mr. Lingju Feng, our major shareholder and chairman of board of directors of the Company, provided a loan of RMB20.4 million (US$2.8 million) without interest and repayable on demand to us for supplementing working capital in 2024. Addition to the above loan, we also obtained working capital support from Mr. Lingju Feng with RMB206.4 thousand and RMB21.0 million (US$2.9 million) without interests to support our daily operating in 2023 and 2024, respectively. We made payments to Mr. Lingju Feng in the amount of RMB828.8 thousand and RMB19.2 million (US$2.7 million) in 2023 and 2024, respectively. We had amounts due to Mr. Lingju Feng of RMB32.7 thousand and RMB1.9 million (US$0.3 million) as of December 31, 2023 and 2024, respectively. As of the date of this prospectus, we have fully repaid the above-mentioned payment.

The short-term bank loans of RMB8.48 million and RMB32.8 million (US$4.6 million) as of December 31, 2023 and 2024, respectively, were guaranteed by Mr. Lingju Feng but without collateral. Among the above guaranteed loans in 2024, the loan of RMB4.9 million (US$0.7 million) was guaranteed by Mr. Lingli Feng, Mr. Lingju Feng and Jiyun Investment. Mr. Lingju Feng was co-borrower for the bank loan of nil and RMB11.0 million (US$1.5 million) as of December 31, 2023 and 2024, respectively. Among the above loans in 2024, Mrs. Muqiong Xu was also the co-borrower for the loan of RMB3.0 million (US$0.4 million).

The short-term bank loans of nil and RMB10.0 million (US$1.4 million) as of December 31, 2023 and 2024, respectively, were guaranteed by Mr. Lingju Feng with a collateral of account receivable from a customer.

The short-term bank loans of nil and RMB2.7 million (US$0.4 million) as of December 31, 2023 and 2024, respectively, were guaranteed by Mr. Lingli Feng and Mr. Lingju Feng with a collateral of a patent of the Company.

The long-term bank loans of nil and RMB1.3 million (US$0.2 million) as of December 31, 2023 and 2024, respectively, were guaranteed by Mr. Lingju Feng.

Transactions with a shareholder.    Mr. Lingli Feng, our shareholder, provided supplemental working capital of RMB1.1 million and RMB4.2 million (US$0.6 million) to the Company without interest and repayable on demand in 2023 and 2024, respectively. We repaid RMB995.0 thousand and RMB4.3 million (US$0.6 million) to Mr. Lingli Feng in 2023 and 2024, respectively. We had amounts due to Mr. Lingli Feng of RMB167.0 thousand and RMB156.3 thousand (US$21.7 thousand) as of December 31, 2023 and 2024, respectively. As of the date of this prospectus, we had fully repaid the above-mentioned payment.

Transactions with entities controlled by shareholders.    Shenzhen Zhimai Network Technology Co., Ltd. (“Shenzhen Zhimai”) is controlled by Mr. Lingju Feng and Mr. Lingli Feng. We provided integrated cross-border logistics services to Shenzhen Zhimai in 2023 and 2024, respectively. The revenue from Shenzhen Zhimai was RMB151.6 thousand and RMB510.7 thousand (US$71.0 thousand) for the years ended December 31, 2023 and 2024, respectively. As of December 31, 2023 and 2024, the accounts receivable due from Shenzhen Zhimai was RMB277.6 thousand and nil, respectively. As of December 31, 2023 and 2024, we had amounts due from Shenzhen Zhimai was RMB66.2 thousand and RMB8.4 thousand (US$1.2 thousand), respectively. As of the date of this prospectus, the accounts receivable due from Shenzhen Zhimai was RMB15.7 thousand (US$2.2 thousand) and amounts due to Shenzhen Zhimai was RMB815.5 thousand (US$113.4 thousand), respectively.

Chengyouda international logistics (Shenzhen) Co., Ltd. (“Chengyouda”) is controlled by Mrs. Muqiong Xu. We provided integrated cross-border logistics services to Chengyouda starting from 2024. The revenue from Chengyouda was nil and RMB5.2 million (US$0.7 million) for the years ended December 31, 2023 and 2024, respectively. As of December 31, 2023 and 2024, there was no accounts receivable due from Chengyouda. We had amounts due from Chengyouda of nil and RMB443.5 thousand (US$61.7 thousand) as of December 31, 2023 and 2024. As of the date of this prospectus, the accounts receivable due from Chengyouda was nil and amounts due from Chengyouda was RMB7.2 million (US$1.0 million).

Shenzhen Aipai Warehouse Distribution Technology Co., Ltd. (“Shenzhen Aipai”) is controlled by Mrs. Muqiong Xu. We provided integrated cross-border logistics services to Shenzhen Aipai starting from 2024, respectively. The revenue from Shenzhen Aipai was nil and RMB0.4 million (US$56.2 thousand) for the years ended December 31, 2023 and 2024, respectively. As of December 31, 2023 and 2024, the accounts receivable due from Shenzhen Aipai was nil and RMB9.8 thousand (US$1.4 thousand), respectively. We also obtained the working capital supporting from Shenzhen Aipai with the amounts of RMB 11.7 million (US$1.6 million) and repaid with the amounts of RMB9.9 million (US$1.4 million) in 2024. We had amounts due to Shenzhen Aipai of nil and RMB1.7 million (US$0.2 million) as of December 31, 2023 and 2024. As of the date of this prospectus, the accounts receivable due from Shenzhen Aipai was nil and amounts due to Shenzhen Aipai was RMB1.0 million (US$140.8 thousand).

Hangzhou Hengfan Network Technology Co., Ltd. (“Hangzhou Hengfan”) is controlled by Mr. Lingju Feng. We provided integrated cross-border logistics services to Hangzhou Hengfan starting from 2024. The revenue from Hangzhou Hengfan was nil and RMB2,745 (US$382) for the years ended December 31, 2023 and 2024, respectively. As of December 31, 2023 and 2024, there was no the accounts receivable due from Hangzhou Hengfan. We had amounts due from Hangzhou Hengfan of nil and RMB62.1 thousand (US$8.6 thousand) as of December 31, 2023 and 2024. As of the date of this prospectus, the accounts receivable due from Hangzhou Hengfan was nil and amounts due from Hangzhou Hengfan was RMB4.1 thousand (US$0.6 thousand).

Transactions with our management.    Mr. Bin Chen, a shareholder of the Company and the Chief Operating Officer Appointee, provided other operating expenses of RMB 3.9 thousand for the year ended December 31, 2022. Subsequently, we repaid RMB2.6 thousand to Mr. Bin Chen in 2023. As a result, we had amounts due to Mr. Bin Chen of RMB1.3 thousand and nil as of December 31, 2023 and 2024, respectively.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

We were incorporated as an exempted company with limited liability under the Cayman Companies Act. A Cayman Islands exempted company:

•        is a company that conducts its business mainly outside the Cayman Islands;

•        is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•        does not have to hold an annual general meeting;

•        does not have to make its register of members open to inspection by shareholders of that company;

•        may obtain an undertaking against the imposition of any future taxation;

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

Ordinary Shares

As of the date of this prospectus, we are authorized to issue 497,000,000 Class A Ordinary Shares, par value $0.0001 per share, and 3,000,000 Class B Ordinary Shares, par value $0.0001 per share. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to 10 votes per one Class B Ordinary Share. The Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis, and shall be automatically converted into Class A Ordinary Shares upon the holder of the Class B Ordinary Shares transferring to any person which is not an affiliate of such holder.

Our Class A Ordinary Shares and Class B Ordinary Shares are issued in registered form and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Class A Ordinary Shares or Class B Ordinary Shares will not receive a certificate in respect of such shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Class A Ordinary Shares and Class B Ordinary Shares. We may not issue shares or warrants to bearer.

Subject to the provisions of the Cayman Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

At the completion of this offering, there will be [    ] (if the Underwriter’s over-allotment option is not exercised) or [    ] (if the Underwriter’s over-allotment option is fully exercised) Class A Ordinary Shares issued and outstanding held by at least 300 unrestricted round lot shareholders and beneficial owners (with at least 50% of such round lot holders holding unrestricted securities with a market value of at least $2,500) which is the minimum requirement by the Nasdaq Capital Market, and 3,000,000 Class B Ordinary Shares issued and outstanding. Class A Ordinary Shares sold in this offering will be delivered against payment from the Underwriter upon the closing of the offering in New York, New York, on or about [•].

Listing

We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “TTG”. At this time, Nasdaq has not yet approved our application to list our Class A Ordinary Shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on Nasdaq.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares and Class B Ordinary Shares is VStock Transfer, LLC.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights and restrictions attaching to any class or classes of our shares and in accordance with the articles:

(a)     the directors may from time to time declare dividends or distributions out of the funds of the Company which are lawfully available for that purpose; and

(b)    our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Voting Rights

On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each Class A Ordinary Share and 10 votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Conversion Rights

Class A Ordinary Shares are not convertible. Class B Ordinary Shares are convertible, at the option of the holder thereof, into Class A Ordinary Shares on a one-to-one basis, and shall be automatically converted into Class A Ordinary Shares upon the holder of the Class B Ordinary Shares transferring to any person which is not an affiliate of such holder. The right to convert in respect of the Class B Ordinary Shares shall be exercisable by the holder of the Class B Ordinary Shares delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares.

Modification of Rights of Shares

The rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class. Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Cayman Companies Act and our amended and restated articles of association, our shareholders may, by ordinary resolution:

(a)     increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)    consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)     convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)    sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)     cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital in any way.

Calls on Shares

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium, and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying the time or times of payment), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

Lien on Shares

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others).

The lien is for all monies payable to the Company by a shareholder or a shareholder’s estate: either alone or jointly with any other person, whether or not that other person is a Member; and whether or not those monies are presently payable.

At any time, the directors may declare a share to be wholly or in part exempt from the lien on shares provisions in our articles.

We may sell, in such manner as the directors may determine, any shares on which we have a lien if all of the following conditions are met: (a) the sum in respect of which the lien exists is presently payable; (b) the Company gives notice to the shareholder holding the share (or to the person entitled to it in consequence of the death or bankruptcy of that shareholder) demanding payment and stating that if the notice is not complied with the shares may be sold and (c) that sum is not paid within 14 clear days after that notice is deemed to be given under the articles.

Unclaimed Dividend

A dividend that remains unclaimed after a period of six years after it became due for payment shall be forfeited to, and shall cease to remain being owed by the Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any capital call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture.

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares forfeited, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)     issue shares that are to be redeemed or are liable to be redeemed, at our option or at the option of the shareholder holding those redeemable shares, in the manner and upon the terms as may be determined, before the issue of those shares, by the directors;

(b)    with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at the option of the Company on the terms and in the manner which the directors determine at the time of such variation;

(c)     purchase our own shares (including any redeemable shares) on the terms and in the manner which the directors determine at the time of such purchase; and

(d)    make a payment in respect of the redemption or purchase of our own shares in any manner permitted by the Cayman Companies Act, including out of any combination of the following: capital, its profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Subject to any applicable requirements set forth in the amended and restated articles of association and provided that a transfer of ordinary shares complies with applicable rules of the Nasdaq Capital Market, a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

•        where the shares are fully paid, by or on behalf of that shareholder; and

•        where the shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain a shareholder until the name of the transferee is entered in the register of members of the Company in respect of the relevant shares.

Where the ordinary shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such ordinary share unless:

(a)     the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(b)    the instrument of transfer is in respect of only one class of shares;

(c)     the instrument of transfer is properly stamped, if required;

(d)    in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four;

(e)     the shares transferred are Fully Paid Up and free of any lien in favor of the Company; and

(f)     any applicable fee of such maximum sum as the Stock Exchanges may determine to be payable, or such lesser sum as the Board may from time to time require, related to the transfer is paid to the Company.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register of members closed at such times and for such periods as the directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the register of members closed for more than 30 days in any year. The instruments of transfer that are registered shall be retained by the company.

Our amended and restated articles of association provides that upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not an affiliate of such holder, such Class B Ordinary Shares validly transferred to the new holder shall be automatically and immediately converted into such number of Class A Ordinary Shares calculated based on the 1 to 1 conversion rate.

Inspection of Books and Records

Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records (except for the memorandum and articles of association of our company, any special resolutions passed by our company and the register of mortgages and charges of our company).

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting within 21 clear days’ from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least seven clear days’ notice (excluding the day that notice is deemed to be given and the day the meeting is to be held) shall be given of an annual general meeting or any other general meeting. Subject to the Cayman Companies Act, a meeting may be convened on shorter notice, subject to the Cayman Companies Act with the consent of the shareholders who, individually or collectively, hold at least ninety per cent of the voting rights of all those who have a right to vote at that meeting. The accidental failure to give notice of a meeting to or the non-receipt of a notice of a meeting by any shareholder shall not invalidate the proceedings at any meeting.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

There shall be a Board consisting of not less than one person provided however that the Company may by Ordinary Resolution from time to time increase or reduce the limits in the number of Directors but unless such number is fixed as aforesaid the maximum number of Directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

A director may be removed by ordinary resolution.

A director may at any time resign from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if the director:

(a)     is prohibited by the law of the Cayman Islands from acting as a director; or

(b)    is made bankrupt or makes an arrangement or composition with his creditors generally; or

(c)     resigns his office by notice to the Company; or

(d)    only held office as a director for a fixed term and such term expires; or

(e)     in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director; or

(f)     is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director); or

(g)     is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)    is absent from meetings of directors for a continuous period of six    months and without the consent of the other directors.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our amended and restated memorandum and articles of association, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our amended and restated memorandum and articles of association. However, to the extent allowed by the Cayman Companies Act, shareholders may, by special resolution, validate any prior or future act of the Directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to committees consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the initial closing of this offering, our board of directors will have established an audit committee, a compensation committee, and a nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

Subject to applicable listing rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract, transaction, arrangement or proposal in which he has an interest provided such Director discloses the nature of his interests in respect of any contract or transaction or proposed contract or transaction to other Directors and if he shall do so his vote shall be counted, and he shall be counted in the quorum present at the meeting of the Directors at which such contract, transaction or posed contract or transaction shall come before the meeting for consideration.

Capitalization of Profits

Subject to the Cayman Companies Act, the directors may resolve to capitalize:

(a)     any part of the Company’s profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)    any sum standing to the credit of the Company’s share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)     divide in specie amongst the shareholders the whole or any part of our assets and, for that purpose, value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders; and/or

(b)    vest the whole or any part of the assets in trustees for the benefit of the shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

•        the names and addresses of our shareholders, and, a statement of the shares held by each member, which:

•        distinguishes each share by its number (so long as the share has a number);

•        confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

•        confirms the number and category of shares held by each member; and

•        confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•        the date on which the name of any person was entered on the register as a shareholder; and

•        the date on which any person ceased to be a shareholder.

Under the Cayman Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Grand Court of the Cayman Islands may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of the UK. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association
Duties of Directors

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders and not in their own self-interest. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated articles of association, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

	Delaware	Cayman Islands
Limitations on Personal Liability of Directors

Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of Officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the indemnified person’s own fraud, dishonesty, willful default, or willful neglect or against the consequences of committing a crime.

Indemnification of Directors, Officers, Agents, and Others

A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud, dishonesty, willful default, or willful neglect.

Our amended and restated articles of association provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

	Delaware	Cayman Islands

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own fraud, dishonesty, willful default, or willful neglect.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Interested Directors

Under Delaware law, a transaction in which a director who has an interest would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.

Interested director transactions are governed by the terms of a company’s memorandum and articles of association.
Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

	Delaware	Cayman Islands

The Cayman Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

The Cayman Companies Act defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions.

Voting for Directors

Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Director election is governed by the terms of the memorandum and articles of association.
Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	There are no prohibitions in relation to cumulative voting under the Cayman Companies Act but our amended and restated articles of association do not provide for cumulative voting
Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders.
Nomination and Removal of Directors and Filling Vacancies on Board

Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.

Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association.

	Delaware	Cayman Islands
Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, or sale of all or substantially all of the assets of a corporation must be approved by the board of directors and by a majority of the outstanding voting power of the shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain mergers are entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value (as determined by the Delaware Court of Chancery) of the shares held by such shareholder in lieu of the consideration such shareholder would otherwise receive in the transaction.

The Cayman Companies Act provides for the merger or consolidation of two or more companies into a single entity. The legislation makes a distinction between a “consolidation” and a “merger.” In a consolidation, a new entity is formed from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken by the Registrar of Companies. In a merger, one company remains as the surviving entity, having in effect absorbed the other merging parties that are then stricken and cease to exist.

Delaware law also provides that a parent entity, by resolution of its board of directors, may merge with any subsidiary corporation, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights unless the subsidiary is wholly owned.

Two or more Cayman-registered companies may merge or consolidate. Cayman-registered companies may also merge or consolidate with foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation.

Under the Cayman Companies Act, a plan of merger or consolidation shall be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s memorandum and articles of association.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the votes are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Delaware	Cayman Islands

Save in certain circumstances, a dissenting shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•   the statutory provisions as to the required majority vote have been met;

•   the shareholders have been fairly represented at the meeting in question;

•   the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•   the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act or that would amount to a “fraud on the minority.”

	Delaware	Cayman Islands

When a takeover offer is made and accepted by holders of not less than 90.0% of the shares affected within four (4) months, the offeror may, within a two (2) month period commencing on the expiration of such four (4) month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits

Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law.

In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action but such discretion is rarely used. Generally, Delaware follows the American rule under which each party bears its own costs.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•   a company acts or proposes to act illegally or ultra vires;

•   the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•   those who control the company are perpetrating a “fraud on the minority.

Inspection of Corporate Records

Under Delaware law, shareholders of a corporation, upon written demand under oath stating the purpose thereof, have the right during normal business hours to inspect for any proper purpose, and to make copies and extracts of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than copies of our memorandum and articles, the register of mortgages or charges, and any special resolutions passed by our shareholders) of the company. However, these rights may be provided in the company’s memorandum and articles of association.

	Delaware	Cayman Islands
Shareholder Proposals

Under Delaware law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the corporation’s governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the corporation’s governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s memorandum and articles of association.

Approval of Corporate Matters by Written Consent

Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders unless otherwise provided in the corporation’s certificate of incorporation. A corporation must send prompt notice of the taking of the corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders who have not consented in writing and who would have otherwise been entitled to notice of the meeting at which such action would have been taken.

The Cayman Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).
Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Cayman Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the memorandum and articles of association.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)     the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b)    the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)     the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Legislation of the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, applies in respect of financial years commencing July 1, 2019, onwards. However, it is anticipated that our Company may remain out of scope of the legislation or else be subject to more limited substance requirements.

History of Share Issuances

The following is a summary of our share capital since incorporation.

On July 4, 2023 our board of directors approved the following allotment of ordinary shares:

Allottee	Number of Ordinary Shares	Consideration
Trans Genuine Limited	8,049,999	$804.9999
Leetrans Limited	950,000	$95.00
Chestien Limited	500,000	$50.00
Trubosent Limited	500,000	$50.00
ICS Corporate Services (Cayman) Limited	1	$0.0001

On July 4, 2023, ICS Corporate Services (Cayman) Limited transferred 1 ordinary share to Trans Genuine Limited.

On June 4, 2024, the register of members of the Company was updated to reflect that the ordinary shares issued and outstanding are Class A Ordinary Shares and Class B Ordinary Shares.

Class A Ordinary Shares

Allottee	Number of Securities	Consideration
Trans Genuine Limited	8,050,000	$0
Leetrans Limited	950,000	$0
Chestien Limited	2,560,240	$256.10
Trubosent Limited	500,000	$0

Class B Ordinary Shares

Allottee	Number of Securities	Consideration
Trans Genuine Limited	2,565,000	$256.50
Leetrans Limited	285,000	$28.50
Trubosent Limited	150,000	$15.00

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Class A Ordinary Shares, and although we intend to apply to list our Class A Ordinary Shares on Nasdaq, a regular trading market for our Class A Ordinary Shares may not develop. Future sales of substantial amounts of our Class A Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Class A Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have outstanding Class A Ordinary Shares held by public shareholders representing approximately [•]% of our Class A Ordinary Shares in issue, if the underwriters do not exercise their over-allotment option, and approximately [•]% of our Class A Ordinary Shares in issue if the underwriters exercise their over-allotment option in full. All of the Class A Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Rule 144

All of our Class A Ordinary Shares outstanding prior to the closing of this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who (i) is not deemed to have been our affiliate at any time during the three months preceding a sale and (ii) has beneficially owned restricted securities within the meaning of Rule 144 for more than six months, would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•        1% of the number of Class A Ordinary Shares then outstanding, in the form of Class A Ordinary Shares or otherwise, which will equal approximately [•] shares immediately after this offering, assuming the underwriters do not exercise their over-allotment option; or

•        the average weekly trading volume of the Class A Ordinary Shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Class A Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Class A Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to applicable lock-up arrangements and would only become eligible for sale when such lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act. Regulation S also provides for certain restrictions on the resale of securities sold in transactions exempt from registration under Regulation S.

Lock-Up Agreements

We have agreed not to, for a period of six (6) months from the date of this the offering, (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any Class A Ordinary Shares or Class B Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares or Class B Ordinary Shares of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any Class A Ordinary Shares or Class B Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares or Class B Ordinary Shares of the Company.

In addition, our directors, officers and holders of 5% or more of the Company’s outstanding Class A Ordinary Shares and Class B Ordinary Shares as of the effective date of the registration statement of which this prospectus forms a part have agreed to enter into customary “lock-up” agreements in favor of the Representative for a period of six months from the date of the offering, provided that 4% of the Class A Ordinary Shares held by the corporate entity serving as the Company’s employee shareholding platform, Chestien Limited, will be exempt from such lock-up subject to certain conditions.

See “Underwriting — Lock-up Agreements.”

Except as disclosed under “Management — Equity Incentive Plan,” we are not aware of any plans by any significant shareholders to dispose of significant numbers of our Class A Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Class A Ordinary Shares may dispose of significant numbers of our Class A Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Class A Ordinary Shares, or the availability of Class A Ordinary Shares for future sale, will have on the trading price of our Class A Ordinary Shares from time to time. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Class A Ordinary Shares.

MATERIAL INCOME TAX CONSIDERATION

People’s Republic of China Enterprise Taxation

The following brief description of Chinese enterprise income taxation is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

According to the EIT Law, which was promulgated by the SCNPC on March 16, 2007, became effective on January 1, 2008, and was then last amended on December 29, 2018, and the Implementation Rules of the EIT Law, which were promulgated by the State Council on December 6, 2007, and became effective on January 1, 2008, and last amended on April 23, 2019, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises with income having no substantial connection with their institutions in the PRC, pay enterprise income tax on their income obtained in the PRC at a reduced rate of 10%.

We are a holding company incorporated in the Cayman Islands and we gain substantial income by way of dividends paid to us from the PRC operating entities. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property, and other aspects of an enterprise.

In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of the Company, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that the Company and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Circular 82 were deemed applicable to us. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” As some of our management members are based in the PRC, it remains unclear how the tax residency rule will apply to our case. If the PRC tax authorities determine that we or any of our subsidiaries outside of the PRC is a PRC resident enterprise for PRC enterprise income tax purposes, then we or such subsidiary could be subject to PRC tax at a rate of 25% on its world-wide income, which could materially reduce our net income. In addition, we could also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our ordinary shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our ordinary shares.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%.

See “Risk Factors — Risks Relating to Doing Business in the PRC — We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability”.

Under particular circumstances, such as an enterprise being identified as a small-scale minimal profit enterprise or as a new high-tech enterprise, or its domicile authority having a preferential tax policy, the EIT rate is by various degrees. Pursuant to such regulations and policies, Chengtian International, as a new high-tech enterprise, is subject to the enterprise income tax at the rate of 15%. WFOE and other PRC operating entities, as resident enterprises in the PRC, are subject to the enterprise income tax at the rate of 25%. The EIT is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards. If the PRC tax authorities determine that the Company is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our Class A Ordinary Shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether our non-PRC shareholders would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise.

As for the value-added tax, or the “VAT,” pursuant to the current laws and regulations of the PRC, our PRC operating entities mainly apply to two different VAT arrangements as of the date of this prospectus: (a) As a small-scale taxpayer without essential business operation, WFOE is only subject to the VAT tax rate of 3%, and; (b) As a general tax payers who is eligible for preferential tax policies and engaged with various businesses, the VAT tax rate of the PRC operating entities is 6%.

Hong Kong Taxation

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Class A Ordinary Shares. Generally, gains arising from disposal of the Class A Ordinary Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profit tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of Class A Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Class A Ordinary Shares or with respect to the receipt of dividends on their Class A Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Class A Ordinary Shares exists between Hong Kong and the United States.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (Revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

United States Federal Income Taxation

The following brief summary does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•        banks;

•        financial institutions;

•        insurance companies;

•        regulated investment companies;

•        broker-dealers;

•        persons that elect to mark their securities to market;

•        U.S. expatriates or former long-term residents of the U.S.;

•        governments or agencies or instrumentalities thereof;

•        tax-exempt entities;

•        persons liable for alternative minimum tax;

•        persons holding our Class A Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

•        persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Class A Ordinary Shares);

•        persons who acquired our Class A Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

•        persons holding our Class A Ordinary Shares through partnerships or other pass-through entities;

•        beneficiaries of a Trust holding our Class A Ordinary Shares; or

•        persons holding our Class A Ordinary Shares through a trust.

The brief discussion set forth below is addressed only to U.S. Holders (as defined below) that purchase Class A Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Class A Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Class A Ordinary Shares

The following sets forth a brief summary of the material U.S. federal income tax consequences related to the ownership and disposition of our Class A Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Class A Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Class A Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders who hold Class A Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Class A Ordinary Shares and you are, for U.S. federal income tax purposes,

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Class A Ordinary Shares are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares

Subject to the PFIC rules discussed below, the gross amount of distributions made by us to you with respect to the Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable years, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Class A Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Class A Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the NYSE and the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the PFIC rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (PFIC) Consequences

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

•        at least 75% of its gross income for such taxable year is passive income; or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Class A Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Class A Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Class A Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Class A Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares;

•        the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•        the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Class A Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of such taxable year over your adjusted basis in such Class A Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Class A Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the Class A Ordinary Shares are regularly traded on Nasdaq and if you are a holder of Class A Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Class A Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Class A Ordinary Shares, including regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Class A Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Class A Ordinary Shares when inherited from a decedent that was previously a holder of our Class A Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares, or a mark-to-market election and ownership of those Class A Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Class A Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Class A Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Ordinary Shares.

UNDERWRITING

We expect to enter into an underwriting agreement with US Tiger Securities, Inc. (the “Representative”), as the underwriter named therein, with respect to the Class A Ordinary Shares in this offering. The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriter, and the underwriter has agreed to purchase, the number of Class A Ordinary Shares as indicated below.

Underwriter	Number of Class A Ordinary Shares
US Tiger Securities, Inc.	[•]
Total	[•]

The Representative is offering the Class A Ordinary Shares subject to its acceptance of the Class A Ordinary Shares from us and subject to prior sale. The underwriting agreement will provide that the obligations of the Representative to pay for and accept delivery of the Class A Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Representative is obligated to take and pay for all the Class A Ordinary Shares offered by this prospectus if any such Class A Ordinary Shares are taken. However, the Representative is not required to take or pay for the Class A Ordinary Shares covered by the underwriter’s over-allotment option described below.

The address of US Tiger Securities, Inc. is 437 Madison Avenue, 27th Floor, New York, NY 10022.

Over-Allotment Option

We have granted the Representative an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the Representative to purchase a maximum of 15% additional Class A Ordinary Shares at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The Representative may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Class A Ordinary Shares offered by this prospectus.

Underwriting Discounts and Expenses

The Representative proposes to offer the Class A Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession. The Representative may allow, and certain dealers may re-allow, a discount from the concession to certain brokers and dealers. After this offering, the public offering price, concession, and reallowance to dealers may be changed by the Representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Class A Ordinary Shares are offered by the Representative as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The Representative has informed us that they do not intend to confirm sales to any accounts over which it exercises discretionary authority.

The following table shows the public offering price per Class A Ordinary Share, underwriting discounts and commissions, and proceeds before expenses to us.

	Per Share	Total without Over-Allotment Option	Total with Full Over-Allotment Option
Initial public offering price	$	$	$
Underwriting discounts(1)	$	$	$
Proceeds to our Company before expenses	$	$	$

____________

(1)      Represents an underwriting discount equal to 7% of the offering price.

We have agreed to reimburse the Representative for its reasonable out-of-pocket expenses in connection with the performance of its services for the purpose of the offering, regardless of whether the offering is successfully closed, for an aggregate amount of $100,000 (the “Reimbursement Ceiling”).To the extent that the Representative’s incurred expenses are less than the aggregate advanced payment received, the Representative will return to us that portion of the payment not offset by out-of-pocket accountable expenses at the closing of the offering. In the event the offering is terminated or is not successfully closed, any unused portion of the advanced payment will be returned to the Company to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4). We have agreed to settle and pay the corresponding invoices and/or bills from such counsels promptly and directly.

Notwithstanding anything to the contrary, whether or not the proposed offering is successfully completed, the Company will be responsible for all reasonable, necessary, and accountable out-of-pocket expenses relating to the offering including, but not limited to: (a) the costs of preparing, printing and filing the registration statement with the SEC, amendments and supplements thereto, and post effective amendments, as well as the filing with FINRA, and payment of all necessary fees in connection therewith and the printing of a sufficient quantity of preliminary and final prospectuses as the Representative/underwriters may reasonably request; (b) the costs of preparing, printing and delivering exhibits thereto, in such quantities as the Representative/underwriters may reasonably request; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the Representative/underwriters; (d) the fees of counsel(s) and accountants for the Company, including fees associated with any blue sky filings where applicable; (e) fees associated with the Company’s transfer agent; and (t) fees, if necessa1y, associated with translation services.

We have agreed, in connection with and upon closing of the offering, to pay to the Representative non-accountable expense allowance equal to 1% of the gross proceeds received by the Company from the sale of the Class A Ordinary Shares in the offering.

Right of First Refusal

We have granted the Representative the right to participate as an investment banker, joint book-runner and/or joint placement agent, for every future public and private equity and/or debt offering, including all equity linked financings (the “Right of First Refusal”) during the six months period following the closing of this offering (the “RoFR Period”), for the Company, or any successor to or any subsidiary of the Company on terms customary to the Representative. Within ten business days of receiving a written notification from the Company on a subject transaction, which shall describe the details of the transaction and the terms and conditions offered to any third-party investment banker, joint book-runner and/or joint placement agent, the Representative will decide whether to exercise, waive, or terminate the Right of First Refusal. The Representative has only one opportunity to waive or terminate the Right of First Refusal in consideration of any payment or fee to the Representative’s reasonable satisfaction by the Company. Once terminated or waived during the RoFR Period, the Representative shall not have Right of First Refusal. The Right of First Refusal granted hereunder may be terminated by the Company for cause, which shall mean a material breach by the Representative of the underwriting agreement or a material failure by the Representative to provide the services as contemplated by the underwriting agreement. The Company’s exercise of its right to terminate for cause eliminates any obligations of the Company with respect to the payment of any termination fee or provision of the Right of First Refusal pursuant to FINRA Rule 5110(g)(5)(ii).

Listing

We have applied to list our Class A Ordinary Shares on Nasdaq under the symbol “TTG.” At this time, Nasdaq has not yet approved our application to list our Class A Ordinary Shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on Nasdaq.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Lock-Up Agreements

We have agreed not to, for a period of six (6) months from the date of this the offering, (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any Class A Ordinary Shares or Class B Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares or Class B Ordinary Shares of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any Class A Ordinary Shares or Class B Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares or Class B Ordinary Shares of the Company.

In addition, our directors, officers and holders of 5% or more of the Company’s outstanding Class A Ordinary Shares and Class B Ordinary Shares as of the effective date of the registration statement of which this prospectus forms a part have agreed to enter into customary “lock-up” agreements in favor of the Representative for a period of six months from the date of the offering, provided that 4% of the Class A Ordinary Shares held by the corporate entity serving as the Company’s employee shareholding platform, Chestien Limited, will be exempt from such lock-up subject to certain conditions.

Pricing of the Offering

Prior to this offering, there was no public market for our Class A Ordinary Shares. The initial public offering price for the Class A Ordinary Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, the history of, and prospects for, the industry in which we will compete, the ability of our management, market valuations of other companies that we and the Representative believes to be comparable to us, estimate of our business potential and earning prospects, the present state of our development, and other factors deemed relevant. The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the Class A Ordinary Shares sold in the offering. The values of such Class A Ordinary Shares are subject to change as a result of market conditions and other factors. We offer no assurances that the offering price will correspond to the price at which our Class A Ordinary Shares will trade in the public market subsequent to this offering or that an active trading market for our Class A Ordinary Shares will develop and continue after this offering.

Electronic Offer, Sale, and Distribution of Class A Ordinary Shares

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of Class A Ordinary Shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, any underwriter’s or selling group member’s website or other electronic media and any information contained in any other website or electronic media maintained by an underwriter or a selling group member is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and it should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In order to facilitate this offering, the Representative may engage in transactions that stabilize, maintain, or otherwise affect the price of our Class A Ordinary Shares. Specifically, the Representative may sell more Class A Ordinary Shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of Class A Ordinary Shares available for purchase by the Representative under the option to purchase additional Class A Ordinary Shares. The Representative can close out a covered short sale by exercising the option to purchase additional Class A Ordinary Shares or purchasing Class A Ordinary Shares in the open market. In determining the source of Class A Ordinary Shares to close out a covered short sale, the Representative will consider, among other things, the open market price of Class A Ordinary Shares compared to the price available under the option to purchase additional Class A Ordinary Shares. The Representative may also sell Class A Ordinary Shares in excess of the option to purchase additional Class A Ordinary Shares, creating a naked short position. The Representative must close out any naked short position by purchasing Class A Ordinary Shares in the open market. A naked short position is more likely to be created if the Representative is concerned that there may be downward pressure on the price of the Class A Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The Representative may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Class A Ordinary Shares in this offering because such underwriter repurchases those Class A Ordinary Shares in stabilizing or short covering transactions.

Finally, the Representative may bid for, and purchase, our Class A Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Class A Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The Representative is not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the Representative may engage in passive market making transactions in our Class A Ordinary Shares on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Class A Ordinary Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The Representative and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the Representative and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The Representative and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The Representative and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The Representative and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses. Such investment and securities activities may involve our securities and instruments.

Stamp Taxes

If you purchase Class A Ordinary Shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Class A Ordinary Shares or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Class A Ordinary Shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the Class A Ordinary Shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Any offer in Australia of the Class A Ordinary Shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Class A Ordinary Shares without disclosure to investors under Chapter 6D of the Corporations Act. The Class A Ordinary Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the Class A Ordinary Shares must observe such Australian on-sale restrictions. This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any Class A Ordinary Shares recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Bermuda

The Class A Ordinary Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation. The offer of the Class A Ordinary Shares under the offering is private and is not intended for the public. This prospectus has not been approved by the Bermuda Monetary Authority or the Registrar of Companies in Bermuda. Any representation to the contrary, explicit or implicit is prohibited.

British Virgin Islands

The Class A Ordinary Shares are not being and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription. The Class A Ordinary Shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (“BVI Companies”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands. This prospectus has not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the Class A Ordinary Shares for the purposes of the Securities and Investment Business Act, 2010 or the Public Issuers Code of the British Virgin Islands.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations, and are located in Alberta, BC, Ontario or Quebec. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands

This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the Class A Ordinary Shares, whether by way of sale or subscription. The underwriter has not offered or sold, and will not offer or sell, directly or indirectly, any Class A Ordinary Shares in the Cayman Islands.

Dubai International Financial Center

This prospectus relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This prospectus is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus nor taken steps to verify the information set out in it, and has no responsibility for it. The Class A Ordinary Shares which are the subject of the offering contemplated by this prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Class A Ordinary Shares offered should conduct their own due diligence on the Class A Ordinary Shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Regulation (each, a “Relevant Member State”), no Class A Ordinary Shares have been offered or will be offered pursuant to the Offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Class A Ordinary Shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the Class A Ordinary Shares may be offered to the public in that Relevant Member State at any time:

a)      to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

b)      to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

c)      in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the Class A Ordinary Shares shall require the Issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.

The below sets forth common “qualified investors,” though others exist:

(i)     legal entities which are authorized or regulated to operate in the financial markets, including: credit institutions, investment firms, other authorized or regulated financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers, as well as entities not so authorized or regulated whose corporate purpose is solely to invest in securities; or

(ii)    national and regional governments, central banks, international and supranational institutions such as the International Monetary Fund, the European Central Bank, the European Investment Bank and other similar international organizations.

For the purposes of this provision, the expression an “offer to the public” in relation to the Class A Ordinary Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A Ordinary Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any Class A Ordinary Shares under, the Offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the underwriter and its affiliates and us that:

a)      it is a qualified investor within the meaning of the Prospectus Regulation; and

b)      in the case of any Class A Ordinary Shares acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the Class A Ordinary Shares acquired by it in the Offering have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the underwriter has been given to the offer or resale; or (ii) where the Class A Ordinary Shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those Class A Ordinary Shares to it is not treated under the Prospectus Regulation as having been made to such persons.

We, the underwriter and its affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the underwriter of such fact in writing may, with the prior consent of the underwriter, be permitted to

France

Neither this prospectus nor any other offering material relating to the Class A Ordinary Shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Class A Ordinary Shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the Class A Ordinary Shares has been or will be:

•        to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•        to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•        in any other circumstances falling within Article 3(2) of the Prospectus Directive;

•        released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•        used in connection with any offer for subscription or sale of the Class A Ordinary Shares to the public in France.

Such offers, sales and distributions will be made in France only:

•        to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•        to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•        in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The Class A Ordinary Shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Germany

This prospectus does not constitute a Prospectus Directive-compliant prospectus in accordance with the German Securities Prospectus Act (Wertpapierprospektgesetz) and does therefore not allow any public offering in the Federal Republic of Germany, or Germany, or any other Relevant Member State pursuant to § 17 and § 18 of the German Securities Prospectus Act. No action has been or will be taken in Germany that would permit a public offering of the Class A Ordinary Shares, or distribution of a prospectus or any other offering material relating to the Class A Ordinary Shares. In particular, no securities prospectus (Wertpapierprospekt) within the meaning of the German Securities Prospectus Act or any other applicable laws of Germany, have been or will be published within Germany, nor has this prospectus been filed with or approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) for publication within Germany.

Each underwriter will represent, agree and undertake (i) that it has not offered, sold or delivered and will not offer, sell or deliver the Class A Ordinary Shares within Germany other than in accordance with the German Securities Prospectus Act (Wertpapierprospektgesetz) and any other applicable laws in Germany governing the issue, sale and offering of the Class A Ordinary Shares, and (ii) that it will distribute in Germany any offering material relating to the Class A Ordinary Shares only under circumstances that will result in compliance with the applicable rules and regulations of Germany.

This prospectus is strictly for use of the person who has received it. It may not be forwarded to other persons or published in Germany.

Hong Kong

The Class A Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap.32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Class A Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Class A Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Israel

This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority.

In the State of Israel, the Class A Ordinary Shares offered hereby may not be offered to any person or entity other than the following: 1) a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund; 2) a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund, 256; 3) an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968; 4) a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968; 5) a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account; 6) a company that is a member of the Tel Aviv Stock Exchange, acting on its own account, or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968; 7) an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968; 8) a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above average risk); 9) an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and 10) an entity, other than an entity formed for the purpose of purchasing the Class A Ordinary Shares in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 250 million. These persons and entities are collectively referred to as qualified investors. Qualified investors may be required to submit written confirmation that they meet the criteria for one of the categories of investors set forth in the prospectus.

Italy

The offering of the Class A Ordinary Shares has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no Class A Ordinary Shares may be offered, sold or delivered, nor copies of this prospectus or any other documents relating to the Class A Ordinary Shares may not be distributed in Italy except:

•        to “qualified investors,” as referred to in Article 100 of Legislative Decree No. 58 of February 24, 1998, as amended, or the Decree No. 58, and defined in Article 26, paragraph 1, letter d) of CONSOB Regulation No. 16190 of October 29, 2007, as amended (“Regulation No. 16190”) pursuant to Article 34-ter, paragraph 1, letter. b) of CONSOB Regulation No. 11971 of May 14, 1999, as amended (“Regulation No. 11971”); or

•        in any other circumstances where an express exemption from compliance with the offer restrictions applies, as provided under Decree No. 58 or Regulation No. 11971.

•        Any offer, sale or delivery of the Class A Ordinary Shares or distribution of copies of this prospectus or any other documents relating to the Class A Ordinary Shares in the Republic of Italy must be:

•        made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of September 1, 1993, as amended, or the Banking Law, Decree No. 58 and Regulation No. 16190 and any other applicable laws and regulations;

•        in compliance with Article 129 of the Banking Law, and the implementing guidelines of the Bank of Italy, as amended; and

•        in compliance with any other applicable notification requirement or limitation which may be imposed, from time to time, by CONSOB or the Bank of Italy or other competent authority.

Please note that, in accordance with Article 100-bis of Decree No. 58, where no exemption from the rules on public offerings applies, the subsequent distribution of the Class A Ordinary Shares on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971.

Furthermore, the Class A Ordinary Shares which are initially offered and placed in Italy or abroad to qualified investors only in the following year are regularly (“sistematicamente”) distributed on the secondary market in Italy to nonqualified investors and become subject to the public offer and the prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971. Failure to comply with such rules may result in the sale of the Class A Ordinary Shares being declared null and void and in the liability of the intermediary transferring the Class A Ordinary Shares for any damages suffered by such non-qualified investors.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the Class A Ordinary Shares.

Accordingly, the Class A Ordinary Shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Class A Ordinary Shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Class A Ordinary Shares. The Class A Ordinary Shares may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Class A Ordinary Shares constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Class A Ordinary Shares. The Class A Ordinary Shares may only be transferred en bloc without subdivision to a single investor.

Kingdom of Saudi Arabia

This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority of the Kingdom of Saudi Arabia (the “Capital Market Authority”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the Class A ordinary shares under the offering offered hereby should conduct their own due diligence on the accuracy of the information relating thereto. If you do not understand the contents of this prospectus, you should consult an authorized financial adviser.

Kuwait

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Class A Ordinary Shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the Class A Ordinary Shares has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A Ordinary Shares may not be circulated or distributed, nor may the Class A Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the ordinary shares as principal, if the offer is on terms that the ordinary shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the ordinary shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any Class A Ordinary Shares requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

PRC

This prospectus has not been and will not be circulated or distributed in the PRC, and the Class A Ordinary Shares may not be offered or sold, and will not be offered or sold, directly or indirectly, to any resident of the PRC or to persons for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, the PRC does not include Taiwan and the Special Administrative Regions of Hong Kong and Macao.

Qatar

The Class A Ordinary Shares have not been and will not be offered, sold or delivered at any time, directly or indirectly, in the State of Qatar (“Qatar”) in a manner that would constitute a public offering. This prospectus has not been reviewed or approved by or registered with the Qatar Central Bank, the Qatar Exchange or the Qatar Financial Markets Authority. This prospectus is strictly private and confidential, and may not be reproduced or used for any other purpose, nor provided to any person other than the recipient thereof.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A Ordinary Shares may not be circulated or distributed, nor may the Class A Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class A Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)     a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)    a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor.

Securities or securities-based derivatives contracts (each term as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A Ordinary Shares pursuant to an offer made under Section 275 of the SFA except:

(i)     to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)    where no consideration is or will be given for the transfer;

(iii)   where the transfer is by operation of law;

(iv)   as specified in Section 276(7) of the SFA; or

(v)    as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Notification under Section 309B(1)(c) of the SFA:    We have determined that the Class A Ordinary Shares shall be (A) prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

South Africa

Due to restrictions under the securities laws of South Africa, the Class A Ordinary Shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions applies:

i.       the offer, transfer, sale, renunciation or delivery is to:

(a)     persons whose ordinary business is to deal in securities, as principal or agent;

(b)    the South African Public Investment Corporation;

(c)     persons or entities regulated by the Reserve Bank of South Africa;

(d)    authorized financial service providers under South African law;

(e)     financial institutions recognized as such under South African law;

(f)     a wholly owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund or collective investment scheme (in each case duly registered as such under South African law); or

(g)    any combination of the person in (a) to (f); or

ii.      the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000.

No “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the “South African Companies Act”)) in South Africa is being made in connection with the issue of the Class A Ordinary Shares. Accordingly, this prospectus does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. Any issue or offering of the Class A Ordinary Shares in South Africa constitutes an offer of the Class A Ordinary Shares in South Africa for subscription or sale in South Africa only to persons who fall within the exemption from “offers to the public” set out in section 96(1)(a) of the South African Companies Act. Accordingly, this prospectus must not be acted on or relied on by persons in South Africa who do not fall within section 96(1)(a) of the South African Companies Act (such persons being referred to as “SA Relevant Persons”). Any investment or investment activity to which this prospectus relates is available in South Africa only to SA Relevant Persons and will be engaged in South Africa only with SA relevant persons.

South Korea

The Class A Ordinary Shares have not been and will not be registered with the Financial Services Commission of Korea for public offering in South Korea under the Financial Investment Services and Capital Markets Act (the “FSCMA”), and none of the Class A Ordinary Shares may be offered, sold or delivered, or offered or sold to any person for re-offering or resale, directly or indirectly in South Korea or to any resident of South Korea except pursuant to applicable laws and regulations of South Korea, including the FSCMA and the Foreign Exchange Transaction Law (the “FETL”) and the decrees and regulations thereunder. Furthermore, the Class A Ordinary Shares may not be resold to South Korean residents unless the purchaser of the Class A Ordinary Shares complies with all applicable regulatory requirements (including, but not limited to, governmental approval requirements under the FETL and its subordinate decrees and regulations) in connection with the purchase of the Class A Ordinary Shares.

Switzerland

This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the Class A Ordinary Shares described herein. The Class A Ordinary Shares may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the Class A Ordinary Shares constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus nor any other offering or marketing material relating to the Class A Ordinary Shares may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, nor the company nor the Class A Ordinary Shares has been or will be filed with or approved by any Swiss regulatory authority. The Class A Ordinary Shares are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA, and investors in the Class A Ordinary Shares will not benefit from protection or supervision by such authority.

Taiwan

The Class A Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Class A Ordinary Shares in Taiwan.

United Arab Emirates (Excluding the Dubai International Financial Center)

The Class A Ordinary Shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates, or U.A.E., other than in compliance with the laws of the U.A.E. Prospective investors in the Dubai International Financial Centre should have regard to the specific selling restrictions on prospective investors in the Dubai International Financial Centre set out below.

The information contained in this prospectus does not constitute a public offer of Class A Ordinary Shares in the U.A.E. in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 of the U.A.E., as amended) or otherwise and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority or the Dubai Financial Services Authority, or DFSA. If you do not understand the contents of this prospectus, you should consult an authorized financial adviser. This prospectus is provided for the benefit of the recipient only, and should not be delivered to, or relied on by, any other person.

United Kingdom

In relation to the United Kingdom, no Class A Ordinary Shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Class A Ordinary Shares which has been approved by the Financial Conduct Authority in accordance with the UK Prospectus Regulation, except that it may make an offer to the public in the United Kingdom of the Class A Ordinary Shares at any time under the following exemptions under the UK Prospectus Regulation:

(a)     to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)     in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation,

provided that no such offer of the Class A Ordinary Shares shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation.

In the United Kingdom, the offering is only addressed to, and is directed only at, “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This prospectus must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

For the purposes of this provision, the expression an “offer to the public” in relation to the Class A Ordinary Shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offerings and the Class A Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Class A Ordinary Shares, and the expression “UK Prospectus Regulation” means the UK version of Regulation (EU) No 2017/1129 as amended by The Prospectus (Amendment etc.) (EU Exit) Regulations 2019, which is part of UK law by virtue of the European Union (Withdrawal) Act 2018.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts. With the exception of the SEC registration fee, the FINRA filing fee, and Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee		$39,602
Nasdaq Capital Market Listing Fee		$4,990
FINRA Filing Fee		$2,047
Legal Fees and Expenses		$343,506
Accounting Fees and Expenses		$47,246
Printing Expenses		$25,188
Transfer Agent Expenses	$	[•]
Miscellaneous Expenses	$	[•]
Total Expenses	$	[•]

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Class A Ordinary Shares sold in the offering.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Legal matters as to Mainland PRC law will be passed upon for us by Jingtian. Han Kun Law Offices LLP is acting as counsel to the Representative with respect to certain legal matters of U.S. federal securities and New York state law in connection with this offering. Legal matters as to Mainland PRC law will be passed upon for the Representative by Beijing Dentons Law Offices, LLP.

EXPERTS

The financial statements as of December 31, 2023 and 2024, and for each of the two years in the period ended December 31, 2023 and 2024 included in this prospectus, have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The office of Marcum Asia CPAs LLP is located at 7 Pennsylvania Plaza Suite 830, New York, NY 10001.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, of which this prospectus is a part, including relevant exhibits and schedules under the Securities Act, covering the Class A Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and the Class A Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents which are filed as exhibits to our form F-1 and to which we refer you. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TRANSTEN GLOBAL GROUP LIMITED

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
Transten Global Group Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Transten Global Group Limited (the “Company”) as of December 31, 2023 and 2024, the related consolidated statements of income and comprehensive income, (deficit)/equity and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum Asia CPAS LLP

Marcum Asia CPAS LLP

We have served as the Company’s auditor since 2023.

New York, New York
July 30, 2025

TRANSTEN GLOBAL GROUP LIMITED
CONSOLIDATED BALANCE SHEETS
(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

	As of December 31,
	2023	2024
	RMB	RMB	US$
Assets
Current assets
Cash	18,025,123	33,568,353	4,669,795
Accounts receivable	51,320,131	93,495,862	13,006,491
Accounts receivable – a related party	277,605	9,826	1,367
Contract assets	1,143,857	—	—
Prepaid expenses and other current assets	3,215,755	46,813,673	6,512,392
Loans receivable	1,200,000	4,200,000	584,275
Amounts due from related parties	66,186	523,649	72,846
Total current assets	75,248,657	178,611,363	24,847,166

Non-current assets
Property and equipment, net	2,464,092	2,577,575	358,575
Right-of-use assets	2,359,896	7,830,682	1,089,350
Deferred offering costs	1,086,317	3,325,211	462,580
Other non-current assets	459,383	813,528	113,172
Deferred tax assets	395,778	1,612,216	224,280
Total non-current assets	6,765,466	16,159,212	2,247,957
TOTAL ASSETS	82,014,123	194,770,575	27,095,123
LIABILITIES AND EQUITY
Current liabilities
Short-term bank loans	8,480,000	56,480,000	7,857,103
Current portion of long-term bank loans	924,762	666,667	92,742
Short-term loans from a related party	—	20,410,000	2,839,297
Accounts payable	53,036,243	68,230,525	9,491,754
Contract liabilities	5,291,445	13,517,011	1,880,392
Accrued expenses and other current liabilities	3,704,846	5,892,617	819,742
Taxes payable	373,691	511,803	71,198
Operating lease liabilities – current	1,522,252	4,866,449	676,986
Amounts due to related parties	200,958	3,758,009	522,788
Total current liabilities	73,534,197	174,333,081	24,252,002

Non-current liabilities
Long-term bank loans	571,429	633,333	88,105
Operating lease liabilities – non-current	974,807	3,366,340	468,302
Total non-current liabilities	1,546,236	3,999,673	556,407
Total liabilities	75,080,433	178,332,754	24,808,409
Commitments and contingencies	—	—	—
Equity
Ordinary A shares*, US$0.0001 par value, 497,000,000 shares authorized, 10,000,000 shares issued and outstanding as of December 31, 2023 and 2024, respectively	6,376	6,376	1,000
Ordinary B shares*, US$0.0001 par value, 3,000,000 shares authorized, 3,000,000 shares issued and outstanding as of December 31, 2023 and 2024, respectively	1,913	1,913	300
Subscription receivable	(8,289)	(8,289)	(1,300)
Additional paid-in capital	150,000	2,969,796	413,137
Statutory reserves	852,849	2,344,960	326,214
Retained earnings	5,538,076	11,005,699	1,531,036
Accumulated other comprehensive income (loss)	10,886	(3,026)	(421)
Total Transten Global Group Limited shareholders’ equity	6,551,811	16,317,429	2,269,966
Non-controlling interests	381,879	120,392	16,748
Total equity	6,933,690	16,437,821	2,286,714
TOTAL LIABILITIES AND EQUITY	82,014,123	194,770,575	27,095,123

____________

*        Ordinary shares and share data have been retroactively restated to give effect to the nominal share issuance for the Reorganization completed on June 19, 2024 (Note 1 (b)).

The accompanying notes are an integral part of these consolidated financial statements.

TRANSTEN GLOBAL GROUP LIMITED
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

	For the years ended December 31,
	2023	2024
	RMB	RMB	US$
Revenue
Revenue – third parties	267,734,312	642,149,451	89,331,346
Revenue – related parties	151,573	6,117,640	851,043
Total revenue	267,885,885	648,267,091	90,182,389
Cost of revenue	(226,109,818)	(579,005,417)	(80,547,189)
Gross profit	41,776,067	69,261,674	9,635,200
Operating expenses
Selling expenses	(6,313,804)	(16,930,914)	(2,355,310)
General and administrative expenses	(15,010,279)	(25,293,094)	(3,518,599)
Research and development expenses	(8,426,024)	(18,695,866)	(2,600,838)
Total operating expenses	(29,750,107)	(60,919,874)	(8,474,747)
Operating profit	12,025,960	8,341,800	1,160,453
Other income (expense)
Other income/(expense), net	55,462	(405,494)	(56,409)
Financial expenses, net	(157,507)	(2,588,369)	(360,076)
Total other expenses	(102,045)	(2,993,863)	(416,485)
Income before income tax expense	11,923,915	5,347,937	743,968
Income taxes(expenses)/benefits	(317,441)	1,353,241	188,253
Net income	11,606,474	6,701,178	932,221
Less: Net loss attributable to non-controlling interest	(636)	(258,556)	(35,969)
Net income attributable to Transten Global Group Limited’s ordinary shareholders	11,607,110	6,959,734	968,190
Net income	11,606,474	6,701,178	932,221
Foreign currency translation difference, net of tax	15,543	(16,843)	(2,343)
Total comprehensive income	11,622,017	6,684,335	929,878
Less: total comprehensive income (loss) attributable to non-controlling interest	2,936	(261,487)	(36,376)
Total comprehensive income attributable to Transten Global Group Limited’s ordinary shareholders	11,619,081	6,945,822	966,254

Net income per share
Basic and diluted	0.89	0.53	0.07
Weighted average number of shares*
Basic and diluted	13,000,000	13,000,000	13,000,000

____________

*        Ordinary shares and share data have been retroactively restated to give effect to the nominal share issuance for the Reorganization completed on June 19, 2024 (Note 1 (b)).

The accompanying notes are an integral part of these consolidated financial statements.

TRANSTEN GLOBAL GROUP LIMITED
CONSOLIDATED STATEMENTS OF (DEFICIT) EQUITY
(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

	Ordinary A shares		Ordinary B shares		Subscription receivable	Additional paid-in capital	Statutory reserves	(Accumulated deficit)/ Retained earnings	Accumulated other comprehensive (loss)/ income	Total Transten Global Group Limited’s shareholders’ (deficit) equity	Non- controlling interests	Total (deficit) equity
	Shares	Amount	Shares	Amount
Balance as of December 31, 2022	10,000,000	6,376	3,000,000	1,913	(8,289)	—	2,651	(5,218,836)	(1,085)	(5,217,270)	—	(5,217,270)
Net income	—	—	—	—	—	—	—	11,607,110	—	11,607,110	(636)	11,606,474
Capital injection from a shareholder	—	—	—	—	—	150,000	—	—	—	150,000	—	150,000
Capital injection from noncontrolling interests	—	—	—	—	—	—	—	—	—	—	378,943	378,943
Provision for statutory reserve	—	—	—	—	—	—	850,198	(850,198)	—	—	—	—
Foreign currency translation	—	—	—	—	—	—	—	—	11,971	11,971	3,572	15,543
Balance as of December 31, 2023	10,000,000	6,376	3,000,000	1,913	(8,289)	150,000	852,849	5,538,076	10,886	6,551,811	381,879	6,933,690
Net income	—	—	—	—	—	—	—	6,959,734	—	6,959,734	(258,556)	6,701,178
Capital injection from shareholders	—	—	—	—	—	766,947	—	—	—	766,947	—	766,947
Share-based compensation	—	—	—	—	—	2,052,849	—	—	—	2,052,849	—	2,052,849
Provision for statutory reserve	—	—	—	—	—	—	1,492,111	(1,492,111)	—	—	—	—
Foreign currency translation	—	—	—	—	—	—	—	—	(13,912)	(13,912)	(2,931)	(16,843)
Balance as of December 31, 2024 (RMB)	10,000,000	6,376	3,000,000	1,913	(8,289)	2,969,796	2,344,960	11,005,699	(3,026)	16,317,429	120,392	16,437,821
Balance as of December 31, 2024 (US$)	10,000,000	1,000	3,000,000	300	(1,300)	413,137	326,214	1,531,036	(421)	2,269,966	16,748	2,286,714

––––––––––

*         Ordinary shares and share data have been retroactively restated to give effect to the nominal share issuance for the Reorganization completed on June 19, 2024 (Note 1 (b)).

The accompanying notes are an integral part of these consolidated financial statements.

TRANSTEN GLOBAL GROUP LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”))

	For the years ended December 31,
	2023	2024
	RMB	RMB	US$
Cash flows from operating activities:
Net income	11,606,474	6,701,178	932,221
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property and equipment	324,970	934,049	129,938
Amortization of other non-current assets	15,377	229,262	31,893
Losses from disposal of property and equipment	68,279	226,859	31,559
Deferred tax benefits	(38,482)	(1,216,438)	(169,222)
Non-cash lease expenses	1,487,655	3,866,678	537,905
Share-based compensation	—	2,052,849	285,578
Changes in operating assets and liabilities:
Accounts receivable – related parties	(149,621)	267,779	37,252
Accounts receivable	(51,069,776)	(42,175,731)	(5,867,193)
Contract assets	(293,409)	1,143,857	159,125
Prepaid expenses and other current assets	(2,297,340)	(43,597,918)	(6,065,038)
Other non-current assets	(140,702)	(583,407)	(81,160)
Amounts due from related parties	(51,026)	(457,463)	(63,639)
Accounts payable	45,761,758	15,194,282	2,113,722
Accrued expenses and other current liabilities	907,812	2,187,771	304,350
Contract liabilities	3,782,685	8,225,566	1,144,283
Taxes payable	322,905	138,112	19,213
Operating lease liabilities	(1,466,888)	(3,601,734)	(501,048)
Net cash provided by (used in) operating activities	8,770,671	(50,464,449)	(7,020,261)
Cash flows from investing activities:
Proceeds from disposal of property and equipment	38,289	91,507	12,730
Proceeds from collection of loans receivable	1,450,000	1,000,000	139,113
Payments for loans receivable	—	(4,000,000)	(556,452)
Purchases of property and equipment	(2,602,635)	(1,365,898)	(190,014)
Net cash used in investing activities	(1,114,346)	(4,274,391)	(594,623)
Cash flows from financing activities:
Proceeds from short-term bank loans	8,480,000	90,000,000	12,520,171
Repayments of short-term bank loans	(1,000,000)	(42,000,000)	(5,842,747)
Proceeds from long-term bank loans	1,500,000	5,300,000	737,299
Repayments of long-term bank loans	(244,286)	(5,496,191)	(764,592)
Payments for deferred offering costs	(1,086,317)	(2,238,893)	(311,459)
Proceeds of the loan from a related party	—	20,410,000	2,839,297
Working capital supporting from related parties	1,348,326	36,944,535	5,139,466
Repayments to related parties	(1,826,356)	(33,387,485)	(4,644,634)
Proceeds from shareholders’ contribution	150,000	766,947	106,692
Proceeds from non-controlling interest’s contribution	378,943	—	—
Net cash provided by financing activities	7,700,310	70,298,913	9,779,493
Effect of exchange rate changes	15,543	(16,843)	(2,343)
Net increase in cash	15,372,178	15,543,230	2,162,266
Cash at beginning of the year	2,652,945	18,025,123	2,507,529
Cash at end of the year	18,025,123	33,568,353	4,669,795
Supplemental disclosure of cash flow information
Interest expense paid	380,563	1,184,156	164,732
Income taxes paid	393	305,189	42,456
Supplemental non-cash investing and financing information
Obtaining right-of-use assets in exchange for operating lease liabilities and lease modification	2,070,408	9,287,466	1,292,007

The accompanying notes are an integral part of these consolidated financial statements.

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES

(a)    Organization

Transten Global Group Limited (“Transten Global”) was incorporated in the Cayman Islands on July 4, 2023 under the Cayman Islands Companies Act. The Company through its consolidated subsidiaries (collectively, the “Company”) is principally engaged in the cross-border air freight forwarding based in the People’s Republic of China (“PRC” or “China”).

As of July 30, 2025 which is the date that these consolidated financial statements are available to be issued, the details of the Company’s subsidiaries are as follows. All subsidiaries of the Group are all owned by the Company through equity investment.

Entity	Controlled by	Date of Incorporation	Place of Incorporation	Percentage of direct ownership	Principal activities
Transten Global Group Limited (“Transten Global”)	Parent company	July 4, 2023	Cayman Islands	100%	Investment holding
Shing Tin International Ltd (“Shing Tin”)	Transten Global	August 17, 2023	British Virgin Islands	100%	Intermediate holding
Transten International Limited (“Transten International”)	Shing Tin	September 13, 2023	Hong Kong	100%	Freight forwarding
Chengtian Linghang Crossborder Supply Chain (Shenzhen) Co., Ltd. (“Wfoe Chengtian”)	Transten International	June 4, 2024	PRC	100%	Intermediate holding
Guangdong Jiyun Investment Co., Ltd. (“Jiyun Investment”)	Wfoe Chengtian	December 13, 2022	PRC	100%	Intermediate holding
JY Cloud Warehouse Technology (Shenzhen) Co., Ltd. (“JY Cloud Warehouse”)	Jiyun Investment	March 31, 2023	PRC	100%	Software-as -a-Service
Chengtian Technology intelligent logistics (Shenzhen) Co., LTD (“Chengtian Technology”)	Jiyun Investment	May 22, 2023	PRC	100%	Freight forwarding
Udel Supply Chain (Shenzhen) Co., LTD (“UDEL Shenzhen”)	Jiyun Investment	May 6, 2023	PRC	95%	Last-mile delivery
Chengtian International Supply Chain (Shenzhen) Co., Ltd. (“Chengtian International”)	Jiyun Investment	May 18, 2018	PRC	100%	Freight forwarding
Shuncang Technology (Shenzhen) Co., Ltd. (“Shuncang”)	Jiyun Investment	January 2, 2020	PRC	100%	Freight forwarding
CBD COPARTNER A LTD (“CBD A”)	Transten International	October 9, 2023	British Virgin Islands	100%	Investment holding
Udel Global Express Limited (“UDEL HK”)	CBD A	October 6, 2023	Hong Kong	100%	Investment holding
Udel Express Limited (“UDEL UK”)	UDEL HK	February 24, 2020	United Kingdom	100%	Last-mile delivery
Udel Express Au Limited	UDEL HK	November 30, 2023	Hong Kong	60%	Investment holding

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Entity	Controlled by	Date of Incorporation	Place of Incorporation	Percentage of direct ownership	Principal activities
Udel Express Pty Ltd. (“UDEL Australia”)	Udel Express Au Limited	November 3, 2023	Australia	100%	Last-mile delivery
Transten SG PTE. LTD.	Transten International	November 24, 2023	Singapore	100%	Freight forwarding
Shuncang (Shenzhen) Consolidation Supply Chain Co., Ltd.	Shuncang	January 31, 2024	PRC	70%	Freight forwarding
UDEL Express EU Limited (“UDEL EU”)	UDEL HK	April 24, 2024	Hong Kong	100%	Last-mile delivery
UDEL Express US Limited (“UDEL US”)	UDEL HK	April 24, 2024	Hong Kong	100%	Last-mile delivery
HONG KONG 724 CLEAR LIMITED (“724 HK”)	UDEL HK	March 11, 2024	Hong Kong	100%	Customs clearance
Chengtian Supply Chain Management (Zhongshan) Co., Ltd. (“Chengtian Zhongshan”)	Chengtian International	June 25, 2024	PRC	100%	Freight forwarding

(b)    Reorganization

During the period from July 4, 2023 to June 19, 2024, the Company undertook a series of reorganization transactions to re-domicile its business from the PRC to the Cayman Islands (the “Reorganization”). The main purpose of the Reorganization was to establish a Cayman holding company for the existing business in preparation for its overseas initial public offering (“IPO”). The Reorganization was executed in the following steps:

The Company was incorporated in the Cayman Islands as the proposed listing entity on July 4, 2023. As of the incorporation date, the total issued share capital was 10,000,000 ordinary shares with a par value of US$0.0001 and total authorized share capital is US$50,000 divided into 500,000,000 shares.

Step 1: During the period from August 17, 2023 to June 4, 2024, a series of wholly-owned subsidiaries were incorporated.

•        On August 17, 2023, Transten Global incorporated Shing Tin in British Virgin Islands. As of the incorporation date, the total authorized share capital is US$1 for one share and no shares issued.

•        On September 13, 2023, Shing Tin incorporated Transten International in of Hong Kong, PRC. As of the incorporation date, the total authorized share capital is HKD10,000 divided into 10,000 shares and no shares issued.

•        On October 6, 2023, Transten International incorporated and UDEL HK and CTE Global in Hong Kong, PRC. As of the incorporation date, the total authorized share capital of UDEL HK and CTE Global was both HKD10,000 divided into 10,000 shares and no shares issued.

•        On October 9, 2023, Transten International incorporated CBD A in British Virgin Islands. As of the incorporation date, the total authorized share capital is US$1 for one share and no shares issued.

•        On November 3, 2023, UDEL Australia was incorporated in Australia by Mr. Yutao Zhang, who is a shareholder of UDEL Melbourne Capital PTY LTD. As of the incorporation date, the total authorized share capital is AUD10 divided into 10 shares and 10 shares were issued.

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

•        On November 24, 2023, Transten International incorporated Transten SG PTE. LTD. in Singapore. As of the incorporation date, the total authorized share capital is Singapore Dollar (“SGD”) 10,000 divided into 10,000 shares and no shares issued.

•        On November 30, 2023, Udel Express Au Limited was incorporated by UDEL HK, UDEL Melbourne Capital PTY LTD, and Airtruck PTY LTD with equity interest of 60%, 15% and 25%, respectively, in Hong Kong, PRC. As of the incorporation date, the total authorized share capital is HKD10,000 divided into 10,000 shares and no shares issued.

•        On January 31, 2024, Shuncang (Shenzhen) Consolidation Supply Chain Co., Ltd. was incorporated by Shuncang and Shenzhen Tai Yong Holding Co., Ltd. with equity interest of 70% and 30%, respectively, in the PRC. As of the incorporation date, the total registered share capital of Shuncang (Shenzhen) Consolidation Supply Chain Co., Ltd. was RMB1,400,000 and no paid-in share capital.

•        On June 4, 2024, Transten International incorporated Wfoe Chengtian and CTE Global incorporated Wfoe Shunyuan both in the PRC. As of the incorporation date, the total registered share capital of Wfoe Chengtian and Wfoe Shunyuan was both RMB1,000,000 and no paid-in share capital.

Step 2: On June 4, 2024, the Company’s 500,000,000 ordinary shares authorized were split into 497,000,000 ordinary A shares and 3,000,000 ordinary B shares. And the Company issued 3,000,000 ordinary B shares. After the splitting and ordinary B share issuance, the total issued and outstanding shares of the Company were 10,000,000 ordinary A shares and 3,000,000 ordinary B shares, among that, 85.5%, 9.5% and 5% of the shares are ultimately held by Mr. Lingju Feng, Mr. Lingli Feng and Mr. Bin Chen, respectively.

Step 3: During the period of November 15, 2023 to June 19, 2024, a series of acquisition transactions were incurred.

•        On November 15, 2023, CBD A acquired 100% of equity interests in UDEL HK from Transten International.

•        On December 14, 2023, Udel Express Au Limited acquired 100% of equity interests in UDEL Australia from Mr. Yutao Zhang.

•        On April 12, 2024, UDEL HK acquired 100% of equity interests in UDEL UK from Mr. Lingli Feng who is the brother of Mr. Lingju Feng. Mr. Lingli Feng held the equity interest of UDEL UK on behalf of Mr. Lingju Feng.

•        On June 18, 2024, Wofe Shunyuan acquired 100% of equity interests in Shuncang.

•        On June 19, 2024, Wofe Chengtian acquired 100% of equity interests in Jiyun Investment.

The Reorganization was completed on June 19, 2024. The Company and its’s subsidiaries remained under our major shareholder, Mr. Lingju Feng’s control. As the shareholders and the ownership percentages of the owners remained the same immediately before and after the Reorganization, the Company has accounted for the Reorganization akin to a reorganization of entities under common control as per ASC 805-50-30-05. Consequently, the consolidated financial statements of the Company are prepared on a historical cost basis for all periods presented. The number of outstanding shares in the consolidated balance sheets, the consolidated statements of changes in shareholders’ equity (deficit), and per share information including the loss per share have been presented retrospectively in all periods presented on the consolidated financial statements to reflect the nominal share issuance for the Reorganization. Since all of the subsidiaries were under common control for the entirety of the years ended December 31, 2023 and 2024, the results of these subsidiaries are included in the financial statements for both periods.

The discussion and presentation of financial statements herein assumes the completion of the Reorganization, which is accounted for retroactively as if it occurred on January 1, 2023, and the equity has been retroactively adjusted to reflect the change as well.

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)    Basis of presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and to the rules and regulations of the Securities and Exchange Commission (“SEC”).

(b)    Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

(c)     Use of estimates

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities at the balance sheet date and revenue and expenses during the reporting periods.

Significant accounting estimates include, but not limited to revenue recognition, allowance of expected credit losses, useful lives and impairment of long-lived assets, deferred income taxes, uncertain tax position and valuation allowance for deferred tax assets. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

(d)    Foreign currencies and foreign currency translation

The functional and reporting currency of the Company is Renminbi (“RMB”). The Company’s operating subsidiaries in China, Hong Kong, United Kingdom and Australia use their respective currencies RMB, Hong Kong Dollar (“HKD”), Great Britain Pound (“GBP”), Singapore Dollar (“SGD”) and Australian Dollar (“AUD”) as their functional currencies.

The financial statements of entities located in Hong Kong, United Kingdom and Australia are translated to RMB using the exchange rate as of the balance sheet date for assets and liabilities and average exchange rate for the years for income and expense items. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency other than RMB is translated at the historical exchange rates.

Translation adjustments arising from these are reported as foreign currency translation adjustments RMB15,543 and negative RMB16,843 (US$2,343) for the years ended December 31, 2023 and 2024, respectively and are shown as a separate component of shareholders’ equity on the consolidated financial statement. The following table outlines the currency exchange rates that were used in preparing the consolidated financial statements, representing the index rates stipulated by the People’s Bank of China:

	December 31, 2023		December 31, 2024
	Year end spot rate	Average rate	Year end spot rate	Average rate
HKD against RMB	HKD1=RMB0.9062	HKD1=RMB0.8997	HKD1=RMB0.9260	HKD1=RMB0.9161
GBP against RMB	GBP1=RMB9.0411	GBP1=RMB8.7176	GBP1=RMB9.0765	GBP1=RMB9.0588
AUD against RMB	AUD1=RMB4.8484	AUD1=RMB4.7811	AUD1=RMB4.5070	AUD1=RMB4.6777
SGD against RMB	SGD1=RMB5.3772	SGD1=RMB5.2802	SGP1=RMB5.3214	SGD1=RMB5.3493

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table sets forth the disaggregation of cash by currency denomination for each jurisdiction in which our affiliated entities are domiciled:

	As of December 31,
	2023	2024
	RMB	RMB	US$
Renminbi (“RMB”) in China	16,752,153	31,869,304	4,433,435
Hong Kong Dollar (“HKD”) in Hong Kong	—	211,589	29,435
Great Britain Pound (“GBP”) in United Kingdom	587,058	79,789	11,100
Australian Dollar (“AUD”) in Australia	685,912	50,336	7,002
Singapore Dollar (“SGD”) in Singapore	—	1,357,335	188,823
Total	18,025,123	33,568,353	4,669,795

(e)     Convenience translation

The United States dollar (“US$”) amounts disclosed in the accompanying financial statements are presented solely for the convenience of the readers. Translations of amounts from RMB into US$ for the convenience of the reader were calculated at the rate of US$1.00=RMB7.1884 on December 31, 2024, representing the middle rate as set forth in the statistical release of the People’s Bank of China as of December 31, 2024. No representation is made that the RMB amounts could have been, or could be, converted into US$ at such rate.

(f)     Segment Reporting

In November 2023, the FASB issued Accounting Standards Update, or ASU 2023-07 — Improvements to Reportable Segment Disclosures, which enhances the disclosures required for reportable segments in annual and interim consolidated financial statements, including additional, more detailed information about a reportable segment’s expenses. The standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Group adopted ASU 2023-07 for the year ended December 31, 2024, retrospectively to all periods presented in the consolidated financial statement. The adoption of this ASU had no material impact on reportable segments identified and had no effect on the Company’s consolidated financial position, results of operations, or cash flows. Significant segment expense categories and amounts for the reportable segment is disclosed. When no significant expense categories and amounts are disclosed for the reportable segment, an amount and a description of the composition of other segment items is disclosed in the reconciliation from the reportable segment’s profit or loss to the Company’s consolidated net income.

An operating segment is a component of the Group that engages in business activities from which it may earn revenue and incur expenses, and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s chief operating decision maker in order to allocate resources and assess performance of the segment.

In accordance with Accounting Standards Codification (“ASC”) 280, “Segment Reporting”, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), or decision-making group, in deciding how to allocate resources and in assessing performance. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s CODM for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s CODM has been identified as the chief executive officer (the “CEO”), who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company.

The Company operates as one reportable operating segment since all types of the services provided and products delivered are viewed as an integrated business process. The Company’s CODM uses consolidated net income as the measures of segment profit or loss. Significant segment expenses are also provided to CODM when deciding how to allocate resources. The CODM does not review assets in evaluating the segment results and therefore such information is not mandated for reportable segments.

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(g)    Cash

Cash consists of cash on hand, cash in bank and in other third-party platforms. The Company maintains cash with various financial institutions primarily in China. The Company has not experienced any losses in bank accounts.

(h)    Accounts Receivable

Accounts receivable include amounts billed and currently due from customers. The credit terms are generally within 30 days. Allowance for expected credit loss is recognized when reasonable and supportable forecasts affect the expected collectability. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. The Company considers many factors in assessing the collectability such as the age of the amounts due, consideration of historical loss experience, adjusted for current conditions, forward-looking indicators, trends in customer payment frequency, and judgments about the probable effects of relevant observable data, including present and future economic conditions and the financial health of specific customers and market sectors. The Company established standards and policies for reviewing major account exposures and concentrations of risk.

There was no balance of allowance for credit loss for accounts receivable as of December 31, 2023 and 2024, respectively.

(i)     Allowance for credit loss

Commencing January 1, 2023, the Company adopted ASC326, Financial Instruments-Credit Losses (“ASC326”), using modified-retrospective transition approach. The ASC 326 requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward looking information to better inform their credit loss estimates. Pursuant to ASC 326, an allowance for credit losses for financial assets is carried at amortized cost to present the net amount expected to be collected as of the balance sheet date.

Such allowance is based on credit losses expected to arise over the life of the financial asset’s contractual term, which includes consideration of prepayments. Assets are written off when the Company determines that such financial assets are deemed uncollectible and are recognized as a deduction from the allowance for credit losses. Expected recoveries of amounts previously written off, not to exceed the aggregate of the amount previously written off, are included in determining the necessary reserve at the balance sheet date.

Following the adoption of this guidance, no cumulative-effect adjustment in accumulated deficit was recognized as of January 1, 2023. The adoption of ASC 326 did not have an impact on the Company’s financial statements. The Company pools financial assets based on similar risk characteristics to estimate expected credit losses. The Company estimates expected credit losses on financial assets individually when those assets do not share similar risk characteristics. The Company has adopted aging method and roll-rate method to calculate the credit loss and considered the relevant factors of the historical and future conditions of the Company to make reasonable estimation of the risk rate.

(j)     Property and equipment

Property and equipment is stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives with 5% residual value of the assets as follows:

Category	Estimated useful lives
Motor vehicles	4 years
Fixtures, furniture and equipment	3 – 5 years
Leasehold improvements	Lesser of useful life and lease terms
Others	5 years

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Repair and maintenance costs are charged to expenses as incurred, whereas the cost of renewals and betterment that extends the useful lives of property and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the consolidated statements of income and other comprehensive income in other income or expenses.

(k)    Related Parties

A related party may be any of the following: a) an affiliate, which is a party that directly or indirectly controls, is controlled by, or is under common control with another party; b) a principle owner, owner of record or known beneficial owner of more than 10% of the voting interest of an entity; c) management, which are persons having responsibility for achieving objectives of the entity and requisite authority to make decision; d) immediate family of management or principal owners; e) a parent Company and its subsidiaries; and f) other parties that have ability to significant influence the management or operating policies of the entity. The Company has disclosed all significant related party transactions.

(l)     Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. No impairments of long-lived assets were recognized as of December 31, 2023 and 2024.

(m)   Fair value measurement

The Company applies ASC 820, Fair Value Measurements and Disclosures, (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 requires disclosures to be provided on fair value measurement.

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

•        Level 1 — Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities;

•        Level 2 — Applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data;

•        Level 3 — Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future cash flow amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Classification within the hierarchy is determined based on the lowest level of input that is significant to the fair value measurement.

Financial assets and liabilities of the Company primarily consisted of cash, accounts receivable, accounts receivable — a related party, contract assets, deposits, other receivables, loans receivable, amounts due from related parties, amounts due to related parties, bank loans, loans from a related party, accounts payable, accrued expenses and other current liabilities, operating lease liability, and taxes payable. As of December 31, 2023 and 2024, the carrying amounts of financial instruments approximated to their fair values due to the short-term maturity of these instruments.

(n)    Revenue Recognition

Revenue may be recognized at a point in time or over time following the timing of satisfaction of the performance obligation. If a performance obligation is satisfied over time, revenue will be recognized based on the percentage of completion reflecting the progress towards complete satisfaction of that performance obligation.

The Company’s revenues are primarily from the provision of (i) integrated cross-border logistics services, which include supporting transportation for freight forwarding purpose, consignment storage, consignments labelling, other related logistic services for freight forwarding purpose, freight management services, and delivery at destination, and (ii) air freight forwarding services, and (iii) other value-added services.

(i)     Integrated cross-border logistics services

The Company primarily engages in integrated cross-border logistics services. The Company’s integrated cross- border logistics services is a bundle of services, which includes supporting transportation for freight forwarding purpose, storage of consignment, labelling of consignments, other related logistic services for freight forwarding purpose, freight management services, and delivery at destination. The logistics services, including certain ancillary services, such as loading/unloading and customs clearance, that are provided to the customers represent a single performance obligation as these promises are integrated and necessary to deliver the Customers’ cargo/goods from one location to the final destination, which are only distinct as a whole. The Company fulfills its performance obligation by transporting freights from the origin to the destination, both are specified by customers, via air freight, ocean freight, and land freight. Services pricing is primarily charged by way of the weight of the consignments after taking into account of a number of factors, including the dimensions and volume of the consignments, the services required, and any special care or delivery instructions. The transaction price is typically fixed and not contingent upon the occurrence or non-occurrence of any other event, which is either collected in advance from individual customers or generally within 30 days after the date of invoice from business customers. There is no other obligation in contracts, such as return, refund or warranties. This type of revenue is recognized over time based on the extent of progress towards completion of the performance obligation. The Company adopts the output method, which is based on the transit time period, to measure progress.

The Company considers itself the principal for transactions that it is in control of establishing the transaction price, and it is responsible for managing all aspects of the shipments process and taking the risk of loss for delivery. Therefore, such revenues are reported on a gross basis.

(ii)    Air freight forwarding services

The Company also provides air freight forwarding services by purchasing transportation services from direct carriers or other freight forwarders and reselling those services to its customers. The contracts with customers generally contain a single performance obligation. Services pricing is primarily charged by way of the weight of the consignments after taking into account of a number of factors, including the dimensions and volume of the consignments. The transaction price is typically fixed and not contingent upon the occurrence or non-occurrence of any other event. There is no other obligation in contracts, such as return, refund or warranties. The Company recognizes revenue from this performance

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

obligation at a point in time when delivery of goods is made from the departure airport to the destination airport and customers have accepted their consignments at the destination airport. The payment will be collected from customers generally within 30 days after the date of invoice.

The Company uses independent contractors and third-party carriers in the performance of its air freight forwarding services. The Company evaluates who controls the logistics and air freight forwarding services to determine whether its performance obligation is to transfer services to the customer or to arrange for services to be provided by another party. The Company determined it to act as the principal for its logistics and air freight forwarding services performance obligation since it has been in control of establishing the prices for the specified services, managing all aspects of the logistics and air freight forwarding process, and assuming the risk of loss for delivery and collection. Such logistics and air freight forwarding services revenue would be presented on a gross basis.

(iii)   Other value-added services

The other value-added services provided to individual customers mainly including membership service, which provide more discounts to members during the membership period and indemnification guarantee service, which provide additional guaranty for the parcels before delivered. The membership fee collected are recognized as revenue over the term of membership, which is mainly 12 months. Indemnification guarantee fee from an individual customer to compensate the individual customer up to a limit in the event of a loss of the individual customer’s courier, and the Company recognizes indemnification guarantee fee as revenue upon the service rendered. The indemnification guarantee revenue is being recognized at a point in time. The Company considered that the performance obligation is satisfied upon the parcels being delivered or the customers are compensated in the event of loss of the individual customer’s courier.

A summary of the Company’s gross revenue disaggregated by major service lines of revenue recognition for the years ended December 31, 2023 and 2024, respectively, are as follows:

	For the years ended December 31,
	2023	2024
	RMB	RMB	US$
Integrated cross-border logistics services	264,709,412	310,348,613	43,173,531
Air freight forwarding services	714,927	334,379,059	46,516,479
Other value-added services	2,461,546	3,539,419	492,379
Total	267,885,885	648,267,091	90,182,389

A summary of the Company’s gross revenue disaggregated by point in time and over time for the years ended December 31, 2023 and 2024, respectively, are as follows:

	For the years ended December 31,
	2023	2024
	RMB	RMB	US$
Revenue recognized at point in time	1,761,421	335,856,129	46,721,958
Revenue recognized over time	266,124,464	312,410,962	43,460,431
Total	267,885,885	648,267,091	90,182,389

The Company has elected, as a practical expedient, not to disclose the transaction price allocated to unsatisfied or partially unsatisfied performance obligations that are part of a contract that has an original expected duration of one year or less.

Contract assets and liabilities

In-transit logistics with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on consolidated balance sheets as “Contract assets”. Contract assets are reviewed for impairment when events or changes in circumstances indicate that the carrying value may not be recoverable.

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Contract liabilities represent the obligation to transfer goods or services to a customer for which the entity has received consideration from the customer. Contract liabilities of the Company mainly consist of advance payments from customers, deferred revenue of membership and deferred revenue under integrated cross-border logistic service arrangements. The Company expects to recognize this balance as revenue over the next 12 months. A summary of the Company’s contract liabilities as of December 31, 2023 and 2024, respectively, are as follows:

	As of December 31,
	2023	2024
	RMB	RMB	US$
Advance from customers	2,336,305	1,970,855	274,172
Deferred revenue of membership	1,051,687	632,308	87,962
Deferred revenue under integrated cross-border logistics service	1,903,453	10,913,848	1,518,258
Total	5,291,445	13,517,011	1,880,392

The following table shows the amounts of revenue recognized in the current reporting period that were included in the contract liabilities at the beginning of the reporting period:

	2023	2024
	RMB	RMB	US$
Advance from customers	536,114	2,336,305	329,861
Deferred revenue of membership	311,285	1,051,687	148,487
Deferred revenue under integrated cross-border logistics service	661,361	1,903,453	268,747
Total	1,508,760	5,291,445	747,095

Contract assets were RMB1,143,857 and nil as of December 31, 2023 and 2024, respectively. No balance of allowance for expected credit loss for contract assets as of December 31, 2023 and 2024, respectively.

Contract costs

Contract costs consist of incremental costs of obtaining a contract with customers, for example, sales commissions. The Company elects to use the practical expedient, allowing to recognize the incremental costs of obtaining a contract as a cost or an expense when incurred if the amortization period, usually the contractual period, would have been one year or less.

(o)    Cost of revenue

Cost of revenue consists primarily of (i) cost of freight charges, (ii) cost of packaging, (iii) labor costs, (iv) lease cost of warehouse, and (vi) cost of indemnities paid to customers due to delay or lost. Cost of freight charges consists of (i) airfreight/ocean freight/land freight charges, (ii) delivery fees, and (iii) other service fees.

(p)    Selling expenses

Selling expenses mainly consist of (i) employee payrolls and commissions and (ii) advertising and marketing expenses, and (iii) lease expense and depreciation related to selling and marketing functions.

Advertising costs amounted to RMB850,047 and RMB1,018,242 (US$141,651) for the years ended December 31, 2023 and 2024, respectively. Advertising costs are expensed as incurred and included in selling expenses.

(q)    General and administrative expenses

General and administrative expenses mainly consist of (i) employee payroll, (ii) lease expense and depreciation related to general and administrative personnel, (iii) professional service fees, and (vi) other corporate expenses.

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(r)     Research and development expenses

Research and development expenses mainly consist of (i) employee payroll, (ii) lease expense, (iii) server expense, and (iv) other daily expenses related to our research and development activities.

(s)     Financial expenses, net

Financial expenses, net mainly consist of (i) interest income, (ii) interest expenses, (iii) foreign exchange gain or loss, and (iv) bank charges. The Company incurred interest expenses of RMB380,563 and RMB1,264,235 (US$175,872) for the years ended December 31, 2023 and 2024, respectively. The Company incurred foreign exchange gain of RMB497,150 and loss RMB 924,364 (US$128,591) for the years ended December 31, 2023 and 2024, respectively.

(t)     Deferred offering costs

Deferred offering costs consist of legal, underwriting fees and other costs incurred through the balance sheet date that are directly related to the initial public offering. These costs, together with the underwriting discounts and commissions, will be charged to permanent equity upon completion of the initial public offering. Should the initial public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to expenses. As of December 31, 2023 and 2024, the Company has incurred RMB1,086,317 and RMB3,325,211 (US$462,580) of deferred offering costs, respectively.

(u)    Non-controlling interests

For consolidated subsidiaries where the Company’s ownership in the subsidiary is less than 100%, the equity interest not held by the Company is shown as noncontrolling interests. Noncontrolling interest on the consolidated balance sheets is resulted from the 40% equity interest in Udel Express Au Limited, 5% equity interest in UDEL Shenzhen, 30% equity interest in Shuncang Consolidation, 45% equity interest in 724 UK, and 45% equity interest in 724 HK held by noncontrolling interests. The 40% of Udel Express Au Limited is held by two third-party institute shareholders. The 5% of UDEL Shenzhen is held by one third-party institute shareholder. The 30% of Shuncang Consolidation is held by one third-party institute shareholder. The 45% of 724 UK is held by one third-party institute shareholder. The 45% of 724 HK is held by one individual.

(v)     Employee benefits

According to the regulations of the PRC, full-time eligible employees of the Company in the PRC are entitled to various government statutory employee benefit plans, including medical insurance, maternity insurance, workplace injury insurance, unemployment insurance and pension benefits through a PRC government-mandated employee benefit plan. The Company is required to make contributions to the plan and accrues for these benefits based on certain percentages of the qualified employees’ salaries. The Company has no further commitments beyond its monthly contribution. Employee social benefits included as costs and expenses in the accompanying consolidated statements of income and comprehensive income amounted to RMB835,976 and RMB2,832,288 (US$394,008) for the years ended December 31, 2023 and 2024, respectively. As of December 31, 2023 and 2024, the outstanding social insurance plan contributions payable were RMB10,786 and nil, respectively.

(w)    Lease

See Note 7 for additional information.

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assess whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The right-of-use assets and related lease liabilities are recognized at the lease commencement date. The Company recognizes operating lease expenses on a straight-line basis over the lease term.

Leases with an initial term of 12 months or less are short-term lease and not recognized as operating lease right-of-use assets and operating lease liabilities on the consolidated balance sheet. The Company recognizes lease expense for short-term leases on a straight-line basis over the lease term.

The right-of-use of asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received.

Operating lease liabilities are recognized based on the present value of the lease payments not yet paid, discounted using the average borrowing rate of the Company’s outstanding loans. The Company’s lease agreements do not have a discount rate that is readily determinable. The incremental borrowing rate is determined at lease commencement or lease modification and represents the rate of interest the Company would have to pay to borrow on a collateralized basis over a similar term and an amount equal to the lease payments in a similar economic environment.

Lease term includes rent holidays and options to extend or terminate the lease when the Company is reasonably certain that the Company will exercise that option. The lease assets for operating leases consist of the amount of the measurement of the lease liabilities and any prepaid lease payments. Operating lease expense is recognized on a straight-line basis over the lease term by adding interest expense determined using the effective interest method to the amortization of the operating lease right-of-use assets. Interest expense is determined using the effective interest method. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and include the associated operating lease payments in the undiscounted future pre-tax cash flows.

A summary of the Company’s operating lease cost disaggregated by major expenses categories for the years ended December 31, 2023 and 2024, respectively, are as follows:

	For the years ended December 31,
	2023	2024
	RMB	RMB	US$
Cost of revenue	599,326	2,830,226	393,721
General and administrative expenses	1,000,617	1,600,357	222,630
Research and development expenses	101,087	149,728	20,829
Total	1,701,030	4,580,311	637,180

A summary of the Company’s lease cost disaggregated by operating lease cost and short-term lease cost for the years ended December 31, 2023 and 2024, respectively, are as follows:

	For the years ended December 31,
	2023	2024
	RMB	RMB	US$
Operating lease cost	1,701,030	4,580,311	637,181
Short-term lease cost	965,655	1,390,255	193,403
Total	2,666,685	5,970,566	830,584

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(x)    Income Taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted at the end of the reporting period.

The Company accounts for income taxes under FASB ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases (“Temporary differences”).

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those Temporary differences are expected to be recovered or settled. Deferred tax is calculated at the tax rates that are expected to apply in the periods in which the asset or liability will be settled, based on rates enacted or substantively enacted at the end of the reporting period. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of FASB ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company believes there were no uncertain tax positions as of December 31, 2023 and 2024.

Guidance is also provided on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income taxes disclosure. Significant judgment is required in evaluating the Company’s uncertain tax positions and determining its provision for income taxes. The Company did not recognize any significant interest and penalties associated with uncertain tax positions for the years ended December 31, 2023 and 2024. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

(y)     Value added taxes (“VAT”)

The Company is subject to VAT and related surcharges on revenue generated from providing services, except for cross-border logistics services that are VAT duty free in China. Revenue from providing services and sales of products is generally subject to VAT at applicable tax rates, and subsequently paid to PRC tax authorities after netting input VAT on purchases. The excess of output VAT over input VAT is reflected tax payable. The Company reports revenue net of PRC’s VAT for all the periods presented in the Consolidated Statements of Income.

The PRC VAT rate is 0%, 1%, 6% and 9% for taxpayers providing logistics services for the years ended December 31, 2023 and 2024.

On March 23, 2016, Ministry of Finance (“MOF”) and State Administration of Taxation (“SAT”) jointly issued the Circular of Full Implementation of Business Tax to VAT Reform (the “Circular 36”), which was last amended by the Announcement of the Ministry of Finance, the State Taxation Administration and the General Administration of Customs on Relevant Policies for Deepening the Value-Added Tax Reform on March 20, 2019 and came into effect on April 1, 2019, confirms that business tax will be completely replaced by VAT from May 1, 2016. The Notice of MOF and SAT on the Adjustment to VAT Rates, promulgated on April 4, 2018 and effective as of May 1, 2018, adjusted the applicative rate of VAT. The deduction rates of 17% and 11% applicable to the taxpayers who have VAT taxable sales activities or imported goods are adjusted to 16% and 10%, respectively. For the export goods to which a tax rate of 17% was originally applicable and the export rebate rate was 17%, the export rebate rate is adjusted to 16%. For the export goods and cross-border taxable activities to which a tax rate of 11% was originally applicable and the export rebate rate was 11%, the export rebate rate is adjusted to 10%.

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Pursuant to the Announcement on Relevant Policies for Deepening Value-Added Tax Reform, which was promulgated by MOF, SAT and the General Administration of Customs on March 20, 2019 and became effective on April 1, 2019, where (i) for VAT taxable sales or imports of goods originally subject to value-added tax rates of 16%, such tax rates shall be adjusted to 13%; (ii) for the exported goods originally subject to a tax rate of 16% and an export tax refund rate of 16%, the export tax refund rate shall be adjusted to 13%.

(z)     Share-based compensation

The Company grants restricted share units and options to employees, directors and consultants in exchange for outstanding performance and accounts for share-based compensation in accordance with ASC 718, Compensation-Stock Compensation.

Share-based compensations are measured at the grant date fair value of the share-based awards granted and recognized as cost of revenue, general and administrative expense, selling and marketing expense and research and development expense with graded-vesting schedules over the requisite service period using straight-line method. For shares with performance conditions, the Company would recognize compensation cost if and when it concludes that it is probable that the performance condition will be achieved. The Company elects to recognized the effect of forfeitures in cost of revenue, general and administrative expense, selling and marketing expense, and research and development expense when they occur. To the extent the required vesting conditions are not met resulting in forfeiture of the share-based awards, previously recognized expenses relating to those awards is reversed.

(aa)  Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS.

Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares.

(ab)  Comprehensive income

Comprehensive income is defined as the increase in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Amongst other disclosures, ASC 220, Comprehensive Income, requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For each of the periods presented, the Company’s comprehensive income included net income and foreign currency translation adjustments that are presented in the consolidated statements of comprehensive income.

(ac)   Statutory reserves

The Company’s PRC subsidiaries are required to reserve 10% of their net profit after income tax, as determined in accordance with the PRC accounting rules and regulations. Appropriation to the statutory reserve by the Company is based on profit arrived at under PRC accounting standards for business enterprises for each year. The profit arrived at must be set off against any accumulated losses sustained by corresponding PRC subsidiaries in prior years, before allocation is made to the statutory reserve. Appropriation to the statutory reserve must be made before distribution of dividends to shareholders. The appropriation is required until the statutory reserve reaches 50% of the registered capital. This statutory reserve is not distributable in the form of cash dividends. For the years ended December 31, 2023 and 2024, statutory reserve provided were RMB850,198 and RMB1,492,111 (US$207,572), respectively.

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(ad)  Contingencies

From time to time, the Company may become involved in litigation relating to claims arising in the ordinary course of the business. There are no claims or actions pending or threatened against the Company that, if adversely determined, would in the Company’s management’s judgment have a material adverse effect on the Company.

(ae)   Government Grants

Government grants mainly consist of cash subsidies received from Shenzhen Municipal Small and Medium-sized Enterprise Service Bureau to support the business. The government grant is recognized in the consolidated statements of income when the relevant performance criteria specified in the grant are met. The government grants with certain operating conditions are recorded as “other payable” when received, if any, and will be recorded as other income when the conditions are met. For the years ended December 31, 2023 and 2024, government grants of RMB328,815 and RMB77,847 (US$10,830) were recognized as other income in the consolidated statements of income, respectively.

(af)   Recently Issued Accounting Pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequently to the enactment of the JOBS Act until such time as those standards apply to private companies.

In accordance with the recent updates to the accounting standards, the FASB has issued several new ASUs to enhance the clarity and consistency in financial reporting. Below is a summary of the key amendments and their effective dates:

In December 2023, the FASB issued ASU 2023-09, which is an update to Topic 740, Income Taxes. The amendments in this update related to the rate reconciliation and income taxes paid disclosures improve the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. The amendments allow investors to better assess, in their capital allocation decisions, how an entity’s worldwide operations and related tax risks and tax planning and operational opportunities affect its income tax rate and prospects for future cash flows. 5 The other amendments in this Update improve the effectiveness and comparability of disclosures by (1) adding disclosures of pretax income (or loss) and income tax expense (or benefit) to be consistent with U.S. Securities and Exchange Commission (SEC) Regulation S-X 210.4-08(h), Rules of General Application — General Notes to Financial Statements: Income Tax Expense, and (2) removing disclosures that no longer are considered cost beneficial or relevant. For public business entities, the amendments in this Update are effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this Update should be applied on a prospective basis. Retrospective application is permitted. The Company is evaluating the effect this guidance will have on tax disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, that requires disclosure of the amounts of purchases of inventory, employee compensation, depreciation, and intangible asset amortization included in each relevant expense line item on the income statement. The standard also requires a qualitative description of other amounts included in each relevant expense line item on the income statement that are not separately disclosed. In addition, entities are required to disclose the nature and amount of selling expenses. The new standard is effective for fiscal years beginning after December 15, 2026,

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

and interim periods beginning after December 15, 2027. Early adoption is permitted. The Group does not expect the adoption of this accounting standard to have an impact on the Consolidated Financial Statements, but will require certain additional disclosures.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

NOTE 3 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following:

	As of December 31,
	2023	2024
	RMB	RMB	US$
Advances to suppliers(a)	1,874,603	9,011,289	1,253,588
Prepaid expenses(b)	209,407	9,343,817	1,299,847
Deposits(c)	914,798	25, 757,165	3,583,157
Other receivables(d)	216,947	1,897,345	263,945
Other current assets(e)	—	804,057	111,855
Total	3,215,755	46,813,673	6,512,392

There was no allowance for expected credit loss for the years ended December 31, 2023 and 2024 respectively.

____________

(a)      The balance mainly represented the prepayments made for chartered freight services.

(b)      The balance mainly represented the prepaid service fee of cloud servers for operating purpose.

(c)      The balance mainly represented operation deposit paid for integrated cross-border logistics service and air freight forwarding service.

(d)      The balance mainly represented the amount paid on behalf of a customer.

(e)      The balance mainly represented Value-added tax (“VAT”) input and prepaid income tax.

NOTE 4 — LOANS RECEIVABLE

Loans receivable consisted of the following:

	As of December 31,
	2023	2024
	RMB	RMB	US$
Shenzhen Yilian Tongda Logistic Technology Co., Ltd.*	1,000,000	—	—
Huiyang Yitong Pharmacy Chain Shop Co., Ltd.	200,000	200,000	27,823
Shenzhen Gaohangda Freight Forwarding Co., Ltd.**	—	2,000,000	278,226
Shenzhen Bojun Yixiao Industrial Co., Ltd.**	—	2,000,000	278,226
Total	1,200,000	4,200,000	584,275

____________

*        The loan was lent on December 19, 2022 with the annual interest rate of 5%. The amount was fully collected till May 31, 2024.

**      The loans were lent on July 12, 2024 with the annual interest rate of 5%. The maturity date is on December 31, 2025.

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	As of December 31,
	2023	2024
	RMB	RMB	US$
Motor vehicles	1,759,642	1,806,508	251,309
Fixture, Furniture and Equipment	927,293	1,565,447	217,774
Leasehold improvements	70,000	363,360	50,548
Others	29,452	29,456	4,098
Subtotal	2,786,387	3,764,771	523,729
Less: accumulated depreciation	(322,295)	(1,187,196)	(165,154)
Property and equipment, net	2,464,092	2,577,575	358,575

Depreciation expenses were RMB324,970 and RMB934,049 (US$129,938) for the years ended December 31, 2023 and 2024, respectively.

NOTE 6 — BANK LOANS

The borrowings of the Company represent amounts due to various banks normally maturing within 1-2 years. The principal of the borrowings is due at maturity. Accrued interest is due monthly. The bank loans are for working capital and capital expenditure purposes. The balances of bank loans consisted of the following:

Short-term bank loans

	Principal	Interest rate	Maturity date	As of December 31,
				2023	2024
	RMB			RMB	RMB	US$
China Construction Bank Shenzhen Xili Branch(c)	2,480,000	LPR(a)+0.3%	June 26, 2024	2,480,000	—	—
Bank of China Shenzhen Jinxiu Branch(c)	3,000,000	3.90%	March 14, 2024	3,000,000	—	—
Postal Saving Bank of China Shenzhen Zhuguang Branch(c)	3,000,000	4.50%	March 16, 2024	3,000,000	—	—
Bank of China Shenzhen Longhua Branch(b)*	5,000,000	3.35% before September 2024; 3.25% thereafter	February 21, 2025	—	5,000,000	695,565
Bank of China Shenzhen Longhua Branc(b)*	3,000,000	3.35% before September 2024; 3.25% thereafter	February 21, 2025	—	3,000,000	417,339
Bank of China Shenzhen Longhua Branch(i)	3,000,000	3.55%	November 25, 2025	—	3,000,000	417,339
Bank of Communications Shenzhen Branch(c)*	10,000,000	3.60%	July 31, 2025	—	10,000,000	1,391,130
Bank of Communications Shenzhen Branch(g)**	5,000,000	3.80%	September25, 2025	—	4,850,000	674,698
Bank of Jiangsu Shenzhen Branch(c)*	5,000,000	3.80%	March 10, 2025	—	5,000,000	695,565
Bank of Jiangsu Shenzhen Branch(h)*	3,000,000	3.80%	August 3, 2025	—	2,730,000	379,779

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — BANK LOANS (cont.)

	Principal	Interest rate	Maturity date	As of December 31,
				2023	2024
	RMB			RMB	RMB	US$
Industrial Bank of China Shenzhen Branch(c)*	3,000,000	3.85%	June 5, 2025	—	3,000,000	417,339
Shenzhen Rural Commercial Bank(f)*	5,000,000	3.85%	July 12, 2025	—	4,900,000	681,654
Industrial and Commercial Bank of China Shenzhen Shekou Branch(d)	10,000,000	3.35%	August 12, 2025	—	10,000,000	1,391,130
Huaxia Bank Shenzhen JiananBranch(e)**	3,000,000	4.20%	December 13, 2025	—	3,000,000	417,339
Huaxia Bank Shenzhen JiananBranch(c)**	2,000,000	4.20%	December 13, 2025	—	2,000,000	278,226
Total				8,480,000	56,480,000	7,857,103

____________

*        The bank loans were fully repaid till the date of this report.

**      The bank loans were partially repaid till the date of this report.

(a)      It represents Loan Prime Rate (“LPR”), which is a prime rate or prime lending rate used by banks.

(b)      Mr. Lingju Feng is a co-borrower of the bank loans.

(c)      The bank loans were guaranteed by Mr. Lingju Feng but without collateral.

(d)      The bank loans were guaranteed by Mr. Lingju Feng with a collateral of account receivable from a customer.

(e)      The bank loans were guaranteed by Shenzhen High-tech Investment & Financing Guarantee Co., Ltd., and counter-guaranteed by Mr. Lingju Feng.

(f)      The bank loans were guaranteed by Mr. Lingju Feng, Mr. Lingli Feng and Jiyun Investment Co., Ltd.

(g)      The bank loan was guaranteed by Mr. Lingju Feng and Shenzhen SME Financing Guarantee Co., Ltd.

(h)      The bank loan was guaranteed by Mr. Lingju Feng and Mr. Lingli Feng with a collateral of a patent of the Company.

(i)      Mr. Lingju Feng and Mrs. Muqiong Xu are co-borrower of the bank loan.

Current portion of long-term bank loans

	Principal	Interest rate	Maturity date	As of December 31,
				2023	2024
	RMB			RMB	RMB	US$
Webank Co., Ltd.	180,000	8.82%	August 18, 2024	60,000	—	—
Webank Co., Ltd.	20,000	11.88%	August 18, 2024	7,619	—	—
Webank Co., Ltd.	1,000,000	9.25%	December 18, 2024	571,429	—	—
Webank Co., Ltd.	500,000	9.97%	December 18, 2024	285,714	—	—
Webank Co., Ltd.(a)	1,000,000	14.50%	December 15, 2025	—	523,810	72,869
Webank Co., Ltd.(b)	300,000	14.80%	December 15, 2025	—	142,857	19,873
Total				924,762	666,667	92,742

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — BANK LOANS (cont.)

Long-term bank loans

	Principal	Interest rate	Maturity date	As of December 31,
				2023	2024
	RMB			RMB	RMB	US$
Webank Co., Ltd.	1,000,000	9.25%	August 18, 2025	380,953	—	—
Webank Co., Ltd.	500,000	9.97%	August 18, 2025	190,476	—	—
Webank Co., Ltd.(a)	1,000,000	14.50%	October 15, 2026	—	476,190	66,244
Webank Co., Ltd.(b)	300,000	14.80%	November 15, 2026	—	157,143	21,861
Total				571,429	633,333	88,105

____________

(a)      On October 15, 2024, the Company entered into a loan agreement with Webank Co., Ltd. in the total amount of RMB1,000,000 with an interest rate of 14.50%, which is guaranteed by Mr. Lingju Feng. Till the date of this report, the amount of RMB285,714 was repaid.

(b)      On November 27, 2024, the Company entered into a loan agreement with Webank Co., Ltd. in the total amount of RMB300,000 with an interest rate of 14.80%, which is guaranteed by Mr. Lingju Feng. Till the date of this report, the amount was RMB71,429 was repaid.

The average effective interest rate of short-term bank loans is 4.04% and 3.64% for the years ended December 31, 2023 and 2024 respectively. And the average effective interest rate of long-term bank loans is 9.48% and 14.57% for the years ended December 31, 2023 and 2024 respectively.

NOTE 7 — OPERATING LEASES

Effective on January 1, 2022, the Company adopted ASC 842. At the inception of a contract, the Company determines if the arrangement was, or contained, a lease. The leases of the Company mainly consisted of office leasing and warehouse leasing.

Supplemental balance sheet information related to operating lease was as follows:

	As of December 31,
	2023	2024
	RMB	RMB	US$
Right-of-use assets	2,359,896	7,830,682	1,089,350
Operating lease liabilities – current	1,522,252	4,866,449	676,986
Operating lease liabilities – non-current	974,807	3,366,340	468,302
Total operating lease liabilities	2,497,059	8,232,789	1,145,288

The weighted average remaining lease terms and discount rates for the operating lease as of December 31, 2024 were as follows:

Remaining lease term and discount rate:
Weighted average remaining lease term (years)	1.86
Weighted average discount rate	9.33%

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — OPERATING LEASES (cont.)

The following is a schedule of future minimum payments under the Company’s operating leases as of December 31, 2024:

	Operating leases
	RMB	US$
For the years ending December 31,
2025	5,407,584	752,265
2026	2,897,195	403,038
2027	667,156	92,810
Total lease payments	8,971,935	1,248,113
Less: imputed interest	739,146	102,825
Total operating lease liabilities, net of interest	8,232,789	1,145,288

NOTE 8 — ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities were summarized as follows:

	As of December 31,
	2023	2024
	RMB	RMB	US$
Accrued staff salaries	2,466,419	3,885,510	540,525
Accrued costs and expenses	727,625	190,230	26,463
Other payables	510,802	1,816,877	252,752
Total	3,704,846	5,892,617	819,742

NOTE 9 — TAXATION

Cayman Islands and British Virgin Islands (“BVI”)

The Company is incorporated in the Cayman Islands and its wholly-own subsidiary are incorporated in BVI. Under the current laws of the Cayman Islands and the BVI, these entities are not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands and the BVI.

Hong Kong

Entities incorporated in Hong Kong are subject to profits tax in Hong Kong at the rate of 16.5%. According to Tax (Amendment) (No. 3) Ordinance 2018 published by Hong Kong government, effective April 1, 2018, under the two-tiered profits tax rates regime, the profits tax rate for the first HKD 2 million of assessable profits will be lowered to 8.25% (half of the rate specified in Schedule 8 to the Inland Revenue Ordinance (IRO)) for corporations. The Company was not subject to Hong Kong profit tax for any period presented as it did not have assessable profit during the periods presented.

PRC

Under the Enterprise Income Tax (“EIT”) Law in the PRC, the unified EIT rate for domestic enterprises and foreign invested enterprises is 25%, except for available preferential tax treatments, including tax concession for enterprise approved as “High and New Technology Enterprise” (“HNTE”). EIT grants preferential tax treatment to HNTEs at a rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. Chengtian International was entitled to the HNTE in December 2022 and enjoyed a preferential tax rate of 15% for three years from 2022 to 2024.

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — TAXATION (cont.)

For qualified small and low-profit enterprises, from January 1, 2023 to December 31, 2027, 25% of the first RMB3.0 million of the assessable profit before tax is subject to the tax rate of 20%. For the year ended December 31, 2024, some PRC subsidiaries are qualified small and low-profit enterprises, thus are eligible for the above preferential tax rates for small and low-profit enterprises.

United Kingdom

The Company applies a 19% income tax rate to its taxable income during the periods presented. The 19% tax rate applies if the profit income is less than GBP50,000. The general tax rate is 25% if the profit income is over GBP250,000. If the profit income ranges from GBP50,000 to GBP250,000, it will be taxed at the general tax rate minus the marginal relief.

Australia

Entities incorporated in Australia are subject to profit tax at a rate of 30%. Effective from the fiscal year 2021/2022, small enterprises with cumulative annual operating revenue not exceeding AUD50 million will be taxed at a reduced tax rate of 25% in corporate income tax.

Singapore

The applicable tax rate is 17% in Singapore, with 75% of the first approximately SGD10,000 taxable income and 50% of the next approximately SGD190,000 taxable income are exempted from income tax.

Income (loss) before provision for income taxes is attributable to the following geographic locations:

	For the years ended December 31,
	2023	2024
	RMB	RMB	US$
PRC	13,815,134	7,134,046	992,439
Non-PRC	(1,891,219)	(1,786,109)	(248,471)
Total	11,923,915	5,347,937	743,968

Significant components of the provision for income taxes are as follows:

	For the years ended December 31,
	2023	2024
	RMB	RMB	US$
Current income taxes expense	355,923	8,244	1,147
True up adjustments for income tax expense for FY2023	—	(145,053)	(20,179)
Total current income tax expense/(benefit)	355,923	(136,809)	(19,032)
Deferred income taxes benefit	(38,482)	(1,216,432)	(169,221)
Total income taxes (benefit)/expenses	317,441	(1,353,241)	(188,253)

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — TAXATION (cont.)

Reconciliation between the provision for income taxes computed by applying the PRC EIT rate of 25% to income before income taxes and the actual provision of income taxes is as follows:

	For the years ended December 31,
	2023	2024
	%	%
PRC income taxes statutory rate	25.00%	25.00%
Effect of different tax rates in other jurisdictions	0.01%	1.73%
Effect of preferential tax rate	(5.05)%	32.41%
Non-deductible expense(1)	0.37%	2.50%
Additional deduction of research and development expense(2)	(17.67)%	(84.29)%
True up adjustments for income tax expense for FY2023	—	(2.65)%
Effective tax rate	2.66%	(25.30)%

____________

(1)      Non-deductible expense represents excess entertainment expenses.

(2)      Additional deduction of research and development expense

According to PRC tax regulations, effective from January 1, 2023 onwards, enterprises engaging in research and development activities are entitled to claim an additional tax deduction amounting to 100% of the qualified R&D expenses incurred in determining its tax assessable profits for that year.

The tax effects of temporary differences and net operating losses that give rise to the deferred tax balances at December 31, 2023 and 2024 are as follows:

Deferred tax assets

	As of December 31,
	2023	2024
	RMB	RMB	US$
Net operating loss carry forward	389,050	1,304,289	181,444
Advertising expense	6,728	—	—
Share-based compensation	—	307,927	42,836
Less: Valuation allowance	—	—	—
Deferred tax assets, net of valuation allowance	395,778	1,612,216	224,280

The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax laws and new authoritative rulings. According to PRC tax regulations, the PRC enterprise net operating loss can generally carry forward for no longer than five years, and HNTE’s net operating losses can be carried forward for no more than 10 years, starting from the year subsequent to the year in which the loss was incurred. Carryback of losses is not permitted. The Company will re-apply for the HNTE certificate when the prior certificate expires in the foreseeable future. As of December 31, 2023 and 2024, net operating loss carryforwards of subsidiaries incorporated in PRC amounted to RMB591,827 and RMB9,206,280 (US$1,280,713) respectively. As of December 31, 2024, net operating loss carryforwards from PRC will expire in calendar years 2028, 2029, and 2034. The net operating loss carryforwards of the Company’s subsidiaries in United Kingdom, Singapore and Australia are RMB1,891,219 and RMB3,608,249 (US$501,954) as of December 31, 2023 and 2024, respectively, which can be carried forward without an expiration date.

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Recovery of substantially all of the Company’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences. The valuation allowance is considered on an individual entity basis. As of December 31, 2023 and 2024, based upon the projections for future taxable income over the periods in which the deferred tax assets are recoverable,

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — TAXATION (cont.)

the Company believes that it is more-likely-than-not that all the subsidiaries will be able to generate sufficient taxable income in the near future and to realize the deferred tax assets carried-forwards. Accordingly, as of December 31, 2023 and 2024, no valuation allowance has been established respectively.

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2023 and 2024, the Company did not have any unrecognized uncertain tax positions and the Company does not believe that its unrecognized tax benefits will change over the next twelve months. For the years ended December 31, 2023 and 2024, the Company did not incur any interest and penalties related to potential underpaid income taxes expenses. As of December 31, 2024, the tax year ended December 31, 2019 through 2023 for the Company’s PRC subsidiaries remain open for statutory examination by PRC tax authorities.

The Company’s taxes payable consist of the following:

	As of December 31,
	2023	2024
	RMB	RMB	US$
Income tax payable	360,342	8,243	1,147
VAT and other taxes payable	13,349	503,560	70,052
Total taxes payable	373,691	511,803	71,199

NOTE 10 — EQUITY

Ordinary shares

The Company’s authorized share capital comprises of (i) 497,000,000 Class A ordinary shares of par value US$0.0001 each and (ii) 3,000,000 Class B ordinary shares of par value US$0.0001 each. The rights of the holders of Class A and Class B ordinary shares are identical, except with respect to voting and conversion right. Each share of Class A ordinary shares is entitled to one vote per share and is not convertible into Class B ordinary shares under any circumstances. Each share of Class B ordinary shares is entitled to ten votes per share and is convertible into one Class A ordinary share at any time by the holder thereof. Upon any sale, transfer, assignment or disposition of any Class B ordinary shares by a holder thereof to any person who is not a Founder or an affiliate of a Founder, or upon a change of beneficial ownership of any Class B ordinary shares as a result of which any person who is not a Founder or an affiliate of a Founder becomes a beneficial owner of such Class B ordinary shares, each of such Class B ordinary shares will be automatically and immediately converted into one Class A ordinary share.

On June 4, 2024, the Company issued 10,000,000 Class A ordinary shares and 3,000,000 Class B ordinary shares. The issuance of shares was considered as being part of the reorganization of the Company and was retroactively applied as if the transaction occurred at the beginning of the period presented.

Restricted net assets

A significant portion of the Company’s operations are conducted through its PRC (excluding Hong Kong) subsidiaries, the Company’s ability to pay dividends is primarily dependent on receiving distributions of funds from subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by subsidiaries only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations, and after it has met the PRC requirements for appropriation to statutory reserves. The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the surplus reserve are made at the discretion of the Board of Shareholders. Paid-in capital of subsidiaries included in the Company’s consolidated net assets are also non-distributable for dividend purposes.

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — EQUITY (cont.)

As a result of these Mainland PRC laws and regulations, the Company’s PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company. As of December 31, 2023 and 2024, net assets restricted in the aggregate, which include additional paid-in capital and statutory reserve funds of the Company’s subsidiaries, that are included in the Company’s consolidated net assets were approximately RMB1.0 million and RMB5.3 million (US$0.7 million), respectively.

NOTE 11 — SHARE-BASED COMPENSATION

Effective on January 31, 2024, shareholders of the Company approved the 2024 Equity Incentive Plan (“the 2024 Plan”) in order to promote the success and enhance the value of the Company by providing employee, directors and consultants with an incentive for outstanding performance to generate superior returns to the shareholders’ of the Company. The maximum number of shares that may be subject to equity awards pursuant to the 2024 Plan, or the share reserve, was set at 2,560,240 Class A Ordinary Shares. The 2024 Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it is adopted by Board of Directors. The Plan provides employees, directors and consultants grant of restricted stock units (the “RSU”) and options (the “Options”).

RSU

RSUs are generally granted to employees in high level management or the members of board of directors. There are generally two types of RSUs.

For RSUs conditional only on a successful IPO, they shall be vested and expenses related to these RSUs will be recognized upon a successful IPO. The purchase price of these RSU is US$0. As of December 31, 2024, the Company granted a total of 653,693 RSU conditional only on a successful IPO. The total fair value of the granted RSUs was RMB22,677,066 (US$3,154,675) as of February 1, 2024, the grant date. No expense was recognized for the year ended December 31, 2024.

For RSUs containing both service conditions and performance conditions, they shall become eligible for vesting upon the occurrence of their applicable performance conditions (including but not limited to the completion of business and operational goals, etc.). These RSUs will be vest in accordance with the rhythm and proportion: i) initial vesting, 20% on the day after the Company’s successful IPO; ii) second vesting, 30% on the day 12 months after initial vesting; iii) third vesting, 50% on the day 24 months after initial vesting. Expense related to these RSUs is recognized using straight-line method. No expense will be recorded to the RSUs until the performance condition becomes probable occurring which is upon consummation of a successful IPO and upon the satisfaction of organization performance target and individual performance targets. The purchase price of the RSU is US$2.52. As of December 31, 2024, no RSUs was granted or become eligible for vesting and no expense was recognized.

Options

Options contain only service conditions and are generally granted to employees in middle level management. The Options generally become exercisable upon the grantee renders service to the Company in accordance with a stipulated vesting schedule. Grantees are generally subject to a vesting schedule of no longer than three years, under which the grantee earns an entitlement to vest a certain percentage of his options granted at the end of each month of completed service. The share option awards shall expire no more than 10 years from their grant dates.

The exercise price for Options is US$2.98. As of December 31, 2023, no Options were granted. As of December 31, 2024, the Company granted a total of 220,480 Options. The total fair value of the Options granted was RMB4,874,668 (US$678,130) as of grant date.

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — SHARE-BASED COMPENSATION (cont.)

With the assistance of an independent valuation firm using the management’s estimates and assumptions, the Company recorded share-based compensation expense for the RSUs conditional only on a successful IPO and Options based on the estimated fair value on the date of the grant, which is determined as February 1, 2024.

Fair value of RSUs conditional only on a successful IPO

In determination of the fair value of the RSUs conditional only on a successful IPO on the grant date, the Company applied the income approach (Discounted Cash Flow Method) by projecting cashflows from February 2024 to December 2028. The Company adopted the weight average cost of capital (the “WACC”), which is 13.0% and a discount of lack of marketability (DLOM) of 8.2%. The fair value per share is US$4.83.

Fair value of Options

The Company used Binomial Option Pricing Model to assess the value of Options. The key assumptions and inputs used to determine the fair value of the Options are summarized in the following table:

As of February 1, 2024
Risk-free interest rate(1)	3.85%
Expected volatility(3)	30.89%
Exercise price	$2.99
Expiration date	10 years after Grant date, or earlier if employment termination
Vesting period(2)

Initial vesting: 20% on the day earlier of successful IPO or January 31, 2025 Second vesting: 30% on the day of the period of 12 months commencing on the date of Initial vesting Third vesting: 50% on the day of the period of 24 months commencing on the date of Initial vesting

Expected dividend yield(4)	0%
Fair value per ordinary share(5)	US$4.83

____________

(1)      Risk-free interest rate

Risk-free interest rate was estimated based on the yield to maturity of China 10-year international government bonds with a maturity period close to the contractual term of the Options.

(2)      Vesting period

Vesting period represents expected years from grant date to vest date of the Options.

(3)      Volatility

The volatility of the underlying ordinary shares during the life of the Options was estimated based on the historical stock price volatility of comparable listed companies over a period comparable to the contractual terms of the Options.

(4)      Dividend yield

Dividend yield was estimated by the Company based on its expected dividend policy over the contractual terms of the Options.

(5)      Fair value of underlying ordinary shares

The estimated fair value of ordinary shares as of the respective dates was determined based on a retrospective valuation with the assistance of a third-party appraiser.

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — SHARE-BASED COMPENSATION (cont.)

A summary of the Company’s Options activity under the plans for the years ended December 31, 2023 and 2024 is presented as follows:

	Number of shares	Weighted Average Exercise price US$	Weighted Average Grant-date fair value US$	Weighted Average Remaining terms (Years)	Grant-date fair value of Options
					RMB	US$
Outstanding as of January 1, 2023, December 31, 2023 and January 1, 2024
Granted	292,318	2.9925	3.0757	—	6,462,959	899,082
Vested	—	—	—	—	—	—
Forfeited	(71,838)	2.9925	3.0757	—	(1,588,291)	(220,952)
Outstanding as of December 31, 2024	220,480	2.9925	3.0757	2.08	4,874,668	678,130

A summary of the Company’s RSUs activity under the plans for the years ended December 31,2023 and 2024 is presented as follows:

	Number of shares	Weighted Average Exercise price US$	Weighted Average Grant-date fair value US$	Weighted Average Remaining terms (Years)	Grant-date fair value of RSUs
					RMB	US$
Outstanding as of January 1, 2023, December 31, 2023 and January 1, 2024	—	—	—	—	—	—
Granted	653,693	—	4.8259	—	22,677,066	3,154,675
Vested	—	—	—	—	—	—
Forfeited	—	—	—	—	—	—
Outstanding as of December 31, 2024	653,693	—	4.8259	—	22,677,066	3,154,675

The unrecognized employee based-based compensation expense for Options granted, maybe adjusted for actual forfeitures occurring in the future, were nil and RMB2,821,819 (US$392,552) which are expected to be recognized over a weighted-average period of nil and 2.08 years as of December 31, 2023 and 2024, respectively. The unrecognized employee based-based compensation expense for RSUs granted, maybe adjusted for actual forfeitures occurring in the future, were nil and RMB22,677,066 (US$3,154,675) which are expected to be recognized upon a successful IPO as of December 31, 2023 and 2024, respectively.

The allocation of total share base payments expenses for employees were set forth as follows:

	For the years ended December 31,
	2023	2024
	RMB	RMB	US$
Employees:
Cost of revenue	—	315,662	43,913
Selling and marketing expenses	—	774,287	107,713
General and administrative expenses	—	297,209	41,346
Research and development expenses	—	665,691	92,606
Total share compensation for employees:	—	2,052,849	285,578

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — RELATED PARTY BALANCES AND TRANSACTIONS

(a)     Names and relationship of related parties:

Name of related parties	Relationship with the Company
Shenzhen Zhimai Network Technology Ltd. Co.	A company controlled by Mr. Lingju Feng and Mr. Lingli Feng
Shenzhen Jushunli Capital Investment Partnership Enterprise	A company controlled by Mr. Lingju Feng
Shenzhen Youli New Energy Technology Co., Ltd.	A company controlled by Mr. Lingju Feng
Mr. Yingwu Yang	CEO of the Company
Mr. Lingju Feng	Major shareholder and chairman of board of directors of the Company
Mr. Lingli Feng	Shareholder of the Company
Mr. Bin Chen	Shareholder and COO of the Company
Mrs. Muqiong Xu	The legal representative of Shuncang and the mother of Mr. Lingju Feng
Chengyouda international logistics (Shenzhen)Co., Ltd.	A company controlled by Mrs. Muqiong Xu
Buygo Cross-Border Technology (Shenzhen) Co., Ltd.	A company controlled by Mr. Lingli Feng
Shenzhen Aipai Warehouse Distribution Technology Co., Ltd.	A company controlled by Mrs. Muqiong Xu
Hangzhou Hengfan Network Technology Co., Ltd.	A company controlled by Mr. Lingju Feng
Trans Genuine Limited	Shareholder of the Company
Leetrans Limited	Shareholder of the Company
Trubosent Limited	Shareholder of the Company
Chestien Limited	Shareholder of the Company
Transprior Limited	Shareholder of the Company
Truetend Limited	Shareholder of the Company
Benefit Truetime Limited	Shareholder of the Company
Sincestar Limited	Shareholder of the Company

(b)    Summary of balances with related parties:

Accounts receivable – a related party:	Note	As of December 31,
		2023	2024
		RMB	RMB	US$
Shenzhen Zhimai Network Technology Ltd. Co.	(1)	277,605	—	—
Shenzhen Aipai Warehouse Distribution Technology Co., Ltd.		—	9,826	1,367
Total		277,605	9,826	1,367

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — RELATED PARTY BALANCES AND TRANSACTIONS (cont.)

Amounts due from related parties:	As of December 31,
	Note	2023	2024
		RMB	RMB	US$
Shenzhen Zhimai Network Technology Ltd. Co.	(2)	66,186	8,411		1,170
Trans Genuine Limited		—	6,398		890
Leetrans Limited		—	1,078		150
Trubosent Limited		—	934		130
Chestien Limited		—	755		105
Chengyouda international logistics (Shenzhen) Co., Ltd.		—	443,497		61,696
Hangzhou Hengfan Network Technology Co., Ltd.		—	62,076		8,636
Buygo Cross-Border Technology (Shenzhen) Co., Ltd.		—	500		69
Total		66,186	523,649		72,846
Amounts due to related parties:	Note	As of December 31,
		2023	2024
		RMB	RMB	US$
Mr. Lingju Feng	(2)	32,697	1,856,494	258,262
Mr. Lingli Feng		167,009	156,287	21,742
Mr. Bin Chen		1,252	—	—
Mrs. Muqiong Xu		—	2,094	291
Shenzhen Aipai Warehouse Distribution Technology Co., Ltd.		—	1,743,134	242,493
Total		200,958	3,758,009	522,788
Loan from a related party:	Note	As of December 31,
		2023	2024
		RMB	RMB	US$
Mr. Lingju Feng	(3)	—	20,410,000	2,839,297

_________

(1)      Accounts receivable — a related party are receivables generated from integrated cross-border logistics services provided by the Company, unsecured, non-interest bearing and repayable on demand.

(2)      Amounts due from a related party/to related parties are unsecured, non-interest bearing and repayable on demand.

(3)      The loan from a related party is unsecured, non-interest bearing and repayable on demand for supplementing working capital in 2024. The loan was repaid as of the date of this report.

(c)     Summary of Related Party Transactions:

A summary of trade transactions with related parties for years ended December 31, 2023 and 2024 were listed below:

	For the years ended December 31,
	2023	2024
	RMB	RMB	US$
Integrated cross-border logistics services provided to a related party:
Shenzhen Zhimai Network Technology Ltd. Co., Ltd.	151,573	510,667	71,040
Chengyouda international logistics (Shenzhen) Co., Ltd.	—	5,200,210	723,417
Hangzhou Hengfan Network Technology Co., Ltd.	—	2,745	382
Shenzhen Aipai Warehouse Distribution Technology Co., Ltd.	—	404,018	56,204
Total	151,573	6,117,640	851,043

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — RELATED PARTY BALANCES AND TRANSACTIONS (cont.)

	For the years ended December 31,
	2023	2024
	RMB	RMB	US$
Proceeds from related parties:
Mr. Lingju Feng	206,441	21,035,000	2,926,241
Mr. Lingli Feng	1,141,885	4,247,949	590,945
Mrs.Muqiong Xu	—	2,094	291
Shenzhen Aipai Warehouse Distribution Technology Co., Ltd.	—	11,659,492	1,621,989
Total	1,348,326	36,944,535	5,139,466

Payments to related parties:
Mr. Lingju Feng	828,754	19,211,203	2,672,528
Mr. Lingli Feng	995,000	4,258,671	592,437
Mr. Bin Chen	2,602	1,252	174
Shenzhen Aipai Warehouse Distribution Technology Co., Ltd.	—	9,916,359	1,379,495
Total	1,826,356	33,387,485	4,644,634

No borrowing and repayment of the loans from Mr. Lingju Feng for the year ended December 31, 2023. In 2024, Mr. Lingju Feng provided a loan of RMB20.4 million (US$2.8 million) without interest and repayable on demand to us for supplementing working capital in 2024. The loan was repaid till the date of this report.

The short-term bank loans of RMB8.48 million and RMB32.8 million (US$4.6 million) as of December 31, 2023 and 2024, respectively, were guaranteed by Mr. Lingju Feng but without collateral. Among the above guaranteed loans in 2024, the loan of RMB4.9 million (US$0.7 million) was guaranteed by Mr. Lingli Feng, Mr. Lingju Feng and Jiyun Investment. Mr. Lingju Feng was co-borrower for the bank loan of nil and RMB11.0 million (US$1.5 million) as of December 31, 2023 and 2024, respectively. Among the above loans in 2024, Mrs. Muqiong Xu was also the co-borrower for the loan of RMB3.0 million (US$0.4 million).

The short-term bank loans of nil and RMB10.0 million (US$1.4 million) as of December 31, 2023 and 2024, respectively, were guaranteed by Mr. Lingju Feng with a collateral of account receivable from a customer.

The short-term bank loans of nil and RMB2.7 million (US$0.4 million) as of December 31, 2023 and 2024, respectively, were guaranteed by Mr. Lingli Feng and Mr. Lingju Feng with a collateral of a patent of the Company.

The long-term bank loans of nil and RMB1.3 million (US$0.2 million) as of December 31, 2023 and 2024, respectively, were guaranteed by Mr. Lingju Feng.

NOTE 13 — CONCENTRATION

Concentration of credit risks

The following table sets forth information as to each customer that accounted for 10% or more of total accounts receivable as of December 31, 2023 and 2024.

	As of December 31,
	2023		2024
Customer	Amount	% of total	Amount	% of total	Amount
	RMB	%	RMB	%	US$
A	20,740,896	40.41%	31,151,014	33.32%	4,333,511
B	26,502,977	51.64%	*	*	*
C	*	*	22,565,682	24.14%	3,139,180
D	*	*	19,350,088	20.70%	2,691,849
E	*	*	12,000,000	12.83%	1,669,356

____________

*        Represented the percentage below 10%

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — CONCENTRATION (cont.)

The following table sets forth information as to each customer that accounted for 10.00% or more of total revenue for the fiscal years ended December 31, 2023 and 2024.

	For the years ended December 31,
	2023		2024
Customer	Amount	% of total	Amount	% of total	Amount
	RMB	%	RMB	%	US$
A	50,391,971	18.81%	*	*	*
B	86,572,681	32.32%	*	*	*
C	*	*	252,646,500	38.97%	35,146,416

____________

*        Represented the percentage below 10%

The following table sets forth information as to each supplier that accounted for 10% or more of total accounts payable for the fiscal years ended December 31, 2023 and 2024.

	As of December 31,
	2023		2024
Supplier	Amount	% of total	Amount	% of total	Amount
	RMB	%	RMB	%	US$
A	12,950,111	24.42%	*	*	*
B	7,176,221	13.53%	*	*	*
C	*	*	21,376,143	31.33%	2,973,700
D	*	*	8,147,906	11.94%	1,133,480

____________

*        Represented the percentage below 10%

The following table sets forth information as to each supplier that accounted for 10% or more of total purchase for the fiscal years ended December 31, 2023 and 2024.

	For the years ended December 31,
	2023		2024
Supplier	Amount	% of total	Amount	% of total	Amount
	RMB	%	RMB	%	US$
A	75,381,680	33.34%	*	*	*
B	*	*	87,316,685	15.10%	12,146,887
C	*	*	74,502,773	12.88%	10,364,305
D	*	*	63,248,706	10.94%	8,798,718

____________

*        Represented the percentage below 10%

Foreign exchange risk

The Company’ operations are primarily in China. The reporting currency is denominated in RMB. The Company is exposed to currency risk primarily through sales and purchases which give rise to receivables, payables and cash balances that are denominated in currencies other than the functional currency of the operations to which the transactions relate. Thus, revenue and results of operations may be impacted by exchange rate fluctuations between RMB and U.S. dollars. The Company incurred and recognized foreign currency exchange gain of RMB497,150 and loss RMB924,364 (US$128,591) for the years ended December 31, 2023 and 2024, respectively, as a result of changes in the exchange rate.

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — SEGMENT INFORMATION

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s chief operating decision maker in order to allocate resources and assess performance of the segment.

The following table presents summarized information by segment of the operations for the years ended December 31, 2023 and 2024:

	For the years ended December 31,
	2023	2024	2024
	RMB	RMB	US$
Net revenue	267,885,885	648,267,091	90,182,389
Less:
Cost of revenues	(226,109,818)	(579,005,417)	(80,547,189)
Salaries and welfare	(21,830,516)	(45,936,566)	(6,390,371)
Consultancy and professional service fees	(1,946,843)	(5,120,342)	(712,306)
Rental expense	(1,781,381)	(2,288,617)	(318,376)
Advertising and promotion costs	(1,222,280)	(1,632,197)	(227,060)
Other segment items*	(2,969,087)	(5,942,152)	(826,630)
Segment income	12,025,960	8,341,800	1,160,457

Reconciliation of segment loss:
Other income	261,778	39,652	5,516
Other expense	(312,075)	(1,847,152)	(256,967)
Interest expense	(380,563)	(1,264,210)	(175,868)
Government grants	328,815	77,847	10,830
Income before income tax expense	11,923,915	5,347,937	743,968

____________

*        For the reportable segment, the other segment item category primarily includes travel expenses, entertainment expense, and office expense.

Total segment assets exclude corporate assets, such as cash, amounts due from related parties, other non-current assets and deferred offering costs. Total segment assets reconciled to combined amounts are as follows:

	For the Years Ended December 31,
	2023	2024	2024
	RMB	RMB	US$
Assets
Total assets for reportable segments	82,014,123	194,770,575	27,095,123
Unallocated assets	—	—	—
Total combined assets	82,014,123	194,770,575	27,095,123

The asset information is not regularly provided to the CODM as it is not utilized in the assessment of performance and allocation of resources. Consequently, the disclosure of asset information is not mandated for reportable segments.

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — SEGMENT INFORMATION (cont.)

Geographic information

The majority of the Company’s revenue for the years ended December 31, 2023 and 2024 was generated from providing logistic services in different geographic areas including China, United Kingdom, United States, Canada, Australia and New Zealand. The following table sets forth the disaggregation of revenue by geographic area:

	For the years ended December 31,
	2023	2024
	RMB	RMB	US$
China	234,661,391	608,896,405	84,705,416
United Kingdom	13,035,819	13,598,716	1,891,758
United States	7,050,476	7,182,380	999,163
Canada	4,328,335	4,453,517	619,542
Australia	2,797,435	2,331,950	324,405
New Zealand	1,139,280	995,978	138,554
European Union	—	4,070,747	566,294
Other foreign countries	4,873,149	6,737,398	937,257
Total	267,885,885	648,267,091	90,182,389

NOTE 15 — COMMITMENTS AND CONTINGENCIES

The Company has not entered into any off-balance sheet financial guarantees or other off-balance sheet commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

The following table sets forth our contractual obligations as of December 31, 2024:

For the years ending December 31,	2025r	2026	2027	Total future payments	Imputed interest	Total
	RMB	RMB		RMB
Operating lease payment	5,407,584	2,897,195	667,156	8,971,935	(739,146)	8,232,789
Bank loans	58,352,164	677,139	—	59,029,303	(1,249,303)	57,780,000
Total	63,759,748	3,574,334	667,156	68,001,238	(1,988,449)	66,012,789

For the year ended December 31, 2023 and 2024, the Company was not involved in any pending legal case.

Other than as shown above, we did not have any significant capital and other commitments, long-term obligations, or guarantees as of December 31, 2024.

NOTE 16 — SUBSEQUENT EVENTS

On February 21, 2025, the Company obtained the loans of RMB10.0 million from Bank of China with annual interest rate of 2.9%. The loan is required to be repaid on February 20, 2026. Mr. Lingju Feng is the co-borrower of the loans.

On March 15, 2025, the Company obtained the loans of RMB2.0 million from Bank of Jiangsu with annual interest rate of 3.53%. The loan is required to be repaid in March 14, 2026. The loans are guaranteed by Mr. Lingju Feng and Mr. Lingli Feng.

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — SUBSEQUENT EVENTS (cont.)

On April 1, 2025, the Company obtained the loan of RMB20.0 million from China CITIC Bank with annual interest rate of 2.0%. The loan is required to be repaid on March 30, 2026. The loan is guaranteed by Mr. Lingju Feng with a collateral of account receivable from a customer.

On April 25, 2025, the Company obtained the loan of RMB5.0 million from China Everbright Bank with annual interest rate of 2.5%. The loan is required to be repaid on April 24, 2026. The loan is guaranteed by Mr. Lingju Feng, Chengtian Technology and Jiyun Investment.

On May 19, 2025, the Company obtained the loan of RMB3.0 million from Huaxia Bank with annual interest rate of 4.2%. The loan is required to be repaid on May 18, 2026. The loan is guaranteed by Mr. Lingju Feng.

On June 17, 2025, the Company obtained the loan of RMB9,993,800 from Ping An Bank with annual interest rate of 4.0%. The loan is required to be repaid on June 16, 2026. The loan is guaranteed by Mr. Lingju Feng.

The Company has evaluated subsequent events through July 30, 2025, which is the date that these consolidated financial statements are available to be issued. Other than the event disclosed above and elsewhere in these consolidated financial statements, there are not any material subsequent events that require disclosure in these consolidated financial statements.

NOTE 17 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

Regulation S-X requires the condensed financial information of registrant shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the registrant’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) of which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party. The condensed parent company financial statements have been prepared in accordance with Rule 12-04, Schedule I of Regulation S-X as the restricted net assets of the Company’s PRC’s subsidiaries exceed 25% of the consolidated net assets of the Company.

Certain information and footnote disclosures normally included in financial statements prepared in conformity with U.S. GAAP have been condensed or omitted. The Company’s investment in subsidiary is stated at cost plus equity in undistributed earnings of subsidiaries.

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (cont.)

Income in excess of Investment in subsidiaries on the Condensed Balance Sheets, is comprised of the Parent Company’s net investment in its subsidiaries under the equity method of accounting.

Condensed Balance Sheets

	As of December 31,
	2023	2024	2024
	RMB	RMB	US$
ASSETS
Cash and cash equivalents	—	—	—
Total assets	—	—	—

LIABILITIES AND SHAREHOLDERS’ EQUITY
Income in excess of investment in subsidiaries	(6,551,811)	(16,317,429)	(2,269,966)
Total non-current liabilities	(6,551,811)	(16,317,429)	(2,269,966)
Total liabilities	(6,551,811)	(16,317,429)	(2,269,966)

Commitments and contingencies	—	—	—
Shareholders’ equity:
Ordinary A shares*, US$0.0001 par value, 497,000,000 shares authorized, 10,000,000 shares issued and outstanding as of December 31, 2023 and 2024, respectively	6,376	6,376	1,000
Ordinary B shares*, US$0.0001 par value, 3,000,000 shares authorized, 3,000,000 shares issued and outstanding as of December 31, 2023 and 2024, respectively	1,913	1,913	300
Subscription receivable	(8,289)	(8,289)	(1,300)
Additional paid-in capital	150,000	2,969,796	413,137
Statutory reserves	852,849	2,344,960	326,214
Retained earnings	5,538,076	11,005,699	1,531,036
Accumulated other comprehensive loss	10,886	(3,026)	(421)
Total equity	6,551,811	16,317,429	2,269,966
Total liabilities and equity	—	—	—

____________

*        Ordinary shares and share data have been retroactively restated to give effect to the nominal share issuance for the Reorganization completed on June 19, 2024 (Note 1 (b)).

TRANSTEN GLOBAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (cont.)

Condensed Statements of Income and Comprehensive Income

	Years ended December 31,
	2023	2024	2024
	RMB	RMB	US$
Operating costs and expenses:
Selling, general and administrative	—	—	—

Operating loss
Equity income in subsidiaries	11,606,474	6,701,178	932,221
Net income	11,606,474	6,701,178	932,221
Net income attributable to ordinary shareholders	11,606,474	6,701,178	932,221

Other comprehensive income
Foreign currency translation adjustments	15,543	(16,843)	(2,343)
Total other comprehensive income (loss)	15,543	(16,843)	(2,343)
Total Comprehensive income	11,622,017	6,684,335	929,878

Condensed Statements of Cash Flows

	Year ended December 31,
	2023	2024	2024
	RMB	RMB	US$
Cash flows from operating activities:
Net income	11,606,474	6,701,178	932,221
Adjustments to reconcile net loss to net cash used in operating activities:
Equity income in subsidiaries	(11,622,017)	(6,684,335)	(929,878)
Net cash provided by (used in) operating activities	(15,543)	16,843	2,343
Effect of exchange rate change	15,543	(16,843)	(2,343)
Net increase in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of the year	—	—	—
Cash and cash equivalents at end of the year	—	—	—

Until [•], 2025 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[•] Class A Ordinary Shares

Transten Global Group Limited

US TIGER SECURITIES, Inc.

Prospectus dated [•], 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the indemnified person’s own fraud, dishonesty, willful default, or willful neglect, or against the consequences of committing a crime.

Our amended and restated articles of association provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director)’s, secretary’s, or officer’s duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own fraud, dishonesty, willful neglect, or willful default.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing secretary, or any of our officers in respect of any matter identified in above on condition that the secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Pursuant to indemnification agreements, the form of which will be filed as Exhibit 10.2 to this registration statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary Shares
ICS Corporate Services (Cayman) Limited	July 4, 2023	1	$0.0001
Trans Genuine Limited	July 4, 2023	8,049,999	$804.9999
Leetrans Limited	July 4, 2023	950,000	$95.00
Trubosent Limited	July 4, 2023	500,000	$50.00
Chestien Limited	July 4, 2023	500,000	$50.00

At incorporation, our authorized and issued share capital was $50,000 divided into 500,000,000 ordinary shares with a par value of $0.0001 each. On June 4, 2024, our issued and outstanding ordinary shares were re-designated and re-classified such that our authorized share capital was $50,000 divided into 500,000,000 shares of a nominal or par value of $0.0001 each, comprising of 47,000,000 Class A ordinary shares of a nominal or par value of $0.0001 each, and 3,000,000 Class B ordinary shares of a nominal or par value of $0.0001 each.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)    Exhibits

See Exhibit Index beginning on page II-7 of this registration statement.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)     The undersigned registrant hereby undertakes that:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

(4)    to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)    that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     if the issuer is relying on Rule 430B:

(A)    each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned Registrant relating to the offerings required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offerings prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   the portion of any other free writing prospectus relating to the offerings containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)   any other communication that is an offer in the offerings made by the undersigned Registrant to the purchaser.

(b)    The undersigned Registrant hereby undertakes that:

(1)    for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, People’s Republic of China, on July 30, 2025.

Transten Global Group Limited
By:	/s/ Lingju Feng
Lingju Feng
Director and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Lingju Feng	Director and Chairman of the Board	July 30, 2025
Name: Lingju Feng
/s/ Yingwu Yang	Director and Chief Executive Office	July 30, 2025
Name: Yingwu Yang	(principal executive officer)
/s/ Heung Ming Wong	Chief Financial Officer	July 30, 2025
Name: Heung Ming Wong	(principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized Representatives in the United States of America of Transten Global Group Limited, has signed this registration statement or amendment thereto in New York, NY on July 30, 2025.

Cogency Global Inc.
Authorized U.S. Representatives
By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President for and on behalf of Cogency Global Inc.

EXHIBIT INDEX

Description
1.1***	Form of Underwriting Agreement
3.1*	Amended and Restated Memorandum and Articles of Association of the Registrant adopted by special resolutions of the Company passed on June 4, 2024
4.1*	Specimen Certificate for Class A Ordinary Shares
5.1***	Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered
10.1*	Form of Employment Agreement by and between executive officers and the Registrant
10.2*	Form of Indemnification Agreement with the Registrant’s directors and officers
10.4*	English Translation of International Transportation Service Contract dated July 28, 2023 by and between Chengtian International and First Line
10.5*	English Translation of Cross-border Logistics Agency Service Framework Agreement dated August 31, 2023 by and between Chengtian International and Yongli Badatong
10.6*	English Translation of Express Mail Service Agreement dated August 18, 2023 by and between Chengtian International and China Postal
10.7**	English Translation of Air Cargo Service Agreement dated May 15, 2024 by and between Chengtian International and Hangzhou Fanjie Supply Chain Management Co., Ltd.
10.8**	English Translation of Air Cargo Service Agreement dated March 1, 2024 by and between Chengtian International and Hemgmin Datong
10.9**	English Translation of Air Cargo Service Agreement dated April 30, 2024 by and between Chengtian International and Shenlingda
10.10**	English Translation of Air Cargo Service Agreement dated January 1, 2024 by and between Chengtian International and Wanxiang
21.1**	List of Subsidiaries
23.1**	Consent of Marcum Asia CPAs LLP
23.2***	Consent of Ogier (included in Exhibit 5.1)
23.3***	Consent of Jingtian (included in Exhibit 99.2)
24.1*	Powers of Attorney (included on signature page)
99.1*	Code of Business Conduct and Ethics of the Registrant
99.2***	Opinion of Jingtian regarding certain Mainland PRC law matters
99.3**	Consent of Shibin Yu
99.4*	Consent of Dan Xie
99.5*	Consent of Shuai Hu
99.6*	Form of Executive Compensation Recovery Policy of the Registrant
99.7*	Consent of Frost & Sullivan
107*	Filing Fee Table

____________

*        Previously filed

**      Filed herewith

***    To be filed by amendment